Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT (the “First Amendment”) is dated as of May 16, 2012 and is made by and among ARCH COAL, INC., a Delaware corporation (the “Borrower”), each of the GUARANTORS, the LENDERS, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the “Revolver Administrative Agent”).  Defined terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Agreement (defined below).

WITNESSETH:

WHEREAS, Borrower, the Guarantors, the Revolver Administrative Agent and the Revolver Lenders are party to that certain Amended and Restated Credit Agreement dated as of June 14, 2011 (as heretofore amended, restated, waived, supplemented or modified, the “Agreement”);

WHEREAS, Borrower, the Guarantors, the Revolver Required Lenders and the Revolver Administrative Agent desire to amend the Agreement, subject to the terms and conditions hereof;

NOW, THEREFORE, the parties hereto, and in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.             Amendments to Agreement, Certain Omnibus Conforming Amendments to other Loan Documents.

(a)           The Agreement is hereby amended in its entirety and replaced with the document set forth on Annex A hereto.

(b)           Schedule 1.1(A) [Pricing Grid] of the Agreement is hereby amended in its entirety and replaced with the document set forth on Annex B hereto.

(c)           Schedule 1.1(B) - [Commitments of Banks and Addresses for Notices] of the Agreement is hereby amended in its entirety and replaced with the document set forth on Annex C hereto.

(d)           The Agreement is hereby amended to add a new Exhibit 1.1(B) [Assignment and Assumption Agreement - Term] to the Agreement as set forth on Annex D hereto.

(e)           Exhibit 1.1(C) - [Collateral Sharing Agreement] of the Agreement is hereby amended in its entirety and replaced with the document set forth on Annex E hereto.

(f)            Exhibit 1.1(I) - [Indemnity Agreement] of the Agreement is hereby amended in its entirety and replaced with the document set forth on Annex F hereto.

(g)           Exhibit 1.1(N)(2) - [Swing Loan Note] of the Agreement is hereby amended in its entirety and replaced with the document set forth on Annex G hereto.

(h)           The Agreement is hereby amended to add a new Exhibit 1.1(N)(3) [Term Note] to the Agreement as set forth on Annex H hereto.

(i)            The Agreement is hereby amended to add a new Exhibit 1.1(R) [Revolver Lender Joinder] to the Agreement as set forth on Annex I hereto.

(j)            The Agreement is hereby amended to add a new Exhibit 1.1(T) [Term Loan Lender Joinder] to the Agreement as set forth on Annex J hereto.

(k)           The Agreement is hereby amended to add a new Exhibit 2.5.3 [Term Loan Request] to the Agreement as set forth on Annex K hereto.

(l)            Exhibit 8.3.3 - [Quarterly Compliance Certificate] of the Agreement is hereby amended in its entirety and replaced with the document set forth on Annex L hereto.

(m)          On and after the First Amendment Effective Date, all references in any of the Loan Documents which were not otherwise amended or amended and restated as of or after such date, to the “Administrative Agent”, the “Lenders” or the “Obligations” shall be deemed and construed to refer to the “Administrative Agents”, the “Lenders” or the “Obligations”, respectively, as defined in the Agreement.

2.             Conditions to Effectiveness.

This First Amendment shall be binding, effective and enforceable upon the date (the “Effective Date”) upon each of the following conditions being satisfied to the satisfaction of the Administrative Agent:

(a)           Receipt of Required Lender Consent.  The Revolver Administrative Agent shall have received the written consent of the Revolver Required Lenders to enter into the First Amendment on their behalf.

(b)           Execution and Delivery of First Amendment.  The Borrower, the other Loan Parties, and the Revolver Administrative Agent, on behalf of the Revolver Required Lenders, shall have executed this First Amendment.

(c)           Execution and Delivery of Reaffirmation Agreement.  The Borrower and the other Loan Parties shall have executed the Reaffirmation Agreement, in form and substance satisfactory to the Administrative Agents.

(d)           Execution and Delivery of Collateral Sharing Agreement, Indemnity Agreement and other Loan Documents.   The Borrower, the other Loan Parties, the Revolver

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Administrative Agent, on behalf of the Revolver Lenders, the Term Loan Administrative Agent, on behalf of the Term Loan Lenders, the Swap Parties party thereto, and the Collateral Agent shall have executed the amended and restated Collateral Sharing Agreement; and the Borrower, the other Loan Parties, the Revolver Administrative Agent, on behalf of the Revolver Lenders, the Term Loan Administrative Agent, on behalf of the Term Loan Lenders, and the Collateral Agent shall have executed the amended and restated Indemnity Agreement.  The Borrower and the other Loan Parties shall have executed and delivered such other documents in connection with this First Amendment as the Revolver Administrative Agent may reasonably request.

(e)           Swing Loan.  The Borrower shall have executed and delivered to the Revolver Administrative Agent the Swing Loan Note payable to Revolver Administrative Agent in the amount of $25,000,000.00.

(f)            Term Loans.  The Borrower, the Term Loan Administrative Agent, and the Term Loan Lenders shall have, substantially simultaneously with the effectiveness of this First Amendment, joined the Agreement via a lender joinder, in form and substance satisfactory to the Revolver Administrative Agent, and the Term Loan Lenders shall have, substantially simultaneously with the effectiveness of this First Amendment, issued Term Loans to the Borrower, in an aggregate amount equal to $1,400,000,000.

(g)           Financial Projections and Financial Certificates.  There shall have been delivered to the Administrative Agents for the benefit of the Lenders (i) copies of the pro forma financial projections of the Borrower and its Subsidiaries, including a pro forma closing balance sheet, statements of operations, statement of cash flows through the 2016 fiscal year, (ii) a duly completed Compliance Certificate setting forth pro-forma financial covenant levels as of the last day of the most recent fiscal quarter signed by an Authorized Officer of the Borrower; and (iii) a solvency certificate from the Chief Financial Officer of the Borrower in form and substance satisfactory to each Administrative Agent, confirming the solvency of the Borrower and its subsidiaries on a consolidated basis.

(h)           Confirmation of Guaranty.  Each of the Guarantors by execution of this First Amendment hereby confirms that they have read and understand the First Amendment.  In order to induce the Revolver Lenders, the Revolver Administrative Agent and the other agents to enter into the First Amendment, each of the Guarantors:  (i) consents to the First Amendment and the transactions contemplated thereby; (ii) ratifies and confirms each of the Loan Documents to which it is a party; (iii) ratifies, agrees and confirms that it has been a Guarantor and a Loan Party at all times since it became a Guarantor and a Loan Party and from and after the date hereof, each Guarantor shall continue to be a Guarantor and a Loan Party in accordance with the terms of the Loan Documents, as the same may be amended in connection with the First Amendment and the transactions contemplated thereby; and (iv) hereby ratifies and confirms its obligations under each of the Loan Documents (including all exhibits and schedules thereto), as the same may be amended in connection with the First Amendment and the transactions contemplated thereby, by signing below as indicated and hereby acknowledges and agrees that nothing contained in any of such Loan Documents is intended to create, nor shall it constitute an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation or termination of the indebtedness,

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loans, liabilities, expenses, guaranty or obligations of any of the Loan Parties under the Agreement or any other such Loan Document.

(i)            Officer’s Certificate.  The representations and warranties of the Loan Parties contained in Section 6 of the Agreement including as amended by the modifications and additional representations and warranties of this First Amendment, and of each Loan Party in each of the other Loan Documents shall be true and accurate on and as of the Effective Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist or would immediately result from the occurrence of the First Amendment Effective Date, and there has been no Material Adverse Change since December 31, 2011; and there shall be delivered to the Administrative Agents for the benefit of each Lender a certificate of the Borrower dated as of the Effective Date and signed by a Authorized Officer of each of the Loan Parties to each such effect.

(j)            Secretary’s Certificate.  There shall be delivered to the Administrative Agents for the benefit of each Lender a certificate dated the Effective Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

(i)            all action taken by each Loan Party in connection with this First Amendment and the other Loan Documents;

(ii)           the names of the officer or officers authorized to sign this First Amendment and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this First Amendment and the true signatures of such officers, on which the Revolver Administrative Agent and each Revolver Lender may conclusively rely; and

(iii)          copies of its organizational documents as in effect on the First Amendment Effective Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized.

(k)           Opinions of Counsel.  There shall be delivered to the Administrative Agents for the benefit of each Lender a written opinion of counsel for the Loan Parties, dated the Effective Date, and in form and substance satisfactory to the Administrative Agents and their counsel as to such matters with respect to the transactions contemplated herein as the Administrative Agents may reasonably request.

(l)            Consents and Approvals.  No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this

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First Amendment by any Loan Party other than such consents, approvals, exemptions, orders or authorizations that have already been obtained.

(m)          No Defaults.  No default shall have occurred with respect to any note or credit agreement governing existing indebtedness of any Loan Party as a result of any of the transactions contemplated herein.

(n)           Fees.  The Borrowers shall have paid to the applicable Administrative Agent for itself and for the account of the applicable Lenders (i) all fees as required hereunder, including a fee to each Revolver Lender that consented to this First Amendment in writing on or before (a) April 30, 2012, equal to seventy-five (75) basis points of such Revolver Lender’s Revolving Credit Commitment as set forth on the amended Schedule 1.1(B) of Section 1(c) of this First Amendment or (b) May 4, 2012, equal to thirty-seven and one half (37.5) basis points of such Revolver Lender’s Revolving Credit Commitment as set forth on the amended Schedule 1.1(B) of Section 1(c) of this First Amendment, (ii) all other fees, costs and expenses payable to the applicable Administrative Agents or any applicable Lenders or for which the applicable Administrative Agent or any applicable Lender is entitled to be reimbursed, including but not limited to the fees and expenses of the Administrative Agents’ legal counsels.

3.             Affirmation of Borrower and Parent.

Each Loan Party hereby affirms its Obligations under the Agreement and under each of the other Loan Documents to which each is a party and each hereby affirms its absolute and unconditional promise to pay to the Lenders the Loans and all other amounts due under the Agreement and the other Loan Documents.

4.             Force and Effect.

Except as otherwise expressly modified by this First Amendment, the Agreement and the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect after the date hereof.

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5.             Counterparts.

This First Amendment may be executed by different parties hereto in any number of separate counterparts, each of which, when so executed and delivered shall be an original and all such counterparts shall together constitute one and the same instrument.

6.             Severability.

If any term of this First Amendment or any application thereof shall be held to be invalid, illegal or unenforceable, the validity of other terms of this First Amendment or any other application of such term shall in no way be affected thereby.

7.             Entire Agreement.

This First Amendment sets forth the entire agreement and understanding of the parties with respect to the First Amendment contemplated hereby and supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to the First Amendment.  No representation, promise, inducement or statement of intention has been made by any party that is not embodied in this First Amendment, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth herein.

8.             Governing Law.

This First Amendment shall be deemed to be a contract under the Law of the State of New York without regard to its conflict of laws principles that would require the application of any other Law.

9.             Effective Date.

This First Amendment shall be dated as of and shall be binding, effective and enforceable upon the date of satisfaction of all conditions set forth in Section 2 hereof, and from and after such date this First Amendment shall be binding upon the Borrower, each Bank and the Agents, and their respective successors and assigns permitted by the Agreement.

10.          No Novation.

This First Amendment amends the Agreement, but is not intended to constitute, and does not constitute, a novation of the Obligations of the Loan Parties under the Agreement or any other Loan Document.

 [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

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[SIGNATURE PAGE TO THE FIRST AMENDMENT]

IN WITNESS WHEREOF, the undersigned have executed this First Amendment on the date first written.

ARCH COAL, INC.

By:	/s/ James E. Florczak
Name: James E. Florczak
Title: Treasurer

ALLEGHENY LAND COMPANY
ARCH COAL SALES COMPANY, INC.
ARCH COAL TERMINAL, INC.
ARCH COAL WEST, LLC
ARCH DEVELOPMENT, LLC
ARCH ENERGY RESOURCES, LLC
ARCH RECLAMATION SERVICES, INC.
ARK LAND COMPANY
ARK LAND KH, INC.
ARK LAND WR, INC.
ARK LAND LT, INC.
ASHLAND TERMINAL, INC.
BRONCO MINING COMPANY, INC.
CATENARY COAL HOLDINGS, INC.
COAL-MAC, INC.
COALQUEST DEVELOPMENT LLC
CUMBERLAND RIVER COAL COMPANY
HAWTHORNE COAL COMPANY, INC.
HUNTER RIDGE COAL COMPANY
HUNTER RIDGE HOLDINGS, INC.
HUNTER RIDGE, INC.
ICG ADDCAR SYSTEMS, LLC
ICG BECKLEY, LLC
ICG EAST KENTUCKY, LLC

By:	/s/ James E. Florczak
Name: James E. Florczak, Vice President and Treasurer of each Guarantor listed above on behalf of each such Guarantor

[SIGNATURE PAGE TO THE FIRST AMENDMENT]

ICG EASTERN LAND, LLC
ICG EASTERN, LLC
ICG HAZARD LAND, LLC
ICG HAZARD, LLC
ICG ILLINOIS, LLC
ICG, INC.
ICG KNOTT COUNTY, LLC
ICG, LLC
ICG NATURAL RESOURCES, LLC
ICG TYGART VALLEY, LLC
INTERNATIONAL COAL GROUP, INC.
JACOBS RANCH COAL LLC
JACOBS RANCH HOLDINGS I LLC
JACOBS RANCH HOLDINGS II LLC
JULIANA MINING COMPANY, INC.
KING KNOB COAL CO., INC.
LONE MOUNTAIN PROCESSING, INC.
MARINE COAL SALES COMPANY
MELROSE COAL COMPANY, INC.
MINGO LOGAN COAL COMPANY
MOUNTAIN GEM LAND, INC.
MOUNTAIN MINING, INC.
MOUNTAINEER LAND COMPANY
OTTER CREEK COAL, LLC
PATRIOT MINING COMPANY, INC.
POWELL MOUNTAIN ENERGY, LLC
PRAIRIE HOLDINGS, INC.
SHELBY RUN MINING COMPANY, LLC
SIMBA GROUP, INC.
UPSHUR PROPERTY, INC.
VINDEX ENERGY CORPORATION
WESTERN ENERGY RESOURCES, INC.
WHITE WOLF ENERGY, INC.
WOLF RUN MINING COMPANY

By:	/s/ James E. Florczak
Name: James E. Florczak, Vice President and Treasurer of each Guarantor listed above on behalf of each such Guarantor

[SIGNATURE PAGE TO THE FIRST AMENDMENT]

PNC BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent and on behalf of the Required Lenders

By:	/s/ Richard C. Munsick
Name: Richard C. Munsick
Title: Senior Vice President

ANNEX A

Execution Version

$600,000,000 REVOLVING CREDIT FACILITY

$1,400,000,000 TERM LOAN CREDIT FACILITY

AMENDED AND RESTATED CREDIT AGREEMENT

by and among

ARCH COAL, INC.,

THE LENDERS PARTY HERETO,

PNC BANK, NATIONAL ASSOCIATION,

as the Revolver Administrative Agent,

BANK OF AMERICA, N.A.,

as the Term Loan Administrative Agent,

PNC BANK, NATIONAL ASSOCIATION,

as the Collateral Agent,

MORGAN STANLEY SENIOR FUNDING, INC., THE ROYAL BANK OF SCOTLAND PLC, BANK OF MONTREAL, UNION BANK, N.A. and CITICORP NORTH AMERICA, INC.,

as Co-Documentation Agents for the Revolving Credit Facility and the Term Loan Facility,

PNC BANK, NATIONAL ASSOCIATION,

as Syndication Agent for the Term Loan Facility,

PNC CAPITAL MARKETS LLC and MORGAN STANLEY SENIOR FUNDING, INC.,

as Joint Lead Arrangers and Joint Bookrunners for the Revolving Credit Facility,

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, PNC CAPITAL MARKETS LLC, MORGAN STANLEY SENIOR FUNDING, INC., CITIGROUP GLOBAL MARKETS INC., RBS SECURITIES INC., BMO CAPITAL MARKETS CORP. and UNION BANK OF CALIFORNIA, N.A.,

as Joint Lead Arrangers and Joint Bookrunners for the Term Loan Facility

Dated as of June 14, 2011 and amended as of May 16, 2012

TABLE OF CONTENTS

1.	CERTAIN DEFINITIONS			1
	1.1	Certain Definitions		1
	1.2	Construction		43
	1.3	Accounting Principles; Changes in GAAP		44
	1.4	Term Loan Administrative Agent and Revolver Administrative Agent		44
2.	THE FACILITIES			45
	2.1	The Loans		45
		2.1.1	Revolving Credit Loans	45
		2.1.2	Swing Loan Commitment	45
		2.1.3	Term Loans	45
	2.2	Nature of Lenders’ Obligations with Respect to Loans		45
	2.3	Commitment Fees		46
	2.4	Other Fees		46
	2.5	Revolving Credit Loan Requests; Swing Loan Requests		46
		2.5.1	Revolving Credit Loan Requests	46
		2.5.2	Swing Loan Requests	47
		2.5.3	Term Loan Requests	47
	2.6	Making Loans; Presumptions by the Administrative Agents; Repayment of Loans; Borrowings to Repay Swing Loans		48
		2.6.1	Making Loans	48
		2.6.2	Presumptions by the Administrative Agents	49
		2.6.3	Making Swing Loans	50
		2.6.4	Repayment of Revolving Credit Loans	50
		2.6.5	Borrowings to Repay Swing Loans	50
		2.6.6	Swing Loans Under Cash Management Agreements	51
		2.6.7	Repayment of Term Loans	51
	2.7	Notes		52
	2.8	Intentionally Omitted		52
	2.9	Letter of Credit Subfacility		52
		2.9.1	Issuance of Letters of Credit	52
		2.9.2	Letter of Credit Fees	53
		2.9.3	Disbursements, Reimbursement	53
		2.9.4	Repayment of Participation Advances	55
		2.9.5	Documentation	56
		2.9.6	Determinations to Honor Drawing Requests	56
		2.9.7	Nature of Participation and Reimbursement Obligations	56
		2.9.8	Indemnity	58
		2.9.9	Liability for Acts and Omissions	58
		2.9.10	Issuing Lender Reporting Requirements	59
		2.9.11	Cash Collateral Prior to the Expiration Date	59
	2.10	Defaulting Lenders		60
	2.11	Increase in Commitments and Incremental Term Loans		61
	2.12	Reduction of Revolving Credit Commitment		65
	2.13	Joinder of Term Loan Lenders		65

3.	INTENTIONALLY OMITTED			65
4.	INTEREST RATES			65
	4.1	Interest Rate Options		65
		4.1.1	Interest Rate Options; Swing Line Interest Rate	66
		4.1.2	Rate Quotations	66
	4.2	Interest Periods		66
		4.2.1	Amount of Borrowing Tranche	66
		4.2.2	Renewals	66
	4.3	Interest After Default		66
		4.3.1	Letter of Credit Fees, Interest Rate	67
		4.3.2	Other Obligations	67
		4.3.3	Acknowledgment	67
	4.4	LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available		67
		4.4.1	Unascertainable	67
		4.4.2	Illegality; Increased Costs; Deposits Not Available	68
		4.4.3	Administrative Agents’ and Lender’s Rights	68
	4.5	Selection of Interest Rate Options		69
5.	PAYMENTS			69
	5.1	Payments		69
	5.2	Pro Rata Treatment of Lenders		69
		5.2(A)	Pro Rata Treatment of Term Loan Lenders	70
		5.2(B)	Pro Rata Treatment Among Term Loan Lenders and Revolver Lenders	70
	5.3	Sharing of Payments by Lenders		70
	5.4	Presumptions by Administrative Agents		71
	5.5	Interest Payment Dates		71
	5.6	Prepayments		71
		5.6.1	Voluntary Prepayments	71
		5.6.2	Mandatory Prepayments	72
		5.6.3	Replacement of a Lender	75
	5.7	Mitigation Obligations		75
	5.8	Increased Costs		76
		5.8.1	Increased Costs Generally	76
		5.8.2	Capital and Liquidity Requirements	76
		5.8.3	Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans	77
		5.8.4	Delay in Requests	77
	5.9	Taxes		77
		5.9.1	Payments Free of Taxes	77
		5.9.2	Payment of Other Taxes by the Borrower	77
		5.9.3	Indemnification by the Borrower	78
		5.9.4	Evidence of Payments	78
		5.9.5	Status of Lenders	78
		5.9.6	Refunds	80
		5.9.7	Survival	80

	5.10	Indemnity		80
	5.11	Settlement Date Procedures		81
	5.12	Indemnification by the Lender		82
6.	Representations and Warranties			82
		6.1.1	Organization and Qualification	82
		6.1.2	Shares of Borrower; Subsidiaries; and Subsidiary Shares	82
		6.1.3	Power and Authority	83
		6.1.4	Validity and Binding Effect	83
		6.1.5	No Conflict	84
		6.1.6	Litigation	84
		6.1.7	Financial Statements	84
		6.1.8	Use of Proceeds; Margin Stock	85
		6.1.9	Full Disclosure	85
		6.1.10	Taxes	85
		6.1.11	Consents and Approvals	86
		6.1.12	No Event of Default; Compliance With Instruments and Material Contracts	86
		6.1.13	Insurance	86
		6.1.14	Compliance With Laws	87
		6.1.15	Investment Companies; Regulated Entities	87
		6.1.16	Plans and Benefit Arrangements	87
		6.1.17	Employment Matters	88
		6.1.18	Environmental Health and Safety Matters	88
		6.1.19	Intentionally Omitted	89
		6.1.20	Title to Real Property	89
		6.1.21	Patents, Trademarks, Copyrights, Licenses, Etc.	90
		6.1.22	Security Interests and Mortgage Liens	90
		6.1.23	Status of Pledged Collateral	91
		6.1.24	Solvency	91
		6.1.25	Anti-Terrorism Laws	91
		6.1.26	Surety Bonds	92
		6.1.27	Coal Supply Agreements	93
	6.2	Updates to Schedules		93
7.	CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT			93
	7.1	Conditions Precedent to Closing		93
		7.1.1	Deliveries	93
		7.1.2	Payment of Fees	95
	7.2	Each Loan or Letter of Credit		95
8.	COVENANTS			95
	8.1	Affirmative Covenants		95
		8.1.1	Preservation of Existence, Etc.	96
		8.1.2	Payment of Liabilities, Including Taxes, Etc.	96
		8.1.3	Maintenance of Insurance	96
		8.1.4	Maintenance of Properties and Leases	97
		8.1.5	Visitation Rights	98
		8.1.6	Keeping of Records and Books of Account	98

	8.1.7	Intentionally Omitted	98
	8.1.8	Compliance With Laws	98
	8.1.9	Use of Proceeds	99
	8.1.10	Intentionally Omitted	99
	8.1.11	Maintenance of Material Contracts	99
	8.1.12	Collateral; Further Assurances	99
	8.1.13	Subordination of Intercompany Loans	101
	8.1.14	Anti-Terrorism Laws	101
	8.1.15	Appraisal	101
	8.1.16	Acquisition of Arch Western	101
	8.1.17	Purchase, Redemption or Defeasance of AWR Senior Notes	101
8.2	Negative Covenants		101
	8.2.1	Indebtedness	102
	8.2.2	Liens; Guaranties	104
	8.2.3	Liquidations, Mergers, Consolidations, Acquisitions	104
	8.2.4	Dispositions of Assets or Subsidiaries	106
	8.2.5	Affiliate Transactions	108
	8.2.6	Subsidiaries, Partnerships and Joint Ventures	108
	8.2.7	Continuation of or Change in Business	110
	8.2.8	Capital Expenditures	111
	8.2.9	Restricted Payments	111
	8.2.10	Maximum Leverage Ratio	113
	8.2.11	Maximum Senior Secured Leverage Ratio	113
	8.2.12	Minimum Interest Coverage Ratio	113
	8.2.13	No Restriction in Agreements on Dividends or Certain Loans	114
	8.2.14	Loans and Investments	114
	8.2.15	Amendments to LLC Agreements	117
	8.2.16	Changes in Organizational Documents	117
	8.2.17	Transactions With Respect to AWAC; Transactions With Respect to the Bonding Subsidiaries	118
	8.2.18	Hedging Transactions	118
	8.2.19	Prohibition on Purchase, Redemption or Defeasance of Unsecured Senior Notes with Loan Proceeds	118
	8.2.20	Unsecured Senior Notes Cap	118
	8.2.21	Minimum EBITDA	119
8.3	Reporting Requirements		119
	8.3.1	Quarterly Financial Statements	120
	8.3.2	Annual Financial Statements	120
	8.3.3	Certificate of the Borrower	121
	8.3.4	SEC Website	121
	8.3.5	Notices	121
	8.3.6	Certain Events	121
	8.3.7	Notice of Default Under the AWR Senior Notes or the Unsecured Senior Notes	122
	8.3.8	Other Reports and Information	122
	8.3.9	Platform	123

9.	DEFAULT			123
	9.1	Events of Default		123
		9.1.1	Payments Under Loan Documents	123
		9.1.2	Breach of Warranty	124
		9.1.3	Breach of Negative Covenants, Certain Other Covenants or Visitation Rights	124
		9.1.4	Breach of Financial Covenants	124
		9.1.5	Breach of Other Covenants	124
		9.1.6	Defaults in Other Agreements or Indebtedness; Bonding Matters	124
		9.1.7	Judgments or Orders	125
		9.1.8	Loan Document Unenforceable	125
		9.1.9	Uninsured Losses; Proceedings Against Assets	125
		9.1.10	Intentionally Omitted	126
		9.1.11	Insolvency	126
		9.1.12	Events Relating to Plans and Benefit Arrangements	126
		9.1.13	Intentionally Omitted	126
		9.1.14	Change of Control	126
		9.1.15	Involuntary Proceedings	127
		9.1.16	Voluntary Proceedings	127
	9.2	Consequences of Event of Default		127
		9.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings	127
		9.2.2	Bankruptcy, Insolvency or Reorganization Proceedings	128
		9.2.3	Set-off	128
		9.2.4	Suits, Actions, Proceedings	129
		9.2.5	Application of Proceeds	129
		9.2.6	Other Rights and Remedies	129
		9.2.7	Notice of Sale	130
10.	THE REVOLVER ADMINISTRATIVE AGENT			130
	10.1	Appointment and Authority		130
	10.2	Rights as a Lender		130
	10.3	Exculpatory Provisions		130
	10.4	Reliance by Revolver Administrative Agent		131
	10.5	Delegation of Duties		132
	10.6	Resignation of Revolver Administrative Agent		132
	10.7	Non-Reliance on Revolver Administrative Agent and Other Lenders		133
	10.8	No Other Duties, etc.		133
	10.9	Revolver Administrative Agent’s Fee		133
	10.10	No Reliance on Revolver Administrative Agent’s Customer Identification Program		133
10A.	THE TERM LOAN ADMINISTRATIVE AGENT			134
	10A.1	Appointment and Authority		134
	10A.2	Rights as a Term Loan Lender		134
	10A.3	Exculpatory Provisions		134
	10A.4	Reliance by the Term Loan Administrative Agent		135
	10A.5	Delegation fo Duties		136

v

	10A.6	Resignation of the Term Loan Administrative Agent		136
	10A.7	Non-Reliance on Term Loan Administrative Agent and Other Lenders		137
	10A.8	No Other Duties, Etc.		137
	10A.9	The Term Loan Administrative Agent May File Proofs of Claim		137
10B.	THE COLLATERAL AGENT			138
	10B.1	Appointment and Authority		138
	10B.2	Rights as a Lender		138
	10B.3	Exculpatory Provisions		139
	10B.4	Reliance by Collateral Agent		140
	10B.5	Delegation of Duties		140
	10B.6	Resignation of Collateral Agent		140
	10B.7	Non-Reliance on Collateral Agent and Other Lenders		141
11.	MISCELLANEOUS			141
	11.1	Modifications, Amendments or Waivers		141
		11.1.1	Increase of Commitment	141
		11.1.2	Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment	141
		11.1.3	Release of Collateral or Guarantor	141
		11.1.4	Miscellaneous	142
		11.1A	Specific Term Loan Facility and Revolving Credit Facility Amendments and Waivers	142
		11.1B	Coordination between Term Loan Administrative Agent and Revolver Administrative Agent	143
	11.2	No Implied Waivers; Cumulative Remedies		143
	11.3	Expenses; Indemnity; Damage Waiver		143
		11.3.1	Costs and Expenses	143
		11.3.2	Indemnification by the Borrower	144
		11.3.3	Reimbursement by Lenders	144
		11.3.4	Waiver of Consequential Damages, Etc.	145
		11.3.5	Payments	145
	11.4	Holidays		145
	11.5	Notices; Effectiveness; Electronic Communication		145
		11.5.1	Notices Generally	145
		11.5.2	Electronic Communications	146
		11.5.3	Change of Address, Etc.	146
	11.6	Severability		146
	11.7	Duration; Survival		146
	11.8	Successors and Assigns - Revolving Credit Facility		147
		11.8.1	Successors and Assigns Generally	147
		11.8.2	Assignments by Revolver Lenders	147
		11.8.3	Register	149
		11.8.4	Participations	149
		11.8.5	Limitations upon Revolving Credit Facility Participant Rights Successors and Assigns Generally	150
		11.8.6	Certain Pledges; Successors and Assigns Generally	150
	11.9	Successors and Assigns — Term Loan Facility		150

		11.9.1	Successors and Assigns Generally	150
		11.9.2	Assignments by Lenders	151
		11.9.3	Register	153
		11.9.4	Participations	153
		11.9.5	Certain Pledges	154
	11.10	Confidentiality		154
		11.10.1	General	154
		11.10.2	Sharing Information With Affiliates of the Lenders	155
	11.11	Counterparts; Integration; Effectiveness		155
		11.11.1	Counterparts; Integration; Effectiveness	155
		11.11.2	Electronic Execution of Assignments and Certain Other Documents	156
	11.12	CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL		156
		11.12.1	Governing Law	156
		11.12.2	SUBMISSION TO JURISDICTION	156
		11.12.3	WAIVER OF VENUE	157
		11.12.4	SERVICE OF PROCESS	157
		11.12.5	WAIVER OF JURY TRIAL	157
11.13	USA Patriot Act Notice			158
11.14	Requirements for Significant Subsidiaries			158
		11.14.1	Guaranties	158
		11.14.2	Collateral	158
		11.14.3	Requirements for Special Joint Ventures	159
11.15	Collateral Sharing Agreement and Intercreditor Agreement			160
11.16	No Fiduciary Duty			160
11.17	The Platform			161
11.18	Authorization to Release Collateral and Guarantors			161
11.19	Right to Realize on Collateral and Enforce Guaranty			162

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)	—	PRICING GRID
SCHEDULE 1.1(B)	—	COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(P)	—	PERMITTED LIENS
SCHEDULE 1.1(R)	—	REAL PROPERTY
SCHEDULE 2.9.1	—	EXISTING LETTERS OF CREDIT
SCHEDULE 6.1.2	—	CERTAIN INFORMATION REGARDING CAPITALIZATION OF BORROWER AND ITS SUBSIDIARIES
SCHEDULE 6.1.6	—	LITIGATION
SCHEDULE 6.1.11	—	CONSENTS AND APPROVALS
SCHEDULE 6.1.13		INSURANCE
SCHEDULE 6.1.18	—	CERTAIN DISCLOSURES REGARDING ENVIRONMENTAL MATTERS
SCHEDULE 6.1.23	—	PARTNERSHIP AGREEMENTS; LLC AGREEMENTS
SCHEDULE 8.2.2	—	GUARANTIES
SCHEDULE 8.2.5	—	CERTAIN AFFILIATE TRANSACTIONS
SCHEDULE 8.2.14	—	EXISTING INVESTMENTS

EXHIBITS

EXHIBIT 1.1(A)	—	ASSIGNMENT AND ASSUMPTION AGREEMENT - REVOLVER
EXHIBIT 1.1(B)	—	ASSIGNMENT AND ASSUMPTION AGREEMENT - TERM
EXHIBIT 1.1(C)	—	COLLATERAL SHARING AGREEMENT
EXHIBIT 1.1(G)(1)	—	GUARANTOR JOINDER AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(G)(2)	—	CONTINUING GUARANTY AND SURETYSHIP AGREEMENT
EXHIBIT 1.1(I)	—	INDEMNITY AGREEMENT
EXHIBIT 1.1(N)(1)	—	REVOLVING CREDIT NOTE
EXHIBIT 1.1(N)(2)	—	SWING LOAN NOTE
EXHIBIT 1.1(N)(3)	—	TERM LOAN NOTE
EXHIBIT 1.1(P)(1)	—	PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT—BORROWER
EXHIBIT 1.1(P)(2)	—	PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT—GUARANTORS
EXHIBIT 1.1(P)(3)	—	PLEDGE AGREEMENT—BORROWER
EXHIBIT 1.1(P)(4)	—	PLEDGE AGREEMENT—GUARANTORS
EXHIBIT 1.1(R)	—	REVOLVER LENDER JOINDER
EXHIBIT 1.1(S)(1)	—	SECURITY AGREEMENT—BORROWER
EXHIBIT 1.1(S)(2)	—	SECURITY AGREEMENT—GUARANTORS
EXHIBIT 1.1(T)	—	TERM LENDER JOINDER
EXHIBIT 2.5.1	—	LOAN REQUEST
EXHIBIT 2.5.2	—	SWING LOAN REQUEST

EXHIBIT 2.5.3	—	TERM LOAN REQUEST
EXHIBIT 7.1.1	—	OPINION OF COUNSEL
EXHIBIT 8.3.3	—	QUARTERLY COMPLIANCE CERTIFICATE

CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (as hereafter amended, the “Agreement”) is dated as of June 14, 2011, as amended by that certain First Amendment to Credit Agreement dated May 16, 2012, and is made by and among ARCH COAL, INC., a Delaware corporation (the “Borrower”), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders under the Term Loan Facility (hereinafter referred to in such capacity as the “Term Loan Administrative Agent”), PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under the Revolving Credit Facility (hereinafter referred to in such capacity as the “Revolver Administrative Agent”) and PNC BANK, NATIONAL ASSOCIATION, in its capacity as collateral agent.

The Borrower has requested from the Lenders certain modifications to the Agreement, including the addition of a term loan credit facility in an aggregate principal amount of $1,400,000,000 (the “Term Loan Facility”), the proceeds of which will be used to (i) repay outstanding loans under the Borrower’s existing revolving credit facility, (the “Revolving Credit Facility”), (ii) repurchase or redeem in full and terminate the AWR Senior Notes and related documentation (the “AWR Senior Notes Repayment”), (iii) pay fees and expenses related to this Agreement, and (iv) provide ongoing working capital and for other general corporate purposes of the Borrower and its Subsidiaries.

The Borrower has requested the Lenders to provide a revolving credit facility to the Borrower, subject to the terms and conditions of this Agreement, in an aggregate principal amount not to exceed $600,000,000 and a term loan facility in an aggregate principal amount not to exceed $1,400,000,000.  In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1.             CERTAIN DEFINITIONS

1.1          Certain Definitions.  In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

Active Operating Properties shall mean all property which is the subject of outstanding Environmental Health and Safety Permits issued to any Loan Party or any Subsidiary of any Loan Party.

Acquired Assets shall have that meaning set forth in Section 8.2.14(xvii) of this Agreement.

Administrative Agents shall mean the Term Loan Administrative Agent and/or the Revolver Administrative Agent, as the context may require.

Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 10% or more of any class of the voting or other equity interests of such Person, or (iii) 10% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person.  Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

Agent Parties shall have the meaning specified in Section 11.17.

Agreement shall mean this Credit Agreement (including all schedules and exhibits), as amended by the First Amendment, as the same may hereafter be further supplemented, amended, restated, refinanced, replaced, or modified from time to time.

Anti-Terrorism Laws shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

Applicable Commitment Fee Rate shall mean, (i) if the (1) the sum of the outstanding Revolving Credit Loans and the Letter of Credit Obligations divided by (2) the Revolving Credit Commitments is less than or equal to 33.3%, 0.75% per annum and (ii) if the (1) the sum of the outstanding Revolving Credit Loans and the Letter of Credit Obligations divided by (2) the Revolving Credit Commitments is greater than 33.3%, 0.50% per annum.

Applicable Letter of Credit Fee Rate shall mean the percentage rate per annum based on the Senior Secured Leverage Ratio then in effect according to the revolver pricing grid on Schedule 1.1(A) below the heading “Letter of Credit Fee.”

Appropriate Percentage shall mean, with respect to each Special Subsidiary, the percentage of the equity of such Person owned by the Borrower or any Subsidiary of the Borrower.

Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Arch Coal Group shall mean, as of any date of determination, the Borrower and its Subsidiaries (other than the Excluded Subsidiaries, each Bonding Subsidiary and each Securitization Subsidiary).

Arch of Wyoming LLC shall mean Arch of Wyoming, LLC, a limited liability company organized and existing under the laws of the State of Delaware.

Arch of Wyoming LLC Agreement shall mean that certain Limited Liability Agreement, dated as of April 15, 1998, of Arch of Wyoming LLC.

Arch Western shall mean Arch Western Resources, LLC, a limited liability company organized and existing under the laws of the State of Delaware.

Arch Western Group shall mean, as of any date of determination, AWAC, Arch Western and the Subsidiaries of Arch Western.

Arch Western LLC Agreement shall mean that certain Limited Liability Company Agreement by and between AWAC and Delta Housing, Inc., a Delaware corporation, dated as of June 1, 1998, with AWAC and Delta Housing, Inc. as members and creating Arch Western Resources, LLC, a Delaware limited liability company.

Arrangers shall mean, in the case of the Revolving Credit Facility, PNC Capital Markets LLC and Morgan Stanley & Co., Inc and in the case of the Term Loan Facility, Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC, Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., RBS Securities Inc., BMO Capital Markets Corp. and Union Bank of California, N.A.

Assignment and Assumption Agreement shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under (i) Section 11.8 [Successors and Assigns - Revolving Credit Facility], in substantially the form of Exhibit 1.1(A) or (ii) Section 11.9 [Successors and Assigns — Term Loan Facility], in substantially the form of Exhibit 1.1(B)

Authorized Officer shall mean, with respect to any Loan Party, the Chief Executive Officer, President, Chief Financial Officer, Treasurer or Assistant Treasurer of such Loan Party or such other individuals, designated by written notice to the applicable Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder.  The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the applicable Administrative Agent.

AWAC shall mean Arch Western Acquisition Corporation, a corporation organized and existing under the laws of the State of Delaware.

AWR Senior Notes shall mean the Senior Notes of Arch Western Finance LLC which are issued pursuant to the AWR Senior Notes Indenture.

AWR Senior Notes Indenture shall mean the indenture dated June 25, 2003, as supplemented on October 22, 2004, governing the AWR Senior Notes, and as may be further supplemented from time to time.

AWR Senior Notes Repayment shall have that meaning set forth in the recitals hereto.

Availability shall mean the Revolving Credit Commitments minus the Revolving Facility Usage.

Bank of America means Bank of America, N.A. and its successors.

Base Rate shall mean (a) in the case of Term Loans, for any day a fluctuating rate per annum equal to the highest of (i) the Federal Funds Effective Rate plus 1/2 of 1%, (ii) the Term Loan Prime Rate and (iii) the LIBOR Rate plus 1.00% and (b) in the case of Revolving Credit Loans, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Federal Funds Open Rate, plus 0.5%, (ii) the Revolver Prime Rate, and (iii) the Daily LIBOR Rate, plus 1.0%.  Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

Base Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(i) [Base Rate Option].

Benefit Arrangement shall mean at any time an “employee benefit plan,” within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

Black Lung Act shall mean, collectively, the Black Lung Benefits Revenue Act of 1977, as amended and the Black Lung Benefits Reform Act of 1977, as amended.

Blocked Person shall have the meaning assigned to such term in Section 6.1.25.2 [Executive Order No. 13224].

Bonding Subsidiary shall mean a Subsidiary of the Borrower the sole purpose of which is to own a leasehold interest in a coal lease where the lessor thereof is a Person who is not an Affiliate of the Borrower (but not to operate any Mining Operations thereon) and to enter into surety or similar arrangements to provide payment assurances to the lessor thereof related to the cost of acquiring such leasehold interest and any bonus bid and royalty payments thereunder, and Bonding Subsidiaries shall mean, collectively, each and every Bonding Subsidiary.

Borrower shall mean Arch Coal, Inc., a corporation organized and existing under the laws of the State of Delaware.

Borrower Materials shall have the meaning specified in Section 8.3.9 [Platform].

Borrower Shares shall have the meaning set forth in Section 6.1.2 [Shares of Borrower; Subsidiaries; and Subsidiary Shares].

Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

Borrowing Tranche shall mean specified portions of Loans outstanding as follows:  (i) any Loans to which a LIBOR Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in

Pittsburgh, Pennsylvania, New York City, New York or the Term Loan Administrative Agent’s Principal Office and if the applicable Business Day relates to any Loan to which the LIBOR Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

Canyon Fuel shall mean Canyon Fuel Company, LLC, a limited liability company organized and existing under the laws of the State of Delaware.

Canyon Fuel LLC Agreement shall mean that certain Fourth Amended and Restated Limited Liability Company agreement by and between Bituminous Group LLC and the Borrower, dated as of August 1, 2004, as amended, with the Borrower and Bituminous Group LLC as members of Canyon Fuel Company, LLC, a Delaware limited liability company.

Cash Collateral shall mean the cash or deposit account balances deposited with and pledged to the applicable Issuing Lender, as collateral for any Obligations arising under any Letter of Credit with an expiration date that extends beyond the Expiration Date.

Cash Management Agreements shall have the meaning specified in Section 2.6.6 [Swing Loans Under Cash Management Agreements].

Casualty Event means an event that gives rise to the receipt by the Borrower or any of the Loan Parties of any insurance proceeds or condemnation awards in respect of any personal or real property.

Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation or application thereof by any Official Body or (c) the making or issuance of any request, guideline or directive (whether or not having the force of Law) by any Official Body; provided however, for purposes of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines and directives in connection therewith are deemed to have gone into effect and adopted after the date of this Agreement, and provided further, all requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities with respect to capital adequacy shall be deemed to be a Change in Law regardless of the date adopted, issued, promulgated or implemented.

CIP Regulations shall have the meaning set forth in Section 10.11 [No Reliance on Revolver Administrative Agent’s Customer Identification Program].

Class, when used in reference to any Term Loan, shall refer to whether such Term Loans are Initial Term Loans or Incremental Term Loans.

Closing Date shall mean the Business Day on which the first Loan shall be made, which shall be June 14, 2011.

Coal Act shall mean the Coal Industry Retiree Health Benefits Act of 1992, as amended.

Coal Supply Agreement shall mean with respect to the Borrower or any of its Subsidiaries an agreement or contract in effect on the Closing Date or thereafter entered into for the sale, purchase, exchange, processing or handling of coal with an initial term of more than one year.

Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

Collateral shall mean the Pledged Collateral, the UCC Collateral, the Intellectual Property Collateral and the Real Property.

Collateral Agent shall mean PNC.

Collateral Documents shall mean collectively, the Pledge Agreements, the Security Agreements, the Mortgages, the Assignments of Leases and Rents, the Patent, Trademark and Copyright Security Agreements, the Collateral Sharing Agreement, the Reaffirmation Agreement, and each other agreement providing for a security interest in and/or Lien on the Collateral in favor of the Collateral Agent for the benefit of the Lenders.

Collateral Sharing Agreement shall mean the Amended and Restated Collateral Sharing Agreement, substantially in the form of Exhibit 1.1(C) hereto, as the same may be supplemented, amended, restated, replaced, or modified from time to time.

Commercial Letter of Credit shall mean any Letter of Credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.

Commitment shall mean as to any Lender the aggregate of its Term Loan Commitment, Revolving Credit Commitment and, in the case of the Swing Loan Lender, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Term Loan Commitments, Revolving Credit Commitments and Swing Loan Commitment of all of the Lenders.

Commitment Fee shall have the meaning specified in Section 2.3 [Commitment Fees].

Compliance Certificate shall have the meaning specified in Section 8.3.3 [Certificate of the Borrower].

Compliance Certificate Delivery Date (Third Quarter, 2014) shall mean the earlier of (i) the date on which the Compliance Certificate for the fiscal quarter ending September 30, 2014, is delivered pursuant to Section 8.3.3 [Certificate of the Borrower] or (ii) the date on which the Compliance Certificate for the fiscal quarter ending September 30, 2014, is required to be delivered pursuant to Section 8.3.3 [Certificate of the Borrower].

Commodity Hedge shall mean a price protection agreement: (i) related to crude oil, diesel fuel, heating oil, coal, SO2 allowances or other commodities used in the ordinary course of business of the Loan Parties and (ii) entered into by the Loan Parties for hedging purposes in the ordinary course of the operations of their business.

Consolidated Cash Interest Expense shall mean, with respect to any Person for any period of determination, the amount of interest expense (in each case required in accordance with the terms of the note, instrument or other agreement applicable thereto to be payable in cash) of such Person for such period determined on a consolidated basis in accordance with GAAP.

Contamination shall mean the presence or Release or threat of Release of Regulated Substances in, on, under or emanating to or from the Property, which pursuant to Environmental Health and Safety Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Health and Safety Laws requires performance of a Remedial Action or which otherwise constitutes a violation of Environmental Health and Safety Laws.

Contractual Obligation shall mean as to any Person, any provisions of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

Daily LIBOR Rate shall mean, for any day, the rate per annum determined by the Revolver Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage on such day.

Debt shall mean for any Person as of any date of determination the sum, without duplication, of the following for such Person, as of such date, determined in accordance with GAAP:  (i) all indebtedness for borrowed money (including, without limitation, all subordinated indebtedness), (ii) all amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) all indebtedness in respect of any other transaction (including production payments (excluding royalties), installment purchase agreements (other than payments made or to be made to the U.S. Federal Bureau of Land Management with respect to the acquisition of any U.S. Federal coal lease by any Loan Party or Subsidiary of any Loan Party which payments are either deferred purchase price payments or bonus bid payments related to any such lease), forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements, (iv) reimbursement obligations (contingent or otherwise) under any letter of credit (other than, with respect to the Borrower and its Subsidiaries, reimbursement obligations in respect of any letter of credit issued to support any of the following:  (a) performance under any Master Coal Purchase and Sale Agreement, (b) performance under any coal sales contract, (c) any mine reclamation liabilities, or (d) employee benefits, worker’s compensation or similar liabilities related to employee benefits for employees of the Borrower or any Subsidiary of the Borrower who are members of the United Mine Workers Association), (v) all indebtedness and other obligations of each Securitization Subsidiary in respect of any Permitted Receivables Financing, and (vi) the amount of all indebtedness (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) in respect of all Guaranties by such Person (the “Guarantying Person”) of Debt described in clauses (i) through (v) above of other Persons (each such other Person being a “Primary Obligor” and the obligations of a Primary Obligor which are subject to a Guaranty by a Guarantying Person being “Primary Obligations”) (it being understood that if the Primary Obligations of the Primary Obligor do not constitute Debt, then the Guaranty by the Guarantying Person of the Primary Obligations of the Primary Obligor shall not constitute Debt).  It is expressly agreed that (i) the difference between actual funded indebtedness and the fair market value of funded indebtedness recorded as required by the Statement of the Financial Accounting Standards Board No. 141 (as in effect on the Closing Date) will be excluded from indebtedness in the determination of Debt and (ii) obligations in respect of any Refinanced ICG Debt current trade liabilities and current intercompany liabilities (but not any refinancings, extensions, renewals or replacements thereof) incurred in the ordinary course of business and obligations in respect of any Hedging Transaction shall not be deemed to be “Debt” for purposes hereof.

Debtor Relief Laws means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

Defaulting Lender shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to the applicable Administrative Agent, the Issuing Lender, PNC (as the Swing Loan Lender) or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies any applicable Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any applicable Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied), (c) has failed, within two Business Days after request by any applicable Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Administrative Agent’s receipt of such certification in form and substance reasonably satisfactory to such Administrative Agent, (d) has, or has a direct or indirect parent company that has, become the subject of a Bankruptcy Event or (e) has failed at any time to comply with the provisions of Section 5.3 with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders; provided that, for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of (1) the ownership or acquisition of any equity interest in such Lender by an Official Body or an instrumentality thereof, or (2) in the case of a solvent Lender, the precautionary appointment of an administrator, guardian, custodian or other similar official by an Official Body or instrumentality thereof under or based on the law of the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed, in any such case where such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

As used in this definition and in Section 2.10 [Defaulting Lenders], the term “Bankruptcy Event” means, with respect to any Person, such Person or such Person’s direct or indirect parent company becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the applicable Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

Designated Jurisdiction means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

Drawing Date shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

EBITDA for any period of determination shall mean with respect to any Person:  (i) consolidated net income (excluding the effect of non-cash compensation expenses related to common stock and other equity securities issued to employees, extraordinary gains and losses, gains or losses on discontinued operations, equity earnings or losses of Affiliates (other than earnings or losses of the Borrower or any Subsidiary of the Borrower)), plus (ii) for such period of determination the sum of the following, without duplication and to the extent included in determining consolidated net income under the immediately preceding clause (i):  interest expense (net of interest income), the sum of all income tax expense, depreciation, depletion and amortization of property, plant, equipment and intangibles, non-cash debt extinguishment costs, non-cash impairment charges or asset write-offs, non-cash charges due to cumulative effects of changes in accounting principles, non-recurring transaction costs expensed (in accordance with GAAP) by the Loan Parties in connection with the First Amendment in an aggregate amount not to exceed $50,000,000, plus (iii) cash dividends or distributions received from Affiliates (other than received from the Borrower or any Subsidiary of the Borrower) to the extent not included in determining consolidated net income.  All items included in the definition of EBITDA shall be determined in each case for the applicable Person for the period of determination on a consolidated basis in accordance with GAAP.

For purposes of determining the Leverage Ratio, the Senior Secured Leverage Ratio, or the Interest Coverage Ratio under this Agreement, in the event that the Borrower or any Subsidiary of the Borrower:

A.            acquires in a Permitted Acquisition any Person or business (the “Acquired Person”) during any period of determination, then EBITDA of the Borrower and its Subsidiaries shall be increased for such period of determination by the EBITDA of the Acquired Person, subject to the following:

(i)            the EBITDA of the Acquired Person shall be based upon financial statements reasonably acceptable to the applicable Administrative Agent (the “Acquired Person’s EBITDA”); and

(ii)           the Permitted Acquisition of the Acquired Person shall be deemed to have occurred on the first day of the period of determination with EBITDA of the Acquired Person for periods prior to the actual date of the consummation of such acquisition based upon the Acquired Person Financial Statements and in an amount and calculated in a manner reasonably acceptable to the applicable Administrative Agent and with EBITDA of the Acquired Person for periods on or after the date of consummation of such Permitted Acquisition based upon the actual operating results of the Acquired Person after giving effect to such Permitted Acquisition; or

B.            disposes of any assets pursuant to Section 8.2.4(v) of this Agreement:  then EBITDA of the Borrower and its Subsidiaries shall, with respect to such dispossessed assets, shall be increased or decreased, as applicable, for such period of determination by the EBITDA attributable to such dispossessed assets, subject to the following:

(i)            the EBITDA attributable to such assets shall be based upon financial statements reasonably acceptable to the applicable Administrative Agent (the “Dispossessed Asset EBITDA”); and

(ii)           the disposition of such assets shall be deemed to have occurred on the first day of the period in which such disposition occurred and calculated in a manner reasonably acceptable to the applicable Administrative Agent and with Dispossessed Asset EBITDA based upon the actual operating results of such dispossessed assets.

Effective Yield means, as to Loans of any Class, the effective yield on such Class of Loans, as reasonably determined by the Term Loan Administrative Agent, taking into account the applicable interest rate margins, interest rate benchmark floors and all fees, including recurring, up-front or similar fees or original issue discount (amortized over four years following the date of incurrence thereof; provided, that if the stated maturity date of a new Class of Loans is less than four years from the date of determination, then the “Effective Yield” for such Class of Loans shall be determined using an assumed amortization period equal to the actual remaining life to maturity of such Class) payable generally to the lenders making such Class of Loans, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the lenders thereunder.

Eligible Note Receivable shall mean collectively, those certain unsecured demand notes payable by the Borrower to Arch Western, dated June 25, 2003 and October 22, 2004, as any such note may hereafter be modified, amended, restated, supplemented, refinanced, replaced, extended or renewed from time to time, subject to the prior written consent of the applicable Administrative Agent in the event of:  (i) any modification, amendment, restatement, supplement, refinancing, replacement, extension, or renewal of any such unsecured demand note which increases the rate of interest payable by the Borrower thereunder, which provides for any collateral security therefore, which provides for any guarantee thereof or which modifies, amends, restates, supplements or eliminates any right of set-off or recoupment or similar right thereunder, or (ii) any other modification, amendment, restatement, supplement, refinancing, replacement, extension, or renewal of any such unsecured demand note on terms materially adverse to the Borrower or the Lenders.

Environmental Health and Safety Claim shall mean any administrative, regulatory or judicial action, suit, claim, notice of non-compliance or violation, notice of liability or potential liability, proceeding relating in any way to any of the Environmental Health and Safety Laws, any Environmental Health and Safety Permit, any Regulated Substances, any Contamination, the performance of any Remedial Action or otherwise arising from alleged injury or threat of injury to the environment.

Environmental Health and Safety Complaint shall mean any written notice or complaint by any Person or Official Body setting forth allegations relating to or a cause of action arising under any Environmental Health and Safety Laws for personal injury or property damage, natural resource damage, contribution or indemnity for the costs associated with the performance of a Remedial Action, civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any Environmental Health and Safety Laws or any order, notice of violation, citation, subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Health and Safety Laws.

Environmental Health and Safety Laws shall mean, collectively, any federal, state, local or foreign statute, Law (including, but not limited to Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Federal Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j, the Federal Air Pollution Control Act, 42 U.S.C. § 7401 et seq., the Oil Pollution Act, 33 U.S.C. § 2701 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 to 136y, the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq. the Mine Safety and Health Act, 30 U.S.C. §§ 801 et seq., the Surface Mining Control and Reclamation Act 30 U.S.C. §§ 1201 et seq., the Atomic Energy Act, 42 U.S.C. § 2011 et seq., the National Historic Preservation Act, 16 U.S.C. § 470 et seq., the Endangered Species Act, 16 U.S.C. § 1531 et seq., the Wild and Scenic Rivers Act, 16 U.S.C. §§ 1271-1278, each as amended, or any equivalent state or local statute, and any amendments thereto), code, consent decree, settlement agreement, directive, judicial or agency interpretation, policy or guidance regulating:  (i) pollution or pollution control; (ii) protection of human health from exposure to Regulated Substances; (iii) protection of natural resources or the environment; (iv) employee safety in the workplace and the protection of employees from exposure to

Regulated Substances in the workplace (but excluding workers compensation and wage and hour laws); (vi) the presence, use, management, generation, manufacture, processing, extraction, mining treatment, recycling, refining, reclamation, labeling, transport, storage, sale, collection, distribution, disposal or Release or threat of Release of Regulated Substances; (v) the presence of Contamination; (vi) the protection of endangered or threatened species; and (vii) the protection of Environmentally Sensitive Areas.

Environmental Health and Safety Orders shall mean all decrees, orders, directives, judgments, opinions, rulings writs, injunctions, settlement agreements or consent orders issued by or entered into with an Official Body relating or pertaining to Contamination, Environmental Health and Safety Laws, Environmental Health and Safety Permits, Regulated Substances or Remedial Actions.

Environmental Health and Safety Permit shall mean any permit, approval, license, consent, waiver or exemption, registration, identification number, bond, or other authorization required under any of the Environmental Health and Safety Laws.

Environmentally Sensitive Area shall mean (i) any wetland as defined by applicable Environmental Health and Safety Laws; (ii) any area designated as a coastal zone pursuant to applicable Laws, including Environmental Health and Safety Laws; (iii) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws, including Environmental Health and Safety Laws; (iv) habitats of endangered species or threatened species as designated by applicable Laws, including Environmental Health and Safety Laws; (v) a floodplain or other flood hazard area as defined pursuant to any applicable Laws; (vi) streams, rivers or other water bodies or springs classified, or designated or as otherwise protected by applicable laws, including Environmental Health and Safety Laws as a fishery, as having exceptional or high quality or value or as having recreational use; (vii) any area classified, designated or protected by applicable Environmental Health and Safety Laws as unsuitable for mining; and (viii) any man-made or naturally occurring surface feature classified, designated or protected by applicable Environmental Health and Safety Laws from disturbance, the effects of blasting, subsidence and mining operations.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

ERISA Group shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control or treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code.

Event of Default shall mean any of the events described in Section 9 [Events of Default] and referred to therein as an “Event of Default.”

Excluded Collateral shall mean (a) all undeveloped land so long as such land is not used in connection with or related to any Mining Operation of any Loan Party and no Loan Party has any logging or timber rights with respect to such land, (b) vehicles or other assets subject to certificates of title, (c) any other assets which pursuant to Section 8.1.12 [Collateral; Further Assurances] are not required to be pledged to the Collateral Agent for the benefit of the Lenders, (d) those assets which, in the discretion of the Collateral Agent, the taking of Liens thereupon is impractical, prohibited by law or commercially unreasonable,(e) the assets of any Non-Guarantor Subsidiary, (f) the assets of equity interests of any Special Joint Venture to the extent not required pursuant to Section 8.1.12 and (g) the assets with respect to which any pledge or security interests would be prohibited by Law or subject to Liens permitted under clauses (ii), (iv), (vii), (ix), (x), (xii), (xiii), (xiv), (xviii), (xxiii) and (xxviii) of the definition of “Permitted Liens”.

Excluded Subsidiaries shall mean, collectively, AWAC, Arch Western and the Subsidiaries of Arch Western.  Notwithstanding the foregoing, upon the earlier of (i) the satisfaction of the events contained in Sections 8.1.16 [Acquisition of Arch Western] and 8.1.17 [Purchase, Redemption or Defeasance of AWR Senior Notes] of this Agreement or (ii) October 31, 2012, AWAC, Arch Western and the Subsidiaries of Arch Western  shall cease being Excluded Subsidiaries, shall become Loan Parties (other than Inactive Subsidiaries and Foreign Subsidiaries of Arch Western) and shall execute a Guarantor Joinder pursuant to Section 11.14.1.

Excluded Taxes shall mean, with respect to the any Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender, any withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.9.5 [Status of Lenders], except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 5.9.1 [Payments Free of Taxes], (d) any Taxes imposed under FATCA (or any amended or successor version of FATCA that is substantively comparable), and (e) in the case of any Lender, any U.S. backup withholding Taxes.

Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

Existing Credit Agreement shall mean the Amended and Restated Credit Agreement by and among the Borrower, the lenders party thereto, PNC Bank, National Association as administrative agent, dated as of December 22, 2004, as amended, restated or otherwise modified from time to time following such date.

Expiration Date shall mean, with respect to the Term Loan Facility, May [_],(1) 2018 and with respect to the Revolving Credit Commitments, June 14, 2016.

Facilities shall mean both the Term Loan Facility and the Revolving Credit Facility.

FATCA shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any current or future Income Tax Regulations or official interpretations thereof.

February, 2010 Receivables Financing shall mean the receivables financing pursuant to the following agreements each dated February 24, 2010, as may be amended, restated or otherwise modified from time to time: (1) Purchase and Sale Agreement by and among Arch Coal Sales Company, Inc., certain of the Borrower’s Subsidiaries as the Originators thereunder and the Borrower, (2) the Sale and Contribution Agreement by and among the Borrower and Arch Receivable Company, LLC, (3) the Receivables Purchase Agreement by and among Arch Receivable Company, LLC, Arch Coal Sales Company, Inc., Market Street Funding LLC, as issuer, certain financial institutions from time to time parties thereto, as LC Participants (as defined therein), certain financial institutions from time to time parties thereto, as conduit purchasers, related committed purchasers, and purchaser agents and PNC Bank, National Association, as Administrator on behalf of the Purchasers and as LC Bank, and (4) other related agreements and documents.

Federal Funds Effective Rate shall mean (a) in the case of the Revolving Credit Loans, for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced or (b) in the case of Term Loans, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Term Loan Administrative Agent.

(1)  To match Closing Date.

Federal Funds Open Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Revolver Administrative Agent (for purposes of this definition, an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Revolver Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day.  If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.

Financial Projections shall have the meaning assigned to that term in Section 6.1.7(iii) [Financial Projections].

First Amendment shall mean that certain First Amendment to Amended and Restated Credit Agreement.

First Amendment Effective Date shall mean May 16, 2012.

Flood Laws shall mean all applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and other Laws related thereto.

Foreign Lender shall mean any Lender that is not a U.S. Person.

Foreign Subsidiaries shall mean, for any Person, each Subsidiary of such Person that is (i) a “controlled foreign corporation” (a “CFC”) under Section 957 of the Internal Revenue Code or (ii) any Subsidiary of a CFC or any Subsidiary substantially all of the assets of which constitute equity interests of a CFC.

GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles], and applied on a consistent basis both as to classification of items and amounts.

Guarantor shall mean at any time each of the Significant Subsidiaries of the Borrower.

Guarantor Joinder shall mean a joinder by a Person as a Guarantor under the Loan Documents in the form of Exhibit 1.1(G)(1).

Guaranty of any Person shall mean any obligation of such Person guarantying or in effect guarantying any liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

Guaranty Agreement shall mean the continuing Guaranty and Suretyship Agreement in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each of the Guarantors for the benefit of the Lenders, as the same may be supplemented, amended, restated, replaced, or modified from time to time, which shall guaranty the Obligations on a pari passu basis upon execution of the Reaffirmation Agreement.

Hedging Transaction shall mean any of the following transactions by the Borrower or any of its Subsidiaries: any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction or any combination of the foregoing transactions, including, without limitation, any Interest Rate Hedge or any Commodity Hedge.

Historical Statements shall have the meaning assigned to that term in Section 6.1.7(i) [Historical Statements].

ICG Acquisition shall mean the acquisition, directly or indirectly, of the capital stock of International Coal Group, Inc. and its Subsidiaries together with the other transactions contemplated by the ICG Merger Documents.

ICG Group shall mean International Coal Group, Inc. and its Subsidiaries.

ICG Merger Agreement shall mean that certain Agreement of Plan and Merger, among the Borrower, Atlas Acquisition Corp. and the ICG Group (together with all exhibits, schedules and disclosure letters thereto) pursuant to which the Loan Parties will acquire all of the stock of the ICG Group pursuant ICG Tender Offer in connection with the ICG Acquisition.

ICG Merger Documents shall mean the ICG Merger Agreement and any related exhibits and schedules.

ICG Tender Offer shall mean that certain tender offer whereby the Loan Parties will acquire all of the stock of the ICG Group.

Inactive Subsidiaries shall mean, at any time, collectively, the Subsidiaries of the Borrower which:  (i) do not actively conduct any business or operations, and (ii) have total assets, in the case of any individual Subsidiary, with a book value, as of any date of determination, not in excess of $2,500,000.

Income Tax Regulations shall mean those regulations promulgated pursuant to the Internal Revenue Code.

Incremental Term Loans shall have the meaning assigned to that term in Section 2.11 [Increase in Commitments and Incremental Term Loans].

Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of:  (i) borrowed money, (ii) all amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, (iv) any other transaction (including production payments (excluding royalties), installment purchase agreements, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (v) any Guaranty of any such Indebtedness.  It is understood that obligations in respect of any Refinanced ICG Debt and/or Hedging Transaction shall not be deemed to be Indebtedness.

Indemnified Taxes shall mean Taxes other than Excluded Taxes.

Indemnitee shall have the meaning specified in Section 11.3.2 [Indemnification by the Borrower].

Indemnity Agreements shall mean collectively the Indemnity Agreements in substantially the form of Exhibit 1.1(I) hereto, as executed and delivered by the Loan Parties to the Collateral Agent, Term Loan Administrative Agent and Revolver Administrative Agent for the benefit of the Term Loan Lenders and Revolver Lenders, respectively, as the same may be supplemented, amended, restated, replaced or modified from time to time, and Indemnity Agreement shall mean any of the Indemnity Agreements.

Information shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agents, any Lender or the Issuing Lender on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries.

Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors, undertaken under any Law.

Initial Term Loans shall have the meaning assigned to that term in Section 2.11 [Increase in Commitments and Incremental Term Loans].

Intellectual Property Collateral shall mean all of the property of the Loan Parties described in the Patent, Trademark and Copyright Security Agreements in which a security interest is granted.

Intercompany Subordination Agreement shall mean a Subordination Agreement among the Loan Parties in the form attached hereto as Exhibit 1.1(I)(2).

Interest Coverage Ratio shall mean the ratio of (a) EBITDA of the Borrower and its Subsidiaries (excluding Special Subsidiaries), plus, without duplication, the Appropriate Percentage of each Special Subsidiary’s EBITDA, each on a consolidated basis in accordance with GAAP, to (b) the sum of Consolidated Cash Interest Expense of the Borrower and its Subsidiaries (excluding Special Subsidiaries), plus, without duplication, the Appropriate Percentage of Consolidated Cash Interest Expense of each Special Subsidiary, each on a consolidated basis in accordance with GAAP, with the amounts under the numerator and denominator of such ratio all calculated as of the last day of each fiscal quarter for the four fiscal quarters of the Borrower then ended.

Interest Period shall mean in the case of Revolving Credit Loans, the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Credit Loans bear interest under the LIBOR Rate Option.  Subject to the third sentence of this definition, such period shall be one, two, three or six months and, to the extent offered by all Revolver Lenders, nine or twelve months.  Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the LIBOR Rate Option if the Borrower is renewing or converting to the LIBOR Rate Option applicable to outstanding Revolver Loans.  Notwithstanding the second sentence hereof:  (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Revolver Loans that would end after the Expiration Date.  Interest Period shall mean in the case of Term Loans which bear interest under the LIBOR Rate Option, the period commencing on the date such LIBOR Rate Loan is disbursed or converted to or continued as a LIBOR Rate Loan and ending on the date one, two, three or six months and, to the extent offered by all Term Loan Lenders, nine or twelve months, thereafter, as selected by the Borrower in its Loan Request; provided that (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a LIBOR Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (iii) no Interest Period shall extend beyond the Expiration Date.

Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by the Loan Parties in the ordinary course operations of their business.

Interest Rate Option shall mean any LIBOR Rate Option or Base Rate Option.

Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

Investments shall mean collectively all of the following with respect to any Person:  (i) investments or contributions by any of the Loan Parties or their Subsidiaries in or to the capital of such Person, (ii) loans by any of the Loan Parties or their Subsidiaries to such Person, (iii) any Guaranty by any Loan Party or any Subsidiary of any Loan Party directly or indirectly of the Indebtedness or of the obligations of such Person (iv) other payments by any of the Loan Parties or their Subsidiaries to such Person (except in connection with transactions for the sale of goods or services for fair value), or (v) credit enhancements of any Loan Party to or for the benefit of such Person.  If the nature of an Investment is tangible property then the amount of such Investment shall be determined by valuing such property at fair value in accordance with the past practice of the Loan Parties and such fair values shall be reasonably satisfactory to the Administrative Agents.  For the purposes of calculating the outstanding aggregate amount of such Investments, the aggregate amount shall be reduced by the aggregate amount of any quantifiable rebate, dividend, return, or other financial benefit received by such Loan Party with respect to such Investments for the period from the Closing Date through and including the date of determination.

IRS shall mean the Internal Revenue Service.

Issuing Lenders shall mean, with respect to a Letter of Credit, including any replacements therefor or extensions thereof, PNC or any other Revolver Lender which shall have consented to its designation by the Borrower as an “Issuing Lender” by providing prior written notice of such designation and consent to the Revolver Administrative Agent.

Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, judgment, lien or award of or settlement agreement with any Official Body.

Lender Joinder shall have the meaning set forth in Section 2.11 [Increase in Commitments and Incremental Term Loans].

Lender-Provided Commodity Hedge shall mean a Commodity Hedge which is entered into with any Revolver Lender or an Affiliate of any Revolver Lender and which meets the following requirements: such Commodity Hedge (i) is documented in a standard International Swap Dealer Association Agreement or such other standard trading documentation,

(ii) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging purposes.

Lender-Provided Hedge Obligations shall have the meaning specified in the definition of “Obligation” hereof.

Lender-Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is entered into with any Revolver Lender or an Affiliate of any Revolver Lender and which meets the following requirements: such Interest Rate Hedge (i) is documented in a standard International Swap Dealer Association Agreement, (ii) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging purposes.

Lenders shall mean the Term Loan Lenders and/or the Revolver Lenders, as the context may require.  For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agents for the benefit of the Lenders or to the Collateral Agent for the benefit of the Lenders as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation is owed.

Lending Office  means, as to any Lender, the office or offices of such Lender described as such in such Lender’s administrative questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the applicable Administrative Agent.

Letter of Credit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].

Letter of Credit Borrowing shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Letter of Credit Fee shall have the meaning specified in Section 2.9.2 [Letter of Credit Fees].

Letter of Credit Obligation shall mean, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date.

Leverage Ratio shall mean the ratio of the amounts under the following clauses (a) and (b):  (a) Total Net Funded Debt for the Borrower and its Subsidiaries (excluding Special Subsidiaries), plus, without duplication, the Appropriate Percentage of Debt of each Special Subsidiary, each on a consolidated basis in accordance with GAAP (as the numerator) to (b) the sum of EBITDA of the Borrower and its Subsidiaries (excluding Special Subsidiaries), plus, without duplication, the Appropriate Percentage of each Special Subsidiary’s EBITDA, each on a consolidated basis in accordance with GAAP (as the denominator).  For purposes of calculating the Leverage Ratio, Total Net Funded Debt shall be determined as of the end of each fiscal quarter of the Borrower and EBITDA shall be determined as of the end of each fiscal quarter of the Borrower for the four fiscal quarters then ended.

LIBOR Rate shall mean:

(a) Revolving Credit Loans comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by the Revolver Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Revolver Administrative Agent which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (for purposes of this definition, an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Revolver Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage.  LIBOR may also be expressed by the following formula:

London interbank offered rates quoted by Bloomberg
LIBOR Rate	=	or appropriate successor as shown on Bloomberg Page BBAM1
1.00 - LIBOR Reserve Percentage

The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date.  The Revolver Administrative Agent shall give prompt notice to the Borrower of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error; and

(b) Term Loans comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period (i) the rate per annum equal to (x) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Term Loan Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (y) if such rate is not available at such time for any reason, the rate per annum determined by the Term Loan Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and (ii) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (x) BBA LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (y) if such published rate is not available at such time for any reason, the rate per annum determined by the Term Loan Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination; provided that in no event shall the LIBOR Rate for any Term Loans be less than 1.25%.

LIBOR Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(ii) [LIBOR Rate Option].

LIBOR Reserve Percentage shall mean as of any day the maximum percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).

Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing), but, for the avoidance of doubt, shall not include any operating lease.

LLC Agreements shall mean collectively the Arch Western LLC Agreement, Canyon Fuel LLC Agreement, Mountain Coal LLC Agreement, Arch of Wyoming LLC Agreement, and Thunder Basin LLC Agreement.

LLC Interests shall have the meaning given to such term in Section 6.1.2 [Shares of Borrower; Subsidiaries; and Subsidiary Shares].

Loan Documents shall mean this Agreement, the Revolver Administrative Agent’s Letter, the Term Loan Administrative Agent’s Fee Letter, the Term Loan Fee Letter, the Guaranty Agreement, the Notes, the Patent, Trademark and Copyright Security Agreements, the Pledge Agreements, the Indemnity Agreements, the Collateral Sharing Agreement, the Security Agreements, each Guarantor Joinder, the Mortgages, the Mortgage Amendments, the Reaffirmation Agreement, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith as the same may be supplemented, amended, restated, replaced, or modified from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.  It is expressly agreed that each Lender-Provided Interest Rate Hedge, each Lender-Provided Commodity Hedge and each agreement relating to any Other Lender Provided Financial Service Product shall not be deemed to be a Loan Document.

Loan Parties shall mean the Borrower and the Guarantors.

Loan Request shall mean the Revolver Loan Request, Swing Loan Request or Term Loan Request, as applicable.

Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans, Swing Loans and Term Loans or any Revolving Credit Loan, the Swing Loan or any Term Loan.

London Banking Day means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

Master Coal Purchase and Sale Agreement shall mean an agreement for the purchase and sale of coal entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of its business.

Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other material Loan Document, (b) is or could reasonably be expected to be materially adverse to the business, properties, assets, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, (c) impairs or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform its Indebtedness or other obligations in respect of any Hedging Transaction, or (d) impairs materially or could reasonably be expected to impair materially the ability of either Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

Material Contracts shall mean, collectively, all contracts, agreements or other instruments described in Regulation S-K, Item 601(b)(10) promulgated pursuant to the Securities Exchange Act of 1934, as amended, which the Borrower is required to file as an exhibit to any annual, quarterly or other report required to be filed by the Borrower under the Securities Exchange Act of 1934, as amended.

Material Subsidiary shall mean any Subsidiary of Borrower which at any time (i) has gross revenues equal to or in excess of five percent (5%) of the gross revenues of the Borrower and its Subsidiaries on a consolidated basis, or (ii) has total assets equal to or in excess of five percent (5%) of the total assets of the Borrower and its Subsidiaries, in either case, as determined and consolidated in accordance with GAAP.

Mining Operations  shall mean (i) the removal of coal and other minerals from the natural deposits or from waste or stock piles by any surface or underground mining methods; (ii) operations or activities conducted underground or on the surface associated with or incident to the preparation, development, operation, maintenance, opening and reopening of an underground or surface mine storage or stockpiling of mined materials, backfilling, sealing and other closure procedures related to a mine or the movement, assembly, disassembly or staging of any mining equipment; (iii) milling; (iv) coal preparation, coal processing or testing; (v) coal refuse disposal, coal fines disposal or the operation and maintenance of impoundments; (vi) the operation of any mine drainage system; (vii) reclamation activities and operations; or (viii) the operation of coal terminals, river or rail load-outs or any other transportation facilities.

Mining Title shall mean fee simple title to surface and/or coal or an undivided interest in fee simple title thereto or a leasehold interest in all or an undivided interest in surface and/or coal together with no less than those real property, easements, licenses, privileges, rights and appurtenances as are necessary to mine, remove, process and transport coal in the manner presently operated.

Month, with respect to an Interest Period under the LIBOR Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period.  If any LIBOR Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

Moody’s shall mean Moody’s Investors Service, Inc., and its successors.

Mortgage shall mean the Mortgage in substantially the form of Exhibit 1.1(M) executed and delivered by the applicable Loan Party to the Collateral Agent for the benefit of the Lenders with respect to its Real Property.

Mortgage Amendment shall mean the Mortgage Amendment in substantially the form of Exhibit 1.1M(2) executed and delivered by the applicable Loan Party to the Collateral Agent for the benefit of the Lenders which shall amend each of the existing mortgages granted by such Loan Party in favor of the Collateral Agent for the benefit of the Lenders.

Mountain Coal LLC Agreement shall mean that certain Limited Liability Company Agreement, dated as of March 6, 1998, as amended, of Mountain Coal Company, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware.

Multiemployer Plan shall mean any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions and to which it continues to have unsatisfied liability.

Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

Net Cash Proceeds shall mean proceeds received in cash from (a) any sale of, or Property Loss Event with respect to, property, net of (i) the customary out-of-pocket cash costs, fees and expenses paid or required to be paid in connection therewith, (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) any amount required to be paid or prepaid on Debt (other than the Obligations and Debt owing to any Loan Party) secured by the property subject thereto or (b) any sale or issuance of stock or incurrence of Debt, in each case net of brokers’, advisors’ and investment banking fees and other customary out-of-pocket underwriting discounts, commissions and other customary out-of-pocket cash costs, fees and expenses, in each case incurred in connection with such transaction; provided, that amounts provided as a reserve, in accordance with GAAP, against any liability under any indemnification obligations or purchase price adjustment associated with any of the foregoing shall not constitute Net Cash Proceeds except to the extent and at the time any such amounts are released from such reserve.

New Lender shall have the meaning assigned to that term in Section 2.11 [Increase in Commitments and Incremental Term Loans].

Non-Consenting Lender shall have the meaning specified in Section 11.1 [Modifications, Amendments or Waivers].

Non-Guarantor Subsidiary shall mean any Subsidiary of the Borrower that is not required to be a Guarantor pursuant to the terms hereof, including any Bonding Subsidiary, any Inactive Subsidiary, any Securitization Subsidiary, any Foreign Subsidiary or any Excluded Subsidiary.

Notes shall mean, collectively, the promissory notes in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans, in the form of Exhibit 1.1(N)(2) evidencing the Swing Loan, and in the form of Exhibit 1.1(N)(3) evidencing the Term Loans.

Obligations shall mean any obligation or liability of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with the Facilities, the related Notes, the Letters of Credit, the Term Loan Fee Letter, the Term Loan Administrative Agent Fee Letter, the Revolver Administrative Agent’s Letter or any other Loan Document, including, but not limited to, the Collateral Sharing Agreement, to the Administrative Agents, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, including (i) any Lender-Provided Interest Rate Hedge, (ii) any Lender-Provided Commodity Hedge and (iii) any Other Lender Provided Financial Service Product (the obligations referred to in clauses (i) through (iii) above are referred to herein as, “Lender-Provided Hedge Obligations”).

Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

Other Lender Provided Financial Service Product shall mean agreements or other arrangements under which any Lender or Affiliate of a Lender provides any of the following products or services to any of the Loan Parties: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) foreign currency exchange.

Other Taxes shall mean all present or future stamp or documentary taxes or any other similar excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such taxes that are imposed pursuant to an assignment, participation or a change of an applicable lending office that is not undertaken pursuant to Section 5.6.2 [Replacement of a Lender].

Participation Advance shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Partnership Interests shall have the meaning given to such term in Section 6.1.2 [Shares of Borrower, Subsidiaries; and Subsidiary Shares].

Patent, Trademark and Copyright Security Agreements shall mean collectively the Patent, Trademark and Copyright Security Agreements in substantially the form of Exhibit 1.1(P)(1) hereto in the case of the Borrower and in substantially the form of Exhibit 1.1(P)(2) hereto in the case of each Guarantor, and each other patent, trademark and copyright agreement in form and substance acceptable to the Collateral Agent, each as executed and delivered by the applicable Loan Parties for the benefit of the Lenders, as the same may be supplemented, amended, restated, replaced or modified from time to time, and Patent, Trademark and Copyright Security Agreement shall mean any of the Patent, Trademark and Copyright Security Agreements.

Payment Date shall mean the first day of each calendar quarter after the date hereof and on the Expiration Date or upon acceleration of the Notes.

Payment In Full or Paid in Full shall mean the indefeasible payment in full in cash of the Loans and other Obligations hereunder (other than indemnity and other contingent obligations not then due and owing), termination of the Commitments and expiration or termination of all Letters of Credit (or, with respect to any Letters of Credit with an expiration date that extends beyond the Expiration Date, the cash collateralization of such Letter of Credit pursuant Section 2.9.11 [Cash Collateral Prior to the Expiration Date].

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

Permitted Acquisition shall have the meaning assigned to such term in Section 8.2.3 [Liquidations, Mergers, Consolidations, Acquisitions].

Permitted Investments shall mean:

(i)            securities with maturities of 18 months or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof;

(ii)           certificates of deposit and time deposits with maturities of 18 months or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000;

(iii)          repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (ii) of this definition with respect to securities issued or fully guaranteed or insured by the United States Government;

(iv)          commercial paper of a domestic issuer rated at least A-2 by Standard & Poor’s or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency if both of Standard & Poor’s and Moody’s cease publishing ratings of investments;

(v)           securities with maturities of 18 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by Standard & Poor’s or A by Moody’s;

(vi)          securities with maturities of 18 months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (ii) of this definition;

(vii)         corporate obligations such as notes, bonds, loan participation certificates, master notes, and variable rate demand notes rated at least A by Standard & Poor’s or A2 by Moody’s;

(viii)        asset backed and mortgage backed securities and collateralized mortgage obligations rated AAA by Standard & Poor’s or Aaa by Moody’s;

(ix)          money market auction rate preferred securities and auction rate notes with auctions scheduled no less frequently than every 49 days; and

(x)           shares of money market mutual or similar funds which invest principally in assets satisfying the requirements of clauses (i) through (ix) of this definition.

Permitted Joint Venture shall mean any Person (i) with respect to which the ownership of equity interests thereof by the Borrower or any Subsidiary of the Borrower is accounted for in accordance with the “equity method” in accordance with GAAP; (ii) engaged in a line of business permitted by Section 8.2.7 [Continuation of or Change in Business]; and (iii) with respect to which the equity interests thereof were acquired by the Borrower or Subsidiary of the Borrower in an arms-length transaction; provided that any such Person shall be treated for purposes of this Agreement as a Subsidiary and not a Permitted Joint Venture if (A) the Borrower has management control over the operations of such Person and (B) the Borrower owns directly or indirectly more than fifty percent (50%) of the economic equity interest in such Person.

Permitted Liens shall mean:

(i)            Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable or that are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established in accordance with GAAP;

(ii)           Pledges or deposits made in the ordinary course of business to secure payment of reclamation liabilities, worker’s compensation, or to participate in any fund in connection with worker’s compensation, unemployment insurance, old-age pensions or other social security programs (including pledges or deposits of cash securing Letters of Credit that secure payment of such workmen’s compensation, unemployment insurance, old-age pensions or other social security programs);

(iii)          Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease or royalty payments that are not yet due and payable or in default (including pledges or deposits of cash securing Letters of Credit that secure such Liens of landlords securing obligations to make lease payments that are not yet due and payable or in default);

(iv)          Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids (including bonus bids), tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder or other amounts as may be customary, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(v)           Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

(vi)          Liens granted in the Collateral, subject to the Collateral Sharing Agreement:

(a)           in favor of the Collateral Agent for the benefit of the Lenders securing the Obligations;

(b)           in favor of any Person providing any Lender-Provided Interest Rate Hedge securing the obligations thereunder;

(c)           in favor of any Person providing any Lender-Provided Commodity Hedge or any Lender-Provided Commodity Hedge, securing the obligations thereunder;

(d)           in favor of any financial institution (other than any Lender) providing any Commodity Hedge securing the obligations thereunder; and

(e)           in favor of any Person providing any Other Lender Provided Financial Service Product;

(vii)         Liens on property leased by any Loan Party or Subsidiary of a Loan Party under capital leases (as the nature of such lease is determined in accordance with GAAP)

securing obligations of such Loan Party or Subsidiary to the lessor under such leases and Purchase Money Security Interests on assets purchased by any Loan Party or Subsidiary of a Loan Party, provided that the aggregate amount for the Borrower and its Subsidiaries of all loans, capital lease obligations and deferred payments secured as permitted by this clause (vii) shall not at any time outstanding exceed (a) for the period commencing on the First Amendment Effective Date until the Compliance Certificate Delivery Date (Third Quarter, 2014), $125,000,000 and (b) for the period commencing on the Compliance Certificate Delivery Date (Third Quarter, 2014), $250,000,000;

(viii)        The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

(1)           Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

(2)           Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or

(3)           Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens;

(ix)          Liens granted pursuant to or in respect of a Permitted Receivables Financing;

(x)           as collateral security for the AWR Senior Notes, collateral consisting of no more than the pledge by Arch Western of the Eligible Note Receivable and those additional assets of Arch Western or any Subsidiary of Arch Western as required by the AWR Senior Notes Indenture, until such time as the AWR Senior Notes Repayment has been completed;

(xi)          Liens relating to the pledge of the equity interests of a Bonding Subsidiary in favor of the provider of the surety bonds which provide payment assurances to the lessor of the leasehold interest leased by such Bonding Subsidiary related to the cost of such Bonding Subsidiary of acquiring such leasehold interest and any bonus bid and royalty payments to the lessor thereunder;

(xii)         the pledge of cash or marketable securities securing a Permitted Secured Letter of Credit Facility; and

(xiii)        [Intentionally Omitted]

(xiv)        For the period commencing on:

(a) the First Amendment Effective Date until the Compliance Certificate Delivery Date (Third Quarter, 2014), Liens securing Indebtedness or other obligations up to $50,000,000 in the aggregate at any time outstanding, including, without limitation on assets consisting of (a) Liens on stock or assets permitted to be acquired pursuant to Sections 8.2.14 [Loans and Investments] and 8.2.3 [Liquidations, Mergers, Consolidations, Acquisitions] incurred at the time of such acquisition of such stock or assets (or within one year thereof) to finance the acquisition of such stock or assets, and (b) Liens existing on any assets at the date of acquisition of such assets, as such acquisition is permitted by Sections 8.2.14 [Loans and Investments] and 8.2.3 [Liquidations, Mergers, Consolidations, Acquisitions], in each case as refinanced, extended, renewed or refunded; and

(b) the Compliance Certificate Delivery Date (Third Quarter, 2014), Liens securing Indebtedness or other obligations up to $250,000,000 in the aggregate at any time outstanding, including, without limitation on assets consisting of (a) Liens on stock or assets permitted to be acquired pursuant to Sections 8.2.14 [Loans and Investments] and 8.2.3 [Liquidations, Mergers, Consolidations, Acquisitions] incurred at the time of such acquisition of such stock or assets (or within one year thereof) to finance the acquisition of such stock or assets, and (b) Liens existing on any assets at the date of acquisition of such assets, as such acquisition is permitted by Sections 8.2.14 [Loans and Investments] and 8.2.3 [Liquidations, Mergers, Consolidations, Acquisitions], in each case as refinanced, extended, renewed or refunded;

(xv)         statutory and common law banker’s Liens and rights of setoff on bank deposits;

(xvi)        any Lien existing on the date of this Agreement and described on Schedule 1.1(P);

(xvii)       intentionally omitted;

(xviii)      any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien that is permitted by clauses (viii), or (xv) of Section 8.2.1 [Indebtedness], provided that such Indebtedness is not increased when so refinanced, extended, renewed or refunded and that no additional assets become subject to such Liens other than replacements or substitutions permitted by the agreement creating such Lien;

(xix)        Liens and security interests in favor of an Issuing Lender for the benefit of the Revolver Lenders securing Letter of Credit Obligations with respect to such Letters of Credit that have an expiration date that extends beyond the Expiration Date;

(xx)         Liens arising out of final judgments, awards, or orders not otherwise constituting an Event of Default hereunder;

(xxi)        option agreements and rights of first refusal granted with respect to assets that are permitted to be disposed of pursuant to the terms of Section 8.2.3 [Liquidations, Mergers, Consolidations, Acquisitions] or Section 8.2.4 [Dispositions of Assets or Subsidiaries] of this Agreement;

(xxii)       Liens on deposits or Letters of Credit securing Lender-Provided Hedge Obligations otherwise permitted hereunder;

(xxiii)      Liens securing Indebtedness of Foreign Subsidiaries permitted pursuant to Section 8.2.1(xviii), for the period commencing on the First Amendment Effective Date until the Compliance Certificate Delivery Date (Third Quarter, 2014), in an aggregate amount not to exceed $50,000,000 at any time, and for the period commencing on the Compliance Certificate Delivery Date (Third Quarter, 2014), in an aggregate amount not to exceed $75,000,000 at any time;

(xxiv)     precautionary filings under the UCC by a lessor with respect to personal property leased to such Person under an operating lease;

(xxv)      Liens existing as of the Closing Date on any of the Excluded Collateral;

(xxvi)     option agreements and rights of first refusal granted with respect to assets that are permitted to be disposed of pursuant to the terms of Section 8.2.4 [Dispositions of Assets or Subsidiaries];

(xxvii)    any leases of assets permitted by Section 8.2.4 [Disposition of Assets or Subsidiaries]; and

(xxviii)   Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of decreasing or legally defeasing Indebtedness of the Loan Parties permitted hereby so long as such decrease or defeasance is not prohibited hereunder.

Permitted Receivables Financing shall mean a transaction or series of transactions pursuant to which a Securitization Subsidiary purchases Receivables Assets or interests therein from the Borrower or any Subsidiary of the Borrower and finances such Receivables Assets or interests therein through the issuance of Indebtedness or equity interests or through the sale of such Receivables Assets or interests therein; provided that (a) the Board of Directors of the Borrower shall have approved such transaction, (b) no portion of the Indebtedness of a Securitization Subsidiary is guarantied by or is recourse to the Borrower or any of its other Subsidiaries (other than recourse for customary representations, warranties, covenants and indemnities, none of which shall related to the collectability of such Receivables Assets), and (c) neither the Borrower nor any of its other Subsidiaries has any obligation to maintain or preserve such Securitization Subsidiary’s financial condition.  The February, 2010 Receivables Financing is a Permitted Receivables Financing.

Permitted Secured Letter of Credit Facility shall have the meaning assigned to such term in Section 8.2.1(viii).

Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

Platform shall have the meaning specified in Section 8.3.9 [Platform].

Pledge Agreements shall mean collectively the Pledge Agreements in substantially the form of Exhibit 1.1(P)(3) hereto in the case of the Borrower and in substantially the form of Exhibit 1.1(P)(4) hereto in the case of each Guarantor and each other pledge agreement in form and substance acceptable to each Administrative Agent, each as executed and delivered by the applicable Loan Parties for the benefit of the Lenders, as the same may be supplemented, amended, restated, replaced, or modified from time to time, and Pledge Agreement shall mean any of the Pledge Agreements.

Pledged Collateral shall mean the property of the Loan Parties in which security interests are to be granted under the Pledge Agreements.

PNC shall mean PNC Bank, National Association, its successors and assigns.

Potential Default shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default.

Principal Office shall mean (i) in the case of the Revolver Administrative Agent, the main banking office of the Revolver Administrative Agent in Pittsburgh, Pennsylvania, as the context may require and/or (ii) in the case of the Term Loan Administrative Agent, Bank of America’s address set forth on Schedule 1.1(B), or such other address or account as the Term Loan Administrative Agent may from time to time notify to the Borrower and the Lenders.

Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the Collateral (other than the Real Property) subject only to Liens for taxes not yet due and payable to the extent such prospective tax payments are given priority by statute, obligations in connection with capital leases or Purchase Money Security Interests as permitted hereunder.

Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

Property shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

Property Loss Event means, with respect to any property, any loss of or damage to such property or any taking of such property or condemnation thereof.

Public Lender shall have the meaning specified in Section 8.3.9 [Platform].

Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Revolver Administrative Agent).

Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

Ratable Facility Portion shall mean with respect to the (i) Term Loan Facility, a fraction, the numerator of which is the aggregate principal amount of all outstanding Term Loans and the denominator of which is the aggregate principal amount of all outstanding Term Loans plus all outstanding Revolving Credit Commitments (excluding in the case of the Swing Loan Lender, the Swing Loan Commitment) (ii) Revolving Credit Facility, a fraction, the numerator of which is the aggregate amount of all Revolving Credit Commitments and the denominator of which is the aggregate principal amount of outstanding Term Loans plus all outstanding Revolving Credit Commitments.  If the Revolving Credit Commitments have terminated or expired, the Ratable Facility Portion shall be determined based upon the outstanding Revolving Credit Loans plus the outstanding Letter of Credit Obligations.

Ratable Share shall mean with respect to (i) any Class of Term Loans, as to any Term Loan Lender in respect of such Class, a fraction, the numerator of which is the amount of such Term Loan Lender’s Term Loans of such Class and the denominator of which is the aggregate principal amount of all Term Loans of such Class of all the Term Loan Lenders at such time and (ii) the Revolving Credit Facility, a fraction, the numerator of which is the amount of such Revolver Lender’s Revolving Credit Commitment (excluding in the case of the Swing Loan Lender, the Swing Loan Commitment) and the denominator of which is the aggregate amount of the Revolving Credit Commitments (excluding the Swing Loan Commitment) of all of the Revolver Lenders and if the Revolving Credit Commitments have terminated or expired, the Ratable Share with respect to the Revolving Credit Facility shall be determined based upon the Revolving Credit Commitments (excluding the Swing Loan Commitment) most recently in effect, giving effect to any assignments, provided that in the case of Section 2.10 [Defaulting Lenders] when a Defaulting Lender shall exist, “Ratable Share” shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.

Reaffirmation Agreement shall mean that certain reaffirmation agreement dated as of the date hereof among the Loan Parties, reaffirming the effectiveness of the Liens, security interests and Guarantees as of the First Amendment Effective Date and affirming that the Term Loan Facility, the Revolving Credit Facility and certain outstanding Lender Provided Hedge Obligations shall share priority of such security interests and the Guarantees on a pari passu basis.

Real Property shall mean, individually as the context requires, the real property (other than the Excluded Collateral) that is owned or leased by any Loan Party, including, but not limited to the surface, coal and other mineral rights, interests and coal leases associated with the properties described on Schedule 1.1(R), and “Real Property” shall mean, collectively, as the context requires, all of the foregoing but shall not include any asset that shall have been released, pursuant to Sections 10.10 [Authorization to Release Collateral and Guarantors] or 11.1.3 [Release of Collateral or Guarantor] from the Liens created in connection with this Agreement.

Receivables Assets  shall mean accounts receivable (including any bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by the Borrower or any Subsidiary of the Borrower.

Refinanced ICG Debt shall mean (a) any obligations in respect of International Coal Group, Inc’s 9.125% Senior Secured Second-Priority Notes due 2018 so long as such notes have been defeased, satisfied or discharged in accordance with their terms and (b) any obligations in respect of International Coal Group, Inc’s 9.00% Convertible Senior Notes due 2012 and 4.00% Convertible Senior Notes due 2017 so long as such notes are converted, redeemed or otherwise discharged not later than 60 days following the Closing Date.

Regulated Substances shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Health and Safety Laws as a “hazardous substance”, “pollutant”, “pollution”, “contaminant”, “hazardous or toxic substance”, “extremely hazardous substance”, “toxic chemical”, “toxic substance”, “toxic waste”, “hazardous waste”, “special handling waste”, “industrial waste”, “residual waste”, “solid waste”, “municipal waste”, “mixed waste”, “infectious waste”, “chemotherapeutic waste”, “medical waste”, or “regulated substance” or any other material, substance or waste, regardless of its form or nature, which is regulated by the Environmental Health and Safety Laws due to its radioactive, ignitable, corrosive, reactive, explosive, toxic, carcinogenic or infectious properties or nature, or which otherwise is regulated by any applicable Environmental Health and Safety Laws including, without limitation, coal and other minerals, coal refuse, run-of-mine coal, acid mine drainage, petroleum and petroleum products (including crude oil and any fractions thereof), natural gas, coalbed methane gas, synthetic gas and any mixtures thereof, asbestos, urea formaldehyde, polychlorinated biphenyls, mercury and radioactive substances.

Regulation U shall mean Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

Reimbursement Obligation shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Related Parties shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

Release shall mean anything defined as a “release” under CERCLA or RCRA.

Relief Proceeding shall mean any proceeding seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.

Remedial Action shall mean any investigation, identification, preliminary assessment, characterization, delineation, feasibility study, cleanup, corrective action, removal, remediation, risk assessment, fate and transport analysis, in-situ treatment, the treatment of discharges or seeps, containment, operation and maintenance or management in-place, control, abatement or other response actions to Regulated Substances and any closure or post-closure measures, or reclamation activities associated therewith.

Removal Effective Date shall have the meaning assigned to such term in Section 10A.6.

Replacement Sales Certificate shall have the meaning assigned to such term in Section 8.2.4(iii) [Dispositions of Assets or Subsidiaries].

Reportable Event shall mean a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan (other than any such event as to which the thirty-day notice period is waived).

Required Lenders shall mean the Lenders (other than any Defaulting Lender) having more than 50% of the sum of (a) the aggregate amount of the Revolving Credit Commitments of the Revolver Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender) plus (b) the aggregate amount of the Term Loans of the Term Loan Lenders (excluding any Defaulting Lender).

Required Share shall have the meaning assigned to such term in Section 5.11 [Settlement Date Procedures].

Resignation Effective Date shall have the meaning assigned to such term in Section 10A.6.

Responsible Officer shall mean each of the chief executive officer, president, chief financial officer and treasurer of the Borrower.

Revolver Administrative Agent shall mean PNC Bank, National Association, and its successors and assigns.

Revolver Administrative Agent’s Fee shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].

Revolver Administrative Agent’s Letter shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].

Revolver Applicable Margin shall mean, as applicable:

(A)          the percentage spread to be added to the Base Rate applicable to Revolving Credit Loans under the Base Rate Option based on the Senior Secured Leverage Ratio then in effect according to the revolver pricing grid on Schedule 1.1(A) below the heading “Revolving Credit Base Rate Spread”, or

(B)          the percentage spread to be added to the LIBOR Rate applicable to Revolving Credit Loans under the LIBOR Rate Option based on the Senior Secured Leverage Ratio then in effect according to the revolver pricing grid on Schedule 1.1(A) below the heading “Revolving Credit LIBOR Rate Spread”.

Revolver Lenders shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder and designated as having a Revolving Credit Loan Commitment, each of which is referred to herein as a Revolver Lender.

Revolver Prime Rate shall mean for any day, the interest rate per annum announced from time to time by the Revolver Administrative Agent at its Principal Office as its then prime rate for such day, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Revolver Administrative Agent.  Any change in the Revolver Prime Rate shall take effect at the opening of business on the day such change is announced.

Revolver Required Lenders shall mean Revolver Lenders (other than any Defaulting Lender) having more than 50% of the aggregate amount of the Revolving Credit Commitments of the Revolver Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the sum of the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender).

Revolving Credit Commitment shall mean, as to any Revolver Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Revolving Credit Loans,” as such Commitment is thereafter assigned or modified and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Revolver Lenders.

Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Revolver Lenders or one of the Revolver Lenders to the Borrower pursuant to Section 2.1 [Revolving Credit Commitments] or 2.9.3 [Disbursements, Reimbursement].

Revolving Credit Facility shall have that meaning set forth in the recitals hereto.

Revolving Credit Facility Participant has the meaning specified in Section 11.8.4 [Participations].

Revolving Credit Facility Participant Register has the meaning specified in Section 11.8.4 [Participations].

Revolving Facility Usage shall mean at any time the lesser of (i) the sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations or (ii) the Unsecured Senior Notes Cap.

Sanction(s) means any international economic sanction administered or enforced by the Office of Foreign Asset Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

SEC shall mean the Securities and Exchange Commission or any governmental agencies substituted therefor.

Secured Parties shall have the meaning set forth in the Collateral Sharing Agreement and Secured Party shall mean any one of the Secured Parties.

Securitization Subsidiary shall mean a Subsidiary of the Borrower (all of the outstanding equity interests of which, other than de minimis preferred stock and director’s qualifying shares, if any, are owned, directly or indirectly, by the Borrower) that is established for the limited purpose of acquiring and financing Receivables Assets and interests therein of the Borrower or any Subsidiary of the Borrower and engaging in activities ancillary thereto.

Security Agreements shall mean collectively the Security Agreements in substantially the form of Exhibit 1.1(S)(1) hereto in the case of the Borrower and in substantially the form of Exhibit 1.1(S)(2) hereto in the case of each Guarantor, and each other security agreement in form and substance acceptable to each Administrative Agent, each as executed and delivered by the applicable Loan Parties for the benefit of the Lenders, as the same may be supplemented, amended, restated, replaced, or modified from time to time, and Security Agreement shall mean any of the Security Agreements.

Senior Secured Debt shall mean for any Person, as of any date of determination, all of the following Debt of such Person and its Subsidiaries, determined without duplication (provided, however, that with respect to the Borrower and its Subsidiaries:  (a) the amount of all obligations in respect of bonus bid payments related to any U.S. Federal coal lease for which the Borrower or any Subsidiary of the Borrower is a lessee shall be expressly excluded from the amount of Senior Secured Debt and (b) the amount of the AWR Senior Notes shall be expressly excluded from the amount of Senior Secured Debt):

(i)            all Debt in respect of Obligations under this Agreement,

(ii)           all Debt secured by any Purchase Money Security Interest,

(iii)          all Debt in respect of obligations under any capital lease (with the amount of such Debt and the determination of whether a lease is a capital or operating lease being made in accordance with GAAP), and

(iv)          all other Debt which by its terms is secured by the assets of any Person or any Subsidiary of any Person.

Senior Secured Leverage Ratio shall mean the ratio of the amounts under the following clauses (a) and (b):  (a) Total Net Funded Senior Secured Debt of the Borrower and its Subsidiaries (excluding Special Subsidiaries), plus, without duplication, the Appropriate Percentage of Senior Secured Debt of each Special Subsidiary, each on a consolidated basis in accordance with GAAP (as the numerator) to (b) the sum of EBITDA of the Borrower and its Subsidiaries (excluding Special Subsidiaries), plus, without duplication, the Appropriate Percentage of each Special Subsidiary’s EBITDA, each on a consolidated basis in accordance with GAAP (as the denominator).  For purposes of calculating the Senior Secured Leverage Ratio, Total Net Funded Senior Secured Debt shall be determined as of the end of each fiscal quarter of the Borrower and EBITDA shall be determined as of the end of each fiscal quarter of the Borrower for the four fiscal quarters then ended.

Settlement Date shall mean the Business Day on which the Revolver Administrative Agent elects to effect settlement pursuant Section 5.11 [Settlement Date Procedures].

Significant Subsidiary shall mean individually any Subsidiary of Borrower other than the Excluded Subsidiaries, the Foreign Subsidiaries, each Bonding Subsidiary, each Securitization Subsidiary, the Inactive Subsidiaries, and Significant Subsidiaries shall mean collectively all Subsidiaries of Borrower other than the Excluded Subsidiaries, the Foreign Subsidiaries, each Bonding Subsidiary, each Securitization Subsidiary, and the Inactive Subsidiaries.  Notwithstanding the foregoing, upon the earlier of (i) the satisfaction of the events contained in Sections 8.1.16 [Acquisition of Arch Western] and 8.1.17 [Purchase, Redemption or Defeasance of AWR Senior Notes] of this Agreement or (ii) October 31, 2012, AWAC, Arch Western and the Subsidiaries of Arch Western shall cease being Excluded Subsidiaries and shall become Significant Subsidiaries (other than Inactive Subsidiaries and Foreign Subsidiaries of Arch Western).

Solvent shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Special Joint Venture shall have the meaning assigned to that term in Section 8.1.12 [Collateral; Further Assurances].

Special Subsidiary shall mean each Person to be treated as a Subsidiary in accordance with the proviso to the definition of Permitted Joint Venture.

Standard & Poor’s shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Standby Letter of Credit shall mean a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties incurred in the ordinary course of business.

Subsidiary of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries, (iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled by such Person or one or more of such Person’s Subsidiaries.  It is expressly agreed that each Special Subsidiary shall be deemed to be a Subsidiary of the Borrower for the purposes of this Agreement, except that for purposes of calculating the Leverage Ratio, the Interest Coverage Ratio, and the Senior Secured Leverage Ratio, for each Special Subsidiary only the Appropriate Percentage of the assets, income, expenses, liabilities and other applicable items shall be included as described more fully in the definitions of “EBITDA,” “Leverage Ratio,” and “Senior Secured Leverage Ratio.”

Subsidiary Shares shall have the meaning assigned to that term in Section 6.1.2 [Shares of Borrower; Subsidiaries; and Subsidiary Shares].

Statements shall have the meaning specified in Section 6.1.7(i) [Historical Statements].

Swing Loan Commitment shall mean the Swing Loan Lender’s commitment to make Swing Loans to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof in an aggregate principal amount up to $25,000,000.

Swing Loan Lender shall mean PNC Bank and its successors and assigns as permitted hereunder.

Swing Loan Note shall mean the Swing Loan Note of the Borrower in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.5.2 [Swing Loan Requests] hereof.

Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by PNC to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof.

Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

Term Loan Administrative Agent shall mean Bank of America, N.A. and its successors and assigns.

Term Loan Administrative Agent Fee Letter shall mean that certain Administrative Agent Fee Letter, dated as of April 30, 2012, among the Borrower and the Agents for the Term Loan Facility.

Term Loan Applicable Margin shall mean, (a) until the date that is twelve months after the First Amendment Effective Date (i) the percentage spread to be added to the LIBOR Rate applicable to Term Loans under the LIBOR Rate Option, which shall be equal to 4.50% and (ii) the percentage spread to be added to the Base Rate applicable to Term Loans under the Base Rate Option, which shall be equal to 3.50% and (b) at all times thereafter, as set forth on the grid below:

Leverage Ratio	Term Loan Applicable Margin for the Base Rate Option	Term Loan Applicable Margin for the LIBOR Rate Option

Greater than or equal to 4.00:1.00	3.50%	4.50%

Less than 4.00:1.00	3.25%	4.25%

Term Loan Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) (as amended or supplemented from time to time) in the column labeled “Amount of Commitment for Term Loans,” as such Commitment is thereafter assigned or modified and Term Loan Commitments shall mean the aggregate Term Loan Commitments of all of the Term Loan Lenders.

Term Loan Facility shall have that meaning set forth in the recitals hereto.

Term Loan Facility Participant has the meaning specified in Section 11.9.4 [Term Loan Participations].

Term Loan Facility Participant Register has the meaning specified in Section 11.9.4 [Term Loan Participations].

Term Loan Facility Register has the meaning specified in Section 11.9.3 [Term Loan Register].

Term Loan Fee Letter shall mean that certain Fee Letter, dated as of April 30, 2012, among the Borrower and the Agents for the Term Loan Facility.

Term Loan Lenders shall mean the financial institutions named on Schedule 1.1 (B) (as amended or supplemented from time to time) and their respective successors and assigns as permitted hereunder and designated as having a Term Loan Commitment, each of which is referred to herein as a Term Loan Lender.

Term Loan Prime Rate shall mean the “prime rate” set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

Term Loan Repayment Amount shall have the meaning specified in Section 2.6.7.

Term Loan Repayment Date shall have the meaning specified in Section 2.6.7.

Term Loan Required Lenders shall mean Term Loan Lenders (other than any Defaulting Lender) having more than 50% of the sum of the aggregate amount of the Term Loans of the Term Loan Lenders (excluding any Defaulting Lender).

Term Loan Syndication Agent shall mean PNC, its successors and assigns.

Term Loans shall mean collectively, and Term Loan shall mean separately, all Term Loans, any Term Loan made by the Term Loan Lenders or one of the Term Loan Lenders to the Borrower pursuant to Section 2.1.3. [Term Loans] or any Incremental Term Loans made by any Lender or New Lender to the Borrower pursuant to Section 2.11 [Increase in Commitments and Incremental Term Loans].

Thunder Basin LLC Agreement shall mean that certain Limited Liability Company Agreement, dated as of July 10, 1998, as amended, of Thunder Basin Coal Company, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware.

Total Net Funded Debt shall mean, as of any date of determination, an amount equal to the difference between the amount under the following clause (a) and the amount under the following clause (b):

(a)           the aggregate amount of Debt of the Borrower and its Subsidiaries as of such date, less

(b)           the aggregate amount of all cash and cash equivalents of the Borrower and its Subsidiaries as determined, on a consolidated basis in accordance with GAAP, as of such date (other than cash and cash equivalents which secure the Permitted Secured Letter of Credit Facility as of such date.

Total Net Funded Senior Secured Debt shall mean, as of any date of determination, an amount equal to the difference between the amount under the following clause (a) and the amount under the following clause (b):

(a)           the aggregate amount of Senior Secured Debt of the Borrower and its Subsidiaries as of such date, less

(b)           the aggregate amount of all cash and cash equivalents of the Borrower and its Subsidiaries as determined, on a consolidated basis in accordance with GAAP, as of such date (other than cash and cash equivalents which secure the Permitted Secured Letter of Credit Facility as of such date).

UCC Collateral shall mean the property of the Loan Parties in which security interests are to be granted under the Security Agreements.

Uniform Commercial Code shall have the meaning assigned to that term in Section 6.1.22.1 [Security Interests and Mortgage Liens].

Unsecured Senior Notes shall mean the unsecured senior notes of the Borrower that are issued pursuant to any Unsecured Senior Notes Indenture.

Unsecured Senior Notes Cap shall mean an amount equal to the maximum amount of Indebtedness outstanding under any “Credit Facilities” (as such term is defined in the Unsecured Senior Note Indenture dated July 31, 2009) that can be secured by Liens permitted under clause (a) of the definition of “Permitted Liens” contained in the Unsecured Senior Note Indenture dated July 31, 2009 (as in effect from time to time); provided that if the foregoing restrictions are no longer applicable (including after the defeasance or discharge of the Unsecured Senior Note Indenture), the Unsecured Senior Notes Cap shall mean the amount of Indebtedness outstanding under any “Credit Facilities” (as such term is defined in the Unsecured Senior Note Indenture dated August 9, 2010) that can be secured by Liens permitted under clause (a) of the definition of “Permitted Lien” contained in the Unsecured Senior Note Indenture dated August 9, 2010; (as in effect from time to time) to the extent such restrictions are applicable. Notwithstanding the foregoing, to the extent that the Borrower enters into any other Unsecured Senior Note Indentures after the Closing Date that contain similar restrictions on the definition of “Permitted Lien” (or such similar definition) that are more restrictive than those contained in the Unsecured Senior Note Indentures existing as of the Closing Date, the terms of those more restrictive Permitted Lien Definitions shall be used in determining the Unsecured Senior Notes Cap.

Unsecured Senior Notes Indenture shall mean the any indenture governing the issuance of certain unsecured notes by the Borrower, and without regard to any restatement, amendment, modification or supplement thereof, other than those restatements, amendments modifications or supplements that may be necessary to add a guarantor subsidiary thereto in accordance with the terms thereof.

USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

U.S. Person shall mean a “United States person” within the meaning of Section 7701(a)(30) of the Code, or any person treated as a United States person for purposes of the Code.

U.S. Tax Compliance Certificate shall have the meaning assigned to that term in Section 5.9.6 [Status of Lenders].

Weighted Average Life to Maturity means, when applied to any Debt on any date, the number of years obtained by dividing:  (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Debt.

Yield Differential means, with respect to any Incremental Term Loans made pursuant to Section 2.11 [Increase in Commitments and Incremental Term Loans], (i) the Effective Yield applicable to such Incremental Term Loans minus (ii) the Effective Yield applicable to the Initial Term Loans, minus (iii) 50 basis points.

1.2          Construction.  Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (ii) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person’s successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (ix) unless otherwise specified, all references herein to times of day shall be references to Eastern Time.

1.3          Accounting Principles; Changes in GAAP.  Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing Statements referred to in Section 6.1.7(i) [Historical Statements].  Notwithstanding the foregoing, if the Borrower notifies each Administrative Agent in writing that the Borrower wishes to amend any financial covenant in Section 8.2 of this Agreement, any related definition and/or the definition of the term Senior Secured Leverage Ratio for purposes of interest and Letter of Credit Fee determinations to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such financial covenants and/or interest, Letter of Credit Fee or Commitment Fee determinations (or if either Administrative Agent notifies the Borrower in writing that the Required Lenders wish to amend any financial covenant in Section 8.2, any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any such change in GAAP), then the applicable Administrative Agents, the Lenders and the Borrower shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the applicable Required Lenders, as set forth in Section 11.1); provided that the Borrower will not be required to engage the Term Loan Administrative Agent and Term Loan Lenders in negotiation if the proposed amendment affects only the computation of the covenants set forth in Sections 8.2.8, 8.2.10, 8.2.11, 8.2.12 and 8.2.21; provided further that, until so amended, the Loan Parties’ compliance with such covenants and/or the definition of the term Senior Secured Leverage Ratio for purposes of interest and Letter of Credit Fee determinations shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants or definitions are amended in a manner satisfactory to the Borrower and the Revolver Required Lenders, and the Loan Parties shall provide to each Administrative Agent, when they deliver their financial statements pursuant to Section 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements] of this Agreement, such reconciliation statements as shall be reasonably requested by the Revolver Administrative Agent.

1.4          Term Loan Administrative Agent and Revolver Administrative Agent.  For the avoidance of doubt, all references to an Administrative Agent or an “applicable Administrative Agent” shall be construed to refer to the Term Loan Administrative Agent in regard to matters relating exclusively to the Term Loan Facility, the Revolver Administrative Agent, in regard to matters relating exclusively to the Revolving Credit Facility and both the Term Loan Administrative Agent and the Revolver Administrative Agent for matters that affect both Facilities.  In the event that Revolving Credit Facility expires, all references to an Administrative Agent or an “applicable Administrative Agent” shall be construed to refer to the Term Loan Administrative Agent.  In the event that Term Loan Facility expires, all references to an Administrative Agent or an “applicable Administrative Agent” shall be construed to refer to the Revolver Administrative Agent.  The Term Loan Administrative Agent shall retain all power, authority and discretion with regard to the Term Loan Facility and the Revolver Administrative

Agent shall retain all power, authority and discretion with regard to the Revolving Credit Facility in each case to the extent such power, authority and discretion is delegated to an Administrative Agent under this Agreement.

2.             THE FACILITIES

2.1          The Loans.

2.1.1          Revolving Credit Loans.  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Revolver Lender severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date; provided that after giving effect to each such Revolving Credit Loan (i) the aggregate amount of Revolving Credit Loans from such Revolver Lender shall not exceed such Revolver Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of the Letter of Credit Obligations and (ii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments.  Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.

2.1.2          Swing Loan Commitment.  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, the Swing Loan Lender may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the “Swing Loans”) to the Borrower at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of $25,000,000, provided that after giving effect to such Swing Loan, the Revolving Facility Usage shall not exceed the Revolving Credit Commitments.  Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.2.

2.1.3          Term Loans.  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Term Loan Lender severally agrees to make a Term Loan to the Borrower on the First Amendment Effective Date; provided that after giving effect to each such Term Loan the aggregate amount of Term Loans from such Term Loan Lender shall not exceed such Term Loan Lender’s Term Loan Commitment and provided further that the Borrower may not reborrow any Term Loans once repaid.

2.2          Nature of Lenders’ Obligations with Respect to Loans.  (a) Each Revolver Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests; Term Loan Requests] in accordance with its Ratable Share.  The aggregate of each Revolver Lender’s Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations.  The obligations of each Revolver Lender hereunder are several.  The failure of any Revolver Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Revolver

Lender to perform its obligations hereunder.  The Revolver Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

(b)           Each Term Loan Lender shall be obligated to participate in the request for Term Loans pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests; Term Loan Requests] in accordance with its Ratable Share.  The obligations of each Term Loan Lender hereunder are several.  The failure of any Term Loan Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder.  The Term Loan Lenders shall have no obligation to make Term Loans hereunder on or after 5:00 p.m. on the Expiration Date.

2.3          Commitment Fees.  Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Revolver Administrative Agent for the account of each Revolver Lender according to its Ratable Share (for purposes of this computation, the Swing Loan Lender’s right to receive a Commitment Fee shall be calculated by including all outstanding Swing Loans in the determination of usage in clause (ii) below), a nonrefundable commitment fee (the “Commitment Fee”) equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) multiplied by the average daily difference between the amount of (i) the Revolving Credit Commitments and (ii) the sum of the outstanding Revolving Credit Loans and the Letter of Credit Obligations; provided, however, that any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Revolver Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Revolver Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no Commitment Fee shall accrue with respect to the Revolving Commitment of a Defaulting Lender so long as such Revolver Lender shall be a Defaulting Lender.  Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on each Payment Date.

2.4          Other Fees.  The Borrower shall pay to the Arrangers and the Term Loan Administrative Agent, as applicable, for their own respective accounts fees in the amounts and at the times specified in the Term Loan Fee Letter and the Term Loan Administrative Agent Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.5          Revolving Credit Loan Requests; Swing Loan Requests.

2.5.1          Revolving Credit Loan Requests.  Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Revolver Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Revolver Administrative Agent, not later than 11:00 a.m., (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the LIBOR Rate Option applies or the conversion to or the renewal of the LIBOR Rate Option for any Revolving Credit Loans; and (ii) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Revolving Credit Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a “Revolver Loan Request”), it being understood that the Revolver Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.  Each Revolver Loan Request shall be irrevocable and shall specify the aggregate amount of the proposed Revolving Credit Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be in (x) integral multiples of $1,000,000 and not less than $5,000,000 for each Borrowing Tranche under the LIBOR Rate Option, and (y) integral multiples of $1,000,000 and not less than the lesser of $5,000,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies for each Borrowing Tranche under the Base Rate Option.

2.5.2          Swing Loan Requests.  Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Swing Loan Lender to make Swing Loans by delivery to the Swing Loan Lender not later than 12:00 noon on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.5.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a “Swing Loan Request”), it being understood that the Revolver Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.  Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $1,000,000 and shall be an integral multiple of $100,000.

2.5.3          Term Loan Requests.  Each Term Loan and each conversion to or the renewal of the LIBOR Rate Option shall be made upon the Borrower’s duly completed irrevocable request therefor substantially in the form of Exhibit 2.5.3, completed and signed by a Responsible Officer of the Borrower, or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a “Term Loan Request”). Each Term Loan Request must be received by the Term Loan Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any borrowing of, conversion to or renewal of LIBOR Rate Loans or of any conversion of LIBOR Rate Loans to Base Rate Loans, and (ii) on the requested date of any borrowing of Base Rate Loans.  Each telephonic notice by the Borrower pursuant to this Section must be confirmed promptly by delivery to the Term Loan Administrative Agent of a written Term Loan Request, appropriately completed and signed by a Responsible Officer of the Borrower.  Each borrowing of, conversion to or renewal of LIBOR Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Term Loan Request (whether telephonic or written) shall specify (i) whether the Borrower is requesting a borrowing, a conversion of Term Loans, or a renewal of LIBOR Rate Loans, (ii) the requested date of the borrowing, conversion or renewal, as the case may be (which shall be a Business Day), (iii) the principal amount of Term Loans to be borrowed, converted or renewed, (iv) whether the LIBOR Rate Option or Base Rate Option shall apply to such Term Loans to be borrower or to be converted to, and (v) if applicable, the duration of the Interest Period with respect thereto. During the existence of a Potential Default or an Event of Default, no Term Loans may be requested as, converted to or renewed as LIBOR Rate Loans without the consent of the Term Loan Required Lenders.

2.6          Making Loans; Presumptions by the Administrative Agents; Repayment of Loans; Borrowings to Repay Swing Loans.

2.6.1          Making Loans.

(a)           Making Revolving Credit Loans.  The Revolver Administrative Agent shall, promptly after receipt by it of a Revolver Loan Request pursuant to Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests; Term Loan Requests], notify the Revolver Lenders of its receipt of such Revolver Loan Request specifying the information provided by the Borrower and the apportionment among the Revolver Lenders of the requested Revolving Credit Loans as determined by the Revolver Administrative Agent in accordance with Section 2.2 [Nature of Lenders’ Obligations with Respect to Loans].  Each Revolver Lender shall remit the principal amount of each Revolving Credit Loan to the Revolver Administrative Agent such that the Revolver Administrative Agent is able to, and the Revolver Administrative Agent shall, to the extent the Revolver Lenders have made funds available to it for such purpose and subject to Section 7 [Conditions of Lending and Issuance of Letters of Credit], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., on the applicable Borrowing Date; provided that if any Revolver Lender fails to remit such funds to the Revolver Administrative Agent in a timely manner, the Revolver Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Revolver Lender on such Borrowing Date, and such Revolver Lender shall be subject to the repayment obligation in Section 2.6.2 [Presumptions by the Administrative Agents].

(b)           Making Term Loans.  Following receipt of a Term Loan Request the Term Loan Administrative Agent shall promptly notify each Term Loan Lender of the amount of its Ratable Share of the applicable Term Loans, and if no timely notice of a conversion or renewal is provided by the Borrower, the Term Loan Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection.  In the case of a borrowing of Term Loans, each Term Loan Lender shall make the amount of its Term Loan available to the Term Loan Administrative Agent in immediately available funds at the Term Loan Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Request.  Upon satisfaction of the applicable conditions set forth in Section 7.2 (and, if such Borrowing is on the First Amendment Effective Date, the conditions precedent contained therein), the Term Loan Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Term Loan Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Term Loan Administrative Agent by the Borrower.

2.6.2          Presumptions by the Administrative Agents.  (a) In the case of the:

(i)            Revolving Credit Facility, unless the Revolver Administrative Agent shall have received notice from a Revolver Lender prior to the proposed time of any Revolver Loan that such Revolver Lender will not make available to the Revolver Administrative Agent such Revolver Lender’s share of such Revolver Loan, the Revolver Administrative Agent may assume that such Revolver Lender has made such share available on such date in accordance with Section 2.6.1(a) [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Revolver Lender has not in fact made its share of the applicable Revolver Loan available to the Revolver Administrative Agent, then the applicable Revolver Lender and the Borrower severally agree to pay to the Revolver Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Revolver Administrative Agent, at (i) in the case of a payment to be made by such Revolver Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Revolver Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Revolver Loans under the Base Rate Option.  If such Revolver Lender pays its share of the applicable Loan to the Revolver Administrative Agent, then the amount so paid shall constitute such Revolver Lender’s Loan.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Revolver Lender that shall have failed to make such payment to the Revolver Administrative Agent; or

(ii)           Term Loan Facility, unless the Term Loan Administrative Agent shall have received notice from a Term Loan Lender prior to the proposed date of a borrowing of Term Loans bearing interest at the LIBOR Rate (or, in the case of a borrowing of Term Loans bearing interest at the Base Rate, prior to 12:00 noon on the date of such borrowing) that such Term Loan Lender will not make available to the Term Loan Administrative Agent such Term Loan Lender’s share of such borrowing, the Term Loan Administrative Agent may assume that such Term Loan Lender has made such share available on such date in accordance with Section 2.6.1 (b) [Making Term Loans] and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Term Loan Lender has not in fact made its share of the applicable borrowing available to the Term Loan Administrative Agent, then the applicable Term Loan Lender and the Borrower severally agree to pay to the Term Loan Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Term Loan Administrative Agent, at (A) in the case of a payment to be made by such Term Loan Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Term Loan Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Term Loan Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable under the Base Rate Option.  If the Borrower and such Term Loan Lender shall pay such interest to the Term Loan Administrative Agent for the same or an overlapping period, the Term Loan Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Term Loan Lender pays its share of the applicable borrowing to the Term Loan Administrative Agent, then the amount so paid shall constitute such Term Loan Lender’s Loan included in such borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Term Loan Administrative Agent.

(b)           Failure to Satisfy Conditions Precedent.  If any Lender makes available to the applicable Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 2, and such funds are not made available to the Borrower by such Administrative Agent because the conditions to the applicable borrowing set forth in Section 7 are not satisfied or waived in accordance with the terms hereof, such Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(c)           Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.3.3 are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.3.3 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.3.3.

(d)           Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.6.3          Making Swing Loans.  So long as the Swing Loan Lender elects to make Swing Loans PNC shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5.2 [Swing Loan Requests] fund such Swing Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 4:00 p.m. on the Borrowing Date.

2.6.4          Repayment of Revolving Credit Loans.  The Borrower shall repay the Revolving Credit Loans together with all outstanding interest thereon on the applicable Expiration Date.

2.6.5          Borrowings to Repay Swing Loans.  The Swing Loan Lender may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Revolver Lender shall make a Revolving Credit Loan in an amount equal to such Revolver Lender’s Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if the Swing Loan Lender so requests, accrued interest thereon, provided that no Revolver Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable Share of Letter of Credit Obligations.  Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.5.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision.  The Swing Loan Lender shall provide notice to the Revolver Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.6.5 and of the apportionment among the Revolver Lenders, and the Revolver Lenders shall be unconditionally obligated to fund such Revolving Credit Loans

(whether or not the conditions specified in Section 2.5.1 [Revolving Credit Loan Requests] are then satisfied) by the time the Swing Loan Lender so requests, which shall not be earlier than 3:00 p.m. on the Business Day next after the date the Revolver Lenders receive such notice from the Swing Loan Lender.

2.6.6          Swing Loans Under Cash Management Agreements.  In addition to making Swing Loans pursuant to the foregoing provisions of Section 2.6.3 [Making Swing Loans], without the requirement for a specific request from the Borrower pursuant to Section 2.5.2 [Swing Loan Requests], the Swing Loan Lender may make Swing Loans to the Borrower in accordance with the provisions of the agreements between the Borrower and such Swing Loan Lender relating to the Borrower’s deposit, sweep and other accounts at such Swing Loan Lender and related arrangements and agreements regarding the management and investment of the Borrower’s cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in the Borrower’s accounts which are subject to the provisions of the Cash Management Agreements.  Swing Loans made pursuant to this Section 2.6.6 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.2 [Swing Loan Commitment], (ii) not be subject to the limitations as to individual amount set forth in Section 2.5.2 [Swing Loan Requests], (iii) be payable by the Borrower, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event (1) later than the Expiration Date or (2) lower than the rates applicable to such Swing Loans pursuant to Section 4.1.1 [Revolving Credit Interest Rate Options; Swing Line Interest Rate]), (iv) not be made at any time after such Swing Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Revolver Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid by the Borrower in accordance with the provisions of the Cash Management Agreements, be subject to each Revolver Lender’s obligation pursuant to Section 2.6.5 [Borrowings to Repay Swing Loans], and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2.

2.6.7          Repayment of Term Loans.  The Borrower shall repay to the Term Loan Administrative Agent, for the benefit of the Term Loan Lenders, on each date set forth below (each a “Term Loan Repayment Date”), a principal amount of the Term Loans (as such principal amount may be reduced by, and after giving effect to, any voluntary and mandatory prepayments made in accordance with Section 5) (each such amount, the “Term Loan Repayment Amount”) , in each case as set forth below opposite such:

Term Loan Repayment Date	Term Loan Repayment Amount

September 30, 2012	3,500,000
December 31, 2012	3,500,000
March 31, 2013	3,500,000
June 30, 2013	3,500,000
September 30, 2013	3,500,000
December 31, 2013	3,500,000
March 31, 2014	3,500,000
June 30, 2014	3,500,000

Term Loan Repayment Date	Term Loan Repayment Amount

September 30, 2014	3,500,000
December 31, 2014	3,500,000
March 31, 2015	3,500,000
June 30, 2015	3,500,000
September 30, 2015	3,500,000
December 31, 2015	3,500,000
March 31, 2016	3,500,000
June 30, 2016	3,500,000
September 30, 2016	3,500,000
December 31, 2016	3,500,000
March 31, 2017	3,500,000
June 30, 2017	3,500,000
September 30, 2017	3,500,000
December 31, 2017	3,500,000
March 31, 2018	3,500,000
Expiration Date	Balance of outstanding Term Loans

2.7          Notes.  The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans and Swing Loans made to it by each Lender, together with interest thereon, shall, unless otherwise directed by such Lender, be evidenced by a revolving credit Note and a swing Note, dated the Closing Date payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment or Swing Loan Commitment, as applicable, of such Lender.

2.8          Intentionally Omitted.

2.9          Letter of Credit Subfacility.

2.9.1          Issuance of Letters of Credit.  On the Closing Date, the outstanding letters of credit previously issued under the Existing Credit Agreement that are set forth on Schedule 2.9.1 (the “Existing Letters of Credit”) will automatically, without any action on the part of any Person, be deemed to be Letters of Credit issued hereunder for the account of the Borrowers for all purposes of this Agreement and the other Loan Documents.  Borrower may at any time prior to the Expiration Date request the issuance of a Standby Letter of Credit or a Commercial Letter of Credit (each a “Letter of Credit”) on behalf of itself, another Loan Party for the benefit of any Bonding Subsidiary or for the benefit of any member of the Arch Western Group, or the amendment or extension of an existing Letter of Credit, by delivering or having such other Loan Party deliver to the Issuing Lender (with a copy to the Revolver Administrative Agent) a completed application and agreement for letters of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 11:00 a.m. at least three (3) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance.  Promptly after receipt of any letter of credit application, the Issuing Lender shall confirm with the

Revolver Administrative Agent (by telephone or in writing) that the Revolver Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide the Revolver Administrative Agent with a copy thereof.  Unless the Issuing Lender has received notice from any Revolver Lender, the Revolver Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Revolver Lenders set forth in this Section 2.9, the Issuing Lender or any of the Issuing Lender’s Affiliates will issue a Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twenty-four (24) months from the date of issuance; provided that any such Letter of Credit may automatically renew if such Letter of Credit has an automatic renewal feature set forth in the terms thereof, unless the applicable Issuing Lender or Issuing Lender’s Affiliate gives notice of termination of such Letter of Credit, and (B) in no event expire later than ten (10) Business Days prior to the Expiration Date; provided that any Letter of Credit scheduled to expire after the Expiration Date is subject to the requirements in Section 2.9.11 [Cash Collateral Prior to the Expiration Date] and provided further that in no event shall (i) the Letters of Credit Outstanding with respect to all Letters of Credit exceed, at any one time, the Revolving Credit Commitments, (ii) after giving effect to all such Letters of Credit, the Revolving Facility Usage exceed the Revolving Credit Commitments.  Each request by the Borrower for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrower that it shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit.  Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to Borrower and the Revolver Administrative Agent a true and complete copy of such Letter of Credit or amendment.

2.9.2          Letter of Credit Fees.  The Borrower shall pay (i) to the Revolver Administrative Agent for the ratable account of the Revolver Lenders a fee (the “Letter of Credit Fee”) equal to the Applicable Letter of Credit Fee Rate, and (ii) to the Issuing Lender for its own account a fronting fee equal to 0.125% per annum (in each case computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average Letter of Credit Obligations and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit.  The Borrower shall also pay to the Issuing Lender for the Issuing Lender’s sole account the Issuing Lender’s then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

2.9.3          Disbursements, Reimbursement.  Immediately upon the issuance of each Letter of Credit, each Revolver Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Revolver Lender’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

2.9.3.1          In the event of any request for a drawing under a Letter of Credit (including the Existing Letters of Credit) by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrower and the Revolver Administrative Agent thereof.  Promptly after it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) the Issuing Lender prior to 12:00 noon on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a “Drawing Date”) by paying to the Revolver Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender.  In the event the Borrower fails to reimburse the Issuing Lender (through the Revolver Administrative Agent) for the full amount of any drawing under any Letter of Credit by 12:00 noon on the Drawing Date, the Revolver Administrative Agent will promptly notify each Revolver Lender thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Revolver Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] other than any notice requirements.  Any notice given by the Revolver Administrative Agent or Issuing Lender pursuant to this Section 2.9.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.  It is hereby understood that to the extent the Borrower is unable to meet its Reimbursement Obligation on such Drawing Date, the repayment of such Reimbursement Obligation pursuant to the second sentence of this Section 2.9.3.1 shall be deemed to satisfy such obligation

2.9.3.2          Each Revolver Lender shall upon any notice pursuant to Section 2.9.3.1 make available to the Revolver Administrative Agent for the account of the Issuing Lender an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Revolver Lenders shall (subject to Section 2.9.3 [Disbursements; Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount.  If any Lender so notified fails to make available to the Revolver Administrative Agent for the account of the Issuing Lender the amount of such Revolver Lender’s Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Revolver Lender’s obligation to make such payment, from the Drawing Date to the date on which such Revolver Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Credit Loans under the Base Rate Option on and after the fourth day following the Drawing Date.  The Revolver Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.9.3.1 above) of the occurrence of the Drawing Date, but failure of the Revolver Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Revolver Lender to effect such payment on such date shall not relieve such Revolver Lender from its obligation under this Section 2.9.3.2.

2.9.3.3          With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.9.3.1, because of the Borrower’s failure to satisfy the conditions set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] other than any notice requirements, or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Lender a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing and the Reimbursement Obligation shall be deemed fulfilled.  Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option.  Each Revolver Lender’s payment to the Revolver Administrative Agent for the account of the Issuing Lender pursuant to Section 2.9.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a “Participation Advance”) from such Revolver Lender in satisfaction of its participation obligation under this Section 2.9.3.

2.9.4          Repayment of Participation Advances.

2.9.4.1          Upon (and only upon) receipt by the Revolver Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Revolver Lender has made a Participation Advance to the Revolver Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Revolver Administrative Agent on behalf of the Issuing Lender will pay to each Revolver Lender, in the same funds as those received by the Revolver Administrative Agent, the amount of such Lender’s Ratable Share of such funds, except the Revolver Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Revolver Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.

2.9.4.2          If the Revolver Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Revolver Administrative Agent for the account of the Issuing Lender pursuant to this Section in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Revolver Lender shall, on demand of the Revolver Administrative Agent, forthwith return to the Revolver Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Revolver Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Revolver Lender to the Revolver Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

2.9.5          Documentation.  Each Loan Party agrees to be bound by the terms of the Issuing Lender’s application and agreement for letters of credit and the Issuing Lender’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party’s own.  In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern.  It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.9.6          Determinations to Honor Drawing Requests.  In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.9.7          Nature of Participation and Reimbursement Obligations.  Each Revolver Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

(i)            any set-off, counterclaim, recoupment, defense or other right which such Revolver Lender may have against the Issuing Lender or any of its Affiliates, the Borrower or any other Person for any reason whatsoever, or which any Loan Party may have against the Issuing Lender or any of its Affiliates, any the Revolver Lender or any other Person for any reason whatsoever;

(ii)           the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.4 [Revolving Credit Loan Requests; Swing Loan Requests; Term Loan Requests], 2.6 [Making Revolving Credit Loans and Swing Loans; Etc.] or 7.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Revolver Lenders to make Participation Advances under Section 2.9.3 [Disbursements, Reimbursement];

(iii)          any lack of validity or enforceability of any Letter of Credit;

(iv)          any claim of breach of warranty that might be made by any Loan Party or any Revolver Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Revolver Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Revolver Lender

or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

(v)           the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;

(vi)          payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii)         the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)        any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after the Issuing Lender shall have furnished such Loan Party and the Revolver Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)          any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

(x)           any breach of this Agreement or any other Loan Document by any party thereto (other than a breach by the Issuing Lender under this Section 2.9 [Letter of Credit Subfacility] with respect to such Letter of Credit);

(xi)          the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(xii)         the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

(xiii)        the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

(xiv)        any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.9.8          Indemnity.  The Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Issuing Lender or any of Issuing Lender’s Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Official Body.

2.9.9          Liability for Acts and Omissions.  As between any Loan Party and the Issuing Lender, or the Issuing Lender’s Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom:  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender’s or its Affiliates rights or powers hereunder.  Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender’s gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.  In no event shall the Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to the Borrower or any Revolver Lender.

2.9.10        Issuing Lender Reporting Requirements.  Each Issuing Lender shall, on the first Business Day of each month, provide to the Revolver Administrative Agent and Borrower a schedule of the Letters of Credit issued by it, in form and substance satisfactory to the Revolver Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Revolver Administrative Agent may request.

2.9.11        Cash Collateral Prior to the Expiration Date.  If any Letter of Credit is outstanding and such Letter of Credit (as it may have previously been extended) will have an expiration date which is after the Expiration Date, then the Borrower shall, on or before the issuance, extension or renewal of such Letter of Credit, deposit and pledge Cash Collateral for each such Letter of Credit in an amount equal to 105% of the face value of such outstanding Letter of Credit plus the amount of fees that would be due under such Letter of Credit through the expiry date of such Letter of Credit.  Such Cash Collateral shall be deposited pursuant to documentation reasonably satisfactory to the Revolver Administrative Agent and such Issuing Lender and the Borrower and shall be maintained in blocked deposit accounts at such Issuing Lender.  The Borrower hereby grants to the applicable Issuing Lender a security interest in all Cash Collateral pledged to such Issuing Lender pursuant to this Section or otherwise under this Agreement.  The Cash Collateral related to a particular Letter of Credit shall be released by the applicable Issuing Lender upon termination or expiration of such Letter of Credit and the reimbursement by the Loan Parties of all amounts drawn thereon and the payment in full of all fees accrued thereon through the date of such expiration or termination.  After the Expiration Date, the Borrower shall pay any and all fees associated with any such Letter of Credit with an expiration date that extends beyond the Expiration Date directly to the applicable Issuing Lender.

2.10        Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)            fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.3 [Commitment Fees];

(ii)           the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders, Revolver Required Lenders or Term Loan Required Lenders, as applicable, have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1 [Modifications, Amendments or Waivers]); provided, that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(iii)          if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Revolver Lender becomes a Defaulting Lender, then:

(a)           all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Ratable Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (w) the conditions set forth in Section 7 [Conditions of Lending and Issuance of Credit] are satisfied at such time (and, unless the Borrower shall have otherwise notified the Revolver Administrative Agent at the time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), (x) the sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans and Letter of Credit Obligations does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments, (y) the sum of the such Revolver Lender’s outstanding Revolving Credit Loans, the outstanding Swing Loans and Letter of Credit Obligations does not exceed the total of all such Lenders’ Revolving Credit Commitments and (z) no Potential Default or Event of Default has occurred and is continuing at such time.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Revolver Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation;

(b)           if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Revolver Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, cash collateralize for the benefit of the Issuing Lender the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Revolver Administrative Agent for so long as such Letter of Credit Obligations are outstanding;

(c)           if the Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Obligations pursuant to clause (b) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations during the period such Defaulting Lender’s Letter of Credit Obligations are cash collateralized;

(d)           if the Letter of Credit Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (a) above, then the fees payable to the Revolver Lenders pursuant to Section 2.9.2 shall be adjusted in accordance with such non-Defaulting Lenders’ Ratable Share; and

(e)           if all or any portion of such Defaulting Lender’s Letter of Credit Obligations are neither reallocated nor cash collateralized pursuant to clause (a) or (b) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Revolver Lender hereunder, all Letter of Credit Fees payable under Section 2.9.2 with respect to such Defaulting Lender’s Letter of Credit Obligations shall be payable to the Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or cash collateralized; and

(iv)          so long as such Revolver Lender is a Defaulting Lender, the Swing Loan Lender shall not be required to fund any Swing Loans and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless such Issuing Lender is satisfied that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or Cash Collateral will be provided by the Borrower in accordance with Section 2.10(iii), and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.10(iii)(a) (and such Defaulting Lender shall not participate therein).

In the event that the applicable Administrative Agent, the Borrower, the Swing Loan Lender and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the applicable Administrative Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Revolver Lenders shall be readjusted to reflect the inclusion of such Revolver Lender’s Commitment, and on such date such Revolver Lender shall purchase at par such of the Revolver Loans of the other Revolver Lenders (other than Swing Loans) as the Revolver Administrative Agent shall determine may be necessary in order for such Revolver Lender to hold such Revolver Loans in accordance with its Ratable Share.

2.11         Increase in Commitments and Incremental Term Loans.

(i)            Increasing Lenders and New Lenders.  The Borrower may, subsequent to a reduction in the Revolving Credit Commitments or outstanding Term Loans hereunder and prior to the applicable Expiration Date, request that (1) the current Revolver Lenders increase their

Revolving Credit Commitments, (2) one or more new lenders (each a “New Lender”) join this Agreement and provide a Revolving Credit Commitment hereunder, (3) the current Term Loan Lenders and/or one or more New Lenders participate in an increase of Term Loan Commitments and (4) the current Term Loan Lenders and/or one or more New Lenders join this Agreement and provide one or more additional tranches of Term Loans (the “Incremental Term Loans”), in each case subject to the following terms and conditions (any current Revolver Lender or Term Loan Lender which elects to increase its Revolving Credit Commitment or Term Loan Commitment, as applicable, shall be referred to as an “Increasing Lender”):

(a)           No Obligation.  No current Lender shall be obligated to (x) increase its Revolving Credit Commitment and/or Term Loan Commitments and any increase in the Revolving Credit Commitment and/or Term Loan Commitments by any current Lender shall be in the sole discretion of such current Lender or (y) provide Incremental Term Loans and any Incremental Term Loans provided by any current Lender shall be in the sole discretion of such current Lender.

(b)           Defaults.  There shall exist no Events of Default or Potential Default on the effective date of such increase immediately prior to and after giving effect to such increase.

(c)           Maximum Amount of Increases and Aggregate Credit Commitments.  The Borrowers may request up to three (3) separate increases of the Revolving Credit Commitments, increases of the Term Loan Commitments and/or incurrences of Incremental Term Loans issued pursuant to this Section the “New Tranche of Term Loan Commitments”), so long as after giving effect to such increase, (i) the sum of the total aggregate increase to the Revolving Credit Commitments plus the total aggregate increase to the Term Loan Commitments, does not exceed $250,000,000 and (ii) the sum of the total Facilities, including any Incremental Term Loans, does not exceed $2,000,000,000.

(d)           Terms of Incremental Term Loans. (i) The Incremental Term Loans (A) shall rank pari passu in right of payment and of security with the initial Term Loans incurred on the First Amendment Effective Date (the “Initial Term Loans”), (B) shall not mature earlier than the Initial Term Loans, (C) shall not have a shorter Weighted Average Life to Maturity than the Initial Term Loans and (D) shall have an amortization schedule (subject to clause (C) above), and interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment premiums as determined by the Borrower and the lenders of the Incremental Term Loans subject to clause (ii) below; and

(ii) If the Effective Yield applicable to the Incremental Term Loans made pursuant to this Section 2.11 exceeds the Effective Yield for the Initial Term Loans made pursuant to Section 2.1.3 by more than 50 basis points, then the interest rates applicable to the Initial Term Loans set forth in Section 4 shall increase by the Yield Differential (it being understood and agreed that any increase in the interest rates payable pursuant to Section 4 that is required under this clause (ii) may, as determined by Term Loan Administrative Agent, in consultation with the Borrower, (x) take the form of interest rate increases or fees, with any such fees being equated to such interest margins in a manner determined by the Term Loan

Administrative Agent and consistent with generally accepted financial practice based on an assumed four-year life to maturity or (y) be accomplished by a combination of an increase in the weighted average interest rates and/or fees).

(e)           Minimum Revolving Credit Commitments.  After giving effect to such increase, the amount of the Revolving Credit Commitments provided by each of the New Lenders and each of the Increasing Lenders shall be at least $10,000,000.

(f)            Resolutions; Opinion; Mortgage Amendments.  The Loan Parties shall deliver to the applicable Administrative Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the applicable Administrative Agent:  (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Credit Commitment and/or Term Loan Commitments and/or the incurrence of Incremental Term Loans has been approved by such Loan Parties, (2) an opinion of counsel, which at Borrower’s option, may be in-house counsel, addressed to the applicable Administrative Agent and the applicable Lenders addressing the authorization, execution and enforceability of the Loan Documents executed in connection with such increase in the Revolving Credit Commitments and/or Term Loan Commitments and/or the incurrence of Incremental Term Loans, (3) within 30 days of such increase, which date may be extended by the Collateral Agent in its reasonable discretion, amendments to the Mortgages executed and delivered by the applicable Loan Parties to the Collateral Agent for the benefit of the Secured Parties to reflect the increase in Revolving Credit Commitments and/or Term Loan Commitments and/or the incurrence of Incremental Term Loans, in form and substance reasonably satisfactory to the applicable Administrative Agent and (4) within 30 days of such increase, which date may be extended by the Collateral Agent in its reasonable discretion, evidence that the Loan Parties have taken all actions required under the Flood Laws and/or requested by the Collateral Agent to assist in ensuring that each applicable Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing the Collateral Agent with the address and/or GPS coordinates of each structure on any real property that is or will be subject to a mortgage in favor of the Collateral Agent, for the benefit of the Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral.  The Loan Parties shall cause the amendments described in clause (3) to be properly recorded and/or filed in the applicable filing or recording offices.  Notwithstanding the preceding, with respect to each Mortgage existing as of the effective date of such increase, if there shall be delivered to the Collateral Agent, for the benefit of the Secured Parties, a written opinion of local counsel in the jurisdiction in which Real Property subject to such Mortgage is located substantially to the effect that no documents, instruments, filings recordings, re-recordings, re-filings or other actions, including the payment of any mortgage recording taxes or similar taxes, are required under applicable Law in order to maintain the continued enforceability, validity or priority of the Lien created by such Mortgage as security for the Obligations, for the benefit of the applicable Lenders, mortgage amendments with respect to Mortgages for Real Property located in such jurisdiction will not be required.

(g)           Notes.  The Borrower shall (at the request of any such Lender) execute and deliver (1) in the case of an Increasing Lender, a replacement revolving credit Note and/or term note reflecting the new amount of such Increasing Lender’s Revolving Credit

Commitment and/or Term Loan Commitments after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be terminated) and (2) in the case of a New Lender, a revolving credit Note and/or term note reflecting the amount of such New Lender’s Revolving Credit Commitment or Term Loan Commitment.

(h)           Approval of New Lenders.  Any New Lender shall be subject to the approval of the applicable Administrative Agent, such approval not to be unreasonably withheld or delayed.

(i)            Increasing Lenders.  Each Increasing Lender shall confirm its agreement to increase its Revolving Credit Commitment and/or Term Loan Commitments pursuant to an acknowledgement in a form acceptable to the applicable Administrative Agent, signed by it and the Borrower and delivered to the applicable Administrative Agent.

(j)            New Lenders—Joinder.  Each New Lender shall execute a lender joinder in substantially the form of Exhibit 1.1(R) or Exhibit 1.1(T) (each a “Lender Joinder”) pursuant to which such New Lender shall join and become a party to this Agreement and the other Loan Documents with a Revolving Credit Commitment and/or Term Loan Commitments in the amount set forth in such lender joinder.

(k)           Amendment.  Incremental Term Loans shall be effected by an amendment to this Agreement setting forth the terms of the Incremental Term Loans executed by (x) the Term Loan Administrative Agent, (y) each Lender or New Lender agreeing to provide any portion of such Incremental Term Loan and (z) the Loan Parties, and reaffirmations of the Loan Documents executed by the Loan Parties, in each case in form and substance reasonably satisfactory to the Term Loan Administrative Agent.  Such amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Term Loan Administrative Agent and the Borrower, to effect the provisions of this Section 2.11.

(ii)           Treatment of Outstanding Revolving Credit Loans and Letters of Credit.

(a)           Repayment of Outstanding Revolving Credit Loans; Borrowing of New Revolving Credit Loans.  On the on the effective date of any Revolving Credit Commitment Increase, the Borrower shall (a) repay all Revolving Credit Loans then outstanding to the extent necessary so that after giving effect to the increase in the Revolving Credit Commitments each current Revolver Lender will have its Ratable Share of the outstanding Revolving Credit Loans, subject to the Borrower’s indemnity obligations under Section 5.10 [Indemnity] and (b) borrow Revolving Credit Loans from Increasing Lenders and New Lenders to the extent necessary so that after giving effect to the increase in the Revolving Credit Commitments, each such Revolver Lender will have its Ratable Share of the outstanding Revolving Credit Loans; provided that it may borrow new Revolving Credit Loans with a Borrowing Date on such date.  Each of the Revolver Lenders shall participate in any new Revolving Credit Loans made on or after such date in accordance with their respective Ratable Shares after giving effect to the increase in Revolving Credit Commitments contemplated by this Section 2.11.

(b)           Outstanding Letters of Credit.  Repayment of Outstanding Revolving Credit Loans; Borrowing of New Revolving Credit Loans.  On the effective date of such Revolving Credit Commitment increase, each Increasing Lender and each New Lender (i) will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its Ratable Share of such Letter of Credit and the participation of each other Revolver Lender in such Letter of Credit shall be adjusted accordingly and (ii) will acquire, (and will pay to the Revolver Administrative Agent, for the account of each Revolver Lender, in immediately available funds, an amount equal to) its Ratable Share of all outstanding Participation Advances.

2.12         Reduction of Revolving Credit Commitment.  The Borrower shall have the right at any time after the Closing Date upon five (5) days’ prior written notice to the Revolver Administrative Agent to permanently reduce (ratably among the Revolver Lenders in proportion to their Ratable Shares) the Revolving Credit Commitments, in a minimum amount of $10,000,000 and whole multiples of $10,000,000, or to terminate completely the Revolving Credit Commitments, without penalty or premium except as hereinafter set forth; provided that any such reduction or termination shall be accompanied by prepayment of the Notes, together with outstanding Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.10 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced or terminated.  Any notice to reduce the Revolving Credit Commitments under this Section 2.12 shall be irrevocable.

2.13         Joinder of Term Loan Lenders.  Substantially simultaneously with the First Amendment Effective Date, certain financial institutions will be joined to this Agreement as Term Loan Lenders pursuant to a Lender Joinder in substantially the form of Exhibit 1.1(T) hereto.

3.             INTENTIONALLY OMITTED

4.             INTEREST RATES

4.1           Interest Rate Options.  The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or LIBOR Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than nine (9) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrower may not request, convert to, or renew the LIBOR Rate Option for any Loans and the Revolver Required Lenders and/or Term Loan Required Lenders may demand that all existing Borrowing Tranches bearing interest under the LIBOR Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrower to pay any indemnity under Section 5.10 [Indemnity] in connection with such conversion.  If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate.

4.1.1           Interest Rate Options; Swing Line Interest Rate.  The Borrower shall have the right to select from the following Interest Rate Options applicable to the Loans:

(i)            Base Rate Option:  With respect to (a) any Term Loan that bears interest pursuant to the Base Rate Option, on a fluctuating rate per annum computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed equal to the Base Rate plus the Term Loan Applicable Margin and (b) any Revolving Credit Loan that bear interest pursuant to the Base Rate Option, on a fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed if such rate is computed using the Revolver Prime Rate or computed on the basis of a year of 360 days and actual days elapsed if such rate is computed in any other manner) equal to the Base Rate plus Revolver Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii)           LIBOR Rate Option:  A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the LIBOR Rate plus the Term Loan Applicable Margin, in the case of a Term Loan, or the Revolver Applicable Margin, in the case of a Revolving Credit Loan.

Subject to Section 4.3 [Interest After Default], only the Base Rate Option applicable to Revolving Credit Loans shall apply to the Swing Loans.

4.1.2           Rate Quotations.  The Borrower may call the applicable Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on such Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

4.2           Interest Periods.  At any time when the Borrower shall select, convert to or renew a LIBOR Rate Option, the Borrower shall notify the applicable Administrative Agent thereof at least three (3) Business Days prior to the effective date of such LIBOR Rate Option by delivering a Loan Request.  The notice shall specify an Interest Period during which such Interest Rate Option shall apply.  Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a LIBOR Rate Option:

4.2.1           Amount of Borrowing Tranche.  Each Borrowing Tranche of Revolving Credit Loans under the LIBOR Rate Option shall be in integral multiples of $1,000,000 and not less than $5,000,000; and

4.2.2           Renewals.  In the case of the renewal of a LIBOR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

4.3           Interest After Default.  To the extent permitted by Law, upon the occurrence of an Event of Default and until such time as such Event of Default shall have been cured or waived,

and at the discretion of the applicable Administrative Agent or upon written demand by the Revolver Required Lenders and/or Term Loan Required Lenders, as applicable, to such Administrative Agent and its respective Facility:

4.3.1           Letter of Credit Fees, Interest Rate.  The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum;

4.3.2           Other Obligations.  Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full; and

4.3.3           Acknowledgment.  The Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by the applicable Administrative Agent.

4.4           LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

4.4.1           Unascertainable.  If on any date on which a LIBOR Rate would otherwise be determined, (a) in the case of the Revolving Credit Facility, the Revolver Administrative Agent shall have determined that:

(i)            adequate and reasonable means do not exist for ascertaining such LIBOR Rate, or

(ii)           a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the LIBOR Rate,

then the Revolver Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agents’ and Lender’s Rights]; or

(b)           in the case of the Term Loan Facility, if the Term Loan Required Lenders determine that for any reason in connection with any request for a LIBOR Rate Loan or a conversion to or continuation thereof that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such LIBOR Rate Loan, (ii) adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan or in connection with an existing or proposed Base Rate Loan, or (iii) the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Term Loan Administrative Agent will promptly so notify the Borrower and each Term Loan Lender.  Thereafter, (x) the obligation of the Term Loan Lenders to make or maintain LIBOR Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the LIBOR Rate component of the Base Rate, the utilization of the LIBOR Rate component in determining the Base Rate shall be suspended, in each case until the Term Loan

Administrative Agent (upon the instruction of the Term Loan Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Rate Loans or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans in the amount specified therein.

4.4.2           Illegality; Increased Costs; Deposits Not Available.  If at any time any Lender shall have determined that:

(i)            the making, maintenance or funding of any Loan to which a LIBOR Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(ii)           such LIBOR Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

(iii)          after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a LIBOR Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the applicable Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agents’ and Lender’s Rights].

4.4.3           Administrative Agents’ and Lender’s Rights.  In the case of any event specified in Section 4.4.1 [Unascertainable] above relating to the Revolving Credit Facility, the Revolving Administrative Agent shall promptly so notify the Revolving Lenders and the Borrower thereof, and in the case of an event specified in Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available] above, such Lender shall promptly so notify the applicable Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and such Administrative Agent shall promptly send copies of such notice and certificate to the other applicable Lenders and the Borrower.  Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Revolving Lenders, in the case of such notice given by the Revolving Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a LIBOR Rate Option shall be suspended until the applicable Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified such Administrative Agent, of such Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.  If at any time the Revolving Administrative Agent makes a determination under Section 4.4.1 [Unascertainable] and the Borrower has previously notified the Revolving Administrative Agent of its selection of, conversion to or renewal of a LIBOR Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans.  If any Lender notifies the applicable Administrative Agent of a determination under Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available], the

Borrower shall, subject to the Borrower’s indemnification Obligations under Section 5.10 [Indemnity], as to any Loan of the Lender to which a LIBOR Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments].  Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

4.5           Selection of Interest Rate Options.  If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the LIBOR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option commencing upon the last day of the existing Interest Period.

5.             PAYMENTS

5.1           Payments.  All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Revolver Administrative Agent’s Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 12:00 p.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim, defense, recoupment or other deduction of any nature, and an action therefor shall immediately accrue.  Such payments shall be made to the applicable Administrative Agent at its Principal Office for the account of the Swing Loan Lender with respect to the Swing Loans, for the ratable accounts of the Term Loan Lenders with respect to the Term Loans, and the Revolver Lenders with respect to the Revolving Credit Loans, in U.S. Dollars and in immediately available funds, and the applicable Administrative Agent shall promptly distribute such amounts to the applicable Lenders in immediately available funds; provided that in the event payments are received by 12:00 p.m. by the Revolver Administrative Agent with respect to the Loans and such payments are not distributed to the Revolver Lenders on the same day received by the Revolver Administrative Agent, the Revolver Administrative Agent shall pay the Revolver Lenders the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Revolver Administrative Agent and not distributed to the Revolver Lenders.  Each Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an “account stated.”

5.2           Pro Rata Treatment of Lenders.  Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees, and Letter of Credit Fees (but excluding the Revolver Administrative Agent’s Fee and the Issuing Lender’s fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 4.4.3 [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 4.4 [LIBOR Rate Unascertainable; Etc.], 5.6.3 [Replacement of a Lender] or 5.8

[Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees and Letter of Credit Fees, as set forth in this Agreement.  Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to PNC according to Section 2.6.5 [Borrowings to Repay Swing Loans].

5.2(A)     Pro Rata Treatment of Term Loan Lenders.  Each borrowing of Term Loans of a Class shall be allocated to each Term Loan Lender in respect of such Class according to its Ratable Share of such Class, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal and interest (but excluding any fee in connection with the Term Loan Fee Letter and the Term Loan Administrative Agent Fee Letter) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 4.4.3 [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 4.4 [LIBOR Rate Unascertainable; Etc.], 5.6.3 [Replacement of a Lender] or 5.8 [Increased Costs]) be payable ratably among the Term Loan Lenders of such Class entitled to such payment in accordance with the amount of principal and interest as set forth in this Agreement.

5.2(B)      Pro Rata Treatment Among Term Loan Lenders and Revolver Lenders.  Subsequent to the occurrence of an Event of Default that has not been cured or waived by the Term Loan Lenders and/or Revolver Lenders, as applicable, each payment or prepayment by the Borrower with respect to principal and interest, Commitment Fees, and Letter of Credit Fees (but excluding any fee in connection with the Term Loan Fee Letter, the Term Loan Administrative Agent Fee Letter, Revolver Administrative Agent’s Fee and the Issuing Lender’s fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 4.4.3 [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 4.4 [LIBOR Rate Unascertainable; Etc.], 5.6.3 [Replacement of a Lender] or 5.8 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest Commitment Fees and Letter of Credit Fees as set forth in this Agreement.

5.3           Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)            if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(ii)           the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 5.3 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

5.4           Presumptions by Administrative Agents.  Unless the applicable Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to such Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, such Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to applicable Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to such Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by such Administrative Agent in accordance with banking industry rules on interbank compensation.

5.5           Interest Payment Dates.  Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date.  Interest on Loans to which the LIBOR Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period.  Interest on mandatory prepayments of principal under Section 5.6.2 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due.  Interest on the other principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise).

5.6           Prepayments.

5.6.1           Voluntary Prepayments.  The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in the last paragraph of this Section 5.6.1 and Section 5.6.3 [Replacement of a Lender] below, in Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]).  Whenever the Borrower

desires to prepay any part of the Loans, it shall provide a prepayment notice to the applicable Administrative Agent by 1:00 p.m., in the case of the Revolver Administrative Agent, and 11:00 a.m., in the case of the Term Loan Administrative Agent at least three (3) Business Days prior to the date of prepayment of the Loans that bear subject to the LIBOR Rate Option and one (1) Business Day prior to the date of prepayment of the Loans that are subject to the Base Rate Option, or no later than 1:00 p.m. on the date of prepayment of Swing Loans, setting forth the following information:

(w)          the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(x)            a statement indicating the application of the prepayment among the Revolving Credit Loans, Term Loans and Swing Loans;

(y)           a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies and Loans to which the LIBOR Rate Option applies; and

(z)            the total principal amount of such prepayment, which shall not be less than the lesser of (i) the sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans and Letter of Credit Obligations or (ii) $1,000,000 for any Swing Loan or $10,000,000 for any Revolving Credit Loan or Term Loan.

All prepayment notices shall be irrevocable.  The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made.  Except as provided in Section 4.4.3 [Administrative Agents’ and Lender’s Rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, then to Loans to which the LIBOR Rate Option applies.  Any prepayment hereunder shall be subject to the Borrower’s Obligation to indemnify the Lenders under Section 5.10 [Indemnity].

In the event that prior to the second anniversary of the Closing Date any voluntary prepayment of Term Loans under this Section 5.6.1 occurs or any event requiring a mandatory prepayment of Term Loans under Section 5.6.2 occurs, the Borrower shall pay to the Lenders a prepayment premium equal to (i) 2.00%, if such occurrence falls on or prior to the first anniversary of the Closing Date and (ii) 1.00%, if such occurrence takes place after the first anniversary of the Closing Date, but on or prior to the second anniversary of the Closing Date, in each case of the principal amount of the Loans subject to such prepayment.  Notwithstanding the foregoing, no prepayment premium shall be incurred as a result of any voluntary or mandatory prepayments made from the Net Cash Proceeds of up to $500,000,000 of asset sales consummated prior to the date that is eighteen (18) months after the First Amendment Effective Date.

5.6.2           Mandatory Prepayments.

(a)           Sales of Assets.  Within five (5) Business Days of any sale of assets authorized by Section 8.2.4(v) [Disposition of Assets or Subsidiaries] in excess of $500,000,000 in the aggregate, the Borrower shall immediately pay or cause to be paid an aggregate amount equal to 100% of such Net Cash Proceeds in excess of such $500,000,000 to the Administrative Agents as follows:  (1) to the Term Loan Administrative Agent, in an amount equal to the Ratable Facility Portion applicable to the Term Loan Facility of such Net Cash Proceeds and (2) to the Revolver Administrative Agent, (i) after the occurrence of any Event of Default or Potential Default that has not been cured or waived or (ii) to the extent that, after giving effect to such sale and any corresponding reduction in Revolving Credit Commitments, the outstanding Revolving Credit Loans exceeds the Revolving Credit Commitments, in an amount equal to the Ratable Facility Portion applicable to the Revolving Credit Facility of such Net Cash Proceeds, and in each case for distribution to the applicable Lenders in accordance with each such Lender’s Ratable Share of the Term Loan Facility based on the aggregate amount of Term Loans outstanding at such time and of the Revolving Credit Facility based on the aggregate amount of Revolving Credit Commitments and Revolving Credit Loans outstanding at such time (with a corresponding reduction in Revolving Credit Commitments so long as the Revolving Credit Commitments are not reduced below $500,000,000, it being agreed that such Revolving Credit Commitment reduction shall occur even if no actual Net Cash Proceeds are applied to the Revolving Credit Loans pursuant to the exception contained in clause (2) of this subsection).

(b)           Permitted Receivables Financings.  Within five (5) Business Days of the incurrence of Indebtedness under any Permitted Receivables Financing in excess of $250,000,000, the Borrower shall immediately pay or cause to be paid an aggregate amount equal to 100% of such Net Cash Proceeds in excess of such $250,000,000 to the Administrative Agents as follows:  (1) to the Term Loan Administrative Agent, in an amount equal to the Ratable Facility Portion applicable to the Term Loan Facility of such Net Cash Proceeds and (2) to the Revolver Administrative Agent, (i) after the occurrence of any Event of Default or Potential Default that has not been cured or waived or (ii) to the extent that, after giving effect to such incurrence and any corresponding reduction in Revolving Credit Commitments, the outstanding Revolving Credit Loans exceeds the Revolving Credit Commitments, in an amount equal to the Ratable Facility Portion applicable to the Revolving Credit Facility of such Net Cash Proceeds, and in each case for distribution to the applicable Lenders in accordance with each such Lender’s Ratable Share of the Term Loan Facility based on the aggregate amount of Term Loans outstanding at such time and of the Revolving Credit Facility based on the aggregate amount of Revolving Credit Commitments and Revolving Credit Loans outstanding at such time (with a corresponding reduction in Revolving Credit Commitments, it being agreed that such Revolving Credit Commitment reduction shall occur even if no actual Net Cash Proceeds are applied to the Revolving Credit Loans pursuant to the exception contained in clause (2) of this subsection).

(c)           Debt Issuances.  Within five (5) Business Days of any issuances, offerings or placements of unsecured debt obligations of any Loan Party in excess of $500,000,000 in the aggregate, the Borrower shall immediately pay or cause to be paid an aggregate amount equal to 100% of such Net Cash Proceeds in excess of such $500,000,000 to the Administrative Agents as follows:  (1) to the Term Loan Administrative Agent, in an amount equal to the Ratable Facility Portion applicable to the Term Loan Facility of such Net Cash Proceeds and (2) to the Revolver Administrative Agent, (i) after the occurrence of any Event of Default or Potential Default that has not been cured or waived or (ii) to the extent that, after giving effect to such issuance and any corresponding reduction in Revolving Credit Commitments, the outstanding Revolving Credit Loans exceeds the Revolving Credit

Commitments, in an amount equal to the Ratable Facility Portion applicable to the Revolving Credit Facility of such Net Cash Proceeds, and in each case for distribution to the applicable Lenders in accordance with each such Lender’s Ratable Share of the Term Loan Facility based on the aggregate amount of Term Loans outstanding at such time and of the Revolving Credit Facility based on the aggregate amount of Revolving Credit Commitments and Revolving Credit Loans outstanding at such time (with a corresponding reduction in Revolving Credit Commitments, it being agreed that such Revolving Credit Commitment reduction shall occur even if no actual Net Cash Proceeds are applied to the Revolving Credit Loans pursuant to the exception contained in clause (2) of this subsection).

(d)           Insurance Proceeds.  In the event that the Net Cash Proceeds of any Property Loss Event affecting any property of any Loan Party (herein, the “Current Property Loss Event”), and of all prior Property Loss Events as to which a prepayment has not yet been made under this paragraph, shall exceed $50,000,000 in the aggregate, then, on or before the date 180 days after the receipt by such Loan Party of the proceeds of any insurance, condemnation award or other compensation in respect of the Current Property Loss Event in excess of such $50,000,000 (or upon such earlier date as such Loan Party shall have determined not to repair or replace the property affected by the Current Property Loss Event), the Borrower shall either, (x) so long as no Event of Default has occurred and is continuing, reinvest such proceeds of such Property Loss Event in operating assets for or on behalf of any Loan Party within 180 days after the receipt of such proceeds, or (y) immediately pay or cause to be paid an aggregate amount equal to 100% of such Net Cash Proceeds in excess of such $50,000,000 to the Administrative Agents as follows:  (1) to the Term Loan Administrative Agent, in an amount equal to the Ratable Facility Portion applicable to the Term Loan Facility of such Net Cash Proceeds and (2) to the Revolver Administrative Agent, (i) after the occurrence of any Event of Default or Potential Default that has not been cured or waived or (ii) to the extent that, after giving effect to such Property Loss Event and any corresponding reduction in Revolving Credit Commitments, the outstanding Revolving Credit Loans exceeds the Revolving Credit Commitments, in an amount equal to the Ratable Facility Portion applicable to the Revolving Credit Facility of such Net Cash Proceeds, and in each case for distribution to the applicable Lenders in accordance with each such Lender’s Ratable Share of the Term Loan Facility based on the aggregate amount of Term Loans outstanding at such time and of the Revolving Credit Facility based on the aggregate amount of Revolving Credit Commitments and Revolving Credit Loans outstanding at such time (with a corresponding reduction in Revolving Credit Commitments so long as the Revolving Credit Commitments are not reduced below $500,000,000, it being agreed that such Revolving Credit Commitment reduction shall occur even if no actual Net Cash Proceeds are applied to the Revolving Credit Loans pursuant to the exception contained in clause (2) of this subsection); provided, however, that no such repayment shall be required up to the amount the asset affected by such Property Loss Event is subject to a Lien permitted by 8.2.2 [Liens; Guaranties] and such proceeds are used to discharge such lien.

Except as provided in Section 4.4.3 [Administrative Agents’ and Lender’s Rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, then to Loans to which the LIBOR Rate Option applies.  Each prepayment of the outstanding Term Loans pursuant to this Section 5.6.2 shall be applied to the next four regularly scheduled principal repayment installments of the Term Loans, as the case may be, in direct order of maturity and thereafter to the remaining principal repayment installments thereof on a pro-rata basis.  Any prepayment hereunder shall be subject to the Borrower’s Obligation to indemnify the Lenders under Section 5.10 [Indemnity].

5.6.3           Replacement of a Lender.  In the event any Lender (i) gives notice under Section 4.4 [LIBOR Rate Unascertainable, Etc.], (ii) requests compensation under Section 5.8 [Increased Costs], or requires the Borrower to pay any additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision and other than as set forth in subsection (2) of the definition of “Defaulting Lender” contained herein), or (v) is a Non-Consenting Lender referred to in Section 11.1 [Modifications, Amendments or Waivers], then in any such event the Borrower may, at its sole expense, upon notice to such Lender and the applicable Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)            the Borrower shall have paid to the applicable Administrative Agent the assignment fee specified in Section 11.8 [Successors and Assigns];

(ii)           such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)          in the case of any such assignment resulting from a claim for compensation under Section 5.8.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)          such assignment does not conflict with applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

5.7           Mitigation Obligations.  Each Lender agrees that upon receiving actual knowledge of the occurrence of any event giving rise to increased costs or other special payments under Section 4.4.2 [Illegality, Etc.], Section 5.8 [Increased Costs] or Section 5.9 [Taxes] with respect to such Lender, it will (i) promptly notify the applicable Administrative Agent and the Borrower of the occurrence of such event and (ii) if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event or appoint an agent or representative to deal with any relevant Official Body, provided that such designation or appointment does not cause such Lender and its lending office to suffer any economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section.  Nothing in this Section shall affect or postpone any of the Obligations of the Borrower or any other Loan Party or the rights of the applicable Administrative Agent or any Lender provided in this Agreement.

5.8           Increased Costs.

5.8.1           Increased Costs Generally.  If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Administrative Agent, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;

(ii)           subject any Administrative Agent, any Lender or the Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan under the LIBOR Rate Option made by it, or change the basis of taxation of payments to such Lender or the Issuing Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.9 [Taxes] and Excluded Taxes); or

(iii)          impose on any Administrative Agent, any Lender, the Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or any Loan under the LIBOR Rate Option made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Administrative Agent or Lender of making, continuing, converting into, or maintaining any Loan under the LIBOR Rate Option (or of maintaining its obligation to make any such Loan), or to increase the cost to such Administrative Agent or Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Administrative Agent or Lender or the Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Administrative Agent or Lender or the Issuing Lender, the Borrower will pay to such Administrative Agent or Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Administrative Agent or Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

5.8.2           Capital and Liquidity Requirements.  If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital and liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

5.8.3           Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.  A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Sections 5.8.1 [Increased Costs Generally] or 5.8.2 [Capital and Liquidity Requirements] and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

5.8.4           Delay in Requests.  Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

5.9           Taxes.

5.9.1           Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes , except as required by applicable Law; provided that if the Borrower shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Term Loan Administrative Agent, the Revolver Administrative Agent, Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Official Body in accordance with applicable Law.

5.9.2           Payment of Other Taxes by the Borrower.  Without limiting the provisions of Section 5.9.1 [Payments Free of Taxes] above, the Borrower shall timely pay, or at the option of the applicable Administrative Agent timely reimburse it for the payment of, any Other Taxes to the relevant Official Body in accordance with applicable Law.

5.9.3           Indemnification by the Borrower.  The Borrower shall indemnify each Administrative Agent, each Lender and the Issuing Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by or required to be withheld from a payment to such Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Official Body.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Lender (with a copy to the applicable Administrative Agent), or by an Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

5.9.4           Evidence of Payments.  Promptly after any payment of Indemnified Taxes or Other Taxes by the Borrower to an Official Body pursuant to this Section 5.9 [Taxes] (but in any event within thirty (30) days after the date of such payment), the Borrower shall deliver to the applicable Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the applicable Administrative Agent.

5.9.5           Status of Lenders.  Any Lender that is entitled to an exemption from or reduction of withholding tax under the Law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the applicable Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrower or the applicable Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding.  Notwithstanding the submission of such documentation claiming a reduced rate of or exemption from U.S. withholding tax, each Administrative Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the United States Income Tax Regulations.  Further, each Administrative Agent is indemnified under § 1.1461-1(e) of the United States Income Tax Regulations against any claims and demands of any Lender or assignee or participant of a Lender for the amount of any tax it deducts and withholds in accordance with regulations under § 1441 of the Internal Revenue Code.  In addition, any Lender, upon request by the Borrower or the applicable Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the applicable Administrative Agent as will enable the Borrower or such Administrative Agent, as applicable, to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, any Foreign Lender shall deliver to the Borrower and the applicable Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the applicable Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)            two (2) duly completed valid originals of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii)           two (2) duly completed valid originals of IRS Form W-8ECI,

(iii)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) two duly completed valid originals of IRS Form W-8BEN,

(iv)          to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), executed originals of IRS Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN, U.S. Tax Compliance Certificate, Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such beneficial owner,

(v)           any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower to determine the withholding or deduction required to be made, or

(vi)          To the extent that any Lender is not a Foreign Lender, such Lender shall submit to the Borrower and the applicable Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) two (2) executed originals of an IRS Form W-9 or any other form prescribed by applicable Law certifying that such Lender is not a Foreign Lender and is exempt from backup withholding.

If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the applicable Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the applicable Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the applicable Administrative Agent as may be necessary for the Borrower and such Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 5.9, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and each Administrative Agent in writing of its legal inability to do so.

5.9.6           Refunds.  If an Administrative Agent, any Lender or the Issuing Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 5.9 [Taxes], it shall pay over such refund (or the amount of any credit in lieu of refund) to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under Section 5.9, net of all out-of-pocket expenses (including Taxes) of such Administrative Agent, the relevant Lender or the Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Official Body with respect to such refund or credit in lieu of refund), provided that the Borrower, upon the request of such Administrative Agent, relevant Lender or the Issuing Lender, agrees to repay the amount paid over to the Borrower (plus any interest, penalties or other charges imposed by the relevant Official Body) if such Administrative Agent, relevant Lender or the Issuing Lender is required to repay such refund or credit in lieu of refund to such Official Body. Notwithstanding anything to the contrary in this paragraph 5.9.7, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph 5.9.7 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  Neither  the Administrative Agents nor any Lender nor the Issuing Lender shall be obliged to disclose information regarding its tax affairs or computations to Borrower in connection with this Section 5.9.6 or any other provision of Section 5.9 [Taxes].  Upon the Borrower’s reasonable written request, each Lender shall reasonably cooperate with the Borrower in contesting or seeking a refund of Indemnified Taxes or Other Taxes; provided that such cooperation shall not be required if, in such Lender’s reasonable discretion, it would subject such Lender to any material unreimbursed out-of-pocket cost or expense or otherwise be materially disadvantageous to the Lender.

5.9.7           Survival.  Notwithstanding anything to the contrary in this Agreement, each party’s obligations under this Section 5.9 [Taxes] shall survive the resignation or replacement of the Administrative Agents or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitment(s) and the repayment, satisfaction or discharge of all obligations under any Loan Document.

5.10         Indemnity.  In addition to the compensation or payments required by Section 5.8 [Increased Costs] or Section 5.9 [Taxes], the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract), for the avoidance of doubt and duplication, excluding all Taxes for which compensation is payable by the Borrower under

Section 5.8.1 [Increased Costs Generally], all Indemnified Taxes for which indemnification is available under Section 5.9.3 [Indemnification by the Borrower] and all Taxes to the extent associated with payments that make the appropriate Lender whole in relation to its after-tax position had the payments called for under the Agreement and the Loan Documents been made as contemplated (without regard to this Section 5.10), which such Lender sustains or incurs as a consequence of any:

(i)            payment, prepayment, conversion or renewal of any Loan to which a LIBOR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

(ii)           attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests; Term Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Prepayments], or

(iii)          default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense.  Such notice shall set forth in reasonable detail the basis for such determination.  Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.

5.11         Settlement Date Procedures.  Except as otherwise agreed to by the Revolver Required Lenders and the Borrower:

In order to minimize the transfer of funds between the Revolver Lenders and the Revolver Administrative Agent, the Borrower may borrow, repay and reborrow Swing Loans and the Swing Loan Lender may make Swing Loans as provided in Section 2.1.2 [Swing Loan Commitments] hereof during the period between Settlement Dates.  The Revolver Administrative Agent shall notify each Revolver Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a “Required Share”).  On such Settlement Date, each Revolver Lender shall pay to the Revolver Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Revolver Administrative Agent shall pay to each Revolver Lender its Ratable Share of all payments made by the Borrower to the Revolver Administrative Agent with respect to the Revolving Credit Loans.  The Revolver Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on mandatory prepayment dates and may at its option effect settlement on any other Business Day.  These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Revolver Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2 [Swing Loan Commitment].  The Revolver Administrative Agent may at any time at its option for any reason whatsoever require each Revolver Lender to pay immediately to the Revolver Administrative Agent such Lender’s Ratable Share of the outstanding Revolving Credit Loans and each Revolver Lender may at any time require the Revolver Administrative Agent to pay immediately to such Revolver Lender its Ratable Share of all payments made by the Borrower to the Revolver Administrative Agent with respect to the Revolving Credit Loans.

5.12         Indemnification by the Lender.  Each Lender shall severally indemnify the applicable Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the applicable Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8.4 [Participations] or 11.9.3 [Register] relating to the maintenance of a Revolving Credit Facility Participant Register, Term Loan Facility Participant Register or Term Loan Facility Register, as applicable, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the applicable Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body.  A certificate as to the amount of such payment or liability delivered to any Lender by the applicable Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the applicable Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by such Administrative Agent to the Lender from any other source against any amount due to such Administrative Agent under this paragraph 5.12.

6.             REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to each Administrative Agent and each of the Lenders as follows:

6.1.1           Organization and Qualification.

Each Loan Party and each Subsidiary of each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.  Each Loan Party and each Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, except where the failure to have such power would not reasonably be expected to result in any Material Adverse Change.  Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each jurisdiction where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary and where the failure to so qualify could reasonably be expected to result in a Material Adverse Change.

6.1.2           Shares of Borrower; Subsidiaries; and Subsidiary Shares.

As of the Closing Date, Schedule 6.1.2 states the name of each of the Borrower’s Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the “Subsidiary Shares”) and the owners thereof if it is a corporation, its outstanding partnership interests (the “Partnership Interests”) and the owners thereof if it is a partnership and its outstanding limited liability company interests, the voting rights associated therewith (the “LLC Interests”) and the owners thereof if it is a limited liability company.  As of the Closing Date, Schedule 6.1.2 also sets forth for each Subsidiary of the Borrower whether such Subsidiary is a Significant Subsidiary, Bonding Subsidiary, Securitization Subsidiary, Excluded Subsidiary, Inactive Subsidiary or a Special Subsidiary.  As of the Closing Date, Schedule 6.1.2 also sets forth the jurisdiction of incorporation of the Borrower, its authorized capital stock (the “Borrower Shares”) and the voting rights associated therewith.  The Borrower and each Subsidiary of the Borrower has good title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien, other than Permitted Liens.  Except as set forth on Schedule 6.1.2, all Borrower Shares, Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Borrower Shares, all Partnership Interests, all LLC Interests and all Subsidiary Shares are fully paid and nonassessable.  All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be, except where the failure to do so would not result in a Material Adverse Change.  There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on Schedule 6.1.2.

6.1.3           Power and Authority.

Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

6.1.4           Validity and Binding Effect.

This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document.  This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance.

6.1.5           No Conflict.

Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party, nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or any Subsidiary of any Loan Party or (ii) except as could not reasonably be expected to result in Material Adverse Change, any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any Subsidiary of any Loan Party is a party or by which any Loan Party or any Subsidiary of any Loan Party is bound or subject to, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any Subsidiary of any Loan Party (other than Liens granted under the Loan Documents).

6.1.6           Litigation.

Except as set forth on Schedule 6.1.6, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against any Loan Party or any Subsidiary of any Loan Party at law or equity before any Official Body which individually or in the aggregate could reasonably be expected to result in a Material Adverse Change.  None of the Loan Parties nor any Subsidiary of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which could reasonably be expected to result in a Material Adverse Change.

6.1.7           Financial Statements.

(i)            Historical Statements.  The Borrower has delivered to each Administrative Agent copies of its audited consolidated year-end financial statements for and as of the end of the fiscal year ended December 31, 2011 (the “Annual Statements”).  In addition, the Borrower has delivered to each Administrative Agent copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended March 31, 2012 (the “Interim Statements”) (the Annual and Interim Statements being collectively referred to as the “Historical Statements”).  The Historical Statements were compiled from the books and records maintained by the Borrower’s management, are correct and complete in all material respects and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments.

(ii)           Accuracy of Financial Statements.  Neither the Borrower nor any Subsidiary of the Borrower has on the Closing Date any material liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower

which could reasonably be expected to result in a Material Adverse Change.  Since December 31, 2010, no Material Adverse Change has occurred.

(iii)          Financial Projections.  On or before the First Amendment Effective Date, the Borrower has delivered to each Administrative Agent financial projections of the Borrower and its Subsidiaries, on a consolidated basis, for the period through the 2016 fiscal year derived from various assumptions of the Borrower’s management (the “Financial Projections”).  The Financial Projections have been prepared in good faith based upon reasonable assumptions.

6.1.8           Use of Proceeds; Margin Stock.

6.1.8.1           General.  The Loan Parties shall use the proceeds of the Loans in accordance with Section 8.1.9 [Use of Proceeds].

6.1.8.2           Margin Stock.  None of the Loan Parties nor any Subsidiary of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U).  No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System.

6.1.9           Full Disclosure.

Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to any Administrative Agent or any Lender in connection herewith, contains with respect to the Borrower and its Subsidiaries any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading.  As of the Closing Date, there is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of the Borrower and its Subsidiaries taken as a whole which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to each Administrative Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.

6.1.10         Taxes.

Except where failure to do so could not reasonably be expected to result in a Material Adverse Change, all federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made.  There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

6.1.11         Consents and Approvals.

Except for the filing of financing statements, intellectual property security agreements and the Mortgages in the state, federal or county filing offices, no consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is necessary to authorize or permit under any Law in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on Schedule 6.1.11, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on Schedule 6.1.11.

6.1.12         No Event of Default; Compliance With Instruments and Material Contracts.

No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default.  None of the Loan Parties or any Subsidiary of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation could reasonably be expected to result in a Material Adverse Change.  All Material Contracts described in the definition of “Material Contracts” to which any Loan Party or any Subsidiary of any Loan Party is a party or by which any Loan Party or Subsidiary of any Loan Party is bound are valid, binding and enforceable upon such Loan Party or Subsidiary and to the best knowledge of the Borrower upon each of the other parties thereto in accordance with their respective terms except in each case to the extent the same could not reasonably be expected to result in a Material Adverse Change.  None of the Loan Parties or their Subsidiaries is bound by any Contractual Obligation, or subject to any restriction in any organization document, or any requirement of Law which could reasonably be expected to result in a Material Adverse Change.

6.1.13         Insurance.

As of the Closing Date, Schedule 6.1.13 lists all material insurance policies to which any Loan Party or Subsidiary of any Loan Party is a party, all of which are valid and in full force and effect as of the Closing Date.  Such policies provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.  Each Loan Party has taken all actions required under the Flood Laws and/or reasonably requested by either Administrative Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including to the extent applicable, but not limited to, providing each Administrative Agent with the address and/or GPS coordinates of each structure located upon any real property that will be subject to a mortgage in favor of the Collateral Agent, for the benefit of the Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral.

6.1.14         Compliance With Laws.

The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Health and Safety Laws which are specifically addressed in Section 6.1.18 [Environmental Health and Safety Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is doing business except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

6.1.15         Investment Companies; Regulated Entities.

None of the Loan Parties or any Subsidiaries of any Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control.”  None of the Loan Parties nor any Subsidiary of any Loan Party is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

6.1.16         Plans and Benefit Arrangements.

Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Change:

(i)            The Borrower and each other member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans, and Multiemployer Plans.  There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group.  The Borrower and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto.  With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.  All Plans, Benefit Arrangements, and Multiemployer Plans have been administered in accordance with their terms and applicable Law.

(ii)           Neither the Borrower nor any other member of the ERISA Group has instituted proceedings to terminate any Plan.

(iii)          No event requiring notice to the PBGC under Section 303(k)(4) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

(iv)          To the extent that any Benefit Arrangement is insured, the Borrower and all other members of the ERISA Group have paid when due all premiums required to be paid.  To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all other members of the ERISA Group have made when due all contributions required to be paid.

(v)           Neither the Borrower nor any other member of the ERISA Group has withdrawn from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA.  No Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA.

6.1.17         Employment Matters.

Each of the Loan Parties and each of their Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, except where the failure to comply could reasonably be expected to result in a Material Adverse Change.  There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case could reasonably be expected to result in a Material Adverse Change.

Each of the Loan Parties, each of their Subsidiaries and each of the “related persons” (as defined in the Coal Act) of each Loan Party and each Subsidiary of each Loan Party are in compliance in all material respects with the Coal Act and none of the Loan Parties, any Subsidiary of any Loan Party nor any related person of any Loan Party or its Subsidiaries has any liability under the Coal Act except with respect to premiums or other payments required thereunder which have been paid when due and except to the extent that the liability thereunder would not reasonably be expected to result in a Material Adverse Change.  The Loan Parties and their Subsidiaries are in compliance in all material respects with the Black Lung Act, and none of the Loan Parties nor any of their Subsidiaries has any liability under the Black Lung Act except with respect to premiums, contributions or other payments required thereunder which have been paid when due and except to the extent that the liability thereunder would not reasonably be expected to result in a Material Adverse Change.

6.1.18         Environmental Health and Safety Matters.

Except as set forth on Schedule 6.1.18:

(a)           the Loan Parties and their Subsidiaries are and have been in substantial compliance with all Environmental Health and Safety Laws, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Change;

(b)           the Loan Parties and their Subsidiaries hold and are operating in substantial compliance with Environmental Health and Safety Permits, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Change, and none of the Loan Parties has received any written notice from an Official Body that such Official Body has or intends to suspend, revoke or adversely amend or alter, whether in whole or in part, any such Environmental Health and Safety Permit, except any such notice which could not reasonably be expected to result in a Material Adverse Change.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against any Loan Party or any Subsidiary of any Loan Party at law or equity before any Official Body challenging an application for, or the modification, amendment or issuance of any Environmental Health and Safety Permit which could reasonably be expected to result in a Material Adverse Change;

(c)           neither any Property of any Loan Party or any Subsidiary of any Loan Party nor their respective operations conducted thereon violates any Environmental Health and Safety Order of any Official Body made pursuant to Environmental Health and Safety Laws except for noncompliance with respect thereto which could not reasonably be expected to result in a Material Adverse Change;

(d)           there are no pending or, to the knowledge of any Loan Party, threatened Environmental Health and Safety Claims against any Property of any Loan Party or any Subsidiary of any Loan Party nor against any Loan Party or any Subsidiary of any Loan Party which could reasonably be expected to result in a Material Adverse Change;

(e)           none of the Loan Parties has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Health and Safety Laws, including any with regard to their activities at any of real property of the Loan Parties or the business operated by the Loan Parties, or any prior business for which the Borrower has retained liability under any Environmental Health and Safety Law which could reasonably be expected to result in a Material Adverse Change; and

(f)            no Lien or encumbrance on the ownership, occupancy, use or transferability of real property (other than Permitted Liens) authorized by Environmental Health and Safety Laws exists against any Property of any Loan Party or any Subsidiary or any other property owned by the Loan Parties which could reasonably be expected to result in a Material Adverse Change, and none of the Loan Parties has any reason to believe that such a Lien or encumbrance may be imposed, attached or be filed or recorded against any Property of any Loan Party or any Subsidiary or any other property which could reasonably be expected to result in a Material Adverse Change.

6.1.19         Intentionally Omitted.

6.1.20         Title to Real Property.

Each Loan Party and each Subsidiary of each Loan Party has (i) Mining Title to all Active Operating Properties that are necessary or appropriate for the Borrower and its

Subsidiaries to conduct their respective operations substantially as contemplated by the Financial Projections, (ii) and, except where the failure to do so would not reasonably be expected to result in a Material Adverse Change, good and valid title to all of their other respective assets, in the case of both the foregoing items (i) and (ii) of this sentence, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases; provided, however, a Loan Party or a Subsidiary of a Loan Party shall not be in breach of the foregoing in the event that (i) it fails to own a valid leasehold interest which, either considered alone or together with all other such valid leaseholds which it fails to own, is not material to the continued operations of such Loan Party or Subsidiary of such Loan Party as contemplated by the Financial Projections or (ii) such Loan Party’s or such Subsidiary’s interest in a leasehold is less than fully marketable because the consent of the lessor to future assignments has not been obtained.

6.1.21         Patents, Trademarks, Copyrights, Licenses, Etc.

Each Loan Party and each Subsidiary of each Loan Party own or possess all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights, without known or actual conflict with the rights of others, necessary for the Loan Parties, taken as a whole, to own and operate their properties and to carry on their businesses as presently conducted and planned to be conducted by such Loan Parties and Subsidiaries are, except where the failure to so own or possess with or without such conflict would reasonably be expected to result in a Material Adverse Change.

6.1.22         Security Interests and Mortgage Liens.

6.1.22.1         Security Interests.  The Liens and security interests granted to the Collateral Agent for the benefit of the Lenders pursuant to the Patent, Trademark and Copyright Security Agreements, the Pledge Agreements and the Security Agreements in the Collateral (other than the Real Property and other property of the type that cannot be perfected by filing under the Uniform Commercial Code) constitute and will continue to constitute Prior Security Interests, subject to Permitted Liens, under the Uniform Commercial Code as in effect in each applicable jurisdiction (the “Uniform Commercial Code”) or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law.  Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, taking possession of any stock certificates or other certificates evidencing the Pledged Collateral and recordation of the Patent, Trademark and Copyright Security Agreements in the United States Patent and Trademark Office and United States Copyright Office, as applicable, and obtaining “blocked account” agreements with applicable third parties to the extent required by the Security Agreement with respect to deposit accounts, securities accounts, commodities accounts and investment accounts, the filings or recordings required pursuant the Loan Documents, all such action as is necessary or advisable to create a valid, enforceable Lien in favor of the Collateral Agent with respect to the Collateral described above will have been taken, except to the extent that the Loan Parties are not required to perfect Liens in certain Collateral pursuant to the Loan Documents.  All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.  On the First Amendment Effective Date and, following execution and delivery of the Reaffirmation Agreement, the Liens and security interests pursuant to the Collateral Documents shall ratably secure the Obligations in respect of the Term Loan Facility, the Obligations in respect of the Revolving Credit Facility and the Obligations in respect of the Lender-Provided Hedge Obligations, which shall share priority on a pari passu basis in every respect

6.1.22.2                       Mortgage Liens.  Subject to the qualifications and limitations set forth expressly in the Mortgages, the Liens granted to the Collateral Agent for the benefit of the Lenders pursuant to each of the Mortgages constitute a valid first priority Lien under applicable law, subject only to Permitted Liens.

6.1.23                        Status of Pledged Collateral.

All the Subsidiary Shares, Partnership Interests or LLC Interests included in the Pledged Collateral to be pledged pursuant to the Pledge Agreements are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien or restriction on transfer, except as otherwise provided by the Pledge Agreements and except as the right of the Lenders to dispose of the Subsidiary Shares, Partnership Interests or LLC Interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws.  There are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the Subsidiary Shares, Partnership Interests or LLC Interests included in the Pledged Collateral except for the partnership agreements and limited liability company agreements described on Schedule 6.1.23.  The Loan Parties have delivered true and complete copies of such partnership agreements and limited liability company agreements to each Administrative Agent.

6.1.24                        Solvency.

On the Closing Date and at the time of each borrowing of Loans and the issuance of each Letter of Credit, the Borrower and the other Loan Parties, taken as a whole, are Solvent after giving effect to the transactions contemplated by the Loan Documents and any incurrence of Indebtedness and all other Obligations.

6.1.25                        Anti-Terrorism Laws.

6.1.25.1                       General.  None of the Loan Parties nor any Affiliate of any Loan Party, is (a) in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, (b) is currently the subject of any Sanctions, (c) located, organized or residing in any Designated Jurisdiction, or (d) or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction.  No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, the Arranger, each Administrative Agent, the Issuing Bank or the Swing Line Lender) of Sanctions.

6.1.25.2                       Executive Order No. 13224.  None of the Loan Parties, nor any Affiliate of any Loan Party, or their respective agents acting or benefiting in any capacity in connection with the Loans, Letters of Credit, other Obligations or other transactions hereunder, is any of the following (each a “Blocked Person”):

(i)                                     a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(ii)                                  a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(iii)                               a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)                              a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;

(v)                                 a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

(vi)                              a Person who is affiliated with a Person listed above.

No Loan Party or to the knowledge of any Loan Party, any of its agents acting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

6.1.26                        Surety Bonds.

All surety, reclamation and similar bonds required to be maintained by the Borrower or any of its Subsidiaries under any Environmental Health and Safety Laws or Contractual Obligation are in full force and effect and were not and will not be terminated, suspended, revoked or otherwise adversely affected by virtue of the consummation of the financing (including all Loans made and Letters of Credit issued after the Closing Date) contemplated by this Agreement, provided that certain of such bonds may be terminated, suspended or revoked, provided that, taken together, such events could not reasonably be expected to result in a Material Adverse Change.  All required guaranties of, and letters of credit with respect to, such surety, reclamation and similar bonds are in full force and effect except where such failure to be in full force and effect could not reasonably be expected to result in a Material Adverse Change.

6.1.27                        Coal Supply Agreements.

All Coal Supply Agreements to which the Borrower or any of its Subsidiaries is subject or by which it is bound are in full force and effect, except for any failure which individually or when taken together with all failures under all Coal Supply Agreements could not reasonably be expected to result in a Material Adverse Change.

6.2                               Updates to Schedules.

Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrower (1) may, in connection with any borrowing hereunder, or at any other time, or (2) shall, in connection with the delivery of the financial statements pursuant to Section 8.3.2 [Annual Financial Statements] or Guarantor Joinder delivered hereunder, provide each Administrative Agent, in writing, with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same and in the event that the Loan Parties should acquire after the Closing Date any parcel of real property (other than Excluded Collateral), the Loan Parties shall update Schedule 1.1(R) to include such real property; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the applicable Administrative Agent, in its reasonable discretion, pursuant to Section 11.18 [Authorization to Release Collateral and Guarantors], shall have accepted in writing such revisions or updates to such Schedules (other than revisions or updates to Schedules 1.1(R), 6.1.2, 6.1.13 or 6.1.23, which result solely from actions of the Loan Parties permitted hereunder, which revised schedules shall be deemed to be accepted by each Administrative Agent upon delivery of such Schedules by the Borrower thereto).

7.                                      CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

7.1                               Conditions Precedent to Closing.

7.1.1                               Deliveries.  On the Closing Date, each Administrative Agent shall have received each of the following in form and substance satisfactory to each Administrative Agent:

(i)                                     A certificate of each of the Loan Parties signed by an Authorized Officer, dated the Closing Date as to the absence of a Material Adverse Effect (as such term is defined in the ICG Merger Agreement);

(ii)                                  A certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to: (a) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized;

(iii)                               This Agreement and each of the other Loan Documents signed by an Authorized Officer and all appropriate financing statements and appropriate stock powers and certificates evidencing the pledged Collateral;

(iv)                              A written opinion of counsel for the Loan Parties, dated the Closing Date and as to the matters set forth in Schedule 7.1.1;

(v)                                 Evidence that adequate insurance, including flood insurance, if applicable, required to be maintained under this Agreement is in full force and effect, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to each Administrative Agent and its counsel naming the Collateral Agent as additional insured, mortgagee and lender loss payee, and evidence that the Loan Parties have taken all actions required under the Flood Laws and/or reasonably requested by each Administrative Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing each Administrative Agent with the address and/or GPS coordinates of each structure on any real property that will be subject to a mortgage in favor of each Administrative Agent, for the benefit of the Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral;

(vi)                              A duly completed Compliance Certificate setting forth pro-forma financial covenant levels as of the last day of the most recent fiscal quarter (to the extent that the ICG Acquisition is consummated on or before the Closing Date, pro-forma levels shall be calculated on a pro-forma basis as if the ICG Acquisition was consummated as of the last day of the most recent fiscal quarter) signed by an Authorized Officer of Borrower;

(vii)                           Receipt of the Loan Parties’ audited financial statements, prepared in accordance with GAAP, for the fiscal years ended December 31, 2008, December 31, 2009 and December 31, 2010 and a pro forma consolidated balance sheet of the Borrower as of the date of the most recent consolidated balance sheet and a pro forma statement of operations for the twelve-month period ending on such balance sheet date, for the fiscal year ended December 31, 2010;

(viii)                        Delivery of the pro forma financial projections of the Borrower and its Subsidiaries, including a pro forma closing balance sheet, statements of operations, statement of cash flows, for a five year period through the 2015 fiscal year;

(ix)                              There being no court order or similar rule or regulation preventing the availability of the Loans or the issuance of Letters of Credit;

(x)                                 A Lien search in acceptable scope and with acceptable results;

(xi)                              A certified copy of the ICG Merger Documents;

(xii)                           Consummation of the ICG Tender Offer on terms and conditions as set forth in the ICG Merger Documents, without waiver or amendment thereof that is materially adverse to the interests of the Lenders in their capacities as such unless consented to by the Revolver Administrative Agent, such consent not to be unreasonably withheld or delayed;

(xiii)                        A solvency certificate from the Chief Financial Officer of the Borrower in form and substance satisfactory to the Revolver Administrative Agent, confirming the solvency of the Borrower and its subsidiaries on a consolidated basis after giving effect to the ICG Acquisition;

(xiv)                       The Borrower and each of the Guarantors shall have provided the documentation and other information to the Revolver Administrative Agent that are required by regulatory authorities under the applicable “know-your-customer” rules and regulations, including the Patriot Act the extent such information is requested at least five (5) business days prior to the ICG Tender Offer Closing Date;

(xv)                          Such other documents in connection with such transactions as each Administrative Agent or said counsel may reasonably request.

Without limiting the generality of the provisions of the last paragraph of Section 10.3 [Exculpatory Provisions], for purposes of determining compliance with the conditions specified in this Section 7.1, each Lender that has signed or subsequently joined this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the applicable Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

7.1.2                               Payment of Fees.  The Borrower shall have paid all fees payable on or before the Closing Date as required by this Agreement, the Term Loan Fee Letter, the Term Loan Administrative Agent Fee Letter, the Revolver Administrative Agent’s Letter or any other Loan Document.

7.2                               Each Loan or Letter of Credit.  With respect to the making of any Loans or issuing, extending or increasing any Letters of Credit: (i) the representations, warranties of the Loan Parties shall then be true and correct, (ii) no Event of Default or Potential Default shall have occurred and be continuing, (iii) the making of the Loans or issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders, and (iv) the Borrower shall have delivered to the applicable Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be.

8.                                      COVENANTS

8.1                               Affirmative Covenants.

The Borrower covenants and agrees that until payment in full of the Loans, Letter of Credit Borrowings and Reimbursement Obligations and interest thereon, expiration or termination of all Letters of Credit (other than those that have been cash collateralized pursuant to Section 2.9.11 [Cash Collateral Prior to the Expiration Date]), satisfaction of all of the Loan Parties’ other Obligations under the Loan Documents (other than indemnification and other contingent obligations not yet due and owing) and termination of the Commitments, the Borrower shall, and shall cause each of its Subsidiaries to, comply at all times with the following affirmative covenants:

8.1.1                               Preservation of Existence, Etc.

The Borrower shall, and shall cause Arch Western to, maintain its legal existence as a corporation or limited liability company, as the case may be.  The Borrower shall cause each of its Subsidiaries (other than Arch Western, which is subject to the previous sentence) to maintain its legal existence as a corporation, limited partnership or limited liability company, as the case may be, except as otherwise expressly permitted in Section 8.2.3 [Liquidations, Mergers, etc.] or Section 8.2.4 [Dispositions of Assets or Subsidiaries].  The Borrower shall, and shall cause Arch Western to, maintain its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except where the failure to so qualify or maintain such qualification could be corrected without a material adverse effect on the Borrower or Arch Western.  The Borrower shall cause each of its Subsidiaries (other than Arch Western, which is subject to the previous sentence) to maintain its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Change.

8.1.2                               Payment of Liabilities, Including Taxes, Etc.

Except where failure to do so could not reasonably be expected to result in a Material Adverse Change, the Borrower shall, and shall cause each of its Subsidiaries to, duly pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid after becoming due, might become a lien or charge upon any properties of the Borrower or any Subsidiary of the Borrower, provided that neither the Borrower nor any Subsidiary of the Borrower shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and with respect to which there are proper reserves as required by GAAP, but only to the extent that failure to discharge any such liabilities would not adversely affect the value of the Collateral.

8.1.3                               Maintenance of Insurance.

Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary.  At the request of the Collateral Agent, the Loan Parties shall deliver to both Administrative Agents and each of the Lenders (x) on the Closing Date and annually thereafter an original certificate of insurance of the Loan Parties’ independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties.  Such policies of insurance shall contain special endorsements, in form and substance reasonably acceptable to the applicable Administrative Agent, which shall (i) specify the Collateral Agent as an additional insured, mortgagee and lender loss payee as its interests may appear, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the applicable Loan Parties and not that of the insured, (ii) provide that the interest of the Lenders shall be insured regardless of any breach or violation by the applicable Loan Parties of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Loan Parties or others insured under such policies, (iii) provide that no cancellation of such policies for any reason (including non-payment of premium) shall be effective until at least ten (10) days after receipt by either Administrative Agent of written notice of such cancellation or change, (iv) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and (v) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured.  The applicable Loan Parties shall notify each Administrative Agent promptly of any casualty or condemnation event causing a loss or decline in value of the Collateral in excess of $50,000,000 and the estimated (or actual, if available) amount of such loss or decline.  Upon the occurrence of an Event of Default that has not been waived, monies constituting insurance proceeds or condemnation proceeds (pursuant to the Mortgages) shall be paid to the Collateral Agent and applied in accordance with Section 9.2.5 [Application of Proceeds] and the Collateral Documents.

Each Loan Party shall take all actions required under the Flood Laws and/or reasonably requested by either Administrative Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, to the extent applicable, providing each Administrative Agent with the address and/or GPS coordinates of each structure on any real property that will be subject to a mortgage in favor of the Collateral Agent, for the benefit of the Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral, and thereafter maintaining such flood insurance in full force and effect for so long as required by the Flood Laws.

8.1.4                               Maintenance of Properties and Leases.

Except where the failure to do so could not reasonably be expected to have a Material Adverse Change, the Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve all of its respective material properties, necessary or useful in the proper conduct of the business of the Borrower or such Subsidiary of the Borrower, in good working order and condition, ordinary wear and tear excepted (except as otherwise expressly permitted by this Agreement).  Without limiting the generality of the foregoing, the Borrower shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all material patents, trademarks, service marks, trade names, copyrights, licenses and franchises necessary for the ownership and operation of its properties and business if the failure to so maintain the same would constitute a Material Adverse Change.

8.1.5                               Visitation Rights.

The Borrower shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of either Administrative Agent or any of the Lenders (so long as no Event of Default has occurred and is continuing, at such Administrative Agent’s or Lender’s expense)  to visit and inspect during normal business hours any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, provided that (i) each Lender shall provide the Borrower and the applicable Administrative Agent with reasonable notice prior to any visit or inspection, (ii) all such visits and inspections shall be made in accordance with the Borrower’s standard safety, visit and inspection procedures and (iii) no such visit or inspection shall interfere with such Borrower’s normal business operation.  In the event any Lender desires to conduct an audit of the Borrower or any Subsidiary of the Borrower, such Lender shall conduct such audit contemporaneously with any audit to be performed by the applicable Administrative Agent.

8.1.6                               Keeping of Records and Books of Account.

The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

8.1.7                               Intentionally Omitted.

8.1.8                               Compliance With Laws.

The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Health and Safety Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 8.1.8 if any failure to comply with any Law would not result in fines, penalties, costs associated with the performance of any Remedial Actions, other similar liabilities or injunctive relief which in the aggregate could reasonably be expected to result in a Material Adverse Change.  Without limiting the generality of the foregoing, the Borrower shall, and shall cause each of its Subsidiaries to, comply with all Environmental Health and Safety Permits and Environmental Health and Safety Orders applicable to their respective operations and properties; obtain, maintain, comply with and renew all Environmental Health and Safety Permits necessary for their respective operations and properties; and manage, use, store, treat dispose and handle all Regulated Substances in compliance with all applicable Environmental Health and Safety Laws, in each case, except for such non-compliance which would not or could not reasonably be expected to result in a Material Adverse Change.

8.1.9                               Use of Proceeds.

The Borrower will use the (i) Letters of Credit and the proceeds of the Revolving Credit Loans only for general corporate purposes and for working capital, including, without limitation, that:  (A) proceeds of Loans may be used to make loans to or investments in the Arch Western Group or any Bonding Subsidiary, (B) proceeds of Loans may be used for purchase, redemption or defeasance of the AWR Senior Notes, (C) Letters of Credit may be issued for the benefit or the use of any member of the Arch Western Group or any Bonding Subsidiary and (D) to finance acquisitions, investments or restricted payments otherwise permitted hereunder and (ii) the proceeds of the Term Loans only to (i) refinance the outstanding Revolving Credit Loans, (ii) prepay the AWR Senior Notes, (iii) to pay for fees and expenses relating to this Agreement, and (iv) to provide for general corporate purposes and for working capital.  The use of the Letters of Credit and the proceeds of the Loans shall not be for any purpose which contravenes any applicable Law or any provision of this Agreement or any other Loan Document.

8.1.10                        Intentionally Omitted.

8.1.11                        Maintenance of Material Contracts.

The Borrower shall, and shall cause each of its Subsidiaries to, comply with the provisions of and to maintain in full force and effect all material licenses, material permits, coal supply contracts and Material Contracts (other than Environmental Health and Safety Permits which are addressed in Section 8.1.8 [Compliance With Laws] above) to which any such Person is a party, except where the failure to so maintain in full force and effect a material license, material permit or a Material Contract could not be reasonably expected to result in a Material Adverse Change.

8.1.12                        Collateral; Further Assurances.

Subject to Section 11.14 [Requirements for Significant Subsidiaries], the Borrower shall and shall cause each of the Loan Parties to execute and deliver to the Collateral Agent for the benefit of the Lenders, the Collateral Documents necessary to grant first priority perfected liens and security interests (subject only to Permitted Liens) in favor of the Lenders in substantially all of the assets of the Loan Parties, other than Excluded Collateral that; provided, further, that with respect to deposit accounts or securities accounts of any Loan Party, the Loan Parties will not be required to enter into any blocked account agreements or control agreements with respect thereto unless requested by the Collateral Agent or the applicable Required Lenders after the occurrence of an Event of Default that has not been waived.  Notwithstanding the foregoing, (i) the Borrower and each of the Loan Parties shall only be required to pledge 65% of the capital stock or other equity interests of their Foreign Subsidiaries and such requirement to pledge such capital stock and/or equity interests shall only apply to such Foreign Subsidiaries that are wholly-owned directly by the Borrower or any Loan Party and (ii) the Loan Parties shall work diligently with the Collateral Agent to confirm that all documentation has been prepared, executed and recorded which is necessary to grant a Lien on all Real Property, as-extracted minerals and fixtures of the Loan Parties (other than Excluded Collateral) in favor of the Collateral Agent for the benefit of the Lenders:  (a) within 120 days after the delivery of the certificate of Borrower pursuant to Section 8.3.3 [Certificate of Borrower] of this Agreement, which date may be extended by the Collateral Agent in its reasonable discretion, for all such Real Property, as-extracted minerals and fixtures that have been acquired after the Closing Date and (b) within 180 days of the First Amendment Effective Date (or such longer period as determined in the Collateral Agent’s sole discretion), for any other Real Property, as-extracted minerals and fixtures set forth in clause (a) of the definition of Excluded Collateral (but not otherwise subject to clauses (b) through (g) of the definition of Excluded Collateral).

The Borrower shall and shall cause each Loan Party, from time to time, at its expense, to preserve and protect the Collateral Agent’s Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Liens and except to the extent otherwise permitted hereunder, and shall do such other acts and things as the Collateral Agent may reasonably deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral, except to the extent otherwise permitted hereunder.

In the event that the Borrower or any Subsidiary of the Borrower is required to pledge the equity interests of any Bonding Subsidiary in favor of any provider of surety bonds required by the lessor of the leasehold interest held by such Bonding Subsidiary as otherwise permitted by Section 8.2.17 [Transactions with Respect to AWAC; Transactions with Respect to the Bonding Subsidiaries] of this Agreement, then prior to the granting of such lien, the Borrower shall use commercially reasonable good faith effort to grant a second priority perfected lien in such equity interests to the Collateral Agent for the benefit of the Lenders subject to an intercreditor agreement in form and substance reasonably satisfactory to both Administrative Agents.

Notwithstanding the foregoing provisions of this Section 8.1.12, if a Person becomes a Significant Subsidiary of the Borrower either:  (i) as a result of any Investment in such Person as a Permitted Joint Venture permitted by Section 8.2.6 [Subsidiaries, Partnerships and Joint Ventures], or (ii) as a result of any Investment in such Person pursuant to an Investment permitted by clause (viii) of Section 8.2.14 [Loans and Investments] (a Person described in the immediately preceding clause (i) or clause (ii) is sometimes referred to as a “Special Joint Venture”), such Special Joint Venture shall not be required to become a Loan Party (including, without limitation such Special Joint Venture shall not be required to provide the Collateral required pursuant to this Section 8.1.12) nor shall the Borrower or any Subsidiary of the Borrower be required to pledge the equity interests of such Special Joint Venture if and only if and to the extent that the limited liability company agreement, limited partnership agreement, joint venture agreement, general partnership agreement or other constituent documents of such Special Joint Venture or other material agreement related to the Investment in such Special Joint Venture would prohibit the granting of such Liens or prohibit such Special Joint Venture from being a Loan Party under the Loan Documents.  For the avoidance of doubt, nothing in this Section 8.1.12 shall require any Loan Party to take any action to grant or perfect a security interest in any assets constituting Excluded Collateral.

8.1.13                        Subordination of Intercompany Loans.

Each Loan Party shall cause any intercompany Indebtedness, loans or advances owed by any Loan Party to any other Loan Party to be subordinated to the payment of the Obligations.

8.1.14                        Anti-Terrorism Laws.

The Loan Parties and their respective Affiliates and agents shall not (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224 or the USA Patriot Act or any other Anti-Terrorism Law.  The Borrower shall deliver to Lenders any certification or other evidence reasonably requested from time to time by any Lender, confirming Borrower’s compliance with this Section 8.1.14.

8.1.15                        Appraisal.

The Borrower shall engage, within sixty (60) days of the First Amendment Effective Date, a third party appraiser, who shall be satisfactory to each Administrative Agent, to perform an appraisal of certain of the Loan Parties Collateral.  Promptly upon completion of such appraisal the Borrower shall cause such appraisal to be delivered to each Administrative Agent and such appraisal shall be, satisfactory to each Administrative Agent in scope and substance.

8.1.16                        Acquisition of Arch Western.

The Borrower shall cause AWAC to acquire Delta Housing Inc.’s outstanding equity interests in Arch Western and cause AWAC to own 100% of the equity interests in Arch Western, on or before October 31, 2012.

8.1.17                        Purchase, Redemption or Defeasance of AWR Senior Notes.

The AWR Senior Notes Repayment shall be completed within thirty (30) days of the First Amendment Effective Date.

8.2                               Negative Covenants.

The Borrower covenants and agrees that until payment in full of the Loans, Letter of Credit Borrowings and Reimbursement Obligations and interest thereon, expiration or termination of all Letters of Credit (other than those that have been cash collateralized pursuant to Section 2.9.11 [Cash Collateral Prior to the Expiration Date]), satisfaction of all of the Loan Parties’ other Obligations hereunder and termination of the Commitments, the Borrower shall, and shall cause each of its Subsidiaries to, comply with the following negative covenants:

8.2.1                               Indebtedness.

The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

(i)                                     Indebtedness under the Loan Documents or in respect of any of the other Obligations;

(ii)                                  Subject to the mandatory prepayment provisions contained in Section 5.6.2 (c) [Debt Issuances], additional, unsecured Indebtedness of the Borrower or any Subsidiary of the Borrower so long as, at all times both immediately before and after giving effect to any proposed additional Indebtedness, the Borrower and its Subsidiaries shall be in compliance with Section 8.2.11 [Maximum Senior Secured Leverage Ratio], Section 8.2.12 [Minimum Interest Coverage Ratio], Section 8.2.21 [Minimum EBITDA], and, after the Compliance Certificate Delivery Date (Third Quarter, 2014), Section 8.2.10 [Maximum Leverage Ratio], each determined on a pro forma basis;

(iii)                               subject to Section 8.2.14(vi), Indebtedness of any member of the Arch Western Group payable to Borrower;

(iv)                              the AWR Senior Notes, until such time as the AWR Senior Notes Repayment has been completed;

(v)                                 (a) Indebtedness of any Loan Party payable to any other Loan Party, so long as such Indebtedness is subordinated to the Obligations of the Loan Parties under the Loan Documents, (b) Indebtedness of any Non-Guarantor Subsidiary payable to any other Non-Guarantor Subsidiary, (c) loans or guaranties from any Non-Guarantor Subsidiary to any Loan Party and (d) Indebtedness of any Non-Guarantor Subsidiary payable to any Loan Party to the extent such Indebtedness would constitute a permitted Investment under Section 8.2.14 [Loans and Investments];

(vi)                              Indebtedness of the Borrower payable to Arch Western so long as such Indebtedness is evidenced by the Eligible Note Receivable;

(vii)                           Indebtedness of the Borrower and its Subsidiaries reflected in the Historical Statements (other than Indebtedness under the Existing Credit Agreement and any other Indebtedness refinanced with the proceeds of the Loans, other than Indebtedness of the Borrower under the Eligible Note Receivable (which Indebtedness is subject to the requirements of clause (vi) above), and other than the AWR Senior Notes and any refinancing thereof (which Indebtedness is subject to the requirements of clause (iv) above) ) and any refinancings thereof or amendments thereto that do not increase the amount as provided in the Historical Statements;

(viii)                        Indebtedness of the Borrower or any Subsidiary of the Borrower under a letter of credit facility so long as:  (i) the purpose of such facility is to provide letters of credit necessary in the business of the Borrower and its Subsidiaries, including without limitation to secure surety and other bonds, and (ii)  such Indebtedness, if secured, is only secured as permitted by clause (xii) of the definition of Permitted Liens (a “Permitted Secured Letter of Credit Facility”);

(ix)                              For the period commencing:

(a)                                 on the First Amendment Effective Date until the Compliance Certificate Delivery Date (Third Quarter, 2014),

(b)                                 on Compliance Certificate Delivery Date (Third Quarter, 2014) and thereafter,

(x)                                 Indebtedness or other obligations of the Borrower and its Subsidiaries in respect of any capital lease (as determined in accordance with GAAP) or Indebtedness of the Borrower and its Subsidiaries secured by Purchase Money Security Interests so long as the aggregate amount for the Borrower and its Subsidiaries of all Indebtedness and other obligations permitted by this clause (ix) shall not exceed (a) for the period commencing on the First Amendment Effective Date until the Compliance Certificate Delivery Date (Third Quarter, 2014), at any time outstanding $125,000,000, and (b) for the period commencing on the Compliance Certificate Delivery Date (Third Quarter, 2014), at any time outstanding $250,000,000;

(xi)                              Indebtedness of any Subsidiary of Arch Western payable to Arch Western or any other Subsidiary of Arch Western;

(xii)                           subject to Sections 8.2.14(vi) [Loans and Investments] and 8.2.17 [Transactions with Respect to AWAC; Transactions With Respect to the Bonding Subsidiaries], Indebtedness of any Bonding Subsidiary payable to the Borrower;

(xiii)                        Subject to the mandatory prepayment provisions contained in Section 5.6.2(c) [Debt Issuances], Indebtedness of the Securitization Subsidiaries in Permitted Receivables Financings in an amount not to exceed $300,000,000 in the aggregate;

(xiv)                       Intentionally omitted;

(xv)                          Indebtedness secured by Liens permitted by clause (xiv) of the definition of Permitted Liens;

(xvi)                       Guaranties in respect of Indebtedness otherwise permitted hereunder;

(xvii)                    Indebtedness relating to the financing of insurance policy premiums;

(xviii)                 Intentionally omitted;

(xix)                       Indebtedness of Non-Guarantor Subsidiaries which, when combined with the aggregate amount of Investments permitted pursuant Section 8.2.14(xxi), does not exceed for the period commencing on (a) the First Amendment Effective Date until the Compliance Certificate Delivery Date (Third Quarter, 2014), $50,000,000 at any one time and (b) the Compliance Certificate Delivery Date (Third Quarter, 2014), $75,000,000 at any one time.

8.2.2                               Liens; Guaranties.

The Borrower shall not, and shall not permit any of its Subsidiaries to, (i) at any time create, incur, assume or suffer to exist any Lien on any of its respective property or assets, tangible or intangible, now owned or hereafter acquired, except, Permitted Liens, and (ii) at any time, directly or indirectly, enter into any agreement, that prohibits or restricts the Borrower’s or its Subsidiaries’ ability to grant a security interest or Lien on any of the Collateral to the Collateral Agent or the Lenders in connection with this Agreement or any other Loan Document (as such Agreement or Loan Documents may be amended, restated, modified or supplemented) other than (A) the AWR Senior Notes Indenture, until such time as the AWR Senior Notes Repayment has been completed, (B) any Unsecured Senior Notes Indenture that contains any such restrictions and covenants no more restrictive than those contained in the Unsecured Senior Note Indentures in existence as of the Closing Date, and (C) agreements relating to Permitted Receivables Financing.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guaranty, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for (i) Guaranties of the Loan Parties or their Subsidiaries permitted hereunder, including pursuant to Section 8.2.1 [Indebtedness] and Section 8.2.14 [Loans and Investments], (ii) any Guaranty by any Loan Party of representations, warranties, performance covenants, or indemnities arising in connection with any sale or other disposition of assets of any Loan Party permitted by this Agreement, (iii) any existing Guaranty that is set forth on Schedule 8.2.2 and (iv) endorsements of negotiable or other instruments for deposit or collection in the ordinary course of business.

8.2.3                               Liquidations, Mergers, Consolidations, Acquisitions.

The Borrower shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or consummate any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that:

(1)                                 (i) any member of the Arch Coal Group, other than the Borrower, may consolidate or merge into the Borrower or any other member of the Arch Coal Group, (ii) any Non-Guarantor Subsidiary may consolidate or merge into any other Non-Guarantor Subsidiary, (iii) any Non-Guarantor Subsidiary may consolidate or merge into any member of Arch Coal Group, so long as such member of Arch Coal Group survives such merger or consolidation and (iv) any transaction otherwise permitted by Section 8.2.4 [Dispositions of Assets and Subsidiaries] and Section 8.2.14 [Loans and Investments] shall be permitted under this Section 8.2.3,

(2)                                 any Subsidiary of Arch Western may consolidate or merge into Arch Western or any other Subsidiary of Arch Western,

(3)                                 the Borrower or any Subsidiary may acquire, whether by purchase or by merger, (A) all of the ownership interests of another Person or (B) substantially all of the assets of another Person or of a business or division of another Person (each a “Permitted Acquisition”), provided that each of the following requirements is met:

(i)                                     the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as, or shall support or be complementary to, one or more line or lines of business conducted by the Loan Parties and shall comply with Section 8.2.7 [Continuation of or Change in Business], in the case of any merger a Loan Party shall be the surviving entity after giving effect to such transaction and, to the extent that a Significant Subsidiary is acquired or formed in connection with or as a result of such acquisition, the Loan Parties shall promptly comply with the provisions of Section 8.2.7 [Subsidiaries, Partnerships and Joint Ventures] and Section 11.14 [Requirements for Significant Subsidiaries], and in connection with such acquisition and the granting of such Liens and security interests, the Borrower shall deliver to each Administrative Agent for the benefit of the Lenders such opinions of counsel, certificates and such other Loan Documents as either Administrative Agent may reasonably request;

(ii)                                  no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;

(iii)                               For the period commencing on the First Amendment Effective Date until the Compliance Certificate Delivery Date (Third Quarter, 2014), the aggregate consideration to be paid by the Loan Parties for (a) all such Permitted Acquisitions during such period plus (b) all Investments in Permitted Joint Ventures during such period shall not exceed $200,000,000.  Notwithstanding the foregoing, upon any sale of assets permitted in Section 8.2.4(v) the Loan Parties shall also be permitted to use an additional amount equal to the lesser of (1) the net proceeds from such disposition of assets permitted in Section 8.2.4(v) or (2) $300,000,000, to fund Permitted Acquisitions pursuant to this Section and Investments in Permitted Joint Ventures pursuant to Section 8.2.6 [Subsidiaries, Partnerships and Joint Ventures].

(iv)                              the Borrower and its Subsidiaries shall be in compliance with the covenants contained in Sections 8.2.11 [Maximum Senior Secured Leverage Ratio],8.2.12 [Minimum Interest Coverage Ratio], Section 8.2.21 [Minimum EBITDA], and, after the Compliance Certificate Delivery Date (Third Quarter, 2014), Section 8.2.10 [Maximum Leverage Ratio], determined on a pro forma basis immediately prior to and after giving effect to such Permitted Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition as if such liabilities were incurred as of the first day of the applicable period of determination and including in such computation EBITDA of the acquired Person or business as of the first day of the period of determination (with EBITDA of the acquired Person determined in accordance with the criteria set forth in the definition of EBITDA)), and if the consideration to be paid by the Loan Parties for such Permitted Acquisition exceeds $50,000,000, the Borrower shall have delivered to each Administrative Agent and each Lender a compliance certificate demonstrating such pro-forma compliance (such certificate to be in form and substance reasonably acceptable to each Administrative Agent) prior to consummating such Permitted Acquisition;

(v)                                 if the consideration to be paid by the Loan Parties for such Permitted Acquisition exceeds $50,000,000, at least five (5) Business Days prior to consummation of such Permitted Acquisition the Borrower shall have delivered to the Administrative Agent all executed copies or drafts (with final, executed copies to be subsequently delivered as soon as available) of material agreements, documents and instruments in connection with or related to such Permitted Acquisition; and

(vi)                              after giving effect to such Permitted Acquisition, the sum of cash on hand plus the amount of Availability is at least $500,000,000,

(4)                                 the Borrower or any of its Subsidiaries may acquire by purchase, lease or otherwise all or substantially all of the assets or equity interests of a Securitization Subsidiary, and a Securitization Subsidiary may dissolve, liquidate or wind-up its affairs or become a party to any merger or consolidation, and

(5)                                 any Subsidiary of the Borrower that holds only de minimis assets and is not conducting any material business may dissolve or otherwise wind up its affairs;

8.2.4                               Dispositions of Assets or Subsidiaries.

The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon, securitize or enter into a securitization transaction, or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment, general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of the Borrower), except:

(i)                                     (a) transactions involving the sale of inventory in the ordinary course of business, (b) any sale, transfer, lease, sublease or license of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party’s business or the grant in the ordinary course of business of any non-exclusive easements, permits, licenses, rights of way, surface leases or other surface rights or interests, (c) any sale of accounts arising from the export outside of the U.S. of goods or services by any Loan Party, provided that at the time of any such sale, no Event of Default or Potential Default shall exist or shall result from such sale after giving effect thereto, (d) any lease, sublease or license of assets (with a Loan Party as the lessor, sublessor or licensor) in the ordinary course of business, provided that the interests of the Loan Parties in any such lease, sublease or license are subject to the Lenders’ Prior Security Interest, and (e) transfers of condemned property as a result of the exercise of “eminent domain” or other similar policies to the respective Official Body or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement;

(ii)                                  any sale, transfer or lease of assets by any Subsidiary of the Borrower which is a member of the Arch Coal Group to any other member of the Arch Coal Group or any sale, transfer or lease of assets by any Non-Guarantor Subsidiary to Arch Coal Group or any other Non-Guarantor Subsidiary;

(iii)                               Commencing on the Compliance Certificate Delivery Date (Third Quarter, 2014), any sale of assets if and to the extent the net cash proceeds thereof are applied within 270 days of the consummation of such sale to the purchase by the Borrower or a Subsidiary of the Borrower, as the case may be, of substitute assets; provided that, in the case of any such sale of assets for consideration in excess of $50,000,000, the Borrower shall have delivered to each Administrative Agent a certificate (a “Replacement Sales Certificate”) of the chief financial officer or the treasurer of the Borrower, certifying as to (x) the amount of Net Cash Proceeds and (y) the fact that the Borrower or a Subsidiary of the Borrower, as the case may be, shall invest such Net Cash Proceeds in substitute assets within 270 days after the date of consummation of such sale;

(iv)                              any purchase or sale or other transfer (including by capital contribution) of Receivables Assets pursuant to a Permitted Receivables Financing;

(v)                                 any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (iv) above or pursuant to clause(vi) below, provided, that with respect to any sale, transfer or lease of assets, pursuant to this Section 8.2.4(v): (a) at the time of any such disposition, no Event of Default shall exist or shall result from such disposition, (b) the Borrower and its Subsidiaries shall be in compliance with the covenants contained in Sections 8.2.11 [Maximum Senior Secured Leverage Ratio], 8.2.12 [Minimum Interest Coverage Ratio], Section 8.2.21 [Minimum EBITDA], and, after the Compliance Certificate Delivery Date (Third Quarter, 2014), Section 8.2.10 [Maximum Leverage Ratio], determined on a pro forma basis immediately prior to and after giving effect to each such sale, transfer or lease of assets, (c) the consideration to be paid to the Borrower and its Subsidiaries as permitted by this clause (v) shall be in cash and shall not exceed $1,000,000,000, in the aggregate, (d) if the consideration to be paid to the Borrower and its Subsidiaries per any such sale, transfer or lease exceeds $50,000,000, the Borrower shall have delivered to each Administrative Agent a compliance certificate demonstrating such pro forma compliance (such certificate to be in form and substance reasonably acceptable to each Administrative Agent) prior to consummating such sale or transfer, and (e) the Net Cash Proceeds for any such sale, transfer or lease, in excess of $500,000,000, in the aggregate, are applied as a mandatory prepayment of the Loans and reductions of the Revolving Credit Commitments in accordance with and to the extent required under, the provisions of Section 5.6.2(a) [Sale of Assets] above;

(vi)                              any sale, transfer, lease or disposition of assets as part of an Investment which is either (y) an Investment in a Permitted Joint Venture which is permitted by clause (1) of Section 8.2.6 [Subsidiaries, Partnerships and Joint Ventures], or (z) an Investment permitted by Section 8.2.14 [Loans and Investments]; and

(vii)                           any transactions otherwise permitted by Sections 8.2.3 [Liquidations, Mergers, etc.] or 8.2.9 [Restricted Payments].

8.2.5                               Affiliate Transactions.

The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to) with any Affiliate of the Borrower unless (1) such transaction is not otherwise prohibited by this Agreement and (2) such transaction is either (a) entered into upon fair and reasonable arm’s length terms and conditions or (b) would be entered into by a prudent Person in the position of such Loan Party; provided, however, that:  (i)  this Section 8.2.5 shall not prohibit any loan by Arch Western or any Subsidiary of Arch Western to the Borrower or any other member of the Arch Coal Group which is not otherwise prohibited by this Agreement, (ii) this Section 8.2.5 shall not prohibit any dividend or distribution which is not otherwise prohibited by this Agreement, (iii) this Section 8.2.5 shall not prohibit any transaction described on Schedule 8.2.5 (including any modification, extension or renewal thereof on terms no less favorable to the parties thereto than the terms of such transaction as described on such Schedule) which is not otherwise prohibited by this Agreement, and (iv) this Section 8.2.5 shall not prohibit any transaction provided for in, or in connection with, a Permitted Receivables Financing.

8.2.6                               Subsidiaries, Partnerships and Joint Ventures.

The Borrower shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) Non-Guarantor Subsidiaries, including any Securitization Subsidiary which is the subject of clause (iii) below) which are not Significant Subsidiaries, (ii) any Significant Subsidiary which has complied with Section 11.14 [Requirements for Significant Subsidiaries], and (iii) any Securitization Subsidiary whose equity interests are pledged to the Collateral Agent for the benefit of the Lenders (with the Pledge Agreement therefor to be in form and substance satisfactory to each Administrative Agent) and which has otherwise complied with Section 11.14 [Requirements for Significant Subsidiaries]; provided, however, notwithstanding the foregoing, to the extent that any Subsidiary of the Borrower provides a guaranty under any Unsecured Senior Notes Indenture, such Subsidiary shall be required to join as a Guarantor under this Agreement.

Neither the Borrower nor any Subsidiary of the Borrower shall become or agree to become a general or limited partner in any general or limited partnership, a member or manager of, or hold a limited liability company interest in, a limited liability company or a joint venturer or hold a joint venture interest in any joint venture:

(1)                                 except that the Loan Parties may make an Investment in a Permitted Joint Venture, so long as the Borrower and its Subsidiaries at all times are in compliance with all requirements of the following clauses (A) through (H) or to the extent otherwise permitted under Section 8.2.14 [Loans and Investments]:

(A)                               the Permitted Joint Venture is either a corporation, limited liability company, trust, or a limited partnership or another form of an entity or arrangement that permits the Borrower and its Subsidiaries to limit their liability, as a matter of Law, for the obligations of the Permitted Joint Venture;

(B)                               the Investment made in a Permitted Joint Venture permitted under clause(1)(A) immediately above is either (y) of the type described in clauses (i), (ii) or (iv) of the definition of Investment, or (z) of the type described in clauses (iii) or (v) of the definition of Investment and, on the date such Investment is made, the amount of the Guaranty or other obligation, as the case may be, is reasonably estimable;

(C)                               other than the amount of an Investment permitted under clause (1)(B) immediately above of the type described in clause (iii) or clause (v) of the definition of Investment, there is no recourse to any Loan Party or any Subsidiary of any Loan Party for any Indebtedness or other liabilities or obligations (contingent or otherwise) of the Permitted Joint Venture;

(D)                               for the period commencing on the First Amendment Effective Date until the Compliance Certificate Delivery Date (Third Quarter, 2014), the aggregate consideration to be paid by the Loan Parties for (a) all such Investments in Permitted Joint Ventures during such period plus (b) all Permitted Acquisitions during such period shall not exceed $200,000,000.  Notwithstanding the foregoing, upon any sale of assets permitted in Section 8.2.4(v) the Loan Parties shall also be permitted to use an additional amount equal to the lesser of (1) the net proceeds from such disposition of assets permitted in Section 8.2.4(v) or (2) $300,000,000, to fund Investments in Permitted Joint Ventures pursuant to this Section and Permitted Acquisitions pursuant to Section 8.2.3 [Liquidations, Mergers, Consolidations, Acquisitions].

(E)                                to the extent the Investment in any such Permitted Joint Venture exceeds $50,000,000, at least five (5) Business Days prior to making any Investment in a Permitted Joint Venture which is otherwise permitted by this clause (1) of this Section 8.2.6, the Borrower shall have delivered to each Administrative Agent all material agreements, documents and instruments in connection with or related to such Investment;

(F)                                 the Borrower and its Subsidiaries shall be in compliance with the covenants contained in Sections 8.2.11 [Maximum Senior Secured Leverage Ratio], 8.2.12 [Minimum Interest Coverage Ratio], Section 8.2.21 [Minimum EBITDA], and, after the Compliance Certificate Delivery Date (Third Quarter, 2014), Section 8.2.10 [Maximum Leverage Ratio], determined on a pro forma basis after giving effect to each Investment permitted by this clause (1) of this Section 8.2.6 (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Investment as if such liabilities were incurred as of the first day of the applicable period of determination and, if the Permitted Joint Venture in which the Investment is made is a Special Subsidiary, then including in such computation the Appropriate Percentage of EBITDA of such Special Subsidiary as of the first day of the period of determination (with EBITDA of such Special Subsidiary based upon financial statements reasonably acceptable to each Administrative Agent)), to the extent the Investment in any such Permitted Joint Venture exceeds $50,000,000, and the Borrower shall have delivered to each Administrative Agent and each Lender a compliance certificate demonstrating such pro-forma compliance (such certificate to be in form and substance reasonably acceptable to each Administrative Agent) prior to making any Investment otherwise permitted by this clause (1) of this Section 8.2.6;

(G)                               after giving effect to each Investment in a Permitted Joint Venture which is otherwise permitted by this clause (1) of this Section 8.2.6, the sum of cash on hand plus the amount of Availability is at least $500,000,000;

(H)                              no Potential Default or Event of Default shall exist immediately prior to and after giving effect to each Investment in a Permitted Joint Venture which is otherwise permitted by this clause (1) of this Section 8.2.6; and

(I)                                   without limiting the generality of clause (H) immediately above, after giving effect to each Investment otherwise permitted by this clause (1) of this Section 8.2.6, the Borrower and its Subsidiaries shall be in compliance with clause (v) of Section 8.2.14 [Loans and Investments];

(2)                                 the Loan Parties may be general or limited partners in other Loan Parties or be members or managers of, or hold limited liability company interests in, other Loan Parties and except that the Borrower may hold a limited liability company interest in Arch Western and Arch Western may hold limited liability company interests in its Subsidiaries which are members of the Arch Western Group; and

(3)                                 the Borrower and its Subsidiaries may be general or limited partners in, or be members or managers of, or hold limited liability company interests in, any Securitization Subsidiary.

8.2.7                               Continuation of or Change in Business.

The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the business of the Loan Parties and their Subsidiaries, substantially as conducted and operated by the Loan Parties and their Subsidiaries, taken as a whole, as of the Closing Date or business that supports or is complimentary to such business, and the Loan Parties shall not permit any material change in the nature of such business.

8.2.8                               Capital Expenditures.

The Borrower shall not for the benefit of the Revolver Administrative Agent and the Revolver Lenders, and shall not permit any of its Subsidiaries to, make any payments exceeding the amounts set forth below in the aggregate in any period specified below on account of the purchase or lease of any assets which if purchased would constitute fixed assets or which if leased would constitute a capitalized lease.  All such capital expenditures and capitalized leases shall be made under usual and customary terms and in the ordinary course of business:

Period	Amount
2012 Fiscal Year	$600,000,000
2013 Fiscal Year	$600,000,000 (plus any unused amount of the $600,000,000 allocated for capital expenditures for the 2012 fiscal year)

8.2.9                               Restricted Payments.

The Borrower shall not, and shall not permit any of its Subsidiaries to, declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of capital stock or other equity interests of the Borrower or any Subsidiary of the Borrower or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of the capital stock or other equity interests of the Borrower or any Subsidiary of the Borrower or set aside any amount for any such purposes, except that:

(i)                                     so long as on the date of the declaration thereof (each such date a “Dividend Declaration Date”) and after giving effect thereto the Borrower is in compliance with the Restricted Payment Covenants (as set forth below) and no Potential Default or Event of Default has occurred, the Borrower may pay cash dividends on its common stock, which amount shall be limited to $30,000,000 per fiscal year for the period commencing on the First Amendment Effective Date until the Compliance Certificate Delivery Date (Third Quarter, 2014);

(ii)                                  Commencing on the Compliance Certificate Delivery Date (Third Quarter, 2014), so long as on the date of payment thereof (each such date a “Redemption Date”) and after giving effect thereto the Borrower is in compliance with the Restricted Payment Covenants (as set forth below) and no Potential Default or Event of Default has occurred, the Borrower may purchase, redeem, retire or otherwise acquire for value any shares of any class of the capital stock of the Borrower;

(iii)                               any Subsidiary of the Borrower may declare and pay dividends or make any other distribution (by reduction of capital or otherwise) to, or repurchase its capital stock or equity interests from, the Borrower or any other Subsidiary of the Borrower (or, in the case of non-wholly owned Subsidiaries of the Borrower, to the Borrower or any other Subsidiary that is a direct or indirect parent of such non-wholly-owned Subsidiary and to each other owner of equity interests of such non-wholly owned Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or its applicable Subsidiary) based on their relative ownership interests);

(iv)                              Arch Western may (y) make distributions to the ARCO Member (as defined in the Arch Western LLC Agreement) in an amount equal to the Hypothetical Income Tax Amount (as defined in the Arch Western LLC Agreement) pursuant to Section 4.3 of the Arch Western LLC Agreement and (z) pay dividends in respect of preferred equity interests held by the ARCO Member (as defined in the Arch Western LLC Agreement) in an amount not to exceed $1,000,000 per annum;

(v)                                 stock purchases or redemptions in connection with the exercise by employees or members of the board of directors of the Borrower or any of its Subsidiaries of any capital stock or equity interests issued pursuant to an employee or board of directors equity subscription agreement, equity option agreement or equity ownership arrangement or other compensation plan permitted to be issued hereunder;

(vi)                              dividends or other distributions payable solely in capital stock or equity interests.

Solely for purposes of clause (i) and clause (ii) of this Section 8.2.9, the covenants specified in clauses (a), (b) and (c) below are collectively, the “Restricted Payment Covenants” and on each Dividend Declaration Date (after giving pro forma effect to the dividends declared on such date in accordance with clause (i) above) and on each Redemption Date (after giving effect to the purchase, redemption, retirement or other acquisition for value of capital stock of the Borrower on such date in accordance with clause (ii) above):

(a)                                 Commencing on the Compliance Certificate Delivery Date (Third Quarter, 2014), the Leverage Ratio shall be 0.25 to 1.0 less than the applicable Leverage Ratio set forth in Section 8.2.10 [Maximum Leverage Ratio];

(b)                                 The Senior Secured Leverage Ratio shall be 0.25 to 1.0 less than the applicable Senior Secured Leverage Ratio set forth in Section 8.2.11 [Maximum Senior Secured Leverage Ratio]; and

(c)                                  The Interest Coverage Ratio shall be 0.25 to 1.0 greater than the applicable Interest Coverage Ratio set forth in Section 8.2.12 [Minimum Interest Coverage Ratio].

8.2.10 Maximum Leverage Ratio.

The Borrower agrees for the benefit of the Revolver Administrative Agent and the Revolver Lenders that it shall not permit the Leverage Ratio calculated as of the end of each fiscal quarter, to exceed the ratio set forth below for the periods specified below as at the end of each such fiscal quarter:

Period	Ratio
From September 30, 2014 through September 29, 2015	4.00 to 1.00
Thereafter	3.75 to 1.00

8.2.11                        Maximum Senior Secured Leverage Ratio.

The Borrower agrees for the benefit of the Revolver Administrative Agent and the Revolver Lenders that it shall not permit the Senior Secured Leverage Ratio calculated as of the end of each fiscal quarter, to exceed the ratio set forth below for the periods specified below as at the end of each such fiscal quarter:

Period	Ratio
From June 30, 2012 through September 29, 2013	3.00 to 1.00
From September 30, 2013 through September 29, 2014	2.75 to 1.00
Thereafter	2.25 to 1.00

8.2.12                        Minimum Interest Coverage Ratio.

The Borrower agrees for the benefit of the Revolver Administrative Agent and the Revolver Lenders that it shall not permit the Interest Coverage Ratio calculated as of the end of such fiscal quarter to be less than the ratio set forth below for the periods specified below as at the end of each such fiscal quarter:

Period	Ratio
From June 30, 2012 through December 30, 2013	1.25 to 1.00
From December 31, 2013 through June 29, 2014	1.50 to 1.00
From June 30, 2014 through September 29, 2014	1.75 to 1.00
Thereafter	2.75 to 1.00

8.2.13                        No Restriction in Agreements on Dividends or Certain Loans.

The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or be bound by any agreement which prohibits or restricts, in any manner, the payment of dividends by any of its Subsidiaries (whether in cash, securities, property or otherwise), other than:  (i) restrictions applicable to Arch Western set forth in the Arch Western LLC Agreement, (ii) restrictions that are applicable to the Arch Western Group as set forth in the AWR Senior Notes Indenture, until such time as the AWR Senior Notes Repayment has been completed, (iii) restrictions that are applicable to the Loan Parties as set forth in any Unsecured Senior Notes Indenture, (iv) restrictions applicable to a Securitization Subsidiary in connection with a Permitted Receivables Financing and (v) prohibitions or restrictions relating to Indebtedness of Foreign Subsidiaries permitted by Section 8.2.1(xviii).  The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or be bound by any agreement which prohibits or restricts, in any manner the making of any loan to the Borrower by any member of the Arch Western Group, other than (i) restrictions applicable to Arch Western set forth in the Arch Western LLC Agreement, (ii) restrictions that are applicable to the Arch Western Group as set forth in the AWR Senior Notes Indenture, until such time as the AWR Senior Notes Repayment has been completed, (iii) restrictions applicable to a Securitization Subsidiary in connection with a Permitted Receivables Financing and (iv) prohibitions or restrictions relating to Indebtedness permitted by Section 8.2.1(xiv).

8.2.14                        Loans and Investments.

The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time make any Investment (other than, bonds required in the ordinary course of business of the Borrower, such as, and without limitation, surety bonds, royalty bonds or bonds securing performance by the Borrower or a Subsidiary of the Borrower under bonus bids), notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other Investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

(i)                                     trade credit extended on usual and customary terms in the ordinary course of business and stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Borrower or any Subsidiary in satisfaction of judgments;

(ii)                                  (a) Investments by the Borrower or any of its Subsidiaries in any member of the Arch Coal Group and (b) Investments by any Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary

(iii)                               (a) Permitted Investments and (b) any Investments arising in connection with any Hedging Transactions;

(iv)                              Investments in Permitted Joint Ventures as permitted by Section 8.2.6 [Subsidiaries, Partnerships and Joint Ventures];

(v)                                 (1) Investments of the type described in clause (i) of the definition of Investment by the Borrower in the Arch Western Group so long as after giving effect thereto the aggregate amount of the Investments permitted by this clause (v) in the Arch Western Group shall not exceed $100,000,000 and (2) Investments in the form of loans from any of the Loan Parties to any Person within the Arch Western Group in an aggregate principal amount of up to $675,000,000 to redeem, retire, repay, or repurchase the AWR Senior Notes;

(vi)                              loans by the Borrower to any Bonding Subsidiary or reimbursement obligations by the Borrower to an Issuing Lender with respect to any Letter of Credit issued for the direct or indirect benefit of, any member of the Arch Western Group or any Bonding Subsidiary; provided, however, that:  (x) prior to any Letter of Credit being issued for the direct or indirect benefit of any member of the Arch Western Group or any Bonding Subsidiary, the applicable member of the Arch Western Group or applicable Bonding Subsidiary, as the case may be, shall have entered into a customary reimbursement agreement with Borrower with respect to such Letter of Credit, and Borrower shall have provided a copy of such reimbursement agreement to each Administrative Agent; (y) prior to any loan being made to any Bonding Subsidiary, such loan shall be evidenced by a note, reasonably satisfactory to the applicable Administrative Agent, and such note shall be pledged pursuant to the applicable Collateral Document to the Collateral Agent for the benefit of the Lenders, and (z) any loans by the Borrower to any Bonding Subsidiary or any reimbursement obligations by the Borrower to an Issuing Lender with respect to any Letter of Credit issued for the benefit of any Bonding Subsidiary shall in each and every case be subject to Section 8.2.17 [Transactions with Respect to AWAC; Transactions With Respect to the Bonding Subsidiaries];

(vii)                           loans and advances permitted by Section 8.2.1 [Indebtedness];

(viii)                        For the period commencing on:

(a)                                 the First Amendment Effective Date until the Compliance Certificate Delivery Date (Third Quarter, 2014), other Investments, in connection with or related to the operations of the Borrower and its Subsidiaries, not exceeding $80,000,000 in any fiscal year of the Borrower (it being expressly understood and agreed that Investments of the type described in clause (iii) or clause (v) of the definition of Investment shall be included in the calculation of the such amount solely in the fiscal year of the Borrower in which the Borrower or its Subsidiary, as the case may be, enters into an agreement (whether written or oral) or otherwise incurs an obligation to provide an Investment of either such type for the benefit of the Person in which such an Investment is made and the amount of the Guaranty or other obligation, as the case may be, is reasonably estimable); and

(b)                                 the Compliance Certificate Delivery Date (Third Quarter, 2014), other Investments, in connection with or related to the operations of the Borrower and its Subsidiaries, not exceeding the greater of $150,000,000 or 1.5% of total assets in the aggregate in any fiscal year (the “Annual Maximum Investment”) of the Borrower (it being expressly understood and agreed that Investments of the type described in clause (iii) or clause (v) of the definition of Investment shall be included in the calculation of the Annual Maximum Investment solely in the fiscal year of the Borrower in which the Borrower or its Subsidiary, as the case may be, enters into an agreement (whether written or oral) or otherwise incurs an obligation to provide an Investment of either such type for the benefit of the Person in which such an

Investment is made and the amount of the Guaranty or other obligation, as the case may be, is reasonably estimable);

(ix)                              Investments arising as a result of Permitted Receivables Financings;

(x)                                 dividends and distributions by Arch Western to the Borrower;

(xi)                              loans by Arch Western to the Borrower so long as each loan is evidenced by the Eligible Note Receivable;

(xii)                           distributions to the ARCO Member (as defined in the Arch Western LLC Agreement) (x) in an amount equal to the Hypothetical Income Tax Amount (as defined in the Arch Western LLC Agreement) pursuant to Section 4.3 of the Arch Western LLC Agreement and (y) otherwise in an amount not to exceed $1,000,000 per annum;

(xiii)                        Investments by Arch Western in its Subsidiaries which are members of the Arch Western Group;

(xiv)                       Investments by Borrower of the type described in clause (i) of the definition of Investment in any Bonding Subsidiary

(xv)                          any transaction which is an Investment permitted by Sections 0 [Restricted Payments], 8.2.3 [Liquidations, Mergers etc.] (including without limitation any Permitted Acquisition), 8.2.4 [Dispositions of Assets and Subsidiaries] (including, without limitation, Investments arising out of the receipt by Borrower or any Subsidiary of noncash consideration for the sale of assets permitted thereunder) or 8.2.19 [Prohibition on Purchases, Redemption, or Defeasance of Unsecured Notes with Loan Process];

(xvi)                       any guaranty which is permitted under Section 8.2.2 [Liens; Guaranties] of this Agreement;

(xvii)                    Investments consisting of some or all of the proceeds from any Unsecured Senior Notes to acquire certain entities and assets (collectively, the “Acquired Assets”); provided that the Loan Parties covenant and agree to grant the Collateral Agent a security interest and Lien on the Acquired Assets within thirty (30) days of the closing of the acquisition (or such longer period as the Collateral Agent shall agree).  To the extent that the Loan Parties desire for operational reasons to subsequently transfer some or all of the Acquired Assets to entities in the Arch Western Group, the Required Lenders hereby consent to such transfer so long as the Collateral Agent shall be satisfied in its reasonable discretion that the following have occurred:  (1) the Loan Parties have granted a first priority, perfected security interest and Lien in favor of the Collateral Agent (for the benefit of the Lenders) in the Acquired Assets (subject only to Permitted Liens) prior to the transfer of the Acquired Assets to the Arch Western Group; and (2)  the Loan Parties and Arch Western Group provide the Collateral Agent with evidence and assurances that (a) such first priority, perfected security interest and Lien in the Acquired Assets shall continue after the transfer of the Acquisition Assets to the Arch Western Group and will be prior to any rights or interests granted to the Arch Western Group and (b) that the rights and interests of the Lenders will not be adversely affected or prejudiced thereby;

(xviii)                 payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and (b) loans or advances to employees made in the ordinary course of business, provided that such loans and advances to all such employees do not exceed an aggregate amount of $5,000,000 outstanding at any time;

(xix)                       Investments existing as of the Closing Date and set forth on Schedule 8.2.14, and extensions, renewals, modifications, restatements or replacements thereof; provided that no such extension, renewal, modification, restatement or replacement shall increase the amount of the original loan, advance or investment, except by an amount equal to any premium or other reasonable amount paid in respect of the underlying obligations and fees and expenses incurred in connection with such extension, renewal, modification, restatement or replacement;

(xx)                          to the extent constituting an Investment, the repurchase, repayment, defeasance or retirement of any Indebtedness of the Borrower or any Subsidiary (including, without limitation, the AWR Senior Notes and the Unsecured Senior Notes) to the extent such repurchase, prepayment or retirement is expressly permitted hereunder; and

(xxi)                       Investments by the Borrower and the Guarantors in Foreign Subsidiaries, which, when combined with the aggregate amount of Indebtedness permitted pursuant Section 8.2.1(xviii), does not exceed for the period commencing on (a) the First Amendment Effective Date until the Compliance Certificate Delivery Date (Third Quarter, 2014), $50,000,000 at any time, and (b) the Compliance Certificate Delivery Date (Third Quarter, 2014), $75,000,000 at any time.

8.2.15                        Amendments to LLC Agreements.

The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any amendment or modification to or waiver or consent under (or solicit any such amendment, modification, waiver or consent) any of the LLC Agreements which could reasonably be expected to be material and adverse to the Lenders without the prior written consent of each Administrative Agent.

8.2.16                        Changes in Organizational Documents.

The Borrower shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least ten (10) calendar days’ prior written notice to each Administrative Agent and the Lenders and, in the event such change would be materially adverse to the Lenders as reasonably determined by both Administrative Agents obtaining the prior written consent of the Required Lenders, provided, however, that this Section 8.2.16 shall not require the consent of the Required Lenders to any such change to the limited liability company agreement or other organizational documents of any Securitization Subsidiary made to facilitate any Permitted Receivables Financing.

8.2.17                        Transactions With Respect to AWAC; Transactions With Respect to the Bonding Subsidiaries.

8.2.17.1                       The Borrower shall not permit AWAC to:  (i) incur any [indebtedness or other obligation or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several)]; and (ii) own any asset other than its member interest in Arch Western, except, in each case, to the extent otherwise expressly permitted under this Agreement.

8.2.17.2                       Except as otherwise expressly permitted under this Agreement, the Borrower shall not permit any Bonding Subsidiary to (i) own any assets other than a leasehold interest, as lessee, in a coal lease where the lessor is a Person that is not an Affiliate of the Borrower and cash and marketable securities necessary to assure either the lessor of such leasehold interest of the performance of all obligations by such Bonding Subsidiary thereunder or to assure the provider of surety bonds described in the following clause (ii) that such Bonding Subsidiary is able to perform its obligations to such provider under the described surety bonds; and (ii) incur any indebtedness or other obligation or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) except those to the lessor of the coal lease owned by such Bonding Subsidiary and those in favor of the provider of the surety bonds which provide payment assurances to such lessor under the coal lease owned by such Bonding Subsidiary related to the cost of acquiring such leasehold interest, the bonus bid and royalty payments thereunder and the costs and expenses incidental to such lease; provided, however that in lieu of any surety bond described in the preceding clause (ii) such Bonding Subsidiary may request that the Borrower obtain a letter of credit on behalf of such Bonding Subsidiary and such Bonding Subsidiary may incur reimbursement obligations in connection therewith.

8.2.18                        Hedging Transactions.

The Borrower shall not, and shall not permit any of its Subsidiaries to enter into any Hedging Transaction other than in the ordinary course of their business operations for hedging purposes.

8.2.19                        Prohibition on Purchase, Redemption or Defeasance of Unsecured Senior Notes with Loan Proceeds.

The Loan Parties shall not use the proceeds of the Loans to purchase, redeem or defease the Unsecured Senior Notes, except, the Borrower shall be permitted to purchase, defease or redeem such notes on or prior to their regularly scheduled maturity, including in connection with a consent solicitation and tender offer by the Borrower with respect to such Unsecured Senior Note, provided that no Event of Default is then in effect or would result after giving effect to such purchase, defeasance or redemption.

8.2.20                        Unsecured Senior Notes Cap.

The Borrower shall, at all times, cause all Indebtedness incurred under any Credit Facilities (as such term is defined in the definition of Unsecured Senior Notes Cap hereunder) that constitutes “Permitted Debt” pursuant to subsection (a) of the definition of “Permitted Debt”

contained in Section 4.06 of the Unsecured Senior Note Indentures, to not exceed the Unsecured Senior Notes Cap.

8.2.21                        Minimum EBITDA.

The Borrower agrees for the benefit of the Revolver Administrative Agent and the Revolver Lenders that it shall not at any time permit the EBITDA of the Borrower and its Subsidiaries (excluding Special Subsidiaries), plus, without duplication, the Appropriate Percentage of each Special Subsidiary’s EBITDA, each on a consolidated basis in accordance with GAAP, to be less than the following amounts during the following periods:

Period	EBITDA
September 30, 2012 for the two fiscal quarters then ending	$200,000,000
December 31, 2012 for the three fiscal quarters then ending	$325,000,000
March 31, 2013 for the four fiscal quarters then ending	$400,000,000
June 30, 2013 for the four fiscal quarters then ending	$425,000,000
September 30, 2013 for the four fiscal quarters then ending	$450,000,000
December 31, 2013 for the four fiscal quarters then ending	$550,000,000
March 31, 2014 for the four fiscal quarters then ending	$650,000,000
June 30, 2014 for the four fiscal quarters then ending	$750,000,000

Notwithstanding the foregoing, the above Minimum EBITDA levels shall be modified to reflect pro forma adjustments to EBITDA attributable to dispositions of assets pursuant to Section 8.2.4(v), in a manner acceptable to the Revolver Administrative Agent.

8.3                               Reporting Requirements.

The Borrower covenants and agrees that until payment in full of the Loans, Letter of Credit Borrowings, and Reimbursement Obligations, and interest thereon, expiration or termination of all Letters of Credit (other than those that have been cash collateralized pursuant to Section 2.9.11 [Cash Collateral Prior to the Expiration Date]), satisfaction of all of the Loan Parties’ other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Borrower will furnish or cause to be furnished to each Administrative Agent, for delivery to each of the Lenders:

8.3.1                               Quarterly Financial Statements.

Within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year (or such earlier date, from time to time established by the SEC in accordance with the Securities Exchange Act of 1934, as amended), financial statements of the Borrower and its Subsidiaries, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter, related consolidated and consolidating statements of income and stockholders’ equity and related consolidated statement of cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President, Treasurer or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.  The Borrower will be deemed to have complied with the delivery requirements with respect to the consolidated financial statements required to be delivered under this Section 8.3.1 if within forty-five (45) days after the end of its fiscal quarter (or such earlier date, from time to time established by the SEC in accordance with the Securities Exchange Act of 1934, as amended), the Borrower delivers to each Administrative Agent and each of the Lenders a copy of the Borrower’s Form 10-Q as filed with the SEC and the financial statements contained therein meet the requirements described in this Section.

8.3.2                               Annual Financial Statements.

Within ninety (90) days after the end of each fiscal year of the Borrower (or such earlier date, from time to time established by the SEC in accordance with the Securities Exchange Act of 1934, as amended), financial statements of the Borrower and its Subsidiaries consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, related consolidated and consolidating statements of income and stockholders’ equity and related consolidated statement of cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified, in the case of the consolidated financial statements, by independent certified public accountants of nationally recognized standing satisfactory to the applicable Administrative Agent.  The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.  The Borrower will be deemed to have complied with the delivery requirements with respect to the consolidated financial statements required to be delivered under this Section 8.3.2 if within ninety (90) days after the end of its fiscal year (or such earlier date, from time to time established by the SEC in accordance with the Securities Exchange Act of 1934, as amended), the Borrower delivers to each Administrative Agent and each of the Lenders a copy of the Borrower’s Annual Report and Form 10-K as filed with the SEC and the financial statements and certification of public accountants contained therein meet the requirements described in this Section.

8.3.3                               Certificate of the Borrower.

Within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year and within ninety (90) days after the end of each fiscal year of the Borrower, a certificate of the Borrower signed by the Chief Executive Officer, President, Treasurer or Chief Financial Officer of the Borrower, substantially in the form of Exhibit 8.3.3 and reasonably acceptable to the applicable Administrative Agent, to the effect that: (i) except as described pursuant to Section 8.3.5 (A), the representations and warranties of the Borrower contained in Section 6 [Representations and Warranties] and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time which shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) except as described pursuant to Section 8.3.5 (A), no Event of Default or Potential Default exists and is continuing on the date of such certificate, (iii) containing a list of each Significant Subsidiary, each Excluded Subsidiary, each Bonding Subsidiary, each Securitization Subsidiary, each Inactive Subsidiary, each Subsidiary of Arch Western, and each Special Subsidiary, other than those set forth on Schedule 6.1.2, (iv) confirming that each Significant Subsidiary has joined the Loan Documents in accordance with the requirements of Section 11.14 [Requirements for Significant Subsidiaries], and (v) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 8.2 [Negative Covenants].

8.3.4                               SEC Website.

Reports required to be delivered pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements] above shall be deemed to have been delivered on the date on which such report is posted on the SEC’s website at www.sec.gov, and such posting shall be deemed to satisfy the reporting requirements of Sections 8.3.1 and 8.3.2.

8.3.5                               Notices.

Notify each Administrative Agent:

(a)                                 promptly after any Responsible Officer of the Borrower has learned of the occurrence of any Potential Default or Event of Default; and

(b)                                 promptly after any Responsible Officer of the Borrower has learned of any event which could reasonably be expected to have a Material Adverse Change.

8.3.6                               Certain Events.

Written notice to each Administrative Agent and the Lenders:

(a)                                 as required by Section 8.2.3 [Liquidations, Mergers, Consolidations, Acquisitions], with respect to any proposed acquisition of assets pursuant to such Section;

(b)                                 of the occurrence of any event for which the Borrower is required to make a mandatory prepayment pursuant to Section5.6.2 [Mandatory Prepayments];

(c)                                  within the time limits set forth in Section 8.2.16 [Changes in Organizational Documents], any material amendment to the organizational documents of any Loan Party (for purposes of the foregoing, it shall be deemed material for, among other things, any amendment to affect the name of the entity, its state of formation, or its outstanding equity interests or the transferability thereof) and also within such time limits the other notices required by such Section; and

(d)                                 of any material change in accounting policies or financial reporting practices by any Loan Party.

8.3.7                               Notice of Default Under the AWR Senior Notes or the Unsecured Senior Notes.

Promptly after any Responsible Officer of the Borrower or any Subsidiary of the Borrower has learned of the occurrence of a default or event which with the passage of time or the giving of notice or both would constitute a default under the AWR Senior Notes or any Unsecured Senior Notes, the Borrower shall deliver notice thereof to each Administrative Agent together with a certificate signed by the Chief Executive Officer, President, Treasurer or Chief Financial Officer of the Borrower setting forth the details of such default or other such event and the action which the Borrower proposes to take with respect thereto.

8.3.8                               Other Reports and Information.

(a)                                 Any reports, notices or proxy statements generally distributed by the Borrower to its stockholders on a date no later than the date supplied to such stockholders and regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower or any other Loan Party with the Securities and Exchange Commission, provided that the foregoing reports shall be deemed to have been delivered on the date on which such report is posted on the SEC’s web site at www.sec.gov, and such posting shall be deemed to satisfy this reporting requirement,

(b)                                 Promptly upon their becoming available to the Borrower, a copy of any material order in any material proceeding to which the Borrower or any other Loan Party is a party issued by any Official Body, and

(c)                                  Within thirty (30) days of the end of each month, consolidated monthly income summaries of the Borrower and its consolidated Subsidiaries, in form and substance satisfactory to each Administrative Agent.

(d)                                 Within forty-five (45) days of the end of each fiscal quarter, quarterly production reports, average realized price, future committed positions by region, in form and substance satisfactory to each Administrative Agent.

(e)                                  Promptly upon request, such other reports and information as any of the Lenders may from time to time reasonably request, including without limitation, annual budgets and five year projections of the Borrower.  The Borrower shall also notify the Lenders promptly of the enactment or adoption of any Law that would reasonably be expected to result in a Material Adverse Change.

8.3.9                               Platform.

The Borrower hereby acknowledges that (a) each Administrative Agent may, but shall not be obligated to, make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized each Administrative Agent, the Issuing Bank and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.10); (y) all Borrower Materials marked “PUBLIC”“ are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) each Administrative Agent shall be entitled to treat any Borrower Materials that are not marked ‘PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”  Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

9.                                      DEFAULT.

9.1                               Events of Default.

An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

9.1.1                               Payments Under Loan Documents.

The Borrower shall fail to pay (i) any principal of any Loan (including scheduled installments, mandatory prepayments, or the payment due at maturity), Letter of Credit Borrowing or Reimbursement Obligation when due hereunder within one (1) Business Day after such amount becomes due or (ii) any interest on any Loan, Letter of Credit Borrowing or Reimbursement Obligation or any other amount owing hereunder or under the other Loan Documents within three (3) Business Days after such interest or other amount becomes due in accordance with the terms hereof or thereof;

9.1.2                               Breach of Warranty.

Any representation or warranty made at any time by the Borrower herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or incorrect in any material respect as of the time it was made or furnished;

9.1.3                               Breach of Negative Covenants, Certain Other Covenants or Visitation Rights.

Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.5 [Visitation Rights], Section 8.1.16 [Acquisition of Arch Western], Section 8.1.17 [Purchase, Redemption or Defeasance of AWR Senior Notes], Section 8.2 [Negative Covenants] (except Sections 8.2.8 [Capital Expenditures], 8.2.11 [Maximum Senior Secured Leverage Ratio], 8.2.12 [Minimum Interest Coverage Ratio], Section 8.2.21 [Minimum EBITDA], and Section 8.2.10 [Maximum Leverage Ratio]) or Section 8.3.5(A);

9.1.4                               Breach of Financial Covenants.

In the case of the Revolving Credit Facility solely, any of the Loan Parties shall default in the observance or performance of any covenant contained in Sections 8.2.8 [Capital Expenditures], 8.2.11 [Maximum Senior Secured Leverage Ratio], 8.2.12 [Minimum Interest Coverage Ratio], Section 8.2.21 [Minimum EBITDA], and Section 8.2.10 [Maximum Leverage Ratio];

9.1.5                               Breach of Other Covenants.

(a)                                 Any of the Loan Parties shall fail to timely perform the covenants set forth in Sections 8.3.1 [Quarterly Financial Statements], 8.3.2 [Annual Financial Statements], 8.3.8 (C), or 8.3.3 [Certificate of the Borrower] and such default shall continue unremedied for a period of thirty (30) days after any senior officer of any Loan Party becomes aware of the occurrence thereof;

(b)                                 Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) days after any officer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the applicable Administrative Agent in its sole discretion);

9.1.6                               Defaults in Other Agreements or Indebtedness; Bonding Matters.

(a)                                 (i) A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any Indebtedness under which any Loan Party or Subsidiary of any Loan Party (other than any Excluded Subsidiary) may be obligated as a borrower, guarantor, counterparty or other party in excess of $50,000,000 in the aggregate, and such default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness or other obligation when due (whether at stated maturity, by acceleration or otherwise) or if such default or event of default permits or causes (or with the giving of notice or the passage of time or both would permit or cause) the acceleration of any indebtedness or other obligation (whether or not such right shall have been waived) or the termination of any commitment to lend in amount in excess of $50,000,000 or (ii) the failure to make net payments that such Loan Party would have to make in the event of an early termination of any Hedge Transaction to the extent that the amount of such payment exceeds $50,000,000;

(b)                                 An Event of Default shall have occurred at any time under this Agreement that results in the acceleration of any of the Obligations hereunder.

(c)                                  One or more surety, reclamation or similar bonds securing obligations of the Borrower or any Subsidiary of the Borrower (or any required guaranties thereof or required letters of credit with respect thereto) with an aggregate face amount of $50,000,000 or more shall be actually terminated, suspended or revoked and not replaced within 30 days of such termination, suspension or revocation; provided that the Borrower or any Subsidiary shall be permitted to replace such surety bonds with self-bonding obligations to the extent permitted by any Person to which satisfaction of the obligations secured by such bonds are owed prior to full satisfaction of the obligations secured by such bonds;

9.1.7                               Judgments or Orders.

Any judgments or orders (including with respect to any Environmental Health and Safety Claims, Environmental Health and Safety Complaints, or Environmental Health and Safety Orders) for the payment of money in excess of $50,000,000 in the aggregate shall be entered against any Loan Party or any Subsidiary of any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of sixty (60) days from the date of entry; provided, however, that any such judgment or order shall not be an Event of Default under this Section 9.1.7 if and for so long as the amount of such judgment or order in excess of $50,000,000 is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof;

9.1.8                               Loan Document Unenforceable.

Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against any Loan Party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

9.1.9                               Uninsured Losses; Proceedings Against Assets.

There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $50,000,000 or the Collateral (it being understood that the amount of deductibles payable in connection with such claim shall not be included in such threshold) or the Collateral or any other of the Loan Parties’ or any of their Subsidiaries’ assets in excess of $50,000,000 in the aggregate are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

9.1.10                        Intentionally Omitted.

9.1.11                        Insolvency.

Either the Loan Parties taken as a whole or the Borrower and its Subsidiaries taken as a whole cease to be Solvent, or either the Loan Parties taken as a whole or the Borrower and its Subsidiaries taken as a whole fail to pay their debts generally as they become due or admit their inability to pay their debts generally as they become due;

9.1.12                        Events Relating to Plans and Benefit Arrangements.

Any of the following occurs, in each case, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Change:  (i) any Reportable Event, which the applicable Administrative Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (v) the Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vi) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (vii) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (viii) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements;

9.1.13                        Intentionally Omitted.

9.1.14                        Change of Control.

Any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) 35% or more of the voting capital stock of the Borrower; or (ii) within a period of twelve (12) consecutive calendar months, individuals who (1) were directors of the Borrower on the first day of such period, (2) were nominated for election by the Borrower, or (3) were appointed by the Board shall cease to constitute a majority of the board of directors of the Borrower;

9.1.15                        Involuntary Proceedings.

A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party or any Material Subsidiary of a Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or any Material Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

9.1.16                        Voluntary Proceedings.

Any Loan Party or any Material Subsidiary of a Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

9.2                               Consequences of Event of Default.

9.2.1                               Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.

If an Event of Default specified under Sections 9.1.1 through 9.1.14 shall occur and be continuing, the Lenders, the Issuing Lenders and each Administrative Agent shall be under no further obligation to make Revolving Credit Loans, Term Loans or Swing Loans or issue Letters of Credit, as the case may be (and the Revolver Administrative Agent shall not make any Swing Loans without the consent of the Revolver Required Lenders nor shall any Issuing Lender issue any Letter of Credit without consent of the Revolver Required Lenders), and either Administrative Agent, with the consent of the Revolver Required Lenders or Term Loan Required Lenders, as applicable, may, and upon the request of the Revolver Required Lenders, Term Loan Required Lenders or Required Lenders, shall, by written notice to the Borrower, take one or more of the following actions (it being understood and agreed that only the Revolver Administrative Agent and Revolver Required Lenders shall have the authority to exercise remedies under this Section 9.2.1 as a result of an Event of Default pursuant to Section 9.1.4 [Breach of Financial Covenants] and only with respect to Revolving Credit Loans and Revolving Credit Commitments):  (i) terminate the Commitments and thereupon the Commitments shall be terminated and of no further force and effect, or (ii) declare the unpaid principal amount of the applicable Term Loans, Revolving Credit Loans and Swing Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the applicable Administrative

Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (iii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Collateral Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Collateral Agent and the Lenders, and grants to the Collateral Agent and the Lenders a security interest in, all such cash as security for such Obligations.  Upon the curing of all existing Events of Default to the satisfaction of the applicable Revolving Required Lenders, the applicable Administrative Agent shall return such cash collateral to the Borrower; and

9.2.2                               Bankruptcy, Insolvency or Reorganization Proceedings.

If an Event of Default specified under Section 9.1.15 [Involuntary Proceedings] or 9.1.16 [Voluntary Proceedings] shall occur, the Lenders shall be under no further obligation to make Revolving Credit Loans, Term Loans or Swing Loans hereunder or to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

9.2.3                               Set-off.

If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments by Lenders] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness.  The rights of each Lender, the Issuing Lender and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates and participants may have.  Each Lender and the Issuing Lender agrees to notify the Borrower and the applicable Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and

9.2.4                               Suits, Actions, Proceedings.

If an Event of Default shall occur and be continuing and if any Administrative Agent or the Required Lenders, Term Loan Required Lenders and/or Revolver Required Lenders, as applicable, shall have accelerated the maturity of the applicable Loans pursuant to any of the foregoing provisions of this Section 9.2, then any Administrative Agent or any applicable Lender, if owed any amount with respect to such Loans, may, to the extent permitted by Law, proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Administrative Agents or the Lenders; and

9.2.5                               Application of Proceeds.

From and after the date on which an Administrative Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties under the Loan Documents (other than indemnification or other contingent obligations for which no amount is due and owing) have been paid in full, subject to the provisions of the Collateral Sharing Agreement, any and all proceeds received by such Administrative Agent from the sale or other disposition of the Collateral, or any part thereof, or the exercise of any remedy by such Administrative Agent or any Lender from the exercise of any remedy by such Administrative Agent or any Lender shall be applied as follows:

(i)                                     first, to ratably reimburse both Administrative Agents, the Collateral Agent and the Lenders for out-of-pocket costs, expenses and disbursements, including reasonable attorneys’ and paralegals’ fees and legal expenses, incurred by such Administrative Agent or the Lenders in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Lenders or any one of them or such Administrative Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

(ii)                                  second, to the ratable repayment of all Obligations in accordance with each Facility’s pro-rata share (including any outstanding Lender-Provided Hedge Obligations) then due and unpaid of the Loan Parties to the Lenders incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, and within each Facility in such manner as the applicable Administrative Agent may determine in its discretion; and

(iii)                               the balance, if any, as required by Law.

9.2.6                               Other Rights and Remedies.

In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents (including the Mortgages), each Administrative Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law.  Each Administrative Agent may, and upon the request of the applicable Required Lenders shall, exercise all post-default rights granted to such Administrative Agent and the Lenders under the Loan Documents or applicable Law.

9.2.7                               Notice of Sale.

(i)                                     Any notice required to be given by an Administrative Agent of a sale, lease, or other disposition of the Collateral or any other intended action by an Administrative Agent, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower and each other Loan Party.

10.                               THE REVOLVER ADMINISTRATIVE AGENT

10.1                        Appointment and Authority.  Each of the Revolver Lenders and the Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Revolver Administrative Agent hereunder and under the other Loan Documents and authorizes the Revolver Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Revolver Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Section 10 are solely for the benefit of the Revolver Administrative Agent, the Revolver Lenders and the Issuing Lender, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions, except to the extent that such provisions expressly provide that the Borrower or any of its Subsidiaries have rights set forth below.

10.2                        Rights as a Lender.  The Person serving as the Revolver Administrative Agent hereunder shall have the same rights and powers in its capacity as a Revolver Lender as any other Revolver Lender and may exercise the same as though it were not the Revolver Administrative Agent and the term “Revolving Lender”, “Revolving Lenders”, “Lender”, or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Revolver Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Revolver Administrative Agent hereunder and without any duty to account therefor to the Revolver Lenders.

10.3                        Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)                                 shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(b)                                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c)                                  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.4                        Reliance by Revolver Administrative Agent.  The Revolver Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Revolver Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Revolver Lender or the Issuing Lender, the Revolver Administrative Agent may presume that such condition is satisfactory to such Revolver Lender or the Issuing Lender unless the Revolver Administrative Agent shall have received notice to the contrary from such Revolver Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of

Credit.  The Revolver Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5                        Delegation of Duties.  The Revolver Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Revolver Administrative Agent.  The Revolver Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Section 10.1 shall apply to any such sub-agent and to the Related Parties of the Revolver Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Revolver Administrative Agent.

10.6                        Resignation of Revolver Administrative Agent.  The Revolver Administrative Agent may at any time give notice of its resignation to the Revolver Lenders, the Issuing Lender and the Borrower.  Upon receipt of any such notice of resignation, the Revolver Required Lenders shall have the right, with approval from the Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed.  If no such successor shall have been so appointed by the Revolver Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Revolver Administrative Agent gives notice of its resignation, then the retiring Revolver Administrative Agent may on behalf of the Revolver Lenders and the Issuing Lender, appoint a successor Revolver Administrative Agent; provided that if the Revolver Administrative Agent shall notify the Borrower and the Revolver Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Revolver Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Revolver Administrative Agent on behalf of the Revolver Lenders or the Issuing Lender under any of the Loan Documents, the retiring Revolver Administrative Agent shall continue to hold such collateral security until such time as a successor Revolver Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Revolver Administrative Agent shall instead be made by or to each Revolver Lender and the Issuing Lender directly, until such time as the Revolver Required Lenders appoint a successor Revolver Administrative Agent as provided for above in this Section 10.6.  Upon the acceptance of a successor’s appointment as Revolver Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Revolver Administrative Agent, and the retiring Revolver Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Revolver Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Revolver Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10.1 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Revolver Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Revolver Administrative Agent was acting as Revolver Administrative Agent.

If PNC resigns as Revolver Administrative Agent under this Section 10.6, PNC shall also resign as an Issuing Lender.  Upon the appointment of a successor Revolver Administrative Agent hereunder, such successor or any other Issuing Lender appointed by the Borrower shall (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Lender and Revolver Administrative Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Lender and Revolver Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement reasonably satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit.

If the Person serving as Revolver Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Revolver Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Revolver Administrative Agent and, in consultation with the Borrower, appoint a successor.

10.7                        Non-Reliance on Revolver Administrative Agent and Other Lenders.  Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Revolver Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Revolver Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.8                        No Other Duties, etc.  Anything herein to the contrary notwithstanding, none of any of the other agents or arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Revolver Administrative Agent, a Lender or the Issuing Lender hereunder.

10.9                        Revolver Administrative Agent’s Fee.  The Borrower shall pay to the Revolver Administrative Agent a nonrefundable fee (the “Revolver Administrative Agent’s Fee”) under the terms of a letter (the “Revolver Administrative Agent’s Letter”) between the Borrower and Revolver Administrative Agent, as amended from time to time.

10.10                 No Reliance on Revolver Administrative Agent’s Customer Identification Program.  Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Revolver Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

10A.                      THE TERM LOAN ADMINISTRATIVE AGENT

10A.1               Appointment and Authority.  Each of the Term Loan Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Term Loan Administrative Agent hereunder and under the other Loan Documents and authorizes the Term Loan Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Term Loan Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Section10A are solely for the benefit of the Term Loan Administrative Agent and the Term Loan Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Term Loan Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

10A.2               Rights as a Term Loan Lender. The Person serving as the Term Loan Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Term Loan Administrative Agent and the term “Term Loan Lender” or “Term Loan Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Term Loan Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Term Loan Administrative Agent hereunder and without any duty to account therefor to the Term Loan Lenders.

10A.3               Exculpatory Provisions. The Term Loan Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Term Loan Administrative Agent:

(a)                                 shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Term Loan Administrative Agent is required to exercise as directed in writing by the Term Loan Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Term Loan Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Term Loan Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)                                  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Term Loan Administrative Agent or any of its Affiliates in any capacity.

The Term Loan Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Term Loan Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Term Loan Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 and 9.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Term Loan Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Term Loan Administrative Agent by the Borrower, a Lender or the Revolver Administrative Agent.

The Term Loan Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Term Loan Administrative Agent.

10A.4               Reliance by the Term Loan Administrative Agent.  The Term Loan Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Term Loan Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Term Loan, the Term Loan Administrative Agent may presume that such condition is satisfactory to such Term Loan Lender unless the Term Loan Administrative Agent shall have received notice to the contrary from such Term Loan Lender prior to the making of such Term Loan.  The Term Loan Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10A.5               Delegation of Duties.  The Term Loan Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Term Loan Administrative Agent.  The Term Loan Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Section 10A.2 shall apply to any such sub agent and to the Related Parties of the Term Loan Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Term Loan Administrative Agent.  The Term Loan Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Term Loan Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10A.6               Resignation of the Term Loan Administrative Agent.  (a)  The Term Loan Administrative Agent may at any time give notice of its resignation to the Term Loan Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Term Loan Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Term Loan Required Lenders and shall have accepted such appointment within 30 days after the retiring Term Loan Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Term Loan Required Lenders) (the “Resignation Effective Date”), then the retiring Term Loan Administrative Agent may (but shall not be obligated to) on behalf of the Term Loan Lenders appoint a successor Term Loan Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)                                 If the Person serving as Term Loan Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Term Loan Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Term Loan Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Term Loan Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Term Loan Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)                                  With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Term Loan Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Term Loan Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Term Loan Administrative Agent shall instead be made by or to each Term Loan Lender directly, until such time, if any, as the Term Loan Required Lenders appoint a successor Term Loan Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Term Loan Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Term Loan Administrative Agent (other than as provided in Section 5.10 and other than any rights to indemnity payments or other amounts owed to the retiring or removed Term Loan Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Term Loan Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Term Loan Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Term Loan Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 10A.2 and Section 10A.2.4 shall continue in effect for the benefit of such retiring or removed Term Loan Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Term Loan Administrative Agent was acting as Term Loan Administrative Agent.

10A.7               Non-Reliance on Term Loan Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Term Loan Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Term Loan Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10A.8               No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Arrangers for the Term Loan Facility listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Term Loan Administrative Agent or a Term Loan Lender hereunder.

10A.9               The Term Loan Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Term Loan Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Term Loan Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Term Loan Lenders and the Term Loan Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Term Loan Lenders and the Term Loan Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Term Loan Administrative Agent under Sections 2.4 and 11.3) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Term Loan Lender to make such payments to the Term Loan Administrative Agent and, in the event that the Term Loan Administrative Agent shall consent to the making of such payments directly to the Term Loan Lenders to pay to the Term Loan Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Term Loan Administrative Agent and its agents and counsel, and any other amounts due the Term Loan Administrative Agent under Sections 2.4 and 11.3.

Nothing contained herein shall be deemed to authorize the Term Loan Administrative Agent to authorize or consent to or accept or adopt on behalf of any Term Loan Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Term Loan Lender to authorize the Term Loan Administrative Agent to vote in respect of the claim of any Term Loan Lender in any such proceeding.

10B.                      THE COLLATERAL AGENT.

10B.1               Appointment and Authority.  Each of the Revolver Lenders, Term Lenders, Revolver Administrative Agent, Term Loan Administrative Agent and the Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Collateral Agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Section 10B are solely for the benefit of the Revolver Lenders, Term Lenders, Revolver Administrative Agent, Term Loan Administrative Agent and the Issuing Lender, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions, except to the extent that such provisions expressly provide that the Borrower or any of its Subsidiaries have rights set forth below.

10B.2               Rights as a Lender.  The Person serving as Collateral Agent hereunder shall have the same rights and powers in its capacity as a Revolver Lender or Term Lender as any other Revolver Lender or Term Lender and may exercise the same as though it were not the Collateral Agent and the term “Revolving Lender”, “Revolving Lenders”, “Term Lender”, “Term Lenders”, “Lender”, or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to the Lenders.

10B.3               Exculpatory Provisions.  The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Collateral Agent:

(a)                                 shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(b)                                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Collateral Agent is required to exercise as directed in writing by the Administrative Agents or Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c)                                  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Collateral Agent or any of its Affiliates in any capacity.

The Collateral Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Administrative Agents and/or Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment.  The Collateral Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Collateral Agent by the Borrower, an Administrative Agent, a Lender or the Issuing Lender.

The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

10B.4               Reliance by Collateral Agent.  The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  The Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10B.5               Delegation of Duties.  The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Collateral Agent.  The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Section 10B shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Collateral Agent.

10B.6               Resignation of Collateral Agent.  The Collateral Agent may at any time give notice of its resignation to the Administrative Agents, the Lenders, the Issuing Lender and the Borrower.  Upon receipt of any such notice of resignation, the Administrative Agents shall have the right, with approval from the Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed.  If no such successor shall have been so appointed by the Administrative Agents and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent gives notice of its resignation, then the Collateral Agent may on behalf of the Administrative Agents, the Lenders and the Issuing Lender, appoint a successor Collateral Agent; provided that if the Collateral Agent shall notify the Borrower and Administrative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed).  Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  After the retiring Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10B and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent.

If the Person serving as Collateral Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Collateral Agent and, in consultation with the Borrower, appoint a successor.

10B.7               Non-Reliance on Collateral Agent and Other Lenders.  Each Lender, the Administrative Agents and the Issuing Lender acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender, the Administrative Agents and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

11.                               MISCELLANEOUS

11.1                        Modifications, Amendments or Waivers.  With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder.  Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that, except as otherwise expressly contemplated by this Agreement, including in connection with any increase of the Revolving Credit Commitments pursuant to Section 2.11 [Increase in Revolving Credit Commitments], no such agreement, waiver or consent may be made which will:

11.1.1                        Increase of Commitment.  Increase the amount of the Revolving Credit Commitment of any Lender hereunder without the consent of such Lender;

11.1.2                        Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment.  Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan, the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby;

11.1.3                        Release of Collateral or Guarantor.  Except for sales of assets permitted by Sections 8.2.3 [Liquidations, Mergers, Consolidations, Acquisitions], 8.2.4 [Dispositions of Assets or Subsidiaries] or other transactions expressly permitted hereunder, release all or substantially all of the Collateral or all or substantially all of the Guarantors from its Obligations under the Guaranty Agreement without the consent of all Lenders (other than Defaulting Lenders); or

11.1.4                        Miscellaneous.  Amend Section 5.2 [Pro Rata Treatment of Lenders], 10.3 [Exculpatory Provisions] or 5.3 [Sharing of Payments by Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders;

provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent or the Issuing Lender may be made without the written consent of such Administrative Agent or Issuing Lender, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 through 11.1.4 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.6.3 [Replacement of a Lender].

11.1A                         Specific Term Loan Facility and Revolving Credit Facility Amendments and Waivers.  With respect to any modifications, amendments and waivers of this Agreement or any other Loan Document that are subject to the consent of the Required Lenders as set forth in Section 11.1 [Modifications, Amendments or Waivers], (a) in respect of any modifications, amendments or waivers that relate to provisions that only affect the Term Loan Lenders or the Term Loan Facility (including the provisions of Section 7.2 [Each Loan or Letter of Credit] that relate to the funding of any Term Loans and the provisions of Section 5.6.2 [Mandatory Prepayment] that relate to mandatory prepayments with respect to the Term Loans), such modifications, amendments or waivers shall require only the written consent of the Term Loan Required Lenders, acting on behalf of all the Term Loan Lenders, the Borrower, on behalf of the Loan Parties, and acknowledged by the Term Loan Administrative Agent and the foregoing parties may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Term Loan Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder with regard to provisions that only affect the Term Loan Facility (each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given) and (b) in respect of any modifications, amendments, or waivers that relate to provisions that only affect the Revolving Credit Lenders or the Revolving Credit Facility (including the provisions of Section 7.2 [Each Loan or Letter of Credit] that relate to the funding of any Revolving Credit Loans and the provisions of Section 5.6.2 [Mandatory Prepayment] that relate to mandatory prepayments with respect to the Term Revolving Credit Loans), such modifications, amendments or waivers shall require only the written consent of the Revolver Required Lenders, acting on behalf of all the Revolver Lenders, the Borrower, on behalf of the Loan Parties and acknowledged by the Revolver Administrative Agent and the foregoing parties may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Revolver Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder with regard to provisions that only affect the Revolving Credit Facility (including, without limitation, Sections 8.2.8 [Capital Expenditures], 8.2.10 [Maximum Leverage Ratio], 8.2.11 [Maximum Senior Secured Leverage Ratio, 8.2.12 [Minimum Interest Coverage ratio, and 8.2.21 [Minimum EBITDA]) (each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given).  Subject to the express provisions of this Section 11.1A, no waiver or amendment of this Agreement shall be effective without the consent of the (i) Required Lenders with regard to provisions that affect both the Term Loan Facility and the Revolving Credit Facility, (ii) Term Loan Required Lenders with regard to provisions that only affect the Term Loan Facility and (iii) Revolver Required Lenders with regard to provisions that only affect the Revolving Credit Facility (which shall include, without limitation Sections 8.2.8 [Capital Expenditures], 8.2.10 [Maximum Leverage Ratio], 8.2.11 [Maximum Senior Secured Leverage Ratio, 8.2.12 [Minimum Interest Coverage ratio, and 8.2.21 [Minimum EBITDA]).  Any such agreement, waiver or consent made with such written consent shall be effective to bind all applicable Lenders and the Loan Parties.  Notwithstanding the foregoing, any amendment to the definition of “Term Loan Required Lender” shall require the consent of all Term Loan Lenders and any amendment to the definition of “Revolver Required Lender” shall require the consent of all Revolver Lenders.

11.1B               Coordination between Term Loan Administrative Agent and Revolver Administrative Agent.

Each of the Administrative Agents hereby agrees, subject to the other provisions of this Agreement, to cooperate in good faith from time to time in order to coordinate and manage any matter that requires a Required Lender vote hereunder (including, without limitation, sharing of consent records, the Term Loan Register, the register of Lenders maintained by the Revolving Credit Administrative Agent and any other information relevant to the determination and management of a Required Lenders vote as reasonably requested by an Administrative Agent).

11.2                        No Implied Waivers; Cumulative Remedies.  No course of dealing and no delay or failure of any Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege.  The rights and remedies of the Administrative Agents and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.

11.3                        Expenses; Indemnity; Damage Waiver.

11.3.1                        Costs and Expenses.  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Collateral Agent, each Administrative Agent and their Affiliates (including the reasonable fees, charges and disbursements of counsel for the Collateral Agent and each Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable out-of-pocket expenses incurred by the Collateral Agent and each Administrative Agent, any Lender or the Issuing Lender (including the reasonable fees, charges and disbursements of any counsel for the Collateral Agent and each

Administrative Agent, any Lender or the Issuing Lender), and shall pay all fees and time charges for attorneys who may be employees of the Collateral Agent and each Administrative Agent, any Lender or the Issuing Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Collateral Agent and each Administrative Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties’ books, records and business properties during the continuation of an Event of Default.

11.3.2                        Indemnification by the Borrower.  The Borrower shall indemnify the Collateral Agent and each Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the indemnitee, and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrower under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Health and Safety Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for a material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

11.3.3                        Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Sections 11.3.1 [Costs and Expenses] or 11.3.2 [Indemnification by the Borrower] to be paid by it to the Collateral Agent and each

Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each applicable Lender severally agrees to pay to the Collateral Agent and each applicable Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the applicable Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the applicable Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.

11.3.4                        Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in Section 11.3.2 [Indemnification by Borrower] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such damages are found to be a final, non-appealable judgment of a court to arise from the gross negligence or willful misconduct of such Indemnitee.

11.3.5                        Payments.  All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

11.4                        Holidays.  Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day.  Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

11.5                        Notices; Effectiveness; Electronic Communication.

11.5.1                        Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in Section 11.5.2 [Electronic Communications], shall be effective as provided in such Section.

11.5.2                        Electronic Communications.  Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the applicable Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the applicable Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  An Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless an Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

11.5.3                        Change of Address, Etc.  Any party hereto may change its address, e-mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

11.6                        Severability.  The provisions of this Agreement are intended to be severable.  If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.7                        Duration; Survival.  All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full.  All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments], Section 2.9.11 [Cash Collateral Prior to the Expiration Date] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment In Full.  All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof and until Payment In Full.

11.8                        Successors and Assigns - Revolving Credit Facility.

11.8.1                        Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations under the Revolving Credit Facility without the prior written consent of the Revolver Administrative Agent and each Revolver Lender and no Revolver Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8.6 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Revolving Credit Facility Participants to the extent provided in Section 11.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Revolver Administrative Agent and the Revolver Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

11.8.2                        Assignments by Revolver Lenders.  Any Revolver Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Revolving Credit Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(a)                                 in the case of an assignment of the entire remaining amount of the assigning Revolver Lender’s Revolving Credit Commitments and the Revolving Credit Loans at the time owing to it or in the case of an assignment to a Revolver Lender, an Affiliate of a Revolver Lender or an Approved Fund, no minimum amount need be assigned; and

(b)                                 in any case not described in clause (i)(A) of this Section 11.8.2, the aggregate amount of the Revolving Credit Commitments (which for this purpose includes Loans outstanding thereunder) or, if the applicable Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Revolving Credit Loans of the assigning Revolver Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Revolver Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Commitment of the assigning Revolver Lender unless each of the Revolver Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)                                  Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Credit Loan or the Revolving Credit Commitment assigned.

(iii)                               Required Consents.  No consent shall be required for any assignment from a Revolver Lender to such Revolver Lender’s Affiliate and no consent shall be required for any other assignment except for the consent of the Revolver Administrative Agent (which shall not be unreasonably withheld or delayed) and:

(a)                                 the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Revolver Lender, an Affiliate of a Revolver Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Revolver Administrative Agent within five (5) Business Days after having received notice thereof; and

(b)                                 the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv)                              Assignment and Assumption Agreement.  The parties to each assignment shall execute and deliver to the Revolver Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Revolver Lender, shall deliver to the Revolver Administrative Agent an administrative questionnaire provided by the Revolver Administrative Agent.

(v)                                 No Assignment to Borrower.  No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi)                              No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Revolver Administrative Agent pursuant to Section 11.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Revolver Lender under this Agreement, and the assigning Revolver Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Revolver Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], 5.8 [Increased Costs], and 11.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Revolver Lender of rights or obligations under this Agreement that does not comply with this Section 11.8.2 shall be treated for purposes of this Agreement as a sale by such Revolver Lender of a participation in such rights and obligations in accordance with Section 11.8.4 [Participations].

11.8.3                        Register.  The Revolver Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a record of the names and addresses of the Revolver Lenders, and the Revolving Credit Commitments of, and principal amounts of the Revolving Credit Loans owing to, each Revolver Lender pursuant to the terms hereof from time to time.  Such register shall be conclusive, absent manifest error, and the Borrower, the Revolver Administrative Agent and the Revolver Lenders shall treat each Person whose name is in such register pursuant to the terms hereof as a Revolver Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  Such register shall be available for inspection by the Borrower and any Revolver Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.8.4                        Participations.  Any Revolver Lender may at any time, without the consent of, or notice to, the Borrower or the Revolver Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Revolving Credit Facility Participant”) in all or a portion of such Revolver Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Revolving Credit Loans owing to it); provided that (i) such Revolver Lender’s obligations under this Agreement shall remain unchanged, (ii) such Revolver Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Revolver Administrative Agent and the Revolver Lenders, Issuing Lender shall continue to deal solely and directly with such Revolver Lender in connection with such Revolver Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Revolver Lender sells such a participation shall provide that such Revolver Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Revolving Credit Facility Participant, agree to any amendment, modification or waiver with respect to Sections 11.1.1 [Increase of Commitment, Etc.], 11.1.2 [Extension of Payment, Etc.], or 11.1.3 [Release of Collateral or Guarantor]).  Subject to Section 11.8.5 [Limitations upon Revolving Credit Facility Participant Rights Successors and Assigns Generally], the Borrower agrees that each Revolving Credit Facility Participant shall be entitled to the benefits of Sections 4.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available] and 5.8 [Increased Costs] to the same extent as if it were a Revolver Lender and had acquired its interest by assignment pursuant to Section 11.8.2 [Assignments by Lenders].  To the extent permitted by Law, each Revolving Credit Facility Participant also shall be entitled to the benefits of Section 9.2.3 [Setoff] as though it were a Revolver Lender; provided such Revolving Credit Facility Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Revolver Lender.

Each Revolver Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Revolving Credit Facility Participant and the principal amounts (and stated interest) of each Revolving Credit Facility Participant’s interest in the Loans or other obligations under this Agreement (the “Revolving Credit Facility Participant Register”); provided that no Revolver Lender shall have any obligation to disclose all or any portion of the Revolving Credit Facility Participant Register to any Person (including the identity of any Revolving Credit Facility Participant or any information relating to a Revolving Credit Facility Participant’s interest in any Revolving Credit Commitments, Revolving Credit Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Revolving Credit Commitment, Revolving Credit Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the Income Tax Regulations. The entries in the Revolving Credit Facility Participant Register shall be conclusive, absent manifest error, and such Revolver Lender, each Loan Party and the Revolver Administrative Agent shall treat each person whose name is recorded in the Revolving Credit Facility Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

11.8.5                        Limitations upon Revolving Credit Facility Participant Rights Successors and Assigns Generally.  A Revolving Credit Facility Participant shall not be entitled to receive any greater payment under Sections 5.8 [Increased Costs], 5.9 [Taxes] or 11.3 [Expenses; Indemnity; Damage Waiver] than the applicable Revolver Lender would have been entitled to receive with respect to the participation sold to such Revolving Credit Facility Participant, unless the sale of the participation to such Revolving Credit Facility Participant is made with the Borrower’s prior written consent.  A Revolving Credit Facility Participant shall not be entitled to the benefits of Section 5.9 [Taxes] unless the Borrower is notified of the participation sold to such Revolving Credit Facility Participant and such Revolving Credit Facility Participant agrees, for the benefit of the Borrower, to comply with Section 5.9.5 [Status of Lenders] as though it were a Revolver Lender.

11.8.6                        Certain Pledges; Successors and Assigns Generally.  Any Revolver Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Revolver Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Revolver Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.9                        Successors and Assigns — Term Loan Facility.

11.9.1                        Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations under the Term Loan Facility without the prior written consent of the Term Loan Administrative Agent and each Term Loan Lender and no Term Loan Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.9.2 or (ii) by way of participation in accordance with the provisions of Section 11.9.4 of this Section 11.9 (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Term Loan Facility Participants to the extent provided in Section 11.9.4 of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Term Loan Administrative Agent and the Term Loan Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

11.9.2                        Assignments by Lenders.  Any Term Loan Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Term at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(a)                                 Minimum Amounts.

(i)                                     in the case of an assignment of the entire remaining amount of the assigning Term Loan Lender’s Term Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section 11.9 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(ii)                                  in any case not described in Section 11.9.2(a)(i) of this Section 12.9, the principal outstanding balance of the Term Loans of the assigning Term Loan Lender subject to each such assignment, determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Term Loan Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date, shall not be less than $1,000.000 unless each of the Term Loan Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(b)                                 Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Term Loan Lender’s rights and obligations under this Agreement with respect to the Term Loans assigned;

(c)                                  Required Consents.  No consent shall be required for any assignment except to the extent required by Section 11.9.2(a)(ii) of this Section and, in addition:

(i)                                     the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Term Loan Lender, an Affiliate of a Term Loan Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Term Loan Administrative Agent within five (5) Business Days after having received notice thereof; and provided, further, that the Borrower’s consent shall not be required during the primary syndication Term Loan Facility;

(ii)                                  the consent of the Term Loan Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Term Loan to a Person that is not a Term Loan Lender, an Affiliate of a Term Loan Lender or an Approved Fund; and

(d)                                 Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Term Loan Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Term Loan Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and shall waive such fee for the Term Loan Syndication Agent.  The assignee, if it is not a Term Loan Lender, shall deliver to the Term Loan Administrative Agent an administrative questionnaire.

(e)                                  No Assignment to Certain Persons.  No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Term Loan Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.

(f)                                   Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Term Loan Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Term Loan Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Term Loan Administrative Agent or any Term Loan Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Ratable Share.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Term Loan Administrative Agent pursuant to Section 11.9.3 of this Section, from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Term Loan Lender under this Agreement, and the assigning Term Loan Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Term Loan Lender’s rights and obligations under this Agreement, such Term Loan Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.8, 5.9, 5.10, and 11.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Term Loan Lender’s having been a Defaulting Lender.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Term Loan Lender.  Any assignment or transfer by a Term Loan Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Term Loan Lender of a participation in such rights and obligations in accordance with Section 11.9.4 of this Section.

11.9.3                        Register.  The Term Loan Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at its Principal Office a copy of each Assignment and Assumption Agreement delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Term Loan Lenders and principal amounts (and stated interest) of the Term Loan owing to each Term Loan Lender pursuant to the terms hereof from time to time (the “Term Loan Facility Register”).  The entries in the Term Loan Facility Register shall be conclusive absent manifest error, and the Borrower, the Term Loan Administrative Agent and the Term Loan Lenders shall treat each Person whose name is recorded in the Term Loan Facility Register pursuant to the terms hereof as a Term Loan Lender hereunder for all purposes of this Agreement.  The Term Loan Facility Register shall be available for inspection by the Borrower and any Term Loan Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.9.4                        Participations.  Any Term Loan Lender may at any time, without the consent of, or notice to, the Borrower or the Term Loan Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Term Loan Facility Participant”) in all or a portion of such Term Loan Lender’s rights and/or obligations under this Agreement (including all or a portion of its Loans owing to it); provided that (i) such Term Loan Lender’s obligations under this Agreement shall remain unchanged, (ii) such Term Loan Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Term Loan Administrative Agent and the Term Loan Lenders shall continue to deal solely and directly with such Term Loan Lender in connection with such Term Loan Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Term Loan Lender shall be responsible for the indemnity under Section 11.3.2 without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Term Loan Lender sells such a participation shall provide that such Term Loan Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Term Loan Lender will not, without the consent of the Term Loan Facility Participant, agree to any amendment, waiver or other modification described in the Section 11.1 that affects such Term

Loan Facility Participant.  The Borrower agrees that each Term Loan Facility Participant shall be entitled to the benefits of Sections 5.8, 5.9 and 5.10 to the same extent as if it were a Term Loan Lender and had acquired its interest by assignment pursuant to Section 11.9.2 of this Section (it being understood that the documentation required under Section 5.9 shall be delivered to the Term Loan Lender who sells the participation) to the same extent as if it were a Term Loan Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Term Loan Facility Participant (A) agrees to be subject to the provisions of Sections 5.6.5 and 5.7 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 5.8 or 5.9, with respect to any participation, than the Term Loan Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Term Loan Facility Participant acquired the applicable participation.  Each Term Loan Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.7 with respect to any Term Loan Facility Participant.  To the extent permitted by law, each Term Loan Facility Participant also shall be entitled to the benefits of Section 9.2.3 as though it were a Term Loan Lender; provided that such Term Loan Facility Participant agrees to be subject to Section 5.3 as though it were a Term Loan Lender.  Each Term Loan Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Term Loan Facility Participant and the principal amounts (and stated interest) of each Term Loan Facility Participant’s interest in the Loans or other obligations under the Loan Documents (the “Term Loan Facility Participant Register”); provided that no Term Loan Lender shall have any obligation to disclose all or any portion of the Term Loan Facility Participant Register (including the identity of any Term Loan Facility Participant or any information relating to a Term Loan Facility Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Term Loan Facility Participant Register shall be conclusive absent manifest error, and such Term Loan Lender shall treat each Person whose name is recorded in the Term Loan Facility Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Term Loan Administrative Agent (in its capacity as Term Loan Administrative Agent) shall have no responsibility for maintaining a Term Loan Facility Participant Register.

11.9.5                        Certain Pledges.  Any Term Loan Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Term Loan Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Term Loan Lender as a party hereto.

11.10                 Confidentiality.

11.10.1                 General.  Each of the Administrative Agents, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or, Term Loan Facility Participant or Revolving Credit Facility Participant in, or any prospective assignee of or Term Loan Facility Participant or Revolving Credit Facility Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to any Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or the other Loan Parties.  In addition, each Administrative Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to rating agencies, credit insurers, CUSIP Service Bureau, Inc., market data collectors, similar services providers to the lending industry, and service providers to such Administrative Agent and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.10.2                 Sharing Information With Affiliates of the Lenders.  Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.10.1 [General].

11.11                 Counterparts; Integration; Effectiveness.

11.11.1                 Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agents, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments.  Except as provided in Section 7 [Conditions Of

Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by each Administrative Agent and when each Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.

11.11.2                 Electronic Execution of Assignments and Certain Other Documents.  The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the applicable Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.12                 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

11.12.1                 Governing Law.  This Agreement shall be deemed to be a contract under the Law of the State of New York without regard to its conflict of laws principles that would require the application of any other Law.  Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (“UCP”) or the rules of the International Standby Practices (ICC Publication Number 590) (“ISP98”), as determined by the Issuing Lender, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of New York without regard to its conflict of laws principles that would require the application of any other Law.

11.12.2                 SUBMISSION TO JURISDICTION.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF (OTHER THAN WITH RESPECT TO ACTIONS BY EITHER ADMINISTRATIVE AGENT OR THE COLLATERAL AGENT IN RESPECT OF RIGHTS UNDER ANY COLLATERAL DOCUMENT GOVERNED BY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO), IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR

FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT EITHER ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

11.12.3                 WAIVER OF VENUE.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.12.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

11.12.4                 SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION].  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.12.5                 WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, EITHER ADMINISTRATIVE AGENT, COLLATERAL AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS

BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.13                 USA Patriot Act Notice.  Each Lender that is subject to the USA Patriot Act and each Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.

11.14                 Requirements for Significant Subsidiaries.

11.14.1                 Guaranties.

Each Significant Subsidiary of the Borrower (including each Significant Subsidiary which is formed or acquired after the Closing Date and each Subsidiary of the Borrower which becomes a Significant Subsidiary after the Closing Date) shall:  (i) in the case of a Subsidiary which is not a party to the Guaranty Agreement, promptly execute and deliver to each Administrative Agent a Guarantor Joinder in substantially the form attached hereto as Exhibit 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; (ii) execute and deliver to each Administrative Agent documents, modified as appropriate to relate to such Subsidiary, in the forms described in Section 7.1.1(i), (ii), (iii), (iv), (v) and (xiii); Certificates of Insurance; Endorsements], and (iii) deliver to each Administrative Agent such other documents and agreements as such Administrative Agent may reasonably request, with all documents and agreements delivered and all actions taken as required by this Section 11.14.1 to be to the reasonable satisfaction of the applicable Administrative Agent.

11.14.2                 Collateral

Each Significant Subsidiary of the Borrower (including each Significant Subsidiary which is formed or acquired after the Closing Date and each Subsidiary of the Borrower which becomes a Significant Subsidiary after the Closing Date) shall within thirty (30) days following the date such Person becomes a Significant Subsidiary (or such later date as the applicable Administrative Agent shall agree):  (i) pledge the equity interests (except to the extent constituting Excluded Collateral) it owns in any other Significant Subsidiary to the Collateral Agent for the benefit of the Lenders on a first priority perfected basis pursuant to the Pledge Agreements, (ii) cause all of the issued and outstanding capital stock, partnership interests, member interests or other equity interest of such Significant Subsidiary (except to the extent constituting Excluded Collateral) that are owned by the Borrower or another Subsidiary of the Borrower to be pledged on a first priority perfected basis to the Collateral Agent for the benefit of the Lenders pursuant to the Pledge Agreements, (iii) execute and deliver to the Collateral Agent for the benefit of the Lenders Collateral Documents in form and substance reasonably satisfactory to the applicable Administrative Agent, including without limitation Security Agreements, Patent, Trademark and Copyright Security Agreements, and Mortgages necessary to grant first priority perfected liens and security interests (subject only to Permitted Liens) in favor of the Lenders in substantially all of the assets of the such Significant Subsidiary (subject to the discretion of the applicable Administrative Agent to exclude from the Collateral the Excluded Collateral, (iv) deliver opinions of legal counsel, with respect to such Significant Subsidiary, including opinions of local counsel in each applicable jurisdiction, as such opinions may be reasonably required by the applicable Administrative Agent and with such opinions to be satisfactory in form, scope and substance to the applicable Administrative Agent in its reasonable discretion, (v) if reasonably requested by the applicable Administrative Agent, deliver Indemnity Agreements, (vi) obtain Uniform Commercial Code, lien, tax, mortgage, leasehold mortgage, and judgment searches (including searches of the applicable real estate indexes), with the results, form scope and substance of such searches to be satisfactory to the applicable Administrative Agent, and (vii) provide the applicable Administrative Agent with evidence that the Loan Parties have taken all actions required under the Flood Laws and/or reasonably requested by the applicable Administrative Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing the applicable Administrative Agent with the address and/or GPS coordinates of each structure on any real property that is or will be subject to a mortgage in favor of the Collateral Agent, for the benefit of the Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral.  With respect to any Significant Subsidiary which is formed or acquired after the Closing Date or any Subsidiary which becomes a Significant Subsidiary after the Closing Date:  (i) with respect to Real Property which is required to be subject to a Mortgage, and any as-extracted minerals or fixtures (as such terms are defined in the Uniform Commercial Code) which are required to be subject to a Mortgage or a Security Agreement, the requirements of this Section 11.14.2 shall be satisfied with respect to Real Property and with respect to fixtures and as extracted collateral if the Loan Parties and their Subsidiaries take all steps within 180 days following the date a Subsidiary becomes a Significant Subsidiary (or such longer period as determined in the applicable Administrative Agent’s sole discretion) to grant a first priority perfected lien and security interest thereon (subject only to Permitted Liens).

With respect to each Securitization Subsidiary (including each Securitization Subsidiary which is formed after the Closing Date) the Borrower shall within thirty (30) days following the date such Person becomes a Securitization Subsidiary:  (i) cause all of the issued and outstanding capital stock, partnership interests, member interests or other equity interests of such Securitization Subsidiary that are owned by the Borrower or another Loan Party to be pledged on a first priority perfected basis to the Collateral Agent for the benefit of the Lenders pursuant to the Pledge Agreements, (ii) deliver opinions of legal counsel, with respect to such Securitization Subsidiary, including opinions of local counsel in each applicable jurisdiction, as such opinions may be reasonably required by the applicable Administrative Agent and with such opinions to be satisfactory in form, scope and substance to the applicable Administrative Agent in its reasonable discretion, and (iii) obtain Uniform Commercial Code, lien, tax, and judgment searches (including searches of the applicable real estate indexes), with the results, form scope and substance of such searches to be satisfactory to the applicable Administrative Agent.

11.14.3                 Requirements for Special Joint Ventures.

Notwithstanding the foregoing provisions of this Section 11.14.3, no Special Joint Venture shall be required to become a Loan Party (including, without limitation such Special Joint Venture shall not be required to provide a Guarantor Joinder or provide the Collateral required pursuant to Section 8.1.12 [Collateral; Further Assurances] or this Section 11.14.3) nor shall the Borrower or any Subsidiary of the Borrower be required to pledge the equity interests of such Special Joint Venture if and only if and to the extent that the limited liability company agreement, limited partnership agreement, joint venture agreement, general partnership agreement or other constituent documents of such Special Joint Venture or other material agreement related to the Investment in such Special Joint Venture would prohibit the granting of such Liens or prohibit such Special Joint Venture from being a Loan Party under the Loan Documents.

11.15                 Collateral Sharing Agreement and Intercreditor Agreement.

Each Term Loan Lender hereby authorizes the Term Loan Administrative Agent and Collateral Agent on behalf of such Term Loan Lender to execute the Collateral Sharing Agreement and to enter into an intercreditor agreement (such agreement, as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) with the lenders in any of the Loan Parties’ Permitted Receivables Financings and each Revolver Lender hereby authorizes the Revolver Administrative Agent and Collateral Agent on behalf of such Revolver Lender to execute the Collateral Sharing Agreement and to enter into the Intercreditor Agreement.  Each Lender by execution of this Agreement agrees to be bound by the terms and provisions of the Intercreditor Agreement.  Each Lender by execution of this Agreement expressly agrees to the provisions of the Collateral Sharing Agreement.

11.16                 No Fiduciary Duty.

Each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates.  The Loan Parties acknowledge and agree that (i) the arranging and other services regarding this Agreement and the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Administrative Agents, Arrangers, Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents, (y) the Administrative Agents, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agents, the Arrangers, nor any Lender has any obligation to disclose any of such interests to the Borrower and its Affiliate and (z) each Lender is acting solely as principal and not as an advisor, the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person.  Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate, that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto and is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents.  Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agents or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17      The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY ADMINISTRATIVE AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall either Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or any Administrative Agent’s transmission of Borrower Materials through the Internet.

11.18      Authorization to Release Collateral and Guarantors. The Lenders, the Swing Loan Lender and Issuing Lenders authorize the (i) Collateral Agent to release any Collateral that becomes Excluded Collateral (or any assets no longer required to be Collateral pursuant to the terms hereof or of any other Loan Document) or any Collateral consisting of assets or equity interests sold or otherwise disposed of in a sale or other disposition or transfer permitted under Section 8.2.4 [Dispositions of Assets or Subsidiaries] or 8.2.3 [Liquidations, Mergers, Consolidations, Acquisitions], and (ii) the Term Loan Administrative Agent, in the case of guaranties of the Term Loan Facility, or the Revolver Administrative Agent, in the case of guaranties of the Revolving Credit Facility, to release any Guarantor from its obligations under the Guaranty Agreement if such Guarantor becomes a Non-Guarantor Subsidiary or ceases to be a Subsidiary pursuant to any sale, transfer, lease, disposition, merger or other transaction permitted by this Agreement, including, without limitation, in the event the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 8.2.4 [Dispositions of Assets or Subsidiaries] or 8.2.3 [Liquidations, Mergers, Consolidations, Acquisitions]. Upon the written request of the Borrower (accompanied by such certificates and other documentation as the applicable Administrative Agent may reasonably request) the Administrative Agents or Collateral Agent, as applicable, on behalf of the Lenders and without any consent or action by any Lender, (i) shall release, subordinate, enter into non-disturbance agreements or consent to the release by the Collateral Agent of any Collateral or Guarantor in connection with any event contemplated above or any easements, permits, licenses, rights of way, surface leases or other surface rights or interests permitted to be granted hereunder or any Payment in Full hereunder or termination hereof, and (ii) notwithstanding Section 11.1 [Modifications, Amendments or Waivers] or any other provision in any Loan Document to the contrary, the Administrative Agents acting together may, on behalf of the Lenders and without any consent or action by any Lender, amend, modify, supplement, restate, terminate or release in whole or in part any of the Loan Documents from time to time or consent to such action by the Collateral Agent to (a) cure any ambiguity, omission, defect or inconsistency, (b) comply with any provision hereunder or under any other Loan Document other than those amended by this clause (b), (c) add Guarantors of the Obligations; (d) add property or other assets as Collateral, (e) approve of any correction or update to any Schedule hereto or to any other Loan Document to the extent such Schedule is being corrected in any manner that is not material or is being updated to reflect the consummation of any transaction or exercise of any rights of the Loan Parties permitted hereunder for which no consent is required or for which the required consent has been received, (f) release from perfection any Lien created by any Loan Document that is no longer required by the terms hereof or such Loan Document to be perfected, or (g) enter into the Collateral Sharing Agreement with any Lender or its Affiliate to share Collateral on a pro rata basis with any counterparty to a Lender-Provided Commodity Hedge and/or Lender-Provided Interest Rate Hedge.

11.19      Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, each Administrative Agent, the Collateral Agent and each Lender and each Issuing Bank hereby agree that no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the applicable Administrative Agent on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under Collateral Documents may be exercised solely by Collateral Agent.

SCHEDULE 1.1(A)

REVOLVER PRICING GRID—

VARIABLE PRICING AND FEES BASED ON LEVERAGE RATIO

Level	Senior Secured Leverage Ratio	Letter of Credit Fee	Revolving Credit Base Rate Spread	Revolving Credit LIBOR Rate Spread

I	Less than 1.00 to 1.00	3.50%	2.50%	3.50%

II	Greater than or equal to 1.00 to 1.0 but less than 2.00 to 1.00	4.00%	3.00%	4.00%

III	Greater than or equal to 2.00 to 1.00	4.50%	3.50%	4.50%

For purposes of determining the Revolver Applicable Margin and the Applicable Letter of Credit Fee Rate:

(a)           Commencing as of the First Amendment Effective Date, The Revolver Applicable Margin and the Applicable Letter of Credit Fee Rate shall be set at the rates in Level II.

(b)           The Revolver Applicable Margin and the Applicable Letter of Credit Fee Rate shall be recomputed as of the end of each fiscal quarter ending after December 31, 2012 based on the Senior Secured Leverage Ratio as of such quarter end. Any increase or decrease in the Revolver Applicable Margin or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of Borrower]. If a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3, then the rates in Level III shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

(c)           If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Revolver Lenders determine that (i) the Senior Secured Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Senior Secured Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Revolver Administrative Agent for the account of the applicable Revolver Lenders, promptly on demand by the Revolver Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Revolver Administrative Agent, any Revolver Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Revolver Administrative Agent, any Revolver Lender or the Issuing Lender, as the case may be, under Section 2.9 [Letter of Credit Subfacility] or 4.3 [Interest After Default] or 8.3.8 [Default]. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

2

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Revolving Credit Facility - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Commitment	Ratable Share

Name: PNC Bank, National Association Address: Three PNC Plaza - P3-P3PP04-4 225 Fifth Avenue Pittsburgh, PA 15222 Attention: Richard Munsick Telephone: (412) 762-4299 Telecopy: (412) 705-3232	$31,500,000	5.250000000%

Name: Morgan Stanley Bank, N.A. Address: 1300 Thames Street Thames Street Wharf - 4th Floor Baltimore, MD 21231 Attention: Edward Henley Telephone: (443) 627-4326 Telecopy: (212) 404-9645	$31,500,000	5.250000000%

Name: Bank of America, N.A. Address: 540 W. Madison - IL4-540-23-09 Chicago, IL 60661 Attention: Adam Fey Telephone: 312-828-1462 Telecopy:	$21,000,000	3.500000000%

Name: Citicorp North America, Inc. Address: 388 Greenwich Street - 32nd Floor New York, NY 10013 Attention: Thomas W. NG Telephone: (212) 816-9311 Telecopy:	$28,500,000	4.750000000%

Lender	Commitment	Ratable Share

Name: The Royal Bank of Scotland plc Address: 600 Travis Street Houston, TX 77002 Attention: David Slye Telephone: (713) 221-2407 Telecopy: ( ) -	$28,500,000	4.750000000%

Name: Bank of Montreal Address: 100 King Street West - 4th Floor Toronto, Ontario Canada M5X 1A1 Attention: Robert Wright Telephone: (416) 359-6890 Telecopy: (416) 359-7796	$26,250,000	4.375000000%

Name: Credit Agricole Corporate and Investment Bank(f/k/a Calyon New York Branch) Address: 227 W. Monroe Street, Suite 3800 Chicago, IL 60606 Attention: Joseph Philbin Telephone: (312) 220-7314 Telecopy: (312) 220-7333	$26,250,000	4.375000000%

Name: Sovereign Bank Address: 75 State Street Boston, MA 02109 Attention: Robert Lanigan Telephone: (617) 346-7348 Telecopy: (617) 747-3567	$26,250,000	4.375000000%

Name: Wells Fargo Bank, N.A. Address: 201 S. Jefferson Street - 2nd Floor Roanoke, VA 24011 Attention: Brenda Vaughan Telephone: (540) 563-7803 Telecopy: (540) 563-6320	$30,750,000	5.125000000%

2

Lender	Commitment	Ratable Share

Name: Caterpillar Financial Services Corporation Address: 2120 West End Avenue Nashville, TN 37203 Attention: Paul Owen Telephone: (615) 341-8626 Telecopy: (615) 341-8027	$24,000,000	4.000000000%

Name: CIBC Inc. Address: 595 Bay Street, 5th Floor Toronto, Ontario Canada M5G 1M6 Attention: Sue Zhang Telephone: (416) 542-4357 Telecopy: (905) 948-1934	$27,000,000	4.500000000%

Name: Natixis Address: 333 Clay Street - Suite 4340 Houston, TX 77002 Attention: Carlos Quinteros Telephone: (713) 571-6167 Telecopy: (713) 759-9495	$24,000,000	4.000000000%

Name: Union Bank, N.A. Address: 445 S. Figueroa Street - 15th Floor Los Angeles, CA 90071 Attention: Richard Reeves Telephone: (213) 236-5821 Telecopy: (213) 236-4096	$22,500,000	3.750000000%

Name: U.S. Bank National Association Address: 209 S. LaSalle St. - MK-ZL-RY40 Chicago, IL 60604 Attention: John Eyerman Telephone: (312) 325-2032 Telecopy: (312) 325-2001	$24,000,000	4.000000000%

3

Lender	Commitment	Ratable Share

Name: Compass Bank Address: 505 20th Street South Birmingham, AL 35203 Attention: Alex Morton Telephone: (205) 297-3294 Telecopy:	$21,000,000	3.500000000%

Name: Credit Suisse AG, Cayman Islands Branch Address: Eleven Madison Avenue New York, NY 10010 Attention: Judy Smith Telephone: (212) 538-2178 Telecopy: (646) 935-8215	$21,000,000	3.500000000%

Name: ING Capital LLC Address: 1325 Avenue of the Americas - 11th Floor New York, NY 10019 Attention: Remko van de Water Telephone: (646) 424-6084 Telecopy: (646) 424-7484	$21,000,000	3.500000000%

Name: Royal Bank of Canada Address: 200 Vesey Street Three World Financial Center New York, NY 10281 Attention: James Disher Telephone: (212) 428-6263 Telecopy: (212) 428-6460	$21,000,000	3.500000000%

Name: Sumitomo Mitsui Banking Corporation Address: 277 Park Avenue New York, NY 10172 Attention: Scott Marzullo Telephone: (212) 224-4166 Telecopy: (212) 224-5227	$21,000,000	3.500000000%

4

Lender	Commitment	Ratable Share

Name: Branch Banking and Trust Company Address: 200 West 2nd Street - 16th Floor Winston Salem, NC 27101 Attention: Troy Weaver Telephone: (336) 733-2735 Telecopy: (336) 733-2740	$15,000,000	2.500000000%

Name: Fifth Third Bank Address: 8000 Maryland Avenue - Suite 1400 St. Louis, MO 63105 Attention: Robert M. Sander Telephone: (314) 889-3389 Telecopy: (314) 889-3377	$15,000,000	2.500000000%

Name: Goldman Sachs Bank USA Address: 200 West Street New York, NY 10282 Attention: Lauren Day Telephone: (212) 934-3921 Telecopy: (917) 977-3966	$7,500,000	1.250000000%

Name: Mizuho Corporate Bank, Ltd. Address: 1251 Avenue of the Americas New York, NY 10020 Attention: Hilary Zhang Telephone: (212) 282-3467 Telecopy: (212) 282-4488	$15,000,000	2.500000000%

Name: Regions Bank Address: 8182 Maryland Avenue - 11th Floor St. Louis, MO 63105 Attention: John Holland Telephone: (314) 615-2379 Telecopy: (314) 615-2355	$15,000,000	2.500000000%

5

Lender	Commitment	Ratable Share

Name: The Huntington National Bank Address: 41 South High Street Columbus, OH 43215 Attention: Chad A. Lowe Telephone: (614) 480-5810 Telecopy: (877) 274-8593	$12,000,000	2.000000000%

Name: UBS Loan Finance LLC Address: 677 Washington Blvd. Stamford, CT 06901 Attention: Tina Trinkle Telephone: (203) 719-6146 Telecopy: (203) 719-3677	$7,500,000	1.250000000%

Name: Bank Leumi USA Address: 562 Fifth Avenue, 8th Floor New York, NY 10036 Attention: Joung Hee Hong Telephone: (212) 407-4469 Telecopy: (212) 407-4317	$6,000,000	1.000000000%

Name: Commerce Bank, N.A. Address: 8000 Forsyth Blvd., 2nd Floor - CLEX 2 St. Louis, MO 63105 Attention: Douglas P. Best Telephone: (314) 746-3228 Telecopy: (314) 746-3783	$4,500,000	0.750000000%

Name: Credit Industriel et Commercial Address: 520 Madison Avenue - Floor 37 New York, NY 10022 Attention: Brian O’Leary Telephone: (212) 715-4422 Telecopy: (212) 715-4535	$10,500,000	1.750000000%

6

Lender	Commitment	Ratable Share

Name: United Bank, Inc. Address: 500 Virginia Street Charleston, WV 25301 Attention: Tim Paxton Telephone: (304) 348-8316 Telecopy: (304) 348-8353	$4,500,000	0.750000000%

Name: UMB Bank, N.A. Address: 2 South Broadway, 7th Floor St. Louis, MO 63102 Attention: Cecil G. Wood Telephone: (314) 612-8131 Telecopy: (314) 612-8150	$4,500,000	0.750000000%

Name: First Commonwealth Bank Address: 437 Grant Street - Suite 1600 Pittsburgh, PA 15219 Attention: Stephen J. Orban Telephone: (412) 690-2212 Telecopy: (412) 690-2202	$4,500,000	0.750000000%

PT. Bank Negara Indonesia (persero) Tbk, New York Agency 1 Exchange Plaza 55 Broadway, 5th Floor New York, NY 10006 Attention: Jerry Phillips Telephone: (212) 943-4750 Ext. 301 telecopy: (212) 344-5723	$1,500,000	0.250000000%

Total	$600,000,000	100.00%

7

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Term Loan Facility - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Commitment	Ratable Share

Name: Bank of America, N.A. Address: 540 W. Madison - IL4-540-23-09 Chicago, IL 60661 Attention: Adam Fey Telephone: 312-828-1462 Telecopy:	$1,400,000,000	100.00%

Total	$1,400,000,000	100.00%

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 3 - Addresses for Notices to Borrower and Guarantors:

REVOLVER ADMINISTRATIVE AGENT:

Name:	PNC Bank, National Association
Address:	One PNC Plaza, Third Floor
249 Fifth Avenue
Pittsburgh, PA 15222
Attention:	Richard Munsick, Senior Vice President
Telephone:	(412) 762-4299
Telecopy:	(412) 705-3232

Name:	PNC Bank, National Association
Address:	Agency Services
PNC Firstside Center, 4th Floor
P7-PFSC-04-I
500 First Avenue
Pittsburgh, PA 15219
Attention:	Lisa Pierce, Manager
Telephone:	(412) 762-6442
Telecopy:	(412) 762-8672

TERM LOAN ADMINISTRATIVE AGENT:

Name:	Bank of America, N.A.
Address:	901 Main Street, 14th Floor
Mail Code: TX1-492-14-04
Dallas, TX 75202
Attention:	Eldred Sholars
Telephone:	(214) 209-9253
Telecopy:	(214) 290-9485
E-mail	Eldred.Sholars@BAML.com

BORROWER:

Name:	Arch Coal, Inc.
Address:	One City Place Drive, Suite 300
St. Louis, MO 63141
Attention:	James E. Florczak
Telephone:	(314) 994-2785
Telecopy:	(314) 994-2739

ANNEX B

SCHEDULE 1.1(A)

REVOLVER PRICING GRID—

VARIABLE PRICING AND FEES BASED ON LEVERAGE RATIO

Level	Senior Secured Leverage Ratio	Letter of Credit Fee	Revolving Credit Base Rate Spread	Revolving Credit LIBOR Rate Spread

I	Less than 1.00 to 1.00	3.50%	2.50%	3.50%

II	Greater than or equal to 1.00 to 1.0 but less than 2.00 to 1.00	4.00%	3.00%	4.00%

III	Greater than or equal to 2.00 to 1.00	4.50%	3.50%	4.50%

For purposes of determining the Revolver Applicable Margin and the Applicable Letter of Credit Fee Rate:

(a)           Commencing as of the First Amendment Effective Date, The Revolver Applicable Margin and the Applicable Letter of Credit Fee Rate shall be set at the rates in Level II.

(b)           The Revolver Applicable Margin and the Applicable Letter of Credit Fee Rate shall be recomputed as of the end of each fiscal quarter ending after December 31, 2012 based on the Senior Secured Leverage Ratio as of such quarter end.  Any increase or decrease in the Revolver Applicable Margin or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of Borrower].  If a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3, then the rates in Level III shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

(c)           If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Revolver Lenders determine that (i) the Senior Secured Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Senior Secured Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Revolver Administrative Agent for the account of the applicable Revolver Lenders, promptly on demand by the Revolver Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Revolver Administrative Agent, any Revolver Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Revolver Administrative Agent, any Revolver Lender or the Issuing Lender, as the case may be, under Section 2.9 [Letter of Credit Subfacility] or 4.3 [Interest After Default] or 8.3.8 [Default].  The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

2

ANNEX C

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Revolving Credit Facility - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Commitment	Ratable Share

Name: PNC Bank, National Association Address: Three PNC Plaza - P3-P3PP04-4 225 Fifth Avenue Pittsburgh, PA 15222 Attention: Richard Munsick Telephone: (412) 762-4299 Telecopy: (412) 705-3232	$31,500,000	5.250000000%

Name: Morgan Stanley Bank, N.A. Address: 1300 Thames Street Thames Street Wharf - 4th Floor Baltimore, MD 21231 Attention: Edward Henley Telephone: (443) 627-4326 Telecopy: (212) 404-9645	$31,500,000	5.250000000%

Name: Bank of America, N.A. Address: 540 W. Madison - IL4-540-23-09 Chicago, IL 60661 Attention: Adam Fey Telephone: 312-828-1462 Telecopy:	$21,000,000	3.500000000%

Name: Citicorp North America, Inc. Address: 388 Greenwich Street - 32nd Floor New York, NY 10013 Attention: Thomas W. NG Telephone: (212) 816-9311 Telecopy:	$28,500,000	4.750000000%

Lender	Commitment	Ratable Share

Name: The Royal Bank of Scotland plc Address: 600 Travis Street Houston, TX 77002 Attention: David Slye Telephone: (713) 221-2407 Telecopy: ( ) -	$28,500,000	4.750000000%

Name: Bank of Montreal Address: 100 King Street West - 4th Floor Toronto, Ontario Canada M5X 1A1 Attention: Robert Wright Telephone: (416) 359-6890 Telecopy: (416) 359-7796	$26,250,000	4.375000000%

Name: Credit Agricole Corporate and Investment Bank(f/k/a Calyon New York Branch) Address: 227 W. Monroe Street, Suite 3800 Chicago, IL 60606 Attention: Joseph Philbin Telephone: (312) 220-7314 Telecopy: (312) 220-7333	$26,250,000	4.375000000%

Name: Sovereign Bank Address: 75 State Street Boston, MA 02109 Attention: Robert Lanigan Telephone: (617) 346-7348 Telecopy: (617) 747-3567	$26,250,000	4.375000000%

Name: Wells Fargo Bank, N.A. Address: 201 S. Jefferson Street - 2nd Floor Roanoke, VA 24011 Attention: Brenda Vaughan Telephone: (540) 563-7803 Telecopy: (540) 563-6320	$30,750,000	5.125000000%

2

Lender	Commitment	Ratable Share

Name: Caterpillar Financial Services Corporation Address: 2120 West End Avenue Nashville, TN 37203 Attention: Paul Owen Telephone: (615) 341-8626 Telecopy: (615) 341-8027	$24,000,000	4.000000000%

Name: CIBC Inc. Address: 595 Bay Street, 5th Floor Toronto, Ontario Canada M5G 1M6 Attention: Sue Zhang Telephone: (416) 542-4357 Telecopy: (905) 948-1934	$27,000,000	4.500000000%

Name: Natixis Address: 333 Clay Street - Suite 4340 Houston, TX 77002 Attention: Carlos Quinteros Telephone: (713) 571-6167 Telecopy: (713) 759-9495	$24,000,000	4.000000000%

Name: Union Bank, N.A. Address: 445 S. Figueroa Street - 15th Floor Los Angeles, CA 90071 Attention: Richard Reeves Telephone: (213) 236-5821 Telecopy: (213) 236-4096	$22,500,000	3.750000000%

Name: U.S. Bank National Association Address: 209 S. LaSalle St. - MK-ZL-RY40 Chicago, IL 60604 Attention: John Eyerman Telephone: (312) 325-2032 Telecopy: (312) 325-2001	$24,000,000	4.000000000%

3

Lender	Commitment	Ratable Share

Name: Compass Bank Address: 505 20th Street South Birmingham, AL 35203 Attention: Alex Morton Telephone: (205) 297-3294 Telecopy:	$21,000,000	3.500000000%

Name: Credit Suisse AG, Cayman Islands Branch Address: Eleven Madison Avenue New York, NY 10010 Attention: Judy Smith Telephone: (212) 538-2178 Telecopy: (646) 935-8215	$21,000,000	3.500000000%

Name: ING Capital LLC Address: 1325 Avenue of the Americas - 11th Floor New York, NY 10019 Attention: Remko van de Water Telephone: (646) 424-6084 Telecopy: (646) 424-7484	$21,000,000	3.500000000%

Name: Royal Bank of Canada Address: 200 Vesey Street Three World Financial Center New York, NY 10281 Attention: James Disher Telephone: (212) 428-6263 Telecopy: (212) 428-6460	$21,000,000	3.500000000%

Name: Sumitomo Mitsui Banking Corporation Address: 277 Park Avenue New York, NY 10172 Attention: Scott Marzullo Telephone: (212) 224-4166 Telecopy: (212) 224-5227	$21,000,000	3.500000000%

4

Lender	Commitment	Ratable Share

Name: Branch Banking and Trust Company Address: 200 West 2nd Street - 16th Floor Winston Salem, NC 27101 Attention: Troy Weaver Telephone: (336) 733-2735 Telecopy: (336) 733-2740	$15,000,000	2.500000000%

Name: Fifth Third Bank Address: 8000 Maryland Avenue - Suite 1400 St. Louis, MO 63105 Attention: Robert M. Sander Telephone: (314) 889-3389 Telecopy: (314) 889-3377	$15,000,000	2.500000000%

Name: Goldman Sachs Bank USA Address: 200 West Street New York, NY 10282 Attention: Lauren Day Telephone: (212) 934-3921 Telecopy: (917) 977-3966	$7,500,000	1.250000000%

Name: Mizuho Corporate Bank, Ltd. Address: 1251 Avenue of the Americas New York, NY 10020 Attention: Hilary Zhang Telephone: (212) 282-3467 Telecopy: (212) 282-4488	$15,000,000	2.500000000%

Name: Regions Bank Address: 8182 Maryland Avenue - 11th Floor St. Louis, MO 63105 Attention: John Holland Telephone: (314) 615-2379 Telecopy: (314) 615-2355	$15,000,000	2.500000000%

5

Lender	Commitment	Ratable Share

Name: The Huntington National Bank Address: 41 South High Street Columbus, OH 43215 Attention: Chad A. Lowe Telephone: (614) 480-5810 Telecopy: (877) 274-8593	$12,000,000	2.000000000%

Name: UBS Loan Finance LLC Address: 677 Washington Blvd. Stamford, CT 06901 Attention: Tina Trinkle Telephone: (203) 719-6146 Telecopy: (203) 719-3677	$7,500,000	1.250000000%

Name: Bank Leumi USA Address: 562 Fifth Avenue, 8th Floor New York, NY 10036 Attention: Joung Hee Hong Telephone: (212) 407-4469 Telecopy: (212) 407-4317	$6,000,000	1.000000000%

Name: Commerce Bank, N.A. Address: 8000 Forsyth Blvd., 2nd Floor - CLEX 2 St. Louis, MO 63105 Attention: Douglas P. Best Telephone: (314) 746-3228 Telecopy: (314) 746-3783	$4,500,000	0.750000000%

Name: Credit Industriel et Commercial Address: 520 Madison Avenue - Floor 37 New York, NY 10022 Attention: Brian O’Leary Telephone: (212) 715-4422 Telecopy: (212) 715-4535	$10,500,000	1.750000000%

6

Lender	Commitment	Ratable Share

Name: United Bank, Inc. Address: 500 Virginia Street Charleston, WV 25301 Attention: Tim Paxton Telephone: (304) 348-8316 Telecopy: (304) 348-8353	$4,500,000	0.750000000%

Name: UMB Bank, N.A. Address: 2 South Broadway, 7th Floor St. Louis, MO 63102 Attention: Cecil G. Wood Telephone: (314) 612-8131 Telecopy: (314) 612-8150	$4,500,000	0.750000000%

Name: First Commonwealth Bank Address: 437 Grant Street - Suite 1600 Pittsburgh, PA 15219 Attention: Stephen J. Orban Telephone: (412) 690-2212 Telecopy: (412) 690-2202	$4,500,000	0.750000000%

PT. Bank Negara Indonesia (persero) Tbk, New York Agency 1 Exchange Plaza 55 Broadway, 5th Floor New York, NY 10006 Attention: Jerry Phillips Telephone: (212) 943-4750 Ext. 301 telecopy: (212) 344-5723	$1,500,000	0.250000000%

Total	$600,000,000	100.00%

7

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Term Loan Facility - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Commitment	Ratable Share
Name: Bank of America, N.A. Address: 540 W. Madison - IL4-540-23-09 Chicago, IL 60661 Attention: Adam Fey Telephone: 312-828-1462 Telecopy:	$1,400,000,000	100.00%

Total	$1,400,000,000	100.00%

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 3 - Addresses for Notices to Borrower and Guarantors:

REVOLVER ADMINISTRATIVE AGENT:

Name:	PNC Bank, National Association
Address:	One PNC Plaza, Third Floor
249 Fifth Avenue
Pittsburgh, PA 15222
Attention:	Richard Munsick, Senior Vice President
Telephone:	(412) 762-4299
Telecopy:	(412) 705-3232

Name:	PNC Bank, National Association
Address:	Agency Services
PNC Firstside Center, 4th Floor
P7-PFSC-04-I
500 First Avenue
Pittsburgh, PA 15219
Attention:	Lisa Pierce, Manager
Telephone:	(412) 762-6442
Telecopy:	(412) 762-8672

TERM LOAN ADMINISTRATIVE AGENT:

Name:	Bank of America, N.A.
Address:	901 Main Street, 14th Floor
Mail Code: TX1-492-14-04
Dallas, TX 75202
Attention:	Eldred Sholars
Telephone:	(214) 209-9253
Telecopy:	(214) 290-9485
E-mail	Eldred.Sholars@BAML.com

BORROWER:

Name:	Arch Coal, Inc.
Address:	One City Place Drive, Suite 300
St. Louis, MO 63141
Attention:	James E. Florczak
Telephone:	(314) 994-2785
Telecopy:	(314) 994-2739

ANNEX D

EXHIBIT 1.1(B)

ASSIGNMENT AND ASSUMPTION - TERM

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](2) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](3) hereunder are several and not joint.](4)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Term Loan Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.                                       Assignor[s]:

(1)  For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(2)  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(3)  Select as appropriate.

(4)  Include bracketed language if there are either multiple Assignors or multiple Assignees.

1

[Assignor [is] [is not] a Defaulting Lender]

2.                                       Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.                                       Borrower:                                            Arch Coal, Inc.

4.                                       Term Loan Administrative Agent: Bank of America, N.A., as the term loan administrative agent under the Credit Agreement

5.                                       Credit Agreement: Amended and Restated Credit Agreement, dated as of June 14, 2011, as amended by the First Amendment, dated as of May 16, 2012 among Arch Coal, Inc., a Delaware corporation (the “Borrower”), each of the Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., in its capacity as administrative agent for the Lenders under the Term Loan Facility, PNC Bank, National Association, in its capacity as administrative agent for the Lenders under the Revolving Credit Facility and PNC Bank, National Association, in its capacity as collateral agent

6.                                       Assigned Interest[s]:

Assignor[s](5)	Assignee[s](6)	Aggregate Amount of Term Loans for all Term Loan Lenders(7)	Amount of Term Loans Assigned	Percentage Assigned of Term Loans(8)		CUSIP Number
		$	$		%
		$	$		%
		$	$		%

[7.                                   Trade Date:                                                  ](9)

Effective Date:                                     , 20     [TO BE INSERTED BY TERM LOAN ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

(5)  List each Assignor, as appropriate.

(6)  List each Assignee and, if available, its market entity identifier, as appropriate.

(7)  Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(8)  Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

(9)  To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

2

ASSIGNOR[S](10)
[NAME OF ASSIGNOR]

By:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S](11)
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and](12) Accepted:

BANK OF AMERICA, N.A., as
Term Loan Administrative Agent

By:
Title:

[Consented to:](13)

By:
Title:

(10)  Add additional signature blocks as needed.

(11)  Add additional signature blocks as needed.

(12)  To be added only if the consent of the Term Loan Administrative Agent is required by the terms of the Credit Agreement.

(13)  To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

1

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION- TERM

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION — TERM

1.                           Representations and Warranties.

1.1.                  Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                  Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.9.2 of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.9.2(c) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.3 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Term Loan Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Term Loan Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                           Payments.  From and after the Effective Date, the Term Loan Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Term Loan Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.                           General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

3

ANNEX E

EXHIBIT 1.1(C)

FORM OF
COLLATERAL SHARING AGREEMENT

AMENDED AND RESTATED COLLATERAL SHARING AGREEMENT

dated as of May 16, 2012

among

ARCH COAL, INC.,

THE SUBSIDIARY GUARANTORS,

PNC BANK, NATIONAL ASSOCIATION,

as Revolver Administrative Agent on behalf of the Revolver Lenders,

BANK OF AMERICA, N.A.,

as Term Loan Administrative Agent on behalf of the Term Loan Lenders,

THE SWAP PARTIES,

and

PNC BANK, NATIONAL ASSOCIATION,

as Collateral Agent

i

TABLE OF CONTENTS

		Page

6.6	Termination of Liens	20
6.7	Successors and Assigns	20
6.8	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Limitation of Liability	20
6.9	Amendment and Restatement	21

ANNEX A:  Swap Party Supplement

ii

AMENDED AND RESTATED COLLATERAL SHARING AGREEMENT

THIS AMENDED AND RESTATED COLLATERAL SHARING AGREEMENT (this “Agreement”) is dated as of May 16, 2012, among ARCH COAL, INC., a Delaware corporation (“Arch”), the Guarantors (as defined herein and, together with Arch, collectively referred to as the “Loan Parties”), the Revolver Administrative Agent (as defined herein) on behalf of the Revolver Lenders (as defined herein), the Term Loan Administrative Agent (as defined herein and, together with the Revolver Administrative Agent, collectively referred to as the “Administrative Agents”) on behalf of the Term Loan Lenders (as defined herein and, together with the Revolver Lenders, collectively referred to as the “Lenders”), the Persons which are now or may hereafter become parties hereto as Swap Parties in accordance with the provisions of this Agreement, and PNC Bank, National Association, as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, as of the date hereof, Arch, the Guarantors (as defined therein) parties thereto and the Revolver Administrative Agent have entered into that certain First Amendment to that certain Amended and Restated Credit Agreement, dated as of June 14, 2011 (as so amended and as may be further amended, restated, amended and restated, supplemented, refinanced or modified from time to time, the “Credit Agreement”), by and among Arch, the Guarantors (as defined therein) from time to time party thereto, the Revolver Lenders (as defined therein) from time to time party thereto, the Term Loan Lenders (as defined therein) from time to time party thereto, PNC Bank, National Association, as administrative agent for the Revolver Lenders (in such capacity, together with its successors in such capacity, the “Revolver Administrative Agent”), and Bank of American, N.A., as administrative agent for the Term Loan Lenders (in such capacity, together with its successors in such capacity, the “Term Loan Administrative Agent”); and

WHEREAS, pursuant to the Credit Agreement, among other things, Arch and the Guarantors agreed: (i) to provide and cause such Guarantors to provide certain collateral to the Lenders, and (ii) to the extent necessary to share such collateral on a pro rata, pari passu basis with certain other creditors of Arch and such Guarantors; and

WHEREAS, the Existing Collateral Sharing Agreement (as defined herein) is being further amended and restated pursuant to the terms set forth herein; and

WHEREAS, as of the date hereof, the parties hereto desire to provide and continue to provide a security interest in the Collateral (as defined herein) in favor of the Collateral Agent for the benefit of each of the Administrative Agents on behalf of the Lenders and on its own behalf, and for the benefit of the Swap Parties as hereinafter provided.

NOW, THEREFORE, intending to be legally bound hereby, incorporating the above-defined terms herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             DEFINITIONS; CONSTRUCTION

1.1          Certain Definitions.

All capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Credit Agreement and the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Agreement.  In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

“Arch Loan Documents” shall mean those documents which are defined as “Loan Documents” in the Credit Agreement, including the Shared Security Documents.

“Arch Obligations” shall mean any Obligation, Indebtedness, or liability of any of the Loan Parties to each of the Administrative Agents, any other Agent, the Swing Loan Lender, or any of the Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with the Credit Agreement, any Note, the Letters of Credit, the Revolver Administrative Agent’s Letter, the Term Loan Administrative Agent’s Fee Letter, the Term Loan Fee Letter or any other Loan Document.

“Bankruptcy Proceeding” shall mean any bankruptcy, insolvency, reorganization, receivership, dissolution or similar proceeding or the assignment for the benefit of creditors or any other marshalling of assets and liabilities.

“Collateral Agent Obligations” shall mean all obligations from time to time of any Loan Party to the Collateral Agent in its capacity as such, including amounts payable pursuant to Sections 5.10 and 5.11, in each case whether such obligations are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (specifically including obligations arising or accruing after the commencement of any bankruptcy, insolvency or similar proceedings with respect to any such Loan Party, or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation is not allowed in such proceeding under applicable Law).

“Contingent Indemnification Obligations” at any time shall mean Obligations which at such time are contingent obligations under indemnification provisions of the Arch Loan Documents which survive indefinitely; provided, that an Obligation under such an indemnification provision shall not constitute a Contingent Indemnification Obligation to the extent that: (a) an unsatisfied claim for payment of such Obligation has been made, or (b) an action, suit or proceeding is pending or threatened at such time which may give rise to a claim under such indemnification provision.

“Credit Agreement Default Notice” shall have the meaning given such term in Section 2.6(b)(i).

2

“Credit Agreement Enforcement Notice” shall have the meaning given such term in Section 2.6(b)(ii).

“Default” shall mean:

(i)            in the case of the Credit Agreement, an “Event of Default” or “Potential Default” as defined therein; and

(ii)           except to the extent otherwise permitted by the Credit Agreement, any failure of any of the Loan Parties or any Pledgor to maintain first priority perfected liens on and security interests in the Collateral, in favor of the Collateral Agent.

“Directing Party” at any time shall mean the Revolver Administrative Agents on behalf of the Revolver Lenders and/or the Term Loan Administrative Agents on behalf of the Term Loan Lenders, as the context may require.

“Disputed Payment” shall have the meaning given to such term in Section 2.6(d).

“Existing Collateral Sharing Agreement” shall mean that certain Amended and Restated Collateral Agency and Sharing Agreement, dated as of June 14, 2011, by and among Arch, the subsidiary guarantors party thereto, the Revolver Administrative Agent, as the Administrative Agent (as defined therein), the swap parties party thereto, and the Collateral Agent.

“Facility Parties” shall mean collectively (i) the Revolver Administrative Agents on behalf of the Revolver Lenders and, if applicable, any of the Term Loan Lenders, (ii) the Term Loan Administrative Agents on behalf of the Term Loan Lenders and, if applicable, any of the Revolver Lenders, and (iii) the Swap Parties.

“Foreclosure Action” shall mean any Directing Party: (i) taking any action to foreclose upon, collect, or otherwise realize upon the Shared Collateral or any portion thereof or the taking of any other action with respect to the Shared Collateral or any portion thereof, and/or (ii) making any demand under or institutes any action, suit or proceeding against any party to any of the Shared Security Documents.

“Non-available Proceeds” shall have the meaning given such term in Section 4.3.

“Non-Lender Provided Swap Agreement” shall have the meaning given such term in Section 2.2(b).

“Obligations” shall mean all Arch Obligations, Swap Obligations and Collateral Agent Obligations.

“Office” of the Collateral Agent shall mean its office located at Three PNC Plaza, Pittsburgh, Pennsylvania, or at such other domestic office or offices of the Collateral Agent as may be designated in writing from time to time by the Collateral Agent to Arch and each of the Administrative Agents, or designated pursuant to the Credit Agreement.

3

“Pledgor” shall mean any Person that is a pledgor under a Pledge Agreement or a Patent, Trademark and Copyright Security Agreement.

“Related Litigation” shall have the meaning given to such term in Section 6.8(b)(i).

“Restricted Investments” shall mean: (a) readily marketable obligations backed by the full faith and credit of the United States of America, maturing not later than 90 days from the date of acquisition; (b) overnight dollar-denominated deposits in, overnight certificates of deposit in, or overnight repurchase agreements with, a United States commercial bank having shareholders’ equity of at least $1,000,000,000 which has outstanding general unsecured short-term debt rated “A-1” or better, and general unsecured short-term debt rated “P-1,” in each case by Moody’s Investors Service, Inc.; (c) readily marketable commercial paper maturing not later than 90 days from the date of acquisition and rated “P-1” by Moody’s Investors Service, Inc.; and (d) freely redeemable shares of stock or beneficial interest in a money market mutual fund, substantially all of the assets of which consist of obligations described in the foregoing clauses (a) through (c).

“Returning Secured Party” shall have the meaning given such term in Section 2.6(d).

“Secured Parties” shall mean the Collateral Agent and the Facility Parties.

“Secured Party Documents” shall mean the Arch Loan Documents and the Swap Documents, including in each case the Shared Security Documents.

“Shared Collateral” shall mean all real and personal property in or upon which a Loan Party or other third Person has granted under any of the Shared Security Documents to any Secured Party, a lien, security interest, encumbrance, or the like to secure one or more of the Obligations.

“Shared Collateral Account” shall have the meaning given that term in Section 4.1.

“Shared Security Documents” shall mean this Agreement and the Collateral Documents.

“Swap Agreement” shall mean any Lender-Provided Commodity Hedge or Lender-Provided Interest Rate Hedge, in either case, which is designated a “Swap Agreement” in accordance with Section 2.2, as the same may be amended, restated, amended and restated, modified or supplemented from time to time in accordance with this Agreement.

“Swap Documents” shall mean each Swap Agreement and the Shared Security Documents.

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“Swap Obligations” shall mean all obligations from time to time of any Loan Party to any Swap Party under or in connection with a Swap Agreement, whether such obligations are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (specifically including obligations arising or accruing after the commencement of any bankruptcy, insolvency or similar proceedings with respect to any Loan Party, or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation is not allowed in such proceeding under applicable Law).

“Swap Parties” shall mean all Persons who become party hereto as a “Swap Party” in accordance with Section 2.

2.             SECURED PARTY DOCUMENTS

2.1          Subsidiary Guarantors.

As provided in the Arch Loan Documents, each Person which now or hereafter becomes a Loan Party as a Guarantor shall, by such act, become a party to this Agreement and shall be subject to and bound by all of the provisions hereof.

2.2          The Swap Agreement and the Swap Party.

(a)           Generally.  A Lender-Provided Interest Rate Hedge entered into by Arch or a Commodity Hedge entered into by the Loan Parties shall constitute a “Swap Agreement” entitled to the benefit of this Agreement and the counterparty to such agreement shall constitute a “Swap Party,” provided, however, that any Commodity Hedge that is not a Lender-Provided Commodity Hedge shall constitute a “Swap Agreement” entitled to the benefit of this Agreement and the counterparty to such agreement shall constitute a “Swap Party” if and only if the Collateral Agent has received a Swap Party Supplement, in form and substance satisfactory to the Collateral Agent, executed by the counterparty in substantially the form of Annex A hereto, duly completed, and consented to by each of the Administrative Agents and Arch, pursuant to which such counterparty shall agree to become party hereto and bound hereby as a “Swap Party,” and pursuant to which a particular Commodity Hedge is designated as a “Swap Agreement,” provided further such Commodity Hedge (a copy of which shall be attached to the Swap Party Supplement) is documented in a standard International Swap Dealer Association Agreement or such other standard trading documentation and provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner.  If an Event of Default has occurred and is continuing, each of the Administrative Agents may grant or withhold such consent in its discretion, subject to any obligation it may have under the other Secured Party Documents to which it is party, to grant or withhold such designation.

(b)           Amendments to the Swap Party Documents.  A Swap Agreement relating to a Commodity Hedge that is not a Lender-Provided Commodity Hedge (a “Non-Lender Provided Swap Agreement”) shall cease to constitute a “Swap Agreement” if, without the consent of each of the Administrative Agents, such Non-Lender Provided Swap Agreement is amended, modified or supplemented, unless such amendment merely eliminates, waives or

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renders less restrictive on Arch any term or condition otherwise applicable to Arch, reduces or defers amounts otherwise payable by Arch or increases or accelerates amounts otherwise receivable by Arch.  Without limiting the generality of the foregoing, to the extent a Non-Lender Provided Swap Agreement is in the form of a master agreement, pursuant to which multiple “confirmations” (however named) may be entered into from time to time, the transactions evidenced by confirmations attached to the related Swap Party Supplement and any additional confirmations submitted by Arch to the Collateral Agent in connection therewith shall constitute part of such Non-Lender Provided Swap Agreement..  If Arch desires to enter into more than one Non-Lender Provided Swap Agreement with the same Swap Party at different times, then, if the provisions of this Agreement are otherwise met, and Arch and the Swap Party so request, all such Swap Agreements may be documented under a single master agreement (signed by all relevant parties), covered by a single Swap Party Supplement (which will supersede prior Swap Party Supplements relating to such Swap Agreements), in which case all such Swap Agreements shall be considered to constitute a single Swap Agreement.  Arch shall deliver to the Collateral Agent and each of the Administrative Agents copies of each Swap Agreement (including any additional confirmations in connection therewith), and all amendments, modifications, restatements, refinancings, or supplements thereto, promptly upon execution thereof.

2.3          Amendments to the Loan Documents.

This Agreement shall remain in full force and effect in accordance with its terms regardless of any amendment, modification or supplement to, or refinancing of, the Credit Agreement or any other Arch Loan Document, and no consent of any Swap Party or any Administrative Agent shall be required in connection therewith, except as expressly provided by the respective terms thereof.  Without limitation of the foregoing, this Agreement shall apply in accordance with its terms notwithstanding any increase, decrease, addition or change in the amount, nature, type or purpose of the Arch Obligations or any execution or delivery of any Arch Loan Document from time to time.

2.4          Delivery of Documents.

Arch shall, promptly upon the execution thereof, deliver to the Collateral Agent a true and complete copy of any and all Shared Security Documents and all amendments, modifications, restatements, refinancings or supplements to any of the Shared Security Documents, the Credit Agreement, or any Swap Agreement.

2.5          Termination of a Secured Party.

In the event there is delivered to the Collateral Agent at any time written notice from a Swap Party, referring specifically to this Section, to the effect that such Swap Party wishes to cease to be a Secured Party hereunder, then such Swap Party shall for all purposes hereof cease to be a Secured Party.

2.6          Certain Intercreditor Matters.

(a)           Payment Obligations Not Subordinated.  The provisions of Section 4.4 apply solely to priorities of distributions resulting from realization on the Shared Security Documents, and not to the priorities of the Obligations.  Nothing contained in this Agreement is

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intended to effect a subordination of any Obligation to any other Obligation.  Nothing contained in this Agreement shall limit or impair the right of each Secured Party to receive payment of the Obligations owing to it when due (whether at the stated maturity thereof, by acceleration or otherwise) or, except to the extent specifically provided in this Agreement, to institute suit for the enforcement of such payment on or after such due date.

(b)           Notice of Default Under Credit Agreement; Notice of Enforcement Action.

(i)            Each of the Administrative Agents hereby agrees that, until the Credit Agreement is terminated and so long as any of the Arch Obligations (other than Contingent Indemnification Obligations) remain outstanding, either or all of the Administrative Agents, as the case may be, and in any case on behalf of the Lenders, shall send to the Collateral Agent and, if applicable, the other Administrative Agent notice of each Default (“Credit Agreement Default Notice”) under the Arch Loan Documents at the same time such Administrative Agent sends such Credit Agreement Default Notice to the Loan Parties.

(ii)           In the event any of the Administrative Agents, following the occurrence of a Default under the Arch Loan Documents, either intends to take any Credit Agreement Enforcement Action (as defined below) or intends to direct the Collateral Agent to exercise any remedies with respect to the Shared Collateral, such Administrative Agent shall give written notice of its intention to the Collateral Agent and the other Administrative Agent.  The term “Credit Agreement Enforcement Action” shall mean, with respect to the Arch Obligations, the acceleration of all or any part of the Arch Obligations, the obtaining of a receiver, the seeking of default interest or penalties, the suing on the Arch Loan Documents, the exercise by any of the Administrative Agents or any Lender of any other right or remedy under or in connection with the Arch Loan Documents, the exercising of any banker’s lien or rights of set-off or recoupment, the initiating of any Bankruptcy Proceeding or the taking of any other enforcement action against Arch or any other Loan Party party to the Arch Loan Documents.

(c)           Remedies of Secured Parties Not Impaired.  Except to the extent specifically provided in this Agreement, nothing contained herein shall be construed to limit any right or remedy otherwise available to any Secured Party under any Shared Security Document or under its respective Secured Party Documents, at law, in equity, or otherwise.  Nothing contained herein shall be construed to limit any right of any Secured Party to modify, amend, supplement or restate its respective Secured Party Documents in accordance with the respective terms thereof.  Except to the extent specifically provided in this Agreement, nothing contained in this Agreement shall limit or otherwise derogate from the right of any Secured Party to initiate a proceeding with respect to any Loan Party under the U.S. Bankruptcy Code or similar Laws or to file, vote, give or withhold consent or otherwise exercise rights in respect to Obligations or any claim in respect thereof in connection with any proceeding under the U.S. Bankruptcy Code or similar Laws.

(d)           Shared Security.  The Secured Parties hereby agree that, if any Secured Party (other than the Collateral Agent, in its capacity as such) shall realize any funds from any

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Foreclosure Action, such Secured Party shall forthwith remit the same to the Collateral Agent, who shall deposit the same in the Shared Collateral Account.  If, during the course of or pursuant to, any Bankruptcy Proceeding of any Loan Party, a Secured Party (the “Returning Secured Party”) is required by a court or other tribunal of competent jurisdiction to disgorge, refund, rebate, or otherwise return any payment or distribution received pursuant to this Agreement with respect to the Shared Collateral (including any proceeds) (each such payment or distribution referred to herein as a “Disputed Payment”) (whether by reason that such Disputed Payment constituted or was alleged to constitute a preference, a fraudulent transfer, or for such other reason as such court or tribunal shall find), the other Secured Parties shall immediately pay to the Returning Secured Party their pro rata share of such Disputed Payment (but only to the extent of such other Secured Parties’ receipt of payments or distributions pursuant to this Agreement with respect to the Shared Collateral), such pro rata share being determined on the basis of each Secured Party’s share of the Obligations at the time of such return.  Each holder of a participation in any of the Obligations shall be bound by this Section fully as if it were a Secured Party hereunder.  The parties hereto acknowledge and agree that in the event any Letters of Credit become collateralized as a result of a reduction of the Revolving Credit Commitments under the Credit Agreement or as a result of any Event of Default under the Credit Agreement, such collateral shall be held solely for the benefit of the applicable Issuing Lenders and the Lenders and shall not in any event be Shared Collateral subject to this Agreement.

3.             SHARED SECURITY ACTIONS

3.1          General Relation to Secured Parties.

Each Secured Party hereby appoints and authorizes the Collateral Agent to act as its exclusive agent for the purposes of enforcing such Secured Party’s rights pursuant to the Shared Security Documents.

3.2          Directing Party Direction.

The Collateral Agent agrees to file financing statements and take other action to continue the perfection of or to perfect security interests or liens granted pursuant to the Secured Party Documents in the public record offices as directed by, and to make such demands and give such notices with respect to the Shared Collateral under the Secured Party Documents as may be requested by any of the Facility Parties.  The Collateral Agent shall enforce the Shared Security Documents and shall commence foreclosure upon the Shared Collateral or any portion thereof as may be directed by any Directing Party within five (5) Business Days’ following receipt by the Collateral Agent of written notice from such Directing Party directing the Collateral Agent to take such action; provided, however, that the Collateral Agent shall not be required to take any action that is in its opinion contrary to law or to the terms of this Agreement or the Secured Party Documents or the Shared Security Documents or which would in its reasonable opinion subject it or its officers, agents, employees, or directors to liability.

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3.3          Form of Directing Party Direction.

Any request or direction given by any Facility Party or any Directing Party to the Collateral Agent shall be: (a) in writing and (b) provided in any manner consistent with the terms of Section 6.1.

3.4          Requested Directions.

The Collateral Agent may at any time request directions in connection with a Foreclosure Action from any Directing Party as to any course of action or other matter relating to the performance of its duties under this Agreement or the Shared Security Documents.  Such Directing Party will promptly comply with any such request.  Directions given to the Collateral Agent by any Directing Party in a manner consistent with the terms of this Article 3 shall, as between the Collateral Agent and each Secured Party, be binding on each of the Secured Parties.

3.5          Distributions; Waivers; Amendments.

The Collateral Agent shall not, without the consent of the Directing Parties, (a) make any distributions of proceeds or other monies or property received from or with respect to any Foreclosure Action, other than as set forth in Section 4.4, (b) waive or amend any provision of a Shared Security Document or (c) amend or modify this Agreement.  Each Swap Party acknowledges and agrees that: (i) no consent of such Swap Party shall be required for any release or termination or for any commitment to a subsequent release or termination of any or all of the Shared Collateral and that such Swap Party shall have no recourse against the Collateral Agent for any such commitment, release, or termination made in accordance with this Agreement, and (ii) it is the intent of the Facility Parties that the Swap Parties have rights in the Shared Collateral only to the extent that each of the Administrative Agents and the Lenders have rights in the Shared Collateral under the Credit Agreement and the other Arch Loan Documents, which include provisions for the release of any or substantially all of such collateral under Section 11.18 [Authorization to Release Collateral and Guarantors] and Section 11.1 [Modifications, Amendments or Waivers] of the Credit Agreement.

4.             ACCOUNTS

4.1          Shared Collateral Account.

Not later than the first date on which funds are required to be deposited therein pursuant to this Agreement or any other Shared Security Document, the Collateral Agent shall maintain one or more accounts (collectively, the “Shared Collateral Account”) at such office of the Collateral Agent as it may designate from time to time in its own name as Collateral Agent. All right, title and interest in and to the Shared Collateral Account shall vest in the Collateral Agent and the Shared Collateral Account shall be subject to the exclusive dominion and control of the Collateral Agent.

4.2          Investment.

The Collateral Agent shall invest and reinvest monies on deposit in the Shared Collateral Account in its own name in such Restricted Investments as the Collateral Agent may

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select in its discretion, and all such investments and the interest and income received thereon and the net proceeds on the sale or redemption thereof shall be held in the Shared Collateral Account.  The Collateral Agent shall not be responsible or liable for any loss or decline in value of such investments or any loss or penalties incurred in the liquidation or sale thereof.  The Collateral Agent may liquidate investments prior to maturity to make a distribution pursuant to Section 4.4 or otherwise permitted or required by this Agreement.

4.3          Deposits.

Except to the extent, if any, otherwise expressly provided in this Agreement or in another Shared Security Document, all monies which are required by this Agreement or any other Shared Security Document to be delivered to the Collateral Agent in its capacity as such, or which are received by the Collateral Agent in its capacity as such in respect of any property described in the Shared Security Documents (as proceeds of Shared Collateral or otherwise) or pursuant to the terms of the Shared Security Documents, shall be deposited by the Collateral Agent in the Shared Collateral Account.  No other funds shall be deposited in the Shared Collateral Account or commingled with funds in the Shared Collateral Account.  Any non-cash proceeds and any cash proceeds resulting from a Foreclosure Action or received by the Collateral Agent in its capacity as such in respect of any property described in the Shared Security Documents which, due to a restraining order or otherwise are not permitted to be applied, or because the Collateral Agent determined it to be impracticable to divide and apply such proceeds to the payment of any of the Obligations owed to the Secured Parties (“Non-available Proceeds”), shall be held by the Collateral Agent or, as the case may be, the Secured Party so receiving such Non-available Proceeds as agent for the Secured Parties until such Non-available Proceeds are later converted to cash or such Non-available Proceeds are later permitted to be applied, or later become practicable to divide and may otherwise be applied, against any of the obligations enumerated above and shall be divided at such time in accordance with the terms of this Agreement.

4.4          Distributions.

The Collateral Agent shall make distributions from the Shared Collateral Account from time to time when directed by the Directing Parties or at such other times as it may in good faith believe are required by Law, except that the Collateral Agent shall have the right at any time to apply monies held by it in the Shared Collateral Account to the payment of due and unpaid Collateral Agent Obligations.  At the time of any distribution from the Shared Collateral Account, each of the Secured Parties will promptly upon the request of the Collateral Agent notify the Collateral Agent in writing pursuant to a certificate of a duly authorized officer of such Secured Party of the aggregate amount of the Obligations, if any, owing to such Secured Party.  All monies held by the Collateral Agent in the Shared Collateral Account shall be distributed by the Collateral Agent as follows:

First, to the Collateral Agent for any Collateral Agent Obligations due and unpaid upon such distribution date;

Second, to (a) each of the Revolver Administrative Agents, for its own account and the account of the Revolver Lenders, and the Term Loan Administrative Agent, for

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its own account and the account of the Term Loan Lenders, in an amount equal to all amounts due and payable to each of such Lenders with respect to Arch Obligations, and (b) each Swap Party, in an amount (calculated separately for each Swap Agreement, to which such Swap Party is party) equal to all amounts due and payable to the Swap Party with respect to Swap Obligations under or in connection with such Swap Agreement; provided, that if such monies to be distributed by the Collateral Agent shall be insufficient to pay in full the amounts referred to in the foregoing clauses (a) and (b), then such distribution shall be made ratably (without priority of any one over any other) to the designated parties in proportion to the respective amounts of the Obligations referred to in the foregoing clauses (a) and (b) on such distribution date; and

Finally, if all Obligations (other than Contingent Indemnification Obligations) shall have been indefeasibly paid in full, all Commitments to extend credit under the Credit Agreement shall have terminated, all Letters of Credit under the Credit Agreement shall have expired or terminated, and all Lender-Provided Interest Rate Hedges and Commodity Hedges under the Swap Documents have terminated, any surplus then remaining shall be paid to Arch or its successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

4.5          Calculations.

In making the determinations and allocations required by Section 4.4, the Collateral Agent may rely upon information supplied by: (i) each of the Administrative Agents as to the amounts described in item “First” and clause (a) of item “Second;” and (ii) each Swap Party, as to the amounts described in clause (b) of item “Second.”  The Collateral Agent shall have no liability to any Secured Party for actions taken in reliance on such information.  All distributions made by the Collateral Agent pursuant to Section 4.4 shall be final as against the Collateral Agent (subject to any decree of any court of competent jurisdiction), and the Collateral Agent shall have no duty to inquire as to the application by any Secured Party of any amounts distributed to it.

4.6          Application of Monies.

Each Secured Party agrees to apply monies distributed under Section 4.4 to the corresponding obligation described therein.

4.7          General Provisions Relating to Accounts.

(a)           General.  To the extent that the Collateral Agent is permitted or required by this Agreement or any other Shared Security Document to establish or maintain any deposit, custody or other account (including the Shared Collateral Account), Arch shall from time to time pay to the Collateral Agent, for its own account, all custodial fees, service charges, and other fees and charges as the Collateral Agent customarily charges in respect of similar accounts from time to time.  The Collateral Agent may establish and maintain such subaccounts as it may elect from time to time within any such account, and to the extent it does so, each such subaccount shall be accounted for separately and the Collateral Agent may apportion deposits and withdrawals among such subaccounts in such manner as it may elect.  Nothing in this Agreement or any other

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Secured Party Document shall be construed  to require the Collateral Agent to offer to make any investment in the Collateral Agent’s own certificates of deposit or in other investment media of the Collateral Agent.  Notwithstanding any other provision of this Agreement or any other Shared Security Document, the Collateral Agent shall not be liable for any failure to perform, inability to perform, or delay in performance due to acts of God, terrorism, public health threats, war, civil commotion, governmental action, fire, explosion, strikes, other labor disturbances, equipment malfunction, interruption of communications facilities, any action, non-action or delayed action on the part of any other Person other than the Collateral Agent, or other causes beyond the Collateral Agent’s reasonable control.

(b)           Security Interest.  As security for the Obligations, each Loan Party hereby grants to and creates in favor of the Collateral Agent for the benefit of the Secured Parties, a security interest in all right, title and interest of such Loan Party in, to or under the following, whether now or hereafter existing or acquired: the Shared Collateral Account and all other accounts (custodial, deposit or other) from time to time maintained by or with the Collateral Agent pursuant to the Shared Security Documents, all cash, securities, instruments, investment property, financial assets and other property from time to time held therein, all cash, securities, instruments, investment property, financial assets and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing, and all proceeds of any of the foregoing.  Each Loan Party agrees that such security interest shall at all times be a valid and perfected first priority security interest on the foregoing collateral, and no Loan Party shall create or suffer to exist any Lien on any of the foregoing collateral, other than the Lien in favor of the Collateral Agent granted under this Section.

5.             THE COLLATERAL AGENT

5.1          Appointment.

Each Facility Party and each Directing Party hereby irrevocably appoints PNC Bank, National Association to act as Collateral Agent for such Facility Party or such Directing Party under this Agreement and the other Shared Security Documents.  PNC Bank, National Association hereby agrees to act as Collateral Agent on behalf of the Facility Parties and the Directing Parties on the terms and conditions set forth in this Agreement and the other Shared Security Documents, subject to its right to resign as provided herein.  Each Directing Party and each Secured Party hereby appoints any officer or agent of the Collateral Agent as its true and lawful attorney, for it and in its name, to or to cause to record or file and enforce and realize upon the Shared Security Documents with respect to the Collateral, granting unto said attorney full power to do any and all things it may consider reasonably necessary or appropriate to be done with respect to the Collateral and the Shared Security Documents as fully and effectively as any Directing Party or any Secured Party might or could do, and hereby ratifying and confirming all that its said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and all transactions hereunder. Each Directing Party and each Secured Party acknowledges and agrees that: (i) the power of attorney herein granted shall in no way be construed as to be for the benefit of any Directing Party or any Secured Party, (ii) the Collateral Agent shall have NO duty to exercise any powers granted hereunder for the benefit of any Directing Party or any Secured Party, and (iii) the Collateral Agent shall, to the extent exercisable, exercise any and all power

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granted hereunder for the benefit of the Collateral Agent.  The Collateral Agent hereby accepts this power of attorney and all powers granted hereunder for the benefit of the Collateral Agent.  Each of the Administrative Agents hereby represents, warrants, covenants and agrees that it has, and at the time of taking any action or directing Collateral Agent to take any action hereunder or under the Shared Security Documents it shall have, full power and authority to take such actions, whether as a Directing Party or otherwise, on its own behalf and on behalf of each of the Lenders.

5.2          General Nature of Collateral Agent’s Duties.

(a)           No Implied Duties. The Collateral Agent shall have no duties or responsibilities with respect to the Shared Collateral except those expressly set forth in this Agreement.  The Collateral Agent shall not be responsible to the Facility Parties or the Lenders for any recitals, statements, representations, or warranties contained in this Agreement, any Shared Security Document, or in any certificate or other document referred to or provided for herein or therein, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement, any Shared Security Document, or any other document referred to or provided for herein or therein, or any security interest, lien, or encumbrance granted by any of the Loan Parties or the perfection or priority of any such security interest, lien or encumbrance, or for any failure by any of the Loan Parties, the Facility Parties, or the Lenders to perform any of their obligations under any document, instrument, or agreement, or otherwise.  The Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it.

(b)           Not a Fiduciary.  The duties and responsibilities of the Collateral Agent under this Agreement and the other Shared Security Documents shall be mechanical and administrative in nature, and the Collateral Agent shall not have a fiduciary relationship in respect of any Facility Party, any Directing Party, any Lender or any Loan Party.

(c)           Agent of Facility Parties and Directing Parties.  The Collateral Agent is and shall be solely the agent of the Facility Parties and the Directing Parties.  The Collateral Agent does not assume, and shall not at any time be deemed to have, any relationship of agency or trust with or for any Loan Party or any Person other than the Facility Parties and the Directing Parties. The provisions of this Article 5 are for the benefit of the Directing Parties and the Facility Parties (and the other Persons named in Sections 5.5(d) and 5.11), and no Loan Party nor any Lender shall have any rights under any of the provisions of this Article 5.

(d)           No Obligation to Take Action.  The Collateral Agent shall be under no obligation to take any action hereunder or under any other Shared Security Document if the Collateral Agent believes in good faith that taking such action may conflict with any Law or any provision of this Agreement or any other Shared Security Document, or may require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified.

5.3          Exercise of Powers.

Subject to the other provisions of this Agreement and the other Shared Security Documents, the Collateral Agent shall take any action of the type specified in this Agreement or

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any other Shared Security Document as being within the Collateral Agent’s rights, powers or discretion in accordance with directions from any Directing Party (or, to the extent this Agreement or such Shared Security Document expressly requires the direction or consent of some other Person or set of Persons, then instead in accordance with the directions of such other Person or set of Persons).  In the absence of such directions, the Collateral Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take any such action, except to the extent this Agreement or such Shared Security Document expressly requires the direction or consent of any one or all of the Directing Parties (or some other Person or set of Persons), as the case may be, in which case the Collateral Agent shall not take such action absent such direction or consent.  Any action or inaction pursuant to such direction, discretion or consent shall be binding on all the Facility Parties.  The Collateral Agent shall not have any liability to any Person as a result of (x) the Collateral Agent acting or refraining from acting in accordance with the directions of any one or all of the Directing Parties (or other applicable Person or set of Persons), as the case may be, (y) the Collateral Agent refraining from acting in the absence of instructions to act from any one or all of the Directing Parties (or other applicable Person or set of Persons), as the case may be, whether or not the Collateral Agent has discretionary power to take such action, or (z) the Collateral Agent taking discretionary action it is authorized to take under this Section (subject, in the case of this clause (z), to the provisions of Section 5.2).

5.4          General Exculpatory Provisions.

(a)           General. Neither the Collateral Agent nor any of its directors, officers, employees, attorneys, or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection with any Shared Security Document, except for its or their own gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(b)           Collateral Agent Not Responsible for Shared Security Documents, Etc.  The Collateral Agent shall not be responsible for: (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement, any Secured Party Documents or any Shared Security Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, or received under or in connection with, this Agreement, any Secured Party Documents or any other Shared Security Document, (iii) any failure of any Loan Party, any Lender or any Facility Party to perform any of their respective obligations under this Agreement, any Secured Party Documents or any other Shared Security Document, or (iv) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any lien or other direct or indirect security afforded or purported to be afforded by any of the Shared Security Documents or otherwise from time to time.

(c)           No Duty of Inquiry.  The Collateral Agent shall not be under any obligation hereunder to ascertain, inquire or give any notice relating to (i) the performance or observance of any of the terms or conditions of this Agreement, any Secured Party Documents or any other Shared Security Document on the part of any Loan Party, (ii) the business, operations, condition (financial or otherwise) or prospects of any other Person, or (iii) the existence of any default under any Secured Party Documents or any Shared Security Document.

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(d)           Notices.  The Collateral Agent shall not be under any obligation hereunder, either initially or on a continuing basis, to provide any Loan Party, any Lender, any Facility Party or any Directing Party with any notices, reports or information of any nature.

5.5          Administration by the Collateral Agent.

(a)           Reliance on Notices, etc.  The Collateral Agent may rely upon any notice or other communication of any nature (written or oral, including any electronic message, Internet or intranet website posting, telephone conversations or other distribution, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any Shared Security Document) purportedly made by or on behalf of the proper party or parties, and the Collateral Agent shall not have any duty to verify the identity or authority of any Person giving such notice or other communication.  The Collateral Agent shall in all cases be duly protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by any one or all of the Directing Parties, as the case may be, which instructions and action taken or failure to act pursuant thereto shall, as between Collateral Agent and Secured Parties, be binding on all of the Secured Parties. The Collateral Agent may deem and treat the payee of any promissory note or other evidence of indebtedness relating to the Obligations as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof, signed by such payee and in form satisfactory to the Collateral Agent, shall have been filed with the Collateral Agent.  Any request, authority, or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any such note or other evidence of indebtedness shall be conclusive and binding on any subsequent holder, transferee, or assignee of such note or evidence and of any note or notes or evidence issued in exchange therefor. Except as expressly directed by any one or all of the Directing Parties, as the case may be, the Collateral Agent shall have no duty to take any affirmative action with respect to the collection of any amount payable in respect of the Collateral.  The Collateral Agent shall incur no liability as a result of any sale of any Collateral at any private sale conducted at the direction of any one or all of the Directing Parties, as the case may be.

(b)           Consultation.  The Collateral Agent may consult with legal counsel (including in-house counsel for the Collateral Agent or in-house or other counsel for the Loan Parties or any of the Lenders), independent public accountants and any other experts selected by it from time to time, and the Collateral Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

(c)           Reliance on Certificates, etc.  The Collateral Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Collateral Agent in accordance with the requirements of this Agreement or any other Shared Security Document.  Whenever the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Loan Party, any Directing Party or any Facility Party, such matter may be established by a certificate of such Loan Party, such Directing Party or such Facility Party, as the case may be, and the Collateral Agent may conclusively rely upon such certificate (unless other evidence with respect to such matter is specifically prescribed in this Agreement or another Shared Security Document).

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(d)           Indemnity.  Each Lender and each Swap Party agrees to indemnify, ratably as hereafter provided, the Collateral Agent, its directors, officers, attorneys, agents and employees, to the extent not reimbursed by any of the Loan Parties, for any and all liabilities, penalties, actions, judgments, suits, costs, expenses (including reasonable attorney’s fees), or disbursements of any kind and nature whatsoever which may be imposed on, incurred by, or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, any Shared Security Document, any other Secured Party Documents or any other document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or of any such other documents; provided, however, that no Lender or Swap Party shall be liable for, or shall indemnify the Collateral Agent for, any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Collateral Agent as determined by a final, non-appealable judgment of a court of competent jurisdiction.  Each Lender’s and Swap Party’s indemnity obligations hereunder shall be ratable based upon the Obligations held by each such party.  Except for action expressly required of the Collateral Agent hereunder, the Collateral Agent may fail or refuse to take any action unless it shall be indemnified to its reasonable satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against the Collateral Agent by reason of taking or continuing to take any such action.

(e)           Performance through Agents.  The Collateral Agent may perform any of its duties under this Agreement or any other Shared Security Document by or through agents or attorneys-in-fact.  The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

5.6          Collateral Agent in its Individual Capacity.

The Collateral Agent may be a Facility Party or a Directing Party, and in such event the Collateral Agent, in its capacity as a Facility Party or as a Directing Party, as the case may be, shall have the same rights and powers under this Agreement and each other Shared Security Document as any other Facility Party or any other Directing Party and may exercise the same as though it were not the Collateral Agent.  The Collateral Agent and its affiliates may, without liability to account, make loans to, accept deposits from, acquire debt or equity interests in, enter into interest rate or currency hedging transactions or Commodity Hedges with, act as trustee under indentures of, and engage in any other business or transaction with, the Loan Parties or any stockholder, subsidiary or affiliate of the Loan Parties as though the Collateral Agent were not the Collateral Agent hereunder.

5.7          Facility Parties and Directing Parties.

Each Facility Party and each Directing Party agrees to deliver to the Collateral Agent promptly upon its request such information with respect to the Obligations held by such Facility Party or such Directing Party, as the case may be, as the Collateral Agent may request from time to time for the purpose of taking any action required or permitted to be taken by the Collateral Agent under this Agreement or any other Shared Security Document, and the Collateral Agent may rely conclusively upon such information.  Without limiting the generality of the foregoing, the Collateral Agent may rely conclusively upon information supplied by each of the Administrative Agents as to the identity of each Facility Party and each Directing Party

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under the Credit Agreement.  Any authority, direction or consent of any Person who at the time of giving such authority, direction or consent is a Facility Party or a Directing Party, as the case may be, shall be conclusive and binding on each present and subsequent holder, transferee or assignee of such Facility Party or such Directing Party, as the case may be.

5.8          Successor Collateral Agent.

The Collateral Agent may resign at any time by giving forty-five (45) days’ prior written notice thereof to the Facility Parties and Arch.  Upon any such resignation the Facility Parties shall have the right, with approval from Arch (so long as no Event of Default has occurred and is continuing) to appoint a successor Collateral Agent.  If no successor Collateral Agent shall have been so appointed and consented to, and shall have accepted such appointment, within thirty (30) days after such notice of resignation, then the retiring Collateral Agent may (but shall not be required to) appoint a successor Collateral Agent.  If no successor Collateral Agent shall be appointed and shall have accepted such appointment within thirty (30) days after such notice of resignation, any Facility Party may apply to any court of competent jurisdiction to appoint a successor Collateral Agent until such time, if any, as a successor Collateral Agent shall have been appointed as provided in this Section.  Any successor so appointed by such court shall immediately and without further act be superseded by any successor Collateral Agent appointed by the Facility Parties as provided in this Section.  Each successor Collateral Agent shall be a commercial bank or trust company organized under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $500,000,000.  Upon the acceptance by a successor Collateral Agent of its appointment as Collateral Agent hereunder, such successor Collateral Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Collateral Agent in its capacity as such, without further act, deed or conveyance.  Upon the effective date of resignation of a retiring Collateral Agent, such Collateral Agent shall be discharged from its duties as such under this Agreement and the other Shared Security Documents, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was Collateral Agent under this Agreement.  Notwithstanding any other provision of this Agreement or any other Shared Security Document to the contrary, neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable to any Facility Party for any action taken or omitted to be taken by it or them under or in connection with this Section.

5.9          Calculations.

The Collateral Agent shall not be liable for any calculation, apportionment or distribution of payments made by it in good faith.  If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Facility Party to whom payment was due but not made shall be to recover from the other Facility Parties any payment in excess of the amount to which they are determined to be entitled or, if the amount due was not paid by a Loan Party, to recover such amount from such Loan Party.

5.10        Collateral Agent’s Fee.

Arch hereby agrees to pay to the Collateral Agent, from time to time upon demand, reasonable compensation as Arch and the Collateral Agent from time to time agree

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upon (which shall not be limited by any provision of Law in regard to compensation of fiduciaries or of a trustee of an express trust) for its services hereunder and under the other Shared Security Documents; provided, that if and so long as the Collateral Agent is also the Revolver Administrative Agent and no “Event of Default” under the Credit Agreement has occurred and is continuing, the Collateral Agent shall not be entitled to any compensation under this Section.

5.11        Expenses; Indemnity.

The provisions of Section 11.3 [Expenses; Indemnity; Damage Waiver] of the Credit Agreement are hereby incorporated herein by reference.

5.12        Monies Held As Collateral Agent.

All monies received by the Collateral Agent under or pursuant to any provision of this Agreement or any other Shared Security Document shall be held by it as agent for the purposes for which they were paid or are held.  The Collateral Agent shall not be liable for any interest thereon (except to the extent, if any, otherwise expressly provided herein or therein).

5.13        Administrative Agent Provisions.

The provisions of Section 10.10 [No Reliance on Revolver Administrative Agent’s Customer Identification Program], Section 11.18 [Authorization to Release Collateral and Guarantors] and Section 11.19 [Right to Realize on Collateral and Enforce Guaranty] of the Credit Agreement are hereby incorporated herein by reference.

6.             MISCELLANEOUS

6.1          Notices.

(a)           Generally.  Except to the extent otherwise expressly permitted hereunder or thereunder, all notices, requests, demands, directions and other communications (collectively “notices”) to any party under this Agreement or any other Shared Security Document shall be given in writing (including facsimile or electronic transmissions) and shall be sent by first-class mail, or by nationally-recognized overnight courier, or by facsimile or electronic transmission (with confirmation in writing mailed first-class or sent by such an overnight courier) or by personal delivery.  All notices shall be sent to, in the case of a Loan Party or a Lender, to its address for notices pursuant to the Credit Agreement or, in the case of a Swap Party, as set forth under its signature to a Swap Party Supplement, or in accordance with the last unrevoked written direction from such party to the other parties hereto, in all cases with postage or other charges prepaid.  Any such properly given notice to any Secured Party shall be effective when received.  Any such properly given notice to a Loan Party or a Lender shall be effective upon the earliest to occur of receipt, telephone confirmation of receipt of facsimile or electronic transmission, one (1) Business Day after delivery to a nationally-recognized overnight courier, or three (3) Business Days after deposit in the mail.

(b)           Multiple Capacities.  To the extent that this Agreement or any other Shared Security Document permits or requires any notice to be given by a Person to itself,

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acting in a different capacity (such as notices by the Collateral Agent to the Revolver Administrative Agent, or vice versa, when the same Person is acting in both such capacities), such Person need not give actual notice to itself, but may deem such notice to have been given.

6.2          No Implied Waiver; Cumulative Remedies.

No course of dealing and no delay or failure of any Secured Party in exercising any right, power or privilege hereunder or under any other Shared Security Document, or any other documents or instruments pursuant to or in connection herewith shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege.  The rights and remedies of each Secured Party under this Agreement, the other Shared Security Documents, and all other agreements and instruments pursuant to or in connection herewith or therewith are cumulative and not exclusive of any rights or remedies which any of them would otherwise have.  Any waiver, permit, consent or approval of any kind or character on the part of any Secured Party of any breach or default under, or term or condition of, this Agreement, the other Shared Security Documents, and all other agreements and instruments pursuant to or in connection herewith or therewith shall be in writing and shall be effective only to the extent specifically set forth in such writing.

6.3          Severability.

The provisions of this Agreement and of the other Shared Security Documents are intended to be severable.  If any provision of this Agreement or any other Shared Security Document shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof or thereof in any jurisdiction.  Where, however, such invalidity or unenforceability may be waived, it is hereby waived by the Loan Parties to the fullest extent permitted by Law, to the end that this Agreement and the other Shared Security Documents shall be valid and binding agreements enforceable in accordance with their terms.

6.4          Prior Understandings.

This Agreement and the other Shared Security Documents supersede all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein.

6.5          Counterparts.

This Agreement and any other Shared Security Document may be executed in any number of counterparts and by the different parties hereto or thereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

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6.6          Termination of Liens.

(a)           Without limiting the generality of Section 3.5 hereof, prior to the Payment in Full of all Arch Obligations (other than Contingent Indemnification Obligations), termination of the Commitments, and expiration or termination of all Letters of Credit, the Collateral Agent, with the consent of the Directing Parties, has the authority to release and terminate and commit to release and terminate (and take all such actions as are reasonably related thereto) the liens and security interests granted under the Collateral Documents, including such releases and terminations as may be permitted under Section 11.1 [Modifications, Amendments or Waivers] and/or Section 11.18 [Authorization to release Collateral and Guarantors] of the Credit Agreement, and each of the Facility Parties acknowledges and agrees that no consent of such Facility Party is needed with respect to any and all such actions of the Collateral Agent.

(b)           Upon receipt by the Collateral Agent of written notice from the Administrative Agents of the indefeasible Payment in Full of all Arch Obligations (other than Contingent Indemnification Obligations), the Collateral Agent shall, at the request of Arch, release any liens or security created by the Shared Security Documents with respect to the Shared Collateral.

(c)           The provisions of Section 8.2.4 [Dispositions of Assets or Subsidiaries] of the Credit Agreement are hereby incorporated herein by reference.

6.7          Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the Collateral Agent, the Facility Parties, the Directing Parties, the Loan Parties and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights hereunder or any interest herein or therein, and any such purported assignment or transfer shall be void.  No other Person, including any Loan Party, shall have any rights hereunder or shall be entitled to rely on any provision hereof.

6.8          Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Limitation of Liability.

(a)           Governing Law.  This Agreement and all other Shared Security Documents (except to the extent, if any, otherwise expressly stated in such other Shared Security Documents) shall be deemed to be a contract under the laws of the State of New York without regard to its conflict of laws principles that would require the application of any other Law.

(b)           Certain Waivers.  Each of the parties hereto, each Directing Party and each Facility Party irrevocably and unconditionally:

(i)            agrees that any action, suit or proceeding by any Person arising from or relating to this Agreement or any other Shared Security Document or any statement, course of conduct, act, omission or event occurring in connection herewith or therewith (collectively, “Related Litigation”) may be brought in any state or federal court of competent jurisdiction sitting in New York, New York, submits to the jurisdiction of such

20

courts (but nothing herein shall affect the right of any Secured Party to bring any action, suit or proceeding in any other forum);

(ii)           waives any objection which it may have at any time to the laying of venue of any Related Litigation brought in any such court, waives any claim that any such Related Litigation has been brought in an inconvenient forum, and waives any right to object, with respect to any Related Litigation brought in any such court, that such court does not have jurisdiction over such Person;

(iii)          consents and agrees to service of any summons, complaint or other legal process in any Related Litigation by registered or certified U.S. mail, postage prepaid, to such Person at the address for notices described in Section 6.1, and consents and agrees that such service shall constitute in every respect valid and effective service (but nothing herein shall affect the validity or effectiveness of process served in any other manner permitted by Law); and

(iv)          waives the right to trial by jury in any Related Litigation.

(c)           Limitation of Liability.  To the fullest extent permitted by Law, no claim may be made by any Loan Party against the Collateral Agent, any Secured Party, any Directing Party, any Facility Party or any affiliate, director, officer, employee, attorney or agent of any of them for any special, incidental, indirect, consequential or punitive damages in respect of any claim arising from or relating to this Agreement or any other Shared Security Document or any statement, course of conduct, act, omission, or event occurring in connection herewith or therewith (whether for breach of contract, tort or any other theory of liability).  Each Loan Party hereby waives, releases and agrees not to sue upon any claim for any such damages, whether such claim presently exists or arises hereafter and whether or not such claim is known or suspected to exist in its favor.

(d)           Conflict. To the extent that there is an irreconcilable conflict or inconsistency with the terms of this Agreement and any of the agreements among any of the Secured Parties or with an agreement among a Secured Party and any one or more Loan Parties, this Agreement shall control as between the parties hereto.  All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto and their respective successors and assigns, and shall be binding upon and inure to the benefit of and be enforceable by any holder or holders at any time of the obligations owed to a Secured Party, or any part thereof.

6.9          Amendment and Restatement.

This Agreement amends and restates in its entirety the Existing Collateral Sharing Agreement; and the parties hereto confirm that the Existing Collateral Sharing Agreement has at all times, since the date of the execution and delivery of such document, remained in full force and effect.  The parties hereto acknowledge and agree that the amendment and restatement of the Existing Collateral Sharing Agreement by this Agreement is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, liabilities, or indebtedness under the Existing Collateral Sharing

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Agreement or the collateral security therefor and this Agreement is entitled to all rights and benefits originally pertaining to the Existing Collateral Sharing Agreement.

[SIGNATURE PAGES FOLLOW]

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[SIGNATURE PAGE TO COLLATERAL SHARING AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

PNC BANK, NATIONAL ASSOCIATION, as Collateral Agent, and as Revolver Administrative Agent on behalf of each Revolver Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as Term Loan Administrative Agent on behalf of each Term Loan Lender

By:
Name:
Title:

[SIGNATURE PAGE TO COLLATERAL SHARING AGREEMENT]

ARCH COAL, INC.

By:	[Seal]
Name:	James E. Florczak
Title:	Treasurer

[SIGNATURE PAGE TO COLLATERAL SHARING AGREEMENT]

GUARANTORS:

ALLEGHENY LAND COMPANY
ARCH COAL SALES COMPANY, INC.
ARCH COAL TERMINAL, INC.
ARCH COAL WEST, LLC
ARCH DEVELOPMENT, LLC
ARCH ENERGY RESOURCES, LLC
ARCH RECLAMATION SERVICES, INC.
ARK LAND COMPANY
ARK LAND KH, INC.
ARK LAND LT, INC.
ARK LAND WR, INC.
ASHLAND TERMINAL, INC.
BRONCO MINING COMPANY, INC.
CATENARY COAL HOLDINGS, INC.
COAL-MAC, INC.
COALQUEST DEVELOPMENT LLC
CUMBERLAND RIVER COAL COMPANY
HAWTHORNE COAL COMPANY, INC.
HUNTER RIDGE COAL COMPANY
HUNTER RIDGE HOLDINGS, INC.
HUNTER RIDGE, INC.
ICG ADDCAR SYSTEMS, LLC
ICG BECKLEY, LLC
ICG EAST KENTUCKY, LLC

By:
Name: James E. Florczak, Vice President and Treasurer of each Guarantor listed above on behalf of each such Guarantor

[SIGNATURE PAGE TO COLLATERAL SHARING AGREEMENT]

ICG EASTERN LAND, LLC
ICG EASTERN, LLC
ICG HAZARD LAND, LLC
ICG HAZARD, LLC
ICG ILLINOIS, LLC
ICG, INC.
ICG KNOTT COUNTY, LLC
ICG, LLC
ICG NATURAL RESOURCES, LLC
ICG TYGART VALLEY, LLC
INTERNATIONAL COAL GROUP, INC.
JACOBS RANCH COAL LLC
JACOBS RANCH HOLDINGS I LLC
JACOBS RANCH HOLDINGS II LLC
JULIANA MINING COMPANY, INC.
KING KNOB COAL CO., INC.
LONE MOUNTAIN PROCESSING, INC.
MARINE COAL SALES COMPANY
MELROSE COAL COMPANY, INC.
MINGO LOGAN COAL COMPANY
MOUNTAIN GEM LAND, INC.
MOUNTAIN MINING, INC.
MOUNTAINEER LAND COMPANY
OTTER CREEK COAL, LLC
PATRIOT MINING COMPANY, INC.
POWELL MOUNTAIN ENERGY, LLC
PRAIRIE HOLDINGS, INC.
SHELBY RUN MINING COMPANY, LLC
SIMBA GROUP, INC.
UPSHUR PROPERTY, INC.
VINDEX ENERGY CORPORATION
WESTERN ENERGY RESOURCES, INC.
WHITE WOLF ENERGY, INC.
WOLF RUN MINING COMPANY

By:
Name: James E. Florczak, Vice President and Treasurer of each Guarantor listed above on behalf of each such Guarantor

ANNEX A

SWAP PARTY SUPPLEMENT

THIS SWAP PARTY SUPPLEMENT to the Amended and Restated Collateral Sharing Agreement, dated as of May 16, 2012, among Arch Coal, Inc., a Delaware corporation (“Arch”), the Guarantors (as defined therein), the Revolver Administrative Agent (as defined therein), the Term Loan Administrative Agent (as defined therein), the Swap Parties referred to therein and PNC Bank, National Association, as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) (such Amended and Restated Collateral Sharing Agreement, as further amended, amended and restated, modified or supplemented, being referred to as the “Collateral Sharing Agreement”).

Recitals:

A.            Capitalized terms used herein and not otherwise defined shall have the meanings given them in, or by reference in, the Collateral Sharing Agreement.

B.            The Collateral Sharing Agreement contemplates that in certain circumstances a Person which enters into a Lender-Provided Interest Rate Hedge or a Commodity Hedge with Arch may become party to the Collateral Sharing Agreement as a “Swap Party,” with such Lender-Provided Interest Rate Hedge or Commodity Hedge being deemed a “Swap Agreement” as defined in the Collateral Sharing Agreement, in which event, among other things, Arch’s obligations under such Swap Agreement will be entitled to the benefit of certain Shared Security Documents.

C.            The Person executing this Swap Party Supplement as Swap Party below desires to become party to the Collateral Sharing Agreement as a “Swap Party,” with the Commodity Hedge attached hereto being deemed a “Swap Agreement” referred to therein.

NOW, THEREFORE, the Swap Party, intending to be legally bound hereby represents, warrants and covenants to the Secured Parties, the Secured Parties and the Loan Parties as follows:

Section 1.  Joinder.  The Swap Party hereby becomes party to the Collateral Sharing Agreement as a “Swap Party” thereunder, and shall be subject to and bound by all of the provisions thereof and of the other Shared Security Documents referred to therein.  The attached Commodity Hedge is hereby designated to be a “Swap Agreement” referred to in such Collateral Sharing Agreement.

Section 2.  Swap Agreement.  The Swap Party and Arch hereby represent, warrant and agree as follows: (a) the attached Commodity Hedge, including all schedules and confirmations thereto and attached hereto, is true, correct and complete and contains the entire agreement of the Swap Party and Arch relating to the subject matter thereof, is documented in a standard International Swap Dealer Association Agreement, and provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner; (b) to the extent the attached Commodity Hedge is in the form of a master agreement, pursuant to which multiple “confirmations” (however named) may be entered into from time to time, only the transactions evidenced by confirmations attached hereto shall constitute part of such “Swap Agreement;” and (c) no other transactions have been or will be entered into pursuant to such master agreement.

Section 3.  Prior Swap Party Supplements.  If this Swap Party Supplement is to supersede any prior Swap Party Supplement between the Swap Party and Arch pursuant to Section 2.2(b) of the Collateral Sharing Agreement, such prior Swap Party Supplement is identified as follows; otherwise, set forth “Not Applicable”:

[insert text as appropriate]

Section 4.  Certain Representations and Agreements.  By executing and delivering this Swap Party Supplement, the Swap Party confirms to and agrees with the Secured Parties as follows:

(a)           The Secured Parties make no representation or warranty and assume no responsibility with respect to: (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of the Collateral Sharing Agreement or any other Shared Security Document; (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, received under or in connection with, the Collateral Sharing Agreement or any other Shared Security Document; or (iii) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any Lien or other direct or indirect security afforded or purported to be afforded by any of the Shared Security Documents or otherwise from time to time.

(b)           The Secured Parties make no representation or warranty and assume no responsibility with respect to: (i) the performance or observance of any of the terms or conditions of the Collateral Sharing Agreement or any other Shared Security Document on the part of the Loan Parties; (ii) the business, operations, condition (financial or otherwise) or prospects of the Loan Parties or any other Person; or (iii) the existence of any default under any Secured Party Document.

(c)           The Swap Party confirms that it has received a copy of the Collateral Sharing Agreement and each of the other Shared Security Documents, together with copies of such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Swap Party Supplement.  The Swap Party confirms that it has made such analysis and decision independently and without reliance upon any Secured Party.

(d)           The Swap Party, independently and without reliance upon any Secured Party, and based on such documents and information as it shall deem appropriate at the time, will make its own decisions to take or not take action under or in connection with the Collateral Sharing Agreement or any other Shared Security Document.

(e)           The Swap Party irrevocably appoints the Collateral Agent to act as Collateral Agent for the Swap Party under the Collateral Sharing Agreement and the other

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Shared Security Documents, all in accordance with the Collateral Sharing Agreement and the other Shared Security Documents.

Section 5.  Effectiveness.  This Swap Party Supplement shall be effective on the date set forth under the Collateral Agent’s signature below, evidencing its receipt of a copy hereof executed by the Swap Party and consented to by each of the Administrative Agents and Arch by executing a copy of the same where indicated below.

Section 6.  Governing Law.  This Swap Party Supplement shall be deemed to be a contract under the laws of the State of New York without regard to its conflict of laws principles that would require the application of any other Law.

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[SIGNATURE PAGE 1 OF 2 TO SWAP PARTY SUPPLEMENT]

IN WITNESS WHEREOF, the Swap Party has caused this Swap Party Supplement to be executed on its behalf as of the date set forth below.

,
as Swap Party

By:
Name:
Title:

Address:

Attn:

Telephone:
Facsimile:

[SIGNATURE PAGE 2 OF 2 TO SWAP PARTY SUPPLEMENT]

CONSENTED AND AGREED TO:

PNC BANK NATIONAL ASSOCIATION,
as Revolver Administrative Agent

By:
Name:
Title:

CONSENTED AND AGREED TO:

BANK OF AMERICA, N.A.,
as Term Loan Administrative Agent

By:
Name:
Title:

CONSENTED AND AGREED TO:

ARCH COAL, INC.

By:

RECEIPT ACKNOWLEDGED:

PNC BANK, NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

Date:

ANNEX F

EXHIBIT 1.1(1)

FORM OF

INDEMNITY AGREEMENT

AMENDED AND RESTATED REGULATED SUBSTANCES CERTIFICATE

AND ENVIRONMENTAL INDEMNITY AGREEMENT

THIS AMENDED AND RESTATED REGULATED SUBSTANCES CERTIFICATE AND ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) is made as of the 16th of May, 2012, by and among ARCH COAL, INC., a Delaware corporation (“Borrower”), and EACH GUARANTOR (as defined below) listed on the signature page hereto and each Person which hereafter becomes a Guarantor pursuant to Section 11.14 of the Credit Agreement (as defined below), in favor of PNC BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but as both Revolver Administrative Agent for the Revolver Lenders (each as defined in the Credit Agreement) which may from time to time be parties to the Credit Agreement (in such capacity, the “Revolver Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined below) pursuant to the Collateral Sharing Agreement (as defined below), and BANK OF AMERICA, N.A., a national banking association, not in its individual capacity but as Term Loan Administrative Agent for the Term Loan Lenders (each as defined in the Credit Agreement) which may from time to time be parties to the Credit Agreement (in such capacity, the “Term Loan Administrative Agent”, and together with the Revolver Administrative Agent, the “Administrative Agents”).

RECITALS

A.            The Borrower and the Guarantors own and/or lease real property, hold easement or license rights over real property owned or leased by others, mining rights (together with appurtenant surface rights), easements, mineral and/or coal interests and mineral and/or coal reserves, as identified in Exhibit A attached hereto and made a part hereof (said real property, leasehold estates, easements, licenses together with all improvements, equipment and other property now or hereafter located thereon, and mining rights (together with appurtenant surface rights), easements, mineral and/or coal interests and mineral and/or coal reserves being herein either individually or collectively, as applicable, called the “Property”); and

B.            Pursuant to that certain Amended and Restated Credit Agreement, dated as of June 14, 2011, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of even date herewith Agreement (as so amended and as further supplemented, amended, restated, amended and restated, refinanced, replaced, or modified from time to time, the “Credit Agreement”), by and among Borrower, the Guarantors (as defined therein) party thereto, the Lenders (as defined therein) party thereto, the Revolver Administrative Agent, and the Term Loan Administrative Agent, the Lenders agreed to provide certain loans and other financial accommodations to the Borrower, which loans and other financial accommodations were and are secured by, among other things, certain mortgages or leasehold mortgages, deeds of trust or leasehold deeds of trust, deeds to secure debt or leasehold deeds to secure debt, security deeds or leasehold security deeds (each of the foregoing, together with all amendments, modifications, restatements, consolidations, increases, supplements and spreaders thereof, collectively, the “Mortgages”), assignments of leases and rents, UCC-1 financing fixture filings and/or UCC-1 financing as-extracted collateral filings from the Borrower or the Guarantors, as applicable, to the Collateral Agent for the benefit of the Secured Parties, which encumbered the Property listed on Schedule 1.1(R) of the Credit Agreement, and which Loans were and are secured, among other things, by certain Pledge Agreements, each dated as of June 14, 2011, from the Borrower and the Guarantors to the Collateral Agent for the benefit of the Secured Parties (as defined therein) (as heretofore and hereafter supplemented, amended, restated, amended and restated, or modified from time to time, collectively, the “Pledge Agreements”); and

C.            Pursuant to the Credit Agreement, the Collateral Agent entered into that certain Amended and Restated Collateral Sharing Agreement, dated as of June 14, 2011 (as heretofore supplemented, amended, restated, amended and restated, or modified, the “Existing Collateral Sharing Agreement”) with the Borrower, the Guarantors (as defined therein), the Revolver Administrative Agent, as the Administrative Agent (as defined therein), and the Swap Parties (as defined therein) party thereto by which they agreed to share in certain collateral (the “Shared Collateral”), on the basis set forth more fully therein, in order to secure the Obligations (as defined therein), and that certain Regulated Substances Certificate and Environmental Indemnity Agreement, dated as of June 14, 2011 (as heretofore supplemented, amended, restated, amended and restated, or modified, the “Existing Indemnity Agreement”) of the Borrower, the Guarantors (as defined therein), the Collateral Agent, and the Revolver Administrative Agent, as the Administrative Agent (as defined therein); and

D.            Pursuant to the Credit Agreement, the Collateral Agent has entered into that certain Amended and Restated Collateral Sharing Agreement, dated as of May 16, 2012 (as further supplemented, amended, restated, amended and restated, or modified from time to time, the “Collateral Sharing Agreement”) with the Borrower, the Guarantors (as defined therein), the Revolver Administrative Agent, the Term Loan Administrative Agent and the Swap Parties (as defined therein) from time to time party thereto by which they agreed to share and continue to share in the Shared Collateral, on the basis set forth more fully therein, in order to secure the Obligations (as defined therein); and

F.             As a condition to making and continuing to make the Loans, the Administrative Agents and the Lenders require the Borrower and the Guarantors (collectively referred to hereinafter as the “Indemnitors” or “Indemnitor”, if applicable) to amend and restate the Existing Indemnity Agreement to provide and continue to provide certain representations, warranties, covenants and indemnities concerning existing and future environmental matters; and

G.            The Guarantors have entered into that certain Continuing Guaranty and Suretyship Agreement dated as of June 14, 2011 from the Guarantors in favor of the Administrative Agents for the benefit of the Lenders relating to the Loans (as heretofore and hereafter supplemented,

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amended, restated, amended and restated, or modified from time to time, collectively the “Guaranty Agreements”); and

H.            The Guarantors are financially interested in the affairs of the Borrower and will directly and materially benefit from the making of the Loans to the Borrower; and

I.             To induce the Administrative Agent and the Lenders to agree to make the Loans, the Indemnitors have agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Indemnitors, each for themselves respectively, hereby jointly and severally covenant, warrant, represent and agree as follows:

1.             Definitions:  Words and terms defined in the Credit Agreement and which are not otherwise defined in this Agreement are used herein as defined in the Credit Agreement.  Words and terms defined in the introductory paragraph and the Recitals are incorporated herein by reference as if the definitions were set forth in full in this Section 1.

2.             Representations and Warranties:

(a)           The Borrower reaffirms the representations and warranties set forth in Section 6.1.18 of the Credit Agreement.

(b)           The Guarantors, each for themselves respectively, and as applicable to each such Guarantor’s ownership, occupation or leasing of or conducting operations and activities at any Property, acknowledges the representations and warranties made by the Borrower in Section 6.1.18 of the Credit Agreement with respect to such Guarantor and represents and warrants, each for themselves respectively, that such representations and warranties are true and correct.

(c)           Each request (including any deemed request) by the Borrower for the making of any Loans or the issuance of any Letters of Credit under the Credit Agreement shall be deemed to constitute a representation and warranty by each Guarantor to the Administrative Agents and the Lenders that the representations and warranties made by such Guarantor in this Agreement are true and correct on and as of the date of such request with the same effect as though made on and as of such date.  Failure by any of the Administrative Agents and any of the Lenders to receive notice from any such Guarantor to the contrary before any Administrative Agent and any Lenders make any such Loans or issue any such Letters of Credit under the Credit Agreement shall constitute a further representation and warranty by such Guarantor to the Administrative Agents and the Lenders that the representations and warranties made by the Borrower are true and correct on and as of the date of the making of a Loan or the issuance of a Letter of Credit with the same effect as though made on and as of such date.

3.             Environmental, Health and Safety Covenants:  The Indemnitors, each for themselves respectively, and as applicable to each such Indemnitor’s ownership, occupation or

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leasing (including subleasing) of or conducting operations and activities at any Property, hereby covenant and agree that

(a)           All Environmental, Health and Safety Permits shall be obtained and maintained in full force and effect, and the applicable Indemnitors shall comply with the terms and conditions thereof; provided, however, that it shall not be deemed to be a breach of this covenant if any such Indemnitor fails to obtain any Environmental, Health and Safety Permit, the absence of which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change;

(b)           The applicable Indemnitors shall comply with applicable Environmental, Health and Safety Laws; provided, however, that it shall not be deemed to be a breach of this covenant if such failure to comply, whether individually or in the aggregate, with any such Environmental, Health and Safety Laws could not reasonably be expected to result in a Material Adverse Change;

(c)           The applicable Indemnitors shall take reasonable precautions to prevent Contamination on the Property; provided, however, that it shall not be deemed to be a breach of this covenant if any failure to take such precautions would not result in the incurrence of the costs associated with the performance of any Remedial Actions, or any Environmental, Health and Safety Claims or any Environmental, Health and Safety Complaints or in the issuance of an Environmental, Health and Safety Order which, in each instance, individually or in the aggregate could reasonably be expected to result in a Material Adverse Change;

(d)           The applicable Indemnitors shall take reasonable precautions against the imposition, attachment, filing or recording of any Lien (other than Permitted Liens) or other encumbrance authorized by Environmental, Health and Safety Laws to be imposed, attached or be filed or recorded against the Property or any other property owned or leased by any Indemnitor; provided, however, that it shall not be deemed to be a breach of this covenant if any failure to take such precautions would not result in any such Lien or other encumbrance which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change;

(e)           The applicable Indemnitors shall comply with applicable Environmental, Health and Safety Orders; provided, however, that it shall not be deemed to be a breach of this covenant if any failure to comply, whether individually or in the aggregate, with any such Environmental, Health and Safety Orders could not reasonably be expected to result in a Material Adverse Change;

(f)            The applicable Indemnitors, at their sole cost and expense, shall perform any and all Remedial Actions necessary to abate or correct any violations of Environmental, Health and Safety Laws or Environmental, Health and Safety Permits and shall perform, in compliance with applicable Environmental, Health and Safety Laws or Environmental, Health and Safety Permits, any and all Remedial Actions required by applicable Environmental, Health and Safety Laws to manage the presence of Regulated Substances or Contamination at, in, on, under, emanating to or

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from or otherwise affecting the Property; provided, however, that it shall not be deemed to be a breach of this covenant if any failure to perform any such Remedial Actions would not in any Environmental, Health and Safety Claims or any Environmental, Health and Safety Complaints or in the issuance of an Environmental, Health and Safety Order which, in each instance, whether individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change;

(g)           The applicable Indemnitors shall take all reasonable precautions against and shall not permit the Property to be used to generate, manufacture, extract, refine, treat, handle, label, distribute, sell, collect, store, dispose of, produce, process, recycle, reclaim, transport or otherwise use or manage Regulated Substance, except for those Regulated Substances present on the Property in compliance with applicable Environmental, Health and Safety Laws, Environmental, Health and Safety Permits or Environmental, Health and Safety Orders and which are used in the ordinary course of the business of any Indemnitor or any tenant, subtenant, operator or occupant of the Property; provided, however, that it shall not be deemed to be a breach of this covenant if any failure to take such precautions would not result in the incurrence of the costs associated with the performance of any Remedial Actions, or any Environmental, Health and Safety Claims or any Environmental, Health and Safety Complaints or in the issuance of an Environmental, Health and Safety Order which, in each instance, whether individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change;

(h)           The applicable Indemnitors shall take all reasonable precautions to ensure the compliance by any tenant, subtenant, operator or occupant of the Property with applicable Environmental, Health and Safety Laws, Environmental, Health and Safety Laws Permits or Environmental, Health and Safety Orders applicable to such tenant, subtenant, operator or occupant; provided, however, that it shall not be deemed to be a breach of this covenant if any failure to take such precautions would not result in the incurrence of the costs associated with the performance of any Remedial Actions, or any Environmental, Health and Safety Claims or any Environmental, Health and Safety Complaints or in the issuance of an Environmental, Health and Safety Order which, in each instance, whether individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change; and

(i)            The applicable Indemnitors shall reasonably promptly, upon obtaining actual knowledge of any of the following, which, whether individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, notify each Administrative Agent in writing, including a description, of:

(i)            the presence of Contamination;

(ii)           the receipt by any Indemnitor or any tenant, subtenant, operator or other occupant of the Property of an Environmental, Health and Safety Claim or an Environmental, Health and Safety Complaint;

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(iii)          the imposition, attachment, filing or recording against the Property of a Lien (other than a Permitted Lien) or other encumbrance authorized under Environmental, Health and Safety Laws;

(iv)          the inability to obtain or renew any Environmental, Health and Safety Permit, a notice from an Official Body that it has, will or intends to suspend, revoke or adversely amend or alter, in whole or in part, any Environmental, Health and Safety Permit or knowledge that a Person has or intends to file a suit or claim or institute any proceeding challenging the application for, or the modification, amendment or issuance of any Environmental, Health and Safety Permit;

(v)           any violation of Environmental, Health and Safety Laws, Environmental, Health and Safety Permits or Environmental, Health and Safety Orders by any Indemnitor or any tenant, subtenant, operator or other occupant of the Property.

4.             Indemnification.

(a)           The Indemnitors jointly and severally covenant and agree, at their sole cost and expense, to defend, indemnify, release, protect and save the Administrative Agents, the Lenders and the Collateral Agent (as the holder of the Mortgages, as mortgagee in possession, or as successor in interest to any Indemnitor as owner of the property by virtue of foreclosure, acceptance of a deed in lieu of foreclosure, trustee sale, tax sale or other voluntary conveyance or as successor in interest to any Indemnitor by foreclosure of the security interest in the Pledged Collateral or the Collateral Agent otherwise takes control of the management or ownership of any or all of the Indemnitors), their respective directors, officers, employees, agents, successors and assigns, harmless against and from any and all claims, suits, litigations, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, assessments, disbursements, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement, encumbrances, liens, consequential damages or punitive damages, court costs and fees, costs and expense of investigation and defense of any claim, whether or not such claim is ultimately defeated, all of whatever kind or nature, contingent or otherwise, including reasonable attorneys’ and expert or consultant fees and disbursements (collectively “Indemnified Liabilities”) imposed upon, threatened against, incurred by, awarded or asserted against the Collateral Agent, any Administrative Agent or the Lenders arising out of, from or in any way relating to:

(i)            any losses due to diminution of value of the Property from the presence of Contamination or Regulated Substances;

(ii)           any damages resulting from unmarketability of the Property due to the presence of Contamination or Regulated Substances;

(iii)          the breach of any representation or covenant hereunder or the failure of the Indemnitors to comply with, and to keep the Property in compliance with, the terms and provisions of this Agreement;

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(iv)          the presence of Contamination on, in, under or affecting all or any portion of the Property;

(v)           the presence, use, handling, management, release, threat of release, storage, treatment, production, generation, processing, refining, extraction, distribution, sale, collection, reclamation, recycling, disposal or manufacture of any Regulated Substances on, in, under or affecting all or any portion of the Property or which may or have migrated to any surrounding areas from the Property or the transportation to or from the Property of Regulated Substances;

(vi)          the imposition, attachment, filing or recording of any Lien or other encumbrance authorized by Environmental, Health and Safety Laws against the Property and the removal of any such lien or encumbrances;

(vii)         an Environmental, Health and Safety Claim, Environmental, Health and Safety Complaint or Environmental, Health and Safety Order relating or pertaining to the Property, the Indemnitors (with respect to the Property or with respect or resulting or arising from the operations and activities of the Indemnitors conducted at the Property) or any tenant, subtenant, operator or other occupant of the Property;

(viii)        the failure to comply with or the violation of any Environmental, Health and Safety Law, Environmental, Health and Safety Permit or Environmental, Health and Safety Order with respect to the Property or the operations of the Indemnitors;

(ix)          the performance of any Remedial Action at or in connection with the Property;

(x)           any capital improvements required to achieve compliance with applicable Environmental, Health and Safety Laws at the Property;

(xi)          the performance of any Remedial Action at or in connection with any property resulting or arising from the operations and activities of the Indemnitors;

(xii)         the enforcement of this Agreement, but only to the extent the Collateral Agent, any Administrative Agent or the Lenders is the prevailing party.

The preceding clauses (i) through (xii) are collectively referred to herein as the “Indemnified Matters.”

(b)           Subject to paragraph (c) below, the Indemnitors’ indemnification obligations under this Agreement shall be in effect and enforceable regardless of whether such obligations arise before or after (i) foreclosure of any Mortgage, or (ii) the Collateral Agent, any of the Administrative Agents or any of the Lenders or any of their respective successors or assigns takes title to or possession of all or any portion of the Property by virtue of acceptance of a deed-in-lieu of foreclosure, trustee sale, tax sale or other voluntary conveyance, (iii) foreclosure of the security interest in any Pledged Collateral, or (iv) the Collateral Agent, any of the Administrative

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Agents or any of the Lenders or any of their respective successors or assigns takes possession or control of the management or ownership of any Indemnitor or any other Person occupying, leasing or conducting operations at the Property, and regardless of whether the facts or circumstances creating such obligations arose prior to the Collateral Agent, any of the Administrative Agents or any of the Lenders or any of their respective successors or assigns acquiring ownership or possession of the Property or possession or control of the management or ownership of any Indemnitor or any other Person occupying, leasing or conducting operations at the Property; provided, however that the Indemnitors shall have no obligation to indemnify, defend, protect, release, save and hold harmless the Collateral Agent, the Administrative Agents and the Lenders, or any of their successors or assigns, for any Indemnified Liabilities arising out of, relating or pertaining to Indemnified Matters caused by the willful misconduct or gross negligence of the Collateral Agent, the Administrative Agents or the Lenders or any of their successors or assigns, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(c)           Notwithstanding anything to the contrary herein but nevertheless subject to Section 18, the Indemnitors shall not be liable for (i) the presence of Contamination affecting the Property which is first introduced, (ii) the management of any Regulated Substances after, or (iii) compliance with applicable Environmental, Health and Safety Laws or Environmental, Health and Safety Permits, in each instance of (i) through (iii) after either (x) the applicable Indemnitor is no longer the record owner of the Property, and the Obligations have been indefeasibly paid in cash or satisfied in full, or (y) the Collateral Agent, any of the Administrative Agents or any of the Lenders or any of their respective successors or assigns takes title to or possession of the Property (whether by foreclosure upon the security interest in the Shared Collateral (as defined in the Collateral Sharing Agreement), foreclosure upon the security interest in the Collateral or the taking of possession or control of the management or ownership of any Indemnitor which occupies, leases or conducts operations at the Property or whether by foreclosure upon any Mortgage, acceptance of a deed-in-lieu of foreclosure, trustee sale, tax sale or other voluntary conveyance); provided, however that the Indemnitors shall remain liable for the presence of any Contamination affecting the Property or any Regulated Substances present on the Property resulting from the acts, omissions, negligence, gross negligence or willful misconduct of the Indemnitors, third parties acting at the direction or control of the Indemnitors or any tenants, subtenants or other operators or occupants present on the Property during the Indemnitors’ ownership, operation or occupancy of the Property.

5.             The Indemnitors’ Right To Contest.

(a)           The Collateral Agent and each Administrative Agent agree that the Indemnitors shall have the right and may, at their sole cost and expense, contest any Environmental, Health and Safety Claim, any Environmental, Health and Safety Complaint, the issuance of any Environmental, Health and Safety Order or any assertion of any obligation of liability or financial responsibility for liability affecting the Indemnitors, the Property, the Collateral Agent, the Administrative Agents or the Lenders with respect to Contamination or Regulated Substances, the validity, applicability or alleged or actual violation of any Environmental, Health and Safety Law, Environmental, Health and Safety Permit or Environmental, Health and Safety Order and to

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defer any required Remedial Action or otherwise postpone compliance with Environmental, Health and Safety Laws, Environmental, Health and Safety Permits Environmental, Health and Safety Orders or until the final determination of such contest, without violating the provisions of this Agreement, provided that, and as a condition precedent to any Indemnitor’s right to contest, at all times from the commencement of such contest until its conclusion, the following are satisfied:

(i)            The Collateral Agent, the Administrative Agents and the Lenders and their respective officers, directors, servants, agents, employees or contractors shall not be liable for or subject to any administrative, civil or criminal proceedings, fines, penalties, or costs and expenses as a result of any contest by any Indemnitor;

(ii)           No Event of Default exists under the Credit Agreement, the Mortgages, the Pledge Agreements or any of the other Loan Documents and no Default (as such term is defined in the Collateral Sharing Agreement) exists under the Collateral Sharing Agreement;

(iii)          Any such contest shall be instituted promptly after either (1) the applicable Indemnitor obtains actual knowledge of an Environmental, Health and Safety Claim or Environmental, Health and Safety Complaint or the issuance of an Environmental, Health and Safety Order, or (2) within any applicable statutory period governing such contests;

(iv)          The Collateral Agent, the Administrative Agents or the Lenders shall have not instituted or completed foreclosure or a sale under the power of sale or accepted a deed-in-lieu of foreclosure, or otherwise have taken possession of or title to the Property or any portion thereof;

(v)           The Collateral Agent, the Administrative Agents or the Lenders shall have not instituted or completed foreclosure on the security interest in the Pledged Collateral or otherwise have taken possession or control of the management or ownership of the Indemnitors;

(vi)          The Collateral Agent, the Administrative Agents or the Lenders shall not have commenced enforcement or actually enforced any of its or their remedies under this Agreement, the Collateral Sharing Agreement, the Credit Agreement or any of the other Loans Documents; and

(vii)         The applicable Indemnitor shall notify the Collateral Agent and each Administrative Agent in writing fifteen (15) days prior to the commencement of any such contest; provided however, that in the event such Indemnitor cannot provide such prior notice as a result of the requirements of Environmental, Health and Safety Laws or other applicable Laws, then such notice shall be provided as soon as reasonably practicable but in no event later than three (3) Business Days following the commencement of any contest.

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(b)           The applicable Indemnitor shall diligently prosecute such contest until a final judgment or other resolution is obtained. During the period of such contest, such Indemnitor shall provide the Collateral Agent and each Administrative Agent a monthly report of such Indemnitor’s progress with respect to or the status of such contest, and shall promptly provide the Collateral Agent and each Administrative Agent such other information with respect thereto which the Collateral Agent and each Administrative Agent may reasonably request; provided, however, that in the event of the issuance of any Environmental, Health and Safety Orders or any change in the nature or the amount of the claim(s) at issue or the relief requested which could reasonably be expected to result in a Material Adverse Change, such Indemnitor shall promptly provide the Collateral Agent and/or each Administrative Agent with a written report thereof and such other information with respect thereto which the Collateral Agent and any Administrative Agent may reasonably request.

6.             The Indemnitors’ Reporting Obligations With Respect to Remedial or Corrective Actions.

(a)           In the event the Indemnitors have obtained actual knowledge of a violation of Environmental, Health and Safety Laws, Environmental, Health and Safety Permits or Environmental, Health and Safety Orders, which violation could reasonably be expected to result in a Material Adverse Change, in connection with the operation of the Property, or the presence of Contamination that requires the performance of a Remedial Action, the Indemnitors, in addition to any other notification or reports required under this Agreement, shall provide the Collateral Agent and each Administrative Agent with a monthly  report, during the performance of such Remedial Action or work to correct any such violation of Environmental, Health and Safety Laws, Environmental, Health and Safety Permits or Environmental, Health and Safety Orders (“Corrective Action”), regarding such Indemnitor’s progress with respect thereto and shall promptly provide the Collateral Agent and each Administrative Agent such other information with respect to such Remedial or Corrective Actions which the Collateral Agent and any Administrative Agent may reasonably request; provided, however, that in the event of the issuance of any Environmental, Health and Safety Orders or other findings or any change in the nature or cost of the Remedial or Corrective Action which could reasonably be expected to result in a Material Adverse Change, such Indemnitor shall promptly provide the Collateral Agent and each Administrative Agent with a written report thereof and such other information with respect thereto which the Collateral Agent and any Administrative Agent may reasonably request.

(b)           The failure of the Collateral Agent, the Administrative Agents or the Lenders to object to any Remedial or Corrective Action performed by or on behalf of any Indemnitor shall not be considered approval by the Collateral Agent, the Administrative Agents or the Lenders of such Remedial or Corrective Action.  This Agreement shall not be construed as creating any obligation of the Collateral Agent, the Administrative Agents or the Lenders to contest, review or perform any Remedial or Corrective Action, or to disburse funds to contest, review or perform any Remedial or Corrective Action.

7.             Procedures; Collateral Agent’s and the Administrative Agents’ Right to Approve Engineers, Consultants and Attorneys.

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(a)           Promptly after the Collateral Agent and any Administrative Agent receives any written notice of any demand or claim or the commencement of any suit, action or proceeding concerning any of the Indemnified Matters, the Collateral Agent and such Administrative Agent shall provide a copy of such notice to the Indemnitors and the other Administrative Agent.  The failure of the Collateral Agent and any Administrative Agent to provide such notice or any delay by the Collateral Agent and any Administrative Agent in providing such notice shall not relieve the Indemnitors of any liability or indemnification obligation to the Collateral Agent, the Administrative Agents and the Lenders hereunder except to the extent and only to the extent that such failure or delay by the Collateral Agent and such Administrative Agent actually and materially prejudices the rights and remedies of the Indemnitors.

(b)           Without limiting the other provisions hereof, in the event (i) any claim (whether or not a judicial or administrative action is involved) is asserted against the Collateral Agent, the Administrative Agents or the Lenders with respect to any Indemnified Matter, (ii) any claim (whether or not a judicial or administrative action is involved) for any Indemnified Matter is asserted against the Collateral Agent, the Administrative Agents or the Lenders with respect to any matter covered by this Agreement, or (iii) the Collateral Agent, the Administrative Agents or the Lenders are named in any action or proceeding involving any contest instituted by any Indemnitor (as described in Section 5 of this Agreement), the Collateral Agent and each Administrative Agent shall have the right to approve the engineers, consultants and attorneys for the Collateral Agent’s, the Administrative Agents’ and the Lenders’ defense, such approval not to be unreasonably withheld or delayed, and assist in the determination of the appropriate legal strategy for such defense or contest.  The applicable Indemnitor will consult with the Collateral Agent and each Administrative Agent with respect to any decision to settle or compromise any claim or matter hereunder, provided, that the Indemnitor will have the right to make the final determination whether to settle or compromise any claim or matter hereunder so long as neither the Collateral Agent nor any of the Administrative Agents or Lenders will be liable or responsible for any costs, obligations or expenses as a result of the settlement or compromise or such settlement or compromise includes a complete release for the Collateral Agent, the Administrative Agents or any of the Lenders if the Collateral Agent, the Administrative Agents or any of the Lenders has been named as a party to the proceeding.  Notwithstanding anything to the contrary contained herein, if the Collateral Agent and/or any Administrative Agent shall reasonably determine that it is inappropriate under applicable standards of professional conduct due to actual or potential conflict of interests, and therefore necessary to obtain an independent attorney in connection with any such claim asserted against the Collateral Agent, the Administrative Agents or Lenders, the Collateral Agent and each Administrative Agent shall have the right to make such selection in its reasonable discretion, and the Indemnitors shall be liable to the Administrative Agents, and the Lenders, in accordance with the terms of Sections 11.3.1 and 11.3.2 of the Credit Agreement, for liabilities, costs and expenses incurred and by the Administrative Agents or the Lenders in this regard and to the Collateral Agent in accordance with the terms of Section 5.11 of the Collateral Sharing Agreement for liabilities, costs and expenses incurred by the Collateral Agent.

(c)           The Indemnitors shall give the Collateral Agent and each Administrative Agent a written monthly report, during the period of the defense of any Indemnified Matter, on the

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applicable Indemnitor’s progress with respect thereto, and shall promptly give the Collateral Agent and each Administrative Agent, and the Lenders such other information with respect thereto as the Collateral Agent and each Administrative Agent and the Lenders shall reasonably request.  Any such defense shall be instituted promptly after any Indemnitor obtains actual knowledge of any claim for any of the Indemnified Matters.

(d)           To the extent the Collateral Agent, the Administrative Agents or the Lenders are named in any action or proceeding involving any contest instituted by any Indemnitor as described in Section 5(a) of this Agreement, the Collateral Agent, the Administrative Agents and the Lenders shall have the right, but not the obligation, to join in any such action or proceeding. The failure by the Collateral Agent, the Administrative Agents or the Lenders to object to or to join in any such contests shall not be construed to be an approval by the Collateral Agent, the Administrative Agents or the Lenders of such contests and this Agreement shall not be construed as creating any obligation to disburse any funds for any such contests.

(e)           The Indemnitors shall have the right to conduct and control, through counsel chosen by the Indemnitors and reasonably satisfactory to each Administrative Agent and Collateral Agent, the defense or contest of any matter described in Section 5(a) of this Agreement.  Provided no Event of Default under the Credit Agreement exists and is continuing and no Default (as such term is defined in the Collateral Sharing Agreement) exists under the Collateral Sharing Agreement and is continuing, the Indemnitors may compromise and settle any such matter, provided that: (i) the Indemnitors shall give each Administrative Agent and the Collateral Agent advance notice of any proposed compromise or settlement; and (ii) the Indemnitors shall not consent to any settlement of any such matter that does not include a complete release for the Collateral Agent, the Administrative Agents or any of the Lenders if the Collateral Agent, any Administrative Agent or any of the Lenders has been named as a party to the proceeding or which otherwise provides that neither the Collateral Agent nor any of the Administrative Agents or any of the Lenders will be liable or responsible for any costs, obligations or expenses as a result of the settlement or compromise, unless otherwise approved by the Collateral Agent or the Administrative Agents.

8.             The Indemnitors’ Obligation to Deliver the Property.  The Indemnitors agree that, in the event (i) any Mortgage is foreclosed (whether judicially or by power of sale) or any Indemnitor tenders a deed-in-lieu of foreclosure or the Collateral Agent, the Administrative Agents or the Lenders otherwise take title to or possession of all or any portion of the Property by virtue of trustee sale, tax sale or other voluntary conveyance, or (ii) the Collateral Agent, the Administrative Agents or the Lenders foreclose upon the security interest in the Pledged Collateral or otherwise have taken possession or control of the management of the applicable Indemnitors then, the applicable Indemnitors shall deliver the Property to the Collateral Agent, the Administrative Agents and the Lenders such that the condition of the Property shall conform with all applicable Environmental, Health and Safety Laws (except to the extent any such non-conformance could not reasonably be expected to result in a Material Adverse Change and Environmental, Health and Safety Permits relating to or affecting the Property or otherwise does not require the performance of any Remedial or Corrective Actions (except that to the extent that the applicable Indemnitors can demonstrate to the reasonable satisfaction of the Collateral Agent

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and each Administrative Agent and the Lenders that it is physically impossible to complete any Remedial or Corrective Actions prior to such time, then the applicable Indemnitors may deliver the Property without having completed such Remedial or Corrective Actions, provided that the Indemnitors shall remain liable for the costs associated with the performance of any Remedial or Corrective Actions and shall indemnify the Collateral Agent, each Administrative Agent and the Lenders for the completion of any Remedial or Corrective Actions thereafter subject to and in accordance with the provisions of this Agreement or as otherwise determined by any judicial or administrative or other regulatory authority having jurisdiction).  The obligations of the Indemnitors as set forth in this Section are strictly for the benefit of the Collateral Agent, the Administrative Agents and the Lenders and any of their respective successors and assigns as holder of any portion of the Obligations and shall not in any way impair or affect the Collateral Agent’s, any Administrative Agent’s, and the Lenders’ right to foreclose (whether judicially or by power of sale) against the Property or the Pledged Collateral.

9.             The Collateral Agent’s Administrative Agents’ and the Lenders’ Rights Under this Agreement.  The Collateral Agent’s, each Administrative Agent’s, and the Lenders’ rights under this Agreement shall be in addition to all rights of the Collateral Agent under the Collateral Sharing Agreement, the Mortgages, the Pledge Agreement and all rights of each Administrative Agent and the Lenders under the Credit Agreement, the Mortgages, the Pledge Agreements and any other Loan Documents, and payments by the Indemnitors under this Agreement shall not reduce the Indemnitors’ obligations and liabilities under any of the Loan Documents except to the extent that the Indemnitors’ obligations or liabilities are for the same matter covered by such payments.  Any default by the Indemnitors under this Agreement (including any breach of any representation, warranty or covenant made by the Indemnitors) shall, at any Administrative Agent’s option, constitute an Event of Default under the Credit Agreement, the Mortgages, the Pledge Agreements and the other Loan Documents or a Default (as such term is defined in the Collateral Sharing Agreement).

10.          The Collateral Agent’s, the Administrative Agents’ and the Lenders’ Right to Cure.  In addition to the other remedies provided to the Collateral Agent in the Collateral Sharing Agreement, the Mortgages and the Pledge Agreements and to the Administrative Agents and the Lenders in the Credit Agreement, the Mortgages, the Pledge Agreements and the other Loan Documents, should the Indemnitors fail to abide by the terms and covenants of this Agreement, the Collateral Agent, the Administrative Agents or the Lenders or any of them, should they elect to do so in order to protect their security interest, may perform (either directly or by engaging a third party) any Remedial or Corrective Actions and repair and remedy any damage to the Property caused by Regulated Substances or Contamination.  In such event, all funds expended by the Collateral Agent, any Administrative Agent or the Lenders in connection with the performance of any of the preceding (including all reasonable attorneys’ fees and costs, all engineering and/or consultant fees and costs and similar charges) shall become a part of the obligations secured by the Mortgages and the Pledge Agreements and shall be due and payable by the Indemnitors on demand.  Each disbursement made or incurred by the Collateral Agent and any Administrative Agent or the Lenders pursuant to this provision shall bear interest at the default rate set forth in Section 4.3 of the Credit Agreement from the date the Indemnitors shall have received written notice that the funds have been advanced or expended by the Collateral

13

Agent and/or any Administrative Agent or the Lenders until paid in full.  The Indemnitors shall permit the Collateral Agent, each Administrative Agent and the Lenders and their respective agents and employees access to the Property for any purpose consistent with this provision.

11.          Collateral Agent’s and/or Administrative Agents’ Right to Conduct an Investigation.  Within thirty (30) days following the request by the Collateral Agent and any Administrative Agent which may be made if (i) a previously undisclosed adverse environmental condition becomes apparent, which condition could reasonably be expected to result in a Material Adverse Change, (ii) a change in applicable Environmental, Health and Safety Law affecting the Property occurs and such change could reasonably be expected to result in a Material Adverse Change with respect to any Indemnitor’s compliance status with applicable Environmental, Health and Safety Laws or Environmental, Health and Safety Permits, (iii) an Event of Default occurs and so long thereafter as such Event of Default shall remain uncured, or (iv) if the Collateral Agent, the Administrative Agents or the Lenders have a reasonable belief that there has been a breach of this Agreement, in each instance until the Obligations have been satisfied and/or indefeasibly paid in cash and in full, the Letters of Credit have expired and the Commitments have terminated, the applicable Indemnitor shall cause an environmental audit, assessment or investigation of the condition(s) or facts and circumstances giving rise to the request to be performed and a report thereof to be prepared in form and substance satisfactory to the Collateral Agent and each Administrative Agent by a consultant approved by the Collateral Agent and each Administrative Agent, which approval shall not be unreasonably withheld.  If such Indemnitor does not respond to the Collateral Agent’s and any Administrative Agent’s request within thirty (30) days, the Collateral Agent and such Administrative Agent shall cause an environmental audit, assessment or investigation of the condition(s) or facts and circumstances giving rise to the request to be performed and a report thereof to be prepared and, upon demand, the Indemnitors will reimburse the Collateral Agent and each Administrative Agent and the Lenders for all fees and costs incurred in connection therewith.  The applicable Indemnitor shall comply with all technologically and economically feasible recommendations contained in any such report relating to compliance with all applicable Environmental, Health and Safety Laws, Environmental, Health and Safety Permits or Environmental, Health and Safety Orders, including any recommendations for Remedial or Corrective Actions that may be required pursuant to applicable Environmental, Health and Safety Laws, at the Indemnitors’ sole cost and expense.  In the event any Indemnitor fails to perform or pay for the cost of performance of any such recommendations, the Collateral Agent and any Administrative Agent may, but shall not be obligated to, cause the performance or otherwise pay the cost of performance for same.  Any payment made by the Collateral Agent and any Administrative Agent in this regard shall become a part of the Obligations, shall be due and payable upon demand and shall bear interest after demand at the default rate set forth in Section 4.3 of the Credit Agreement until paid in full by the Indemnitors, provided, that only those payments made by the Collateral Agent and any Administrative Agent, including payments for Remedial Actions, that are required to bring the Property into compliance with applicable Environmental, Health and Safety Laws, will become a part of the Obligations hereunder.

12.          The Collateral Agent’s, Administrative Agents’ and the Lenders’ Right of Access.  The Indemnitors acknowledge and agree that the Collateral Agent and each Administrative Agent

14

and the Lenders, and their respective successors and assigns, must have a right to access the Property for a variety of purposes under this Agreement.  The Indemnitors shall and do hereby grant to the Collateral Agent and each Administrative Agent and the Lenders, their respective successors and assigns, any of their respective agents, consultants, contractors, subcontractors and employees and employees and agents of Official Bodies accompanying such persons, a right of access to the Property and any improvements thereon or therein at any such time necessary, in the sole discretion of Collateral Agent and any Administrative Agent and the Lenders, to enable the Collateral Agent and each Administrative Agent and the Lenders to conduct investigations as described in Section 11, to perform Corrective or Remedial Actions and other related functions as described in Section 10 or for such other purpose as contemplated by this Agreement.

13.          Scope of Liability.  The liability of the Indemnitors under this Agreement shall in no way be limited or impaired by, and the Indemnitors hereby consent to and agree to be bound by, any amendment or modification of the provisions of the Collateral Sharing Agreement or the Loan Documents in accordance with their terms.  In addition, except to the extent otherwise specifically set forth in this Agreement or in any other of the Loan Documents or in the Collateral Sharing Agreement, the liability of the Indemnitors under this Agreement shall in no way be limited or impaired by (i) the repayment of the Obligations, (ii) any extensions of time for performance required by the Credit Agreement or any of the other Loan Documents, (iii) any sale, assignment or foreclosure of any Mortgage, the acceptance of a deed in lieu of foreclosure or trustee’s sale, or any sale or transfer of all or part of the Property, (iv) the discharge, sale or assignment of any Note and/or the sale, assignment reconveyance or release of any Mortgage, (v) any sale, assignment, release or foreclosure of any Pledge or any sale or transfer of all or part of the Pledged Collateral, (iv) any exculpatory provisions in any of the Loan Documents limiting any Administrative Agent’s or the Lenders’ recourse or any exculpatory provisions in the Collateral Sharing Agreement limiting the Collateral Agent’s recourse, (vii) the accuracy or inaccuracy of the representations and warranties made by any of the Indemnitors or any other obligor under the Credit Agreement or any of the other Loan Documents, (viii) the release of any of the Indemnitors or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in the Credit Agreement or any of the other Loan Documents by operation of law, the Collateral Agent’s, any Administrative Agent’s or the Lenders’ voluntary act or otherwise, (ix) the release or substitution, in whole or in part, of any security for the Obligations or other obligations, or (x) the Collateral Agent’s failure to record any Mortgage or file any UCC financing statements (or the Collateral Agent’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Obligations or other obligations; and, in any such case, whether with or without notice to the Indemnitors or other person or entity and with or without consideration.

14.          Preservation of Rights.  No delay on the Collateral Agent’s, the Administrative Agents’ or the Lenders’ part in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

15.          Notices.  All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when sent by registered or certified mail to the Indemnitors, the Administrative Agents or the Lenders as provided in Section 11.5 of the Credit

15

Agreement or to the Collateral Agent as provided in Section 6.1 of the Collateral Sharing Agreement.

16.                               Changes in Writing.  No provision of this Agreement may be changed, waived, discharged or terminated orally, by telephone or by any other means, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

17.                               Joint and Several Obligations.  With respect to the obligations of the Indemnitors in connection with this Agreement, each Indemnitor is jointly and severally liable hereunder.  Any party liable upon or in respect of this Agreement or any obligations under any of the other Loan Documents may be released without affecting the liability of any party not so released.

18.                               Survival.  The obligations of the Indemnitors under Section 4 this Agreement shall survive the payment or satisfaction in full of the Obligations and any (i) judicial foreclosure, foreclosure by power of sale, or the Collateral Agent, the Administrative Agents or the Lenders becoming the owner, lessee or operator of the Property by virtue of acceptance of a deed in lieu of foreclosure, trustee sale, tax sale or other voluntary conveyance; (ii) the transfer of the Property by any of the Indemnitors; (iii) the transfer of the Property by Collateral Agent, the Administrative Agents or the Lenders; or (iv) the Collateral Agent, the Administrative Agents or the Lenders becoming the owner, lessee or operator of the Property by virtue of the security interest in the Pledged Collateral or otherwise by taking control of the management or ownership of any Indemnitor.

19.                               Illegality.  In the event any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions, or any portions thereof, shall not in any way be affected or impaired thereby.

20.                               Governing Law and Jurisdiction.  This Agreement shall be deemed a contract under the Laws of the State of New York and shall for all purposes be governed by and construed and enforced in accordance with the laws of the State of New York (without giving effect to New York’s principles of conflicts of law); provided, however that the Environmental, Health and Safety Laws of the state and local jurisdictions where the Property is located and applicable federal Environmental, Health and Safety Laws or Environmental, Health and Safety Orders shall govern each Indemnitors’ obligations with respect to compliance with Environmental, Health and Safety Laws or Environmental, Health and Safety Permits or Environmental, Health and Safety Orders or the performance of any Remedial or Corrective Actions. Each of the Indemnitors hereby irrevocably consents to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, and waives personal services of any and all process upon it and consents that all such service of process may be made by certified or registered mail directed to such Indemnitor at the addresses provided for in Section 11.5 of the Credit Agreement and service so made shall be deemed to be completed upon actual receipt thereof. Each of the Indemnitors waives any objection to jurisdiction and

16

venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue.

21.                               Construction.  Unless the context of this Agreement otherwise clearly requires, the rules of construction set forth in Section 1.2 of the Credit Agreement shall apply to this Agreement and are incorporated herein by reference.

22.                               Amendment and Restatement. This Agreement amends and restates in its entirety the Existing Indemnity Agreement; and the parties hereto confirm that the Existing Indemnity Agreement has at all times, since the date of the execution and delivery of such document, remained in full force and effect.  The parties hereto acknowledge and agree that the amendment and restatement of the Existing Indemnity Agreement by this Agreement is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, liabilities, or indebtedness under the Existing Indemnity Agreement or the collateral security therefor and this Agreement is entitled to all rights and benefits originally pertaining to the Existing Indemnity Agreement.

23.                               Execution.  This Agreement may be executed in any one or more counterparts, each of which shall be deemed an original document and all of which shall be deemed the same document.

24.                               WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER AND EACH OF THE GUARANTORS HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.

[SIGNATURE PAGES FOLLOW]

17

[SIGNATURE PAGES TO AMENDED AND RESTATED REGULATED SUBSTANCES CERTIFICATE AND ENVIRONMENTAL INDEMNITY AGREEMENT]

IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned have executed and delivered this Agreement by their duly authorized officers as of the day and year first above written.

BORROWER:

ARCH COAL, INC.

By:	[Seal]
Name:	James E. Florczak
Title:	Treasurer

[SIGNATURE PAGES TO AMENDED AND RESTATED REGULATED SUBSTANCES CERTIFICATE AND ENVIRONMENTAL INDEMNITY AGREEMENT]

GUARANTORS:

ALLEGHENY LAND COMPANY
ARCH COAL SALES COMPANY, INC.
ARCH COAL TERMINAL, INC.
ARCH COAL WEST, LLC
ARCH DEVELOPMENT, LLC
ARCH ENERGY RESOURCES, LLC
ARCH RECLAMATION SERVICES, INC.
ARK LAND COMPANY
ARK LAND KH, INC.
ARK LAND WR, INC.
ARK LAND LT, INC.
ASHLAND TERMINAL, INC.
BRONCO MINING COMPANY, INC.
CATENARY COAL HOLDINGS, INC.
COAL-MAC, INC.
COALQUEST DEVELOPMENT LLC
CUMBERLAND RIVER COAL COMPANY
HAWTHORNE COAL COMPANY, INC.
HUNTER RIDGE COAL COMPANY
HUNTER RIDGE HOLDINGS, INC.
HUNTER RIDGE, INC.
ICG ADDCAR SYSTEMS, LLC
ICG BECKLEY, LLC
ICG EAST KENTUCKY, LLC

By:
Name: James E. Florczak, Vice President and Treasurer of each Guarantor listed above on behalf of each such Guarantor

[SIGNATURE PAGES TO AMENDED AND RESTATED REGULATED SUBSTANCES CERTIFICATE AND ENVIRONMENTAL INDEMNITY AGREEMENT]

ICG EASTERN LAND, LLC
ICG EASTERN, LLC
ICG HAZARD LAND, LLC
ICG HAZARD, LLC
ICG ILLINOIS, LLC
ICG, INC.
ICG KNOTT COUNTY, LLC
ICG, LLC
ICG NATURAL RESOURCES, LLC
ICG TYGART VALLEY, LLC
INTERNATIONAL COAL GROUP, INC.
JACOBS RANCH COAL LLC
JACOBS RANCH HOLDINGS I LLC
JACOBS RANCH HOLDINGS II LLC
JULIANA MINING COMPANY, INC.
KING KNOB COAL CO., INC.
LONE MOUNTAIN PROCESSING, INC.
MARINE COAL SALES COMPANY
MELROSE COAL COMPANY, INC.
MINGO LOGAN COAL COMPANY
MOUNTAIN GEM LAND, INC.
MOUNTAIN MINING, INC.
MOUNTAINEER LAND COMPANY
OTTER CREEK COAL, LLC
PATRIOT MINING COMPANY, INC.
POWELL MOUNTAIN ENERGY, LLC
PRAIRIE HOLDINGS, INC.
SHELBY RUN MINING COMPANY, LLC
SIMBA GROUP, INC.
UPSHUR PROPERTY, INC.
VINDEX ENERGY CORPORATION
WESTERN ENERGY RESOURCES, INC.
WHITE WOLF ENERGY, INC.
WOLF RUN MINING COMPANY

By:
Name: James E. Florczak, Vice President and Treasurer of each Guarantor listed above on behalf of each such Guarantor

[SIGNATURE PAGES TO AMENDED AND RESTATED REGULATED SUBSTANCES CERTIFICATE AND ENVIRONMENTAL INDEMNITY AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, as Collateral Agent, and as Revolver Administrative Agent

By:
Name:
Title:

BANK OF AMERICA, N.A., as Term Loan Administrative Agent

By:
Name:
Title:

EXHIBIT A

PROPERTY

PROPERTY OWNED BY LOAN PARTIES:

All Property (as defined in the Credit Agreement) now or hereafter owned by any Indemnitor as is required to be identified on Schedule 1.1(R) of the Credit Agreement as the same hereafter may be amended, revised or updated pursuant to Sections 6.2 or 8.3.3 of the Credit Agreement, or subject to any of the Mortgages (as defined in the Credit Agreement) pursuant to Section 8.1.12 of the Credit Agreement.

PROPERTY LEASED BY THE LOAN PARTIES:

All Property (as defined in the Credit Agreement) now or hereafter leased by any Indemnitor as is required to be identified on Schedule 1.1(R) of the Credit Agreement as the same hereafter may be amended, revised or updated pursuant to Sections 6.2 or 8.3.3 of the Credit Agreement, or subject to any of the Mortgages (as defined in the Credit Agreement) pursuant to Section 8.1.12 of the Credit Agreement.

ANNEX G

EXHIBIT 1.1(N)(2)

AMENDED AND RESTATED SWING LOAN NOTE

$25,000,000.00	New York, New York
May 16, 2012

FOR VALUE RECEIVED, the undersigned, ARCH COAL, INC., a Delaware corporation (herein called the “Borrower”), hereby promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the “Lender”), the lesser of (i) the principal sum of Twenty-Five Million Dollars (US$25,000,000.00), or (ii) the aggregate unpaid principal balance of all Swing Loans made by the Lender to the Borrower pursuant to the Amended and Restated Credit Agreement, dated as of June 14, 2011, as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of May 16, 2012, among the Borrower, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, Bank of America, N.A., in its capacity as administrative agent for the Lenders under the Term Loan Facility, and the Lender, in its capacity as administrative agent to for the Lenders under the Revolving Credit Facility (hereinafter referred to in such capacity as the “Revolver Administrative Agent”) (as so amended and as further amended, restated, modified, or supplemented from time to time, the “Credit Agreement”), payable with respect to each Swing Loan evidenced hereby on the earlier of (i) demand by the Lender or (ii)  on the Expiration Date.

The Borrower shall pay interest on the unpaid principal balance of each Swing Loan from time to time outstanding from the date hereof at the rate per annum and on the date(s) provided in the Credit Agreement.  Subject to the provisions of the Credit Agreement, interest on this Swing Loan Note will be payable pursuant to Section 5.5 [Interest Payment Dates] of, or as otherwise provided in, the Credit Agreement.  If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, unless otherwise provided in the Credit Agreement, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.  Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Swing Loans evidenced by this Swing Loan Note at a rate per annum as set forth in Section 4.3 [Interest After Default] of the Credit Agreement.  Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Revolver Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219, unless otherwise directed in writing by the holder hereof, in lawful money of the United States of America in immediately available funds.

This Swing Loan Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions and Liens contained or granted therein.  The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.  The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Swing Loan Note and the Credit Agreement.

The Borrower acknowledges and agrees that the Lender may at any time and in its sole discretion demand payment of all amounts outstanding under this Swing Loan Note.

This Swing Loan Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns; provided that any assignment of this Swing Loan Note by the Borrower or the Lender shall be subject to the provisions of Section 11.8 of the Credit Agreement.  All references herein to the “Borrower” and the “Lender” shall be deemed to apply to the Borrower and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.

This Swing Loan Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall be deemed to be a contract under the laws of the State of New York without regard to its conflict of laws principles that would require the application of any other Law.

THIS AMENDED AND RESTATED SWING LOAN NOTE REPLACES THE AMENDED AND RESTATED SWING LOAN NOTE DATED AS OF JUNE 14, 2011 PAYABLE BY THE BORROWER IN FAVOR OF THE LENDER (THE “PRIOR NOTE”).  THIS AMENDED AND RESTATED SWING LOAN NOTE IS NOT INTENDED TO CONSTITUTE, AND DOES NOT CONSTITUTE A NOVATION OR SATISFACTION OF THE OBLIGATIONS REPRESENTED BY THE PRIOR NOTE.

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement and Section 1.2 [Construction] of the Credit Agreement shall apply to this Swing Loan Note.

[SIGNATURE PAGE FOLLOWS]

2

[SIGNATURE PAGE 1 OF 1 TO SWING LOAN NOTE]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Swing Loan Note by its duly authorized officer with the intention that it constitute a sealed instrument.

ARCH COAL, INC.

By:	(SEAL)
Name:	James E. Florczak
Title:	Treasurer

ANNEX H

EXHIBIT 1.1 (N)(3)

TERM LOAN NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                                            or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Term Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of May 16, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Arch Coal, Inc., a Delaware corporation (the “Borrower”), each of the Guarantors (as defined in the Agreement), the Lenders from time to time party thereto, Bank of America, N.A., in its capacity as Term Loan Administrative Agent for the Lenders under the Term Loan Facility, PNC Bank, National Association, in its capacity as administrative agent for the Lenders under the Revolving Credit Facility and PNC Bank, National Association, in its capacity as collateral agent.

The Borrower promises to pay interest on the unpaid principal amount of the Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Term Loan Administrative Agent for the account of the Lender in Dollars in immediately available funds at the applicable Principal Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ARCH COAL, INC.

By:

Name:

Title:

ANNEX I

EXHIBIT 1.1(R)

FORM OF
REVOLVER LENDER JOINDER

REVOLVER LENDER JOINDER AND ASSUMPTION AGREEMENT

THIS REVOLVER LENDER JOINDER AND ASSUMPTION AGREEMENT (the “Joinder”) is made as of             , 20     (the “Effective Date”) by                                                         , (the “New Lender”).

Background

Reference is made to the Amended and Restated Credit Agreement dated as of May 16, 2012, by and among Arch Coal, Inc., a Delaware corporation (the “Borrower”), the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, Bank of America, N.A., in its capacity as administrative agent for the Lenders under the Term Loan Facility, and PNC Bank, National Association, in its capacity as administrative agent for the Lenders under the Revolving Credit Facility (the “Revolver Administrative Agent”) (as the same has been and may hereafter be further modified, supplemented, amended or amended and restated, the “Credit Agreement”).  Capitalized terms defined in the Credit Agreement are used herein as defined therein.

Agreement

In consideration of the Lenders permitting the New Lender to become a Lender and a Revolver Lender under the Revolving Credit Facility pursuant to the Credit Agreement, the New Lender agrees that effective as of the Effective Date it shall become, and shall be deemed to be, a Lender and a Revolver Lender under the Credit Agreement and each of the other Loan Documents and agrees that from the Effective Date and so long as the New Lender remains a party to the Credit Agreement, such New Lender shall assume the obligations of a Lender and a Revolver Lender under and perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a Lender and a Revolving Lender, and shall be entitled (in accordance with its Ratable Share) to the benefits, rights and remedies set forth therein and in each of the other Loan Documents.  The New Lender hereby acknowledges that it has heretofore received (i) a true and correct copy of the Credit Agreement (including any modifications thereof or supplements or waivers thereto) as in effect on the Effective Date and (ii) the executed original of its Revolving Credit Note dated the Effective Date issued by the Borrower under the Credit Agreement in the face amount of $                          .

The Revolving Credit Commitments and Ratable Shares of the New Lender and each of the other Lenders under the Revolving Credit Commitment are as set forth at Part 1 of Schedule 1.1(B) to the Credit Agreement.  Part 1 of Schedule 1.1(B) to the Credit Agreement is being amended and restated effective as of the Effective Date hereof to read as set forth at Part 1 of Schedule 1.1(B) hereto.  Schedule 1 hereto lists as of the date hereof the amount of Revolving Credit Loans under each outstanding Borrowing Tranche.  Notwithstanding the foregoing on the date hereof, the Borrower shall repay all outstanding Revolving Credit Loans to which either the

Base Rate Option or the LIBOR Rate Option applies and simultaneously reborrow a like amount of Revolving Credit Loans under each such Interest Rate Option from the Revolving Credit Lenders (including the New Lender) according to the Ratable Shares of the Revolving Credit Commitments set forth on the attached Part 1 of Schedule 1.1(B) and shall be subject to breakage fees and other indemnities provided in Section 5.10 [Indemnity] of the Credit Agreement.

The New Lender is executing and delivering this Joinder as of the Effective Date and acknowledges that it shall: (A) participate in all new Revolving Credit Loans borrowed by the Borrower on and after the Effective Date according to its Ratable Share of the Revolving Credit Commitments; and (B) participate in all Letters of Credit outstanding on and after the Effective Date according to its Ratable Share of the Revolving Credit Commitments.

[SIGNATURE PAGE FOLLOWS]

2

[SIGNATURE PAGE TO REVOLVER LENDER

JOINDER AND ASSUMPTION AGREEMENT]

IN WITNESS WHEREOF, the New Lender has duly executed and delivered this Joinder as of the Effective Date.

[NEW LENDER]

By:
Name:
Title:

[ACKNOWLEDGEMENT TO REVOLVER LENDER JOINDER AND ASSUMPTION AGREEMENT]

ACKNOWLEDGED:

PNC BANK, NATIONAL ASSOCIATION,
as Revolver Administrative Agent

By:
Name:
Title:

BORROWER:

ARCH COAL, INC.

By:
Name:
Title:

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Revolving Credit Facility - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Commitment	Ratable Share

Total		$100.00%

SCHEDULE 1

OUTSTANDING TRANCHES OF REVOLVING CREDIT LOANS

ANNEX J

EXHIBIT 1.1 (T)

FORM OF TERM LENDER JOINDER

FORM OF TERM LOAN JOINDER AGREEMENT, dated as of [   ] (this “Agreement”), by and among Arch Coal, Inc., a Delaware corporation (the “Borrower”), certain subsidiaries thereof, PNC Bank, National Association, in its capacity as revolver administrative agent (in such capacity, the “Revolver Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) under the Credit Agreement (defined below), Bank of America, N.A., in its capacity as term loan administrative agent under the Credit Agreement (the “Term Loan Administrative Agent”) and the financial institutions whose names appear on the signature pages hereto (the “Joining Term Loan Lenders”).

PRELIMINARY STATEMENTS:

(1)           The Borrower, certain subsidiaries thereof, the Revolver Administrative Agent and the lenders from time to time party thereto are parties to that certain Amended and Restated Credit Agreement, dated as of June 14, 2011 (the “Existing Credit Agreement”);

(2)           The Borrower, certain subsidiaries thereof, the Revolver Administrative Agent, the Term Loan Administrative Agent and the lenders party thereto are parties to that certain Amendment to the Existing Credit Agreement, dated as of May 16, 2012 (the “First Amendment”), which amends the Existing Credit Agreement to (i) add a new tranche of senior secured term loans in an aggregate principal amount of $1,000,000,000 and (ii) make certain other amendments to the Existing Credit Agreement (the Existing Credit Agreement as so amended, the “Credit Agreement”). Capitalized terms not otherwise defined in this Agreement have the same meanings as specified in the Credit Agreement;

(3)           The Borrower has also requested that the Joining Term Loan Lenders collectively provide the Term Loan Commitments, and each Joining Term Loan Lender is prepared to provide its Term Loan Commitment, in each case subject to the other terms and conditions set forth in this Agreement;

(4)           In accordance with Section [2.11] [2.13] of the Credit Agreement and subject to the terms and conditions of this Agreement, each Joining Term Loan Lender shall become a “Lender” and a “Term Loan Lender” under the Credit Agreement pursuant to this Agreement;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.              Each Joining Term Loan Lender hereby agrees to become a “Lender” and a “Term Loan Lender” under, and as defined in, the Credit Agreement, and further agrees to provide the Term Loan Commitment set forth on Schedule I hereto pursuant to and in accordance with the Credit Agreement on the [First Amendment Effective Date] [the date hereof (the “Effective Date”)].  The Joining Term Loan Lenders, the Borrower, the Revolver Administrative Agent and the Term Loan Administrative Agent acknowledge and agree that the Term Loan Commitments provided pursuant to this Agreement shall constitute Term Loan Commitments for all purposes of the Credit Agreement and the other applicable Loan

Documents, shall be entitled to all the benefits afforded by the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Collateral Documents and the Guaranty Agreement.

Section 2.              Each Joining Term Loan Lender (i) confirms that it has received a copy of the [First Amendment], the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Revolver Administrative Agent, the Term Loan Administrative Agent, the Collateral Agent or any other arranger or agent or any other Joining Term Loan Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Term Loan Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Term Loan Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Collateral Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and any other Loan Documents are required to be performed by it as a Lender and a Term Loan Lender and (vi) acknowledges that all notices and other communications provided for hereunder or under the Loan Documents to each such Term Loan Lender shall be to its address as set forth in the administrative questionnaire it has furnished to the Term Loan Administrative Agent.

[Section 3.             Each of the undersigned Joining Term Loan Lenders shall become a Term Loan Lender under, and as defined in, the Credit Agreement and shall have the respective Term Loan Commitment set forth on Schedule I hereto, effective on, and as of, the first date on which each of the following conditions are satisfied or waived by each applicable party:

(a)                The Term Loan Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Term Loan Administrative Agent and such Joining Term Loan Lender:

(i)       an executed counterpart of this Agreement by each Joining Term Loan Lender, the Revolver Administrative Agent, Collateral Agent, the Borrower and the subsidiaries of the Borrower party hereto and evidence that the [First Amendment] and each Loan Document has been fully executed;

(ii)      a certificate of each of the Loan Parties signed by an Authorized Officer, dated the [First Amendment Effective Date] [Effective Date], as to the absence of a Material Adverse Change since [—] and compliance with the

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conditions in Section 3(e) and (f);

(iii)    a certificate dated the [First Amendment Effective Date] [Effective Date] and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to: (a) the authorization of all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the [First Amendment Effective Date] [Effective Date] certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized;

(iv)     a written opinion of counsel for the Loan Parties, dated the [First Amendment Effective Date] [Effective Date], addressed to the Term Loan Administrative Agent, the Revolver Administrative Agent, the Term Loan Lenders and the Revolver Lenders;

(v)      evidence that adequate insurance, including flood insurance, if applicable, required to be maintained under the Credit Agreement is in full force and effect, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to the each Administrative Agent and its counsel naming each Administrative Agent as additional insured, mortgagee and lender loss payee, and evidence that the Loan Parties have taken all actions required under the Flood Laws and/or reasonably requested by each Administrative Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing each Administrative Agent with the address and/or GPS coordinates of each structure on any real property that will be subject to a mortgage in favor of each Administrative Agent, for the benefit of the Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral;

(vi)     a duly completed Compliance Certificate setting forth pro-forma financial covenant levels as of the last day of the most recent fiscal quarter signed by an Authorized Officer of Borrower;

(vii)   the Loan Parties’ audited financial statements, prepared in accordance with GAAP, for the fiscal years ended [—],[—]and [—] and a pro forma consolidated balance sheet of the Borrower as of the date of the most recent consolidated balance sheet and a pro forma statement of operations for the twelve-month period ending on such balance sheet date, for the fiscal year ended [—];

(viii)  delivery of the pro forma financial projections of the Borrower and its Subsidiaries, including a pro forma closing balance sheet,

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statements of operations, statement of cash flows, for a four year period through the [—] fiscal year;

(ix)     a Lien search in acceptable scope and with acceptable results;

(x)      a solvency certificate from the Chief Financial Officer of the Borrower in form and substance satisfactory to each Administrative Agent, confirming the solvency of the Borrower and its subsidiaries on a consolidated basis;

(xi)     satisfactory evidence (i) that substantially simultaneously with the borrowing of the Term Loan Facility, at least a majority of the outstanding AWR Senior Notes have been tendered and repaid in full and a call notice has been issued for the remaining AWR Senior Notes, if any, (ii) that the covenants contained in the AWR Senior Notes are no longer in effect and the redemption notice period in the related indenture has been shortened to [3] days and (iii) of the repayment of a principal amount of outstanding loans and a reduction of Revolving Credit Commitments under the Revolving Credit Facility sufficient to cause the aggregate principal amount of outstanding Revolving Credit Loans and the total Revolving Credit Commitments thereunder to be no greater than $1,000,000,000;

(xii)   a duly executed and completed Loan Request for the borrowing of the Term Loans; and

(xiii)  such other documents in connection with such transactions as the Term Loan Administrative Agent may reasonably request;

(b)                There being no court order or similar rule or regulation preventing the availability of the Term Loans;

(c)                 The Loan Parties shall have provided the documentation and other information to the Term Loan Administrative Agent that are required by regulatory authorities under the applicable “know-your-customer” rules and regulations, including the Patriot Act to the extent such information is requested at least five (5) days prior to the [First Amendment Effective Date] [Effective Date];

(d)                The Borrower shall have paid all fees payable on or before the [First Amendment Effective Date] [Effective Date] as required by the Credit Agreement, the Term Loan Fee Letter, the Term Loan Administrative Agent Fee Letter or any other Loan Document;

(e)                 The representations and warranties of the Loan Parties contained in Section 5 of the Amended Credit Agreement including as amended by the modifications and additional representations and warranties of the [First Amendment], and of each Loan Party in each of the other Loan Documents shall be true and accurate on and as of the [First Amendment Effective Date] [Effective Date] with the same effect as though such

4

representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein);

(f)                 No Event of Default or Potential Default shall have occurred and be continuing, or would immediately result from the occurrence of the [First Amendment Effective Date] [Effective Date]; and

(g)                 The making of the Term Loans shall not contravene any Law applicable to any Loan Party or subsidiary of any Loan Party or any of the Term Loan Lenders.

Without limiting the generality of the provisions of the last paragraph of Section 10.3 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3, each Joining Term Loan Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder and thereunder to be consented to or approved by or acceptable or satisfactory to a Joining Term Loan Lender unless the Term Loan Administrative Agent shall have received notice from such Joining Term Loan Lender prior to the proposed [First Amendment Effective Date] [Effective Date] specifying its objection thereto.]

Section 4.  For each Joining Term Loan Lender, delivered herewith to the Term Loan Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Joining Term Loan Lender may be required to deliver to the Term Loan Administrative Agent under the Credit Agreement.

Section 5.  The Borrower agrees to pay all reasonable and documented costs and expenses of the Term Loan Administrative Agent in connection with the preparation, execution, delivery and administration of this Agreement and the other instruments and documents to be delivered hereunder or in connection herewith (including, without limitation, the reasonable fees and expenses of counsel for the Term Loan Administrative Agent) in accordance with the terms of Section 11.3 of the Credit Agreement.

Section 6.      (a) This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

(b)                                 This Agreement is a “Loan Document”.

(c)                                  This Agreement, the [First Amendment], the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject

5

matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

(d)           THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

[ ],
as Joining Term Loan Lender

By:
Name:
Title:

Signature Page
Term Lender Joinder

Acknowledged and Agreed to by:

ARCH COAL, INC.

By:
Name:	James E. Florczak
Title:	Treasurer

ALLEGHENY LAND COMPANY

ARCH COAL SALES COMPANY, INC.

ARCH COAL TERMINAL, INC.

ARCH COAL WEST, LLC

ARCH DEVELOPMENT, LLC

ARCH ENERGY RESOURCES, LLC

ARCH RECLAMATION SERVICES, INC.

ARK LAND COMPANY

ARK LAND KH, INC.

ARK LAND WR, INC.

ARK LAND LT, INC.

ASHLAND TERMINAL, INC.

BRONCO MINING COMPANY, INC.

CATENARY COAL HOLDINGS, INC.

COAL-MAC, INC.

COALQUEST DEVELOPMENT LLC

CUMBERLAND RIVER COAL COMPANY

HAWTHORNE COAL COMPANY, INC.

HUNTER RIDGE COAL COMPANY

Signature Page
Term Lender Joinder

HUNTER RIDGE HOLDINGS, INC.

HUNTER RIDGE, INC.

ICG ADDCAR SYSTEMS, LLC

ICG BECKLEY, LLC

ICG EAST KENTUCKY, LLC

By:

Name: James E. Florczak, Vice President

and Treasurer of each Guarantor listed

above on behalf of each such Guarantor

Signature Page
Term Lender Joinder

ICG EASTERN LAND, LLC

ICG EASTERN, LLC

ICG HAZARD LAND, LLC

ICG HAZARD, LLC

ICG ILLINOIS, LLC

ICG, INC.

ICG KNOTT COUNTY, LLC

ICG, LLC

ICG NATURAL RESOURCES, LLC

ICG TYGART VALLEY, LLC

INTERNATIONAL COAL GROUP, INC.

JACOBS RANCH COAL LLC

JACOBS RANCH HOLDINGS I LLC

JACOBS RANCH HOLDINGS II LLC

JULIANA MINING COMPANY, INC.

KING KNOB COAL CO., INC.

LONE MOUNTAIN PROCESSING, INC.

MARINE COAL SALES COMPANY

MELROSE COAL COMPANY, INC.

MINGO LOGAN COAL COMPANY

MOUNTAIN GEM LAND, INC.

MOUNTAIN MINING, INC.

MOUNTAINEER LAND COMPANY

OTTER CREEK COAL, LLC

PATRIOT MINING COMPANY, INC.

POWELL MOUNTAIN ENERGY, LLC

PRAIRIE HOLDINGS, INC.

SHELBY RUN MINING COMPANY, LLC

SIMBA GROUP, INC.

UPSHUR PROPERTY, INC.

VINDEX ENERGY CORPORATION

WESTERN ENERGY RESOURCES, INC.

WHITE WOLF ENERGY, INC.

WOLF RUN MINING COMPANY

By:

Name: James E. Florczak, Vice President

and Treasurer of each Guarantor listed

above on behalf of each such Guarantor

Signature Page
Term Lender Joinder

Acknowledged and Accepted by:

PNC BANK, NATIONAL ASSOCIATION
as Revolver Administrative Agent and Collateral Agent

By:
Name:
Title:

Signature Page
Term Lender Joinder

Acknowledged and Accepted by:

BANK OF AMERICA, N.A.
as Term Loan Administrative Agent

By:
Name:
Title:

Signature Page
Term Lender Joinder

Schedule I

Term Loan Commitments

Lender	Commitment	Ratable Share

ANNEX K

EXHIBIT 2.5.3

LOAN REQUEST - TERM

Date:                        ,

To:                            Bank of America, N.A., as Term Loan Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of June 14, 2011, as amended by the First Amendment, dated as of May 16, 2012 (as so amended, and as may be further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Arch Coal, Inc., a Delaware corporation (the “Borrower”), each of the Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., in its capacity as administrative agent for the Lenders under the Term Loan Facility, PNC Bank, National Association, in its capacity as administrative agent for the Lenders under the Revolving Credit Facility and PNC Bank, National Association, in its capacity as collateral agent.

The undersigned hereby requests (select one):

☐ A borrowing of Term Loans	☐ A conversion or continuation of Term Loans

1.             On                                                        (a Business Day).

2.             In the amount of $                                .

3.             For LIBOR Rate Term Loans: with an Interest Period of       months.

The borrowing of Term Loans requested herein complies with the provisions to the first sentence of Section 2.1.3 of the Agreement.

ARCH COAL, INC.

By:

Name:

Title:

ANNEX L

EXHIBIT 8.3.3

FORM OF

QUARTERLY COMPLIANCE CERTIFICATE

                                        , 201

PNC Bank, National Association, as Revolver Administrative Agent
One PNC Plaza
249 Fifth Avenue
Pittsburgh, PA 15222-2707

and

Bank of America, N.A., as Term Loan Administrative Agent

One Independence Center

Charlotte, NC 28255-0001

Ladies and Gentlemen:

I refer to the Amended and Restated Credit Agreement dated as of June 14, 2011, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of May 16, 2012 (as so amended, and as further amended, restated, amended and restated, refinanced, replaced, supplemented or modified from time to time, the “Agreement”) among Arch Coal, Inc. (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, Bank of America, N.A., in its capacity as administrative agent for the Lenders under the Term Loan Facility (the “Term Loan Administrative Agent”), and PNC Bank, National Association, in its capacity as administrative agent for the Lenders under the Revolving Credit Facility (the “Revolver Administrative Agent”) and PNC Bank, National Association, in its capacity as Collateral Agent.  Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings and the rules of construction set forth in Section 1.2 of the Agreement shall apply to this certificate.

I,                                             , [INSERT AS APPLICABLE:  Chief Executive Officer/President/Treasurer/Chief Financial Officer] of the Borrower, do hereby certify in my capacity as [INSERT AS APPLICABLE: Chief Executive Officer/President/Treasurer/Chief Financial Officer] as of the [INSERT AS APPLICABLE: quarter/year ended                 ,         ] (the “Report Date”), as follows (each calculation determined in accordance with GAAP):

[INSERT AS APPLICABLE:

Report for the
Fiscal [Quarter/Year] Ending

(1)                                 Capital Expenditures(1).  The aggregate payments of the Borrower and its Subsidiaries on account of the purchase or lease of any assets which if purchased would constitute fixed assets or which if leased would constitute a capitalized lease for the [INSERT AS APPLICABLE:  2012 / 2013] fiscal year ended as of the Report Date are $                              , which amount does not exceed the permitted amount for the period as set forth in Section 8.2.8 of the Agreement (see Table I below).]

Table I

Period	Amount
2012 Fiscal Year	$600,000,000
2013 Fiscal Year	$600,000,000 (plus, if applicable, $ which is the unused amount of the $600,000,000 allocated for capital expenditures for the 2012 fiscal year)

(2)                                 Maximum Leverage Ratio(2).  The ratio of (A) Total Net Funded Debt to (B) EBITDA is              to 1.00, which ratio does not exceed the permitted ratio for the period as set forth in Section 8.2.10 of the Agreement (see Table II below), Total Net Funded Debt and EBITDA being determined as in Item (A) and Item (B) below.

Table II

Period	Ratio
From September 30, 2014 through September 29, 2015	4.00 to 1.00
Thereafter	3.75 to 1.00

(1)  See § 8.2.8 of the Agreement.

(2)  See § 8.2.10 and the definition of “Leverage Ratio” in § 1.1 of the Agreement.

2

(A)                               Total Net Funded Debt, including, without duplication, the Appropriate Percentage of Debt of each Special Subsidiary(3), as of the end of the fiscal quarter of the Borrower ending as of the Report Date, computed as follows:

(i)	all indebtedness for borrowed money	$

(ii)	all amounts raised under or liabilities in respect of any note purchase or acceptance credit facility	$

(iii)

all indebtedness in respect of any other transaction having the commercial effect of a borrowing of money entered into by the Borrower or any of its Subsidiaries to finance its operations or capital requirements

$

(iv)

reimbursement obligations (contingent or otherwise) under any letter of credit EXCLUDING reimbursement obligations in respect of any letter of credit issued to support any of the following: (a) performance under the Master Coal Purchase and Sale Agreement, (b) performance under any coal sales contract, (c) any mine reclamation liabilities, or (d) employee benefits, worker’s compensation or similar liabilities related to employee benefits for employees of the Borrower or any Subsidiary of the Borrower who are members of the United Mine Workers Association

$

(v)	all indebtedness and other obligations of each Securitization Subsidiary with respect of any Permitted Receivables Financing(4)	$

(3)  See definition of “Debt” in § 1.1 of the Agreement.  Attach a schedule for each Special Subsidiary showing the applicable Appropriate Percentage and calculation of Debt for each.

(4)  See definition of “Permitted Receivables Financing” in § 1.1 of the Agreement.

3

(vi)	all indebtedness in respect of all Guaranties by the Borrower or any of its Subsidiaries of Debt of other Persons	$

(vii)	the difference between actual funded indebtedness and the fair market value of funded indebtedness recorded as required by FAS 141 (as in effect on the Closing Date)	$

(viii)	sum of Items (i) through (vi), minus Item (vii), equals Debt	$

(ix)

aggregate amount of all cash and cash equivalents of the Borrower and its Subsidiaries as of the Report Date (other than cash and cash equivalents which secure the Permitted Secured Letter of Credit Facility as of such date)

$

(x)	Item (viii) minus Item (ix), equals Total Net Funded Debt	$

(B)                               EBITDA of the Borrower and its Subsidiaries, including, without duplication, the Appropriate Percentage of each Special Subsidiary’s EBITDA(5), as of the end of each fiscal quarter of the Borrower for the four fiscal quarters ending as of the Report Date, computed as follows:

(i)

consolidated net income (excluding the effect of non-cash compensation expenses related to common stock and other equity securities issued to employees, extraordinary gains and losses, gains or losses on discontinued operations, and equity earnings or losses of Affiliates (other than earnings or losses of the Borrower or any Subsidiary of the Borrower))

$

(5)  See definition of “EBITDA” in § 1.1 of the Agreement.  Attach a schedule showing the applicable Appropriate Percentage and calculation of EBITDA for each Special Subsidiary.

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(ii)	net interest expense	$

(iii)	income tax expense	$

(iv)	depreciation	$

(v)	depletion	$

(vi)	amortization of property, plant, equipment and intangibles	$

(vii)	non-cash debt extinguishment costs	$

(viii)	non-cash impairment charges or asset write-offs	$

(ix)	non-cash charges due to the cumulative effects of changes in account principles	$

(x)	non-recurring transaction costs expensed (in accordance with GAAP) in connection with the First Amendment in an aggregate amount not to exceed $50,000,000	$

(xi)	cash dividends or distributions received from Affiliates (other than received from the Borrower or any Subsidiary of the Borrower)	$

(xii)	sum of Items (i) through (xi) equals EBITDA	$

(3)                                 Maximum Senior Secured Leverage Ratio(6).  The ratio of (A) Total Net Funded Senior Secured Debt to (B) EBITDA is              to 1.00, which ratio does not exceed the permitted ratio for the period as set forth in Section 8.2.11 of the Agreement (see Table III below), Total Net Funded Senior Secured Debt and EBITDA being determined as in Item (A) and Item (B) below.

(6)  See § 8.2.11 and the definition of “Senior Secured Leverage Ratio” in § 1.1 of the Agreement.

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Table III

Period	Ratio
From June 30, 2012 through September 29, 2013	3.00 to 1.00
From September 30, 2013 through September 29, 2014	2.75 to 1.00
Thereafter	2.25 to 1.00

(A)                               Total Net Funded Senior Secured Debt, including, without duplication, the Appropriate Percentage of Senior Secured Debt of each Special Subsidiary(7), as of the end of the fiscal quarter of the Borrower ending as of the Report Date, computed as follows:

(i)	all Debt in respect of Obligations under the Agreement	$

(ii)	all Debt secured by Purchase Money Security Interests	$

(iii)	all Debt under any capital lease	$

(iv)	all other Debt which by its terms is secured by the assets of the Borrower or any of its Subsidiaries	$

(v)	sum of Items (i) through (iv) equals Senior Secured Debt	$

(vi)	the aggregate amount of all cash and cash equivalents (other than cash and cash equivalents which secure the Permitted Secured Letter of Credit Facility as of such date) (from Item (2)(A)(ix) above)	$

(7)  See definition of “Senior Secured Debt” and “Debt” in § 1.1 of the Agreement.  Attach a schedule for each Special Subsidiary showing the applicable Appropriate Percentage and calculation of Senior Secured Debt for each.

6

(vii)	Items (v) minus Item (vi), equals Total Net Funded Senior Secured Debt	$

(B)	EBITDA of the Borrower and its Subsidiaries for the four fiscal quarters ending as of the Report Date, from Item (2)(B)(xii) above	$

(4)                                 Minimum Interest Coverage Ratio(8).  The Interest Coverage Ratio, as calculated below, as of the last day of each fiscal quarter for the four fiscal quarters of the Borrower ended on the Report Date is            to 1.00, which is not less than  the permitted ratio for the period as set forth in Section 8.2.12 of the Agreement (see Table IV below).

Table IV

Period	Ratio
From June 30, 2012 through December 30, 2013	1.25 to 1.00
From December 31, 2013 through June 29, 2014	1.50 to 1.00
From June 30, 2014 through September 29, 2014	1.75 to 1.00
Thereafter	2.75 to 1.00

(A)	The numerator of the Interest Coverage Ratio is EBITDA of the Borrower and its Subsidiaries from Item (2)(B)(xii) above	$

(8)  See § 8.2.12 and the definition of “Interest Coverage Ratio” in § 1.1 of the Agreement.

7

(B)

The denominator of the Interest Coverage Ratio is Consolidated Cash Interest Expense of the Borrower and its Subsidiaries plus, without duplication, the Appropriate Percentage of each Special Subsidiary’s Consolidated Cash Interest Expense(9)

$

(5)                                 Minimum EBITDA(10).  EBITDA of the Borrower and its Subsidiaries, including, without duplication, the Appropriate Percentage of each Special Subsidiary’s EBITDA(11), as of the applicable period ending as of the Report Date is $                    , which is not less than the permitted amount for the period as set forth in Section 8.2.21 of the Agreement (see Table V below).

Table V

Period	EBITDA
September 30, 2012 for the two fiscal quarters then ending	$200,000,000
December 31, 2012 for the three fiscal quarters then ending	$325,000,000
March 31, 2013 for the four fiscal quarters then ending	$400,000,000
June 30, 2013 for the four fiscal quarters then ending	$425,000,000
September 30, 2013 for the four fiscal quarters then ending	$450,000,000

(9)  See definition of “Consolidated Cash Interest Expense” in § 1.1 of the Agreement.  Attach a detailed schedule hereto showing the calculation of Consolidated Cash Interest Expense for the Borrower and its Subsidiaries and showing the applicable Appropriate Percentage and calculation of Consolidated Cash Interest Expense for each Special Subsidiary.

(10)  See § 8.2.21 of the Agreement.

(11)  Attach a detailed schedule hereto showing the calculation of EBITDA for the Borrower and its Subsidiaries and showing the applicable Appropriate Percentage and calculation of EBITDA for each Special Subsidiary.

8

Period	EBITDA
December 31, 2013 for the four fiscal quarters then ending	$550,000,000
March 31, 2014 for the four fiscal quarters then ending	$650,000,000
June 30, 2014 for the four fiscal quarters then ending	$750,000,000

(6)                                 Permitted Acquisitions(12).

1.                                      [INSERT FOR REPORTING DATES DURING THE PERIOD COMMENCING ON THE FIRST AMENDMENT EFFECTIVE DATE UNTIL THE COMPLIANCE CERTIFICATE DELIVERY DATE (THIRD QUARTER, 2014):]

(A)                               After giving effect to each Permitted Acquisition during the period ending as of the Report Date, the sum of cash on hand equals $                                  , and the amount of Availability equals $                            , the sum of which is at least the required amount of $500,000,000, as set forth in Section 8.2.3(3)(vi) of the Agreement.

(B)                               On a pro forma basis immediately prior to and after giving effect to each Permitted Acquisition during the period ending as of the Report Date (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition as if such liabilities were incurred as of the first day of the applicable period of determination and including in such computation EBITDA of such acquired Person or business as of the first day of the period of determination) (i) the Senior Secured Leverage Ratio is        to 1.00, which does not exceed the permitted ratio of        to 1.00 (insert permitted ratio from Item (3) above), and (ii)  the Interest Coverage Ratio is        to 1.00, which is not less than the permitted ratio of        to 1.00 (insert permitted ratio from Item (4) above), and (iii) EBITDA is $                          , which is not less than the permitted amount of $                             (insert permitted amount from Item (5) above).

(12)  See § 8.2.3 of the Agreement.

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(C)                               [INSERT AS APPLICABLE: Since the consideration paid by the Loan Parties for the                            Permitted Acquisition exceeded $50,000,000, the Borrower has previously delivered (i) to each Administrative Agent and each Lender, a compliance certificate demonstrating such pro-forma compliance as set forth in Item (B) above (such certificate in form and substance reasonably acceptable to each Administrative Agent) prior to consummating such Permitted Acquisition as required pursuant to Section 8.2.3(3)(iv) of the Agreement, and (ii) to each Administrative Agent, all deliveries required pursuant to Section 8.2.3(3)(v) of the Agreement at least five (5) Business Days prior to the consummating such Permitted Acquisition.]

(D)                               The aggregate consideration paid by the Loan Parties for all Permitted Acquisitions during the period ending as of the Report Date (each Permitted Acquisition being listed on the attached schedule, showing the name and nature of the acquired Person or business, amount of the consideration paid, the Person making acquiring such Person or business, and the other Person(s) party to the Permitted Acquisition), plus  all Investments in Permitted Joint Ventures during such period, total $                            , which amount does not exceed the following applicable amount, as set forth in Section 8.2.3(3)(iii) of the Agreement:

[INSERT AS APPLICABLE:]

$200,000,000

[OR]

$                          , which amount is the sum of $200,000,000 plus $                       which was used to fund such Permitted Acquisitions and Investments in such Permitted Joint Ventures, and which amount is the lesser of (1) $                        , the amount of net proceeds from any sale of assets permitted in Section 8.2.4(v) of the Agreement during such period, or (2) $300,000,000.

2.                                      [INSERT FOR REPORTING DATES AFTER THE COMPLIANCE CERTIFICATE DELIVERY DATE (THIRD QUARTER, 2014):]

(A)                               After giving effect to each Permitted Acquisition during the period ending as of the Report Date, the sum of cash on hand equals $                                  , and the amount of Availability equals $                            , the sum of which is at least the

10

required amount of $500,000,000, as set forth in Section 8.2.3(3)(vi) of the Agreement.

(B)                               On a pro forma basis immediately prior to and after giving effect to each Permitted Acquisition during the period ending as of the Report Date (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition as if such liabilities were incurred as of the first day of the applicable period of determination and including in such computation EBITDA of such acquired Person or business as of the first day of the period of determination) (i) the Senior Secured Leverage Ratio is        to 1.00, which does not exceed the permitted ratio of        to 1.00 (insert permitted ratio from Item (3) above), and (ii)  the Interest Coverage Ratio is        to 1.00, which is not less than the permitted ratio of        to 1.00 (insert permitted ratio from Item (4) above), and (iii) EBITDA is $                          , which is not less than the permitted amount of $                             (insert permitted amount from Item (5) above), and (iv) the Leverage Ratio is        to 1.00, which does not exceed the permitted ratio of        to 1.00 (insert permitted ratio from Item (2) above).

(C)                               [INSERT AS APPLICABLE: Since the consideration paid by the Loan Parties for the                            Permitted Acquisition exceeded $50,000,000, the Borrower has previously delivered (i) to each Administrative Agent and each Lender, a compliance certificate demonstrating such pro-forma compliance as set forth in Item (B) above (such certificate in form and substance reasonably acceptable to each Administrative Agent) prior to consummating such Permitted Acquisition as required pursuant to Section 8.2.3(3)(iv) of the Agreement, and (ii) to each Administrative Agent, all deliveries required pursuant to Section 8.2.3(3)(v) of the Agreement at least five (5) Business Days prior to the consummating such Permitted Acquisition.]

(7)                                 Investments in Permitted Joint Ventures(13).

1.                                      [INSERT FOR REPORTING DATES DURING THE PERIOD COMMENCING ON THE FIRST AMENDMENT EFFECTIVE DATE UNTIL THE COMPLIANCE CERTIFICATE DELIVERY DATE (THIRD QUARTER, 2014):]

(13)  See § 8.2.6 of the Agreement.

11

(A)                               After giving effect to each Investment in a Permitted Joint Venture during the period ending as of the Report Date, the sum of cash on hand equals $                                  , and the amount of Availability equals $                            , the sum of which is at least the required amount of $500,000,000, as set forth in Section 8.2.6(1)(G) of the Agreement.

(B)                               On a pro forma basis after giving effect to each Investment in a Permitted Joint Venture during the period ending as of the Report Date (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Investment as if such liabilities were incurred as of the first day of the applicable period of determination and, if the Permitted Joint Venture in which the Investment is made is a Special Subsidiary, then including in such computation the Appropriate Percentage of EBITDA of such Special Subsidiary as of the first day of the period of determination (with EBITDA of such Special Subsidiary based upon financial statements reasonably acceptable to each Administrative Agent)) (i) the Senior Secured Leverage Ratio is        to 1.00, which does not exceed the permitted ratio of        to 1.00 (insert permitted ratio from Item (3) above), and (ii)  the Interest Coverage Ratio is        to 1.00, which is not less than the permitted ratio of        to 1.00 (insert permitted ratio from Item (4) above), and (iii) EBITDA is $                          , which is not less than the permitted amount of $                             (insert permitted amount from Item (5) above).

(C)                               [INSERT AS APPLICABLE: Since the Investment in the                          Permitted Joint Venture exceeded $50,000,000, the Borrower has previously delivered (i) to each Administrative Agent and each Lender, a compliance certificate demonstrating such pro-forma compliance as set forth in Item (B) above (such certificate in form and substance reasonably acceptable to each Administrative Agent) prior to making such Investment as required pursuant to Section 8.2.6(1)(F) of the Agreement, and (ii)  to each Administrative Agent, all deliveries required pursuant to Section 8.2.6(1)(E) of the Agreement at least five (5) Business Days prior to the making of such Investment.]

(D)                               The aggregate consideration paid by the Loan Parties for all Investments in Permitted Joint Ventures during the period ending as of the Report Date (each such Investment being listed on the attached schedule, showing the name and nature of the Permitted Joint Venture, amount of the Investment, the Person making such Investment, and the other Person(s) party to the Permitted Joint Venture), plus all Permitted Acquisitions during such period, total

12

$                            , which amount does not exceed the following applicable amount, as set forth in Section 8.2.6(1)(D) of the Agreement:

[INSERT AS APPLICABLE:]

$200,000,000

[OR]

$                          , which amount is the sum of $200,000,000 plus $                       which was used to fund Investments in such Permitted Joint Ventures and Permitted Acquisitions, and which amount is the lesser of (1) $                              , the amount of net proceeds from any sale of assets permitted in Section 8.2.4(v) of the Agreement during such period, or (2) $300,000,000).

2.                                      [INSERT FOR REPORTING DATES AFTER THE COMPLIANCE CERTIFICATE DELIVERY DATE (THIRD QUARTER, 2014):]

(A)                               After giving effect to each Investment in a Permitted Joint Venture during the period ending as of the Report Date, the sum of cash on hand equals $                                  , and the amount of Availability equals $                            , the sum of which is at least the required amount of $500,000,000, as set forth in Section 8.2.6(1)(G) of the Agreement.

(B)                               On a pro forma basis after giving effect to each Investment in a Permitted Joint Venture during the period ending as of the Report Date (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Investment as if such liabilities were incurred as of the first day of the applicable period of determination and, if the Permitted Joint Venture in which the Investment is made is a Special Subsidiary, then including in such computation the Appropriate Percentage of EBITDA of such Special Subsidiary as of the first day of the period of determination (with EBITDA of such Special Subsidiary based upon financial statements reasonably acceptable to each Administrative Agent)) (i) the Senior Secured Leverage Ratio is        to 1.00, which does not exceed the permitted ratio of        to 1.00 (insert permitted ratio from Item (3) above), and (ii)  the Interest Coverage Ratio is        to 1.00, which is not less than the permitted ratio of        to 1.00 (insert permitted ratio from Item (4) above), (iii) EBITDA is $                          , which is not less than the permitted amount of $                             (insert permitted amount from Item (5) above), and

13

(iv) the Leverage Ratio is        to 1.00, which does not exceed the permitted ratio of        to 1.00 (insert permitted ratio from Item (2) above).

(C)                               [INSERT AS APPLICABLE: Since the Investment in the                          Permitted Joint Venture exceeded $50,000,000, the Borrower has previously delivered (i) to each Administrative Agent and each Lender, a compliance certificate demonstrating such pro-forma compliance as set forth in Item (B) above (such certificate in form and substance reasonably acceptable to each Administrative Agent) prior to making such Investment as required pursuant to Section 8.2.6(1)(F) of the Agreement, and (ii)  to each Administrative Agent, all deliveries required pursuant to Section 8.2.6(1)(E) of the Agreement at least five (5) Business Days prior to the making of such Investment.]

(8)                                 Permitted Investments in Arch Western Group(14).  (a) The Borrower’s aggregate Investments in the Arch Western Group as of the Report Date total $                                , which amount does not exceed the permitted amount of $100,000,000 as set forth in Section 8.2.14(v) of the Agreement and (b) the Borrower’s aggregate Investments in the form of loans from any of the Loan Parties to any Person within the Arch Western Group as of the Report Date total $                            , which amount does not exceed the permitted amount of $675,000,000, to redeem, retire, repay or repurchase the AWR Senior Notes.

(9)           Limitation on Other Investments(15).

1.                                      [INSERT FOR REPORTING DATES DURING THE PERIOD COMMENCING ON THE FIRST AMENDMENT EFFECTIVE DATE UNTIL THE COMPLIANCE CERTIFICATE DELIVERY DATE (THIRD QUARTER, 2014):]

(A)                               The aggregate amount of Investments in connection with or related to the operations of the Borrower and its Subsidiaries, other than Investments permitted by items (i) through (vii), and (ix) through (xvi) of Section 8.2.14 of the Agreement, as of the Report Date is $                    , which does not exceed the permitted amount of $80,000,000 in any fiscal year of the Borrower, as set forth in item (viii) of Section 8.2.14 of the Agreement.

(14)  See § 8.2.14 of the Agreement.

(15)  See § 8.2.14 of the Agreement.

14

(B)                               The aggregate amount of Investments by the Borrower and the Guarantors in Foreign Subsidiaries is $                              , which amount, when combined with the aggregate amount of Indebtedness permitted pursuant to Section 8.2.1(xviii) of the Agreement (as set forth in Item (10)(B) hereof), does not exceed the permitted amount of $50,000,000 at any time, as set forth in item (xxi) of Section 8.2.14 of the Agreement.

2.                                      [INSERT FOR REPORTING DATES AFTER THE COMPLIANCE CERTIFICATE DELIVERY DATE (THIRD QUARTER, 2014):]

(A)                               The aggregate amount of Investments in connection with or related to the operations of the Borrower and its Subsidiaries, other than Investments permitted by items (i) through (vii), and (ix) through (xvi) of Section 8.2.14 of the Agreement, as of the Report Date is $                    , which does not exceed the permitted amount of $150,000,000 in any fiscal year of the Borrower (or, if greater, $                        , which amount equals 1.5% of total assets in the aggregate in such fiscal year), as set forth in item (viii) of Section 8.2.14 of the Agreement.

(B)                               The aggregate amount of Investments by the Borrower and the Guarantors in Foreign Subsidiaries is $                              , which amount, when combined with the aggregate amount of Indebtedness permitted pursuant to Section 8.2.1(xviii) of the Agreement (as set forth in Item (10)(B) hereof), does not exceed the permitted amount of $75,000,000 at any time, as set forth in item (xxi) of Section 8.2.14 of the Agreement:

(10)                          Limitations on Indebtedness(16).

1.                                      [INSERT FOR REPORTING DATES DURING THE PERIOD COMMENCING ON THE FIRST AMENDMENT EFFECTIVE DATE UNTIL THE COMPLIANCE CERTIFICATE DELIVERY DATE (THIRD QUARTER, 2014):]

(A)                               As of the Report Date, the aggregate amount of Indebtedness incurred by the Borrower and its Subsidiaries in respect of capital leases and secured by Purchase Money Security Interests totals $                    , which amount does not exceed the

(16)  See § 8.2.1 of the Agreement.

15

permitted amount, at any time outstanding, of $125,000,000, as set forth in item (x) of Section 8.2.1 of the Agreement.

(B)                               As of the Report Date, the aggregate amount of Indebtedness of Non-Guarantor Subsidiaries is $                          , which amount, when combined with the aggregate amount of Investments permitted under Section 8.2.14(xxi) of the Agreement (as set forth in Item (9)(B) hereof), does not exceed the permitted amount of $50,000,000 at any one time, as set forth in item (xviii) of Section 8.2.1 of the Agreement.

2.                                      [INSERT AFTER COMPLIANCE CERTIFICATE DELIVERY DATE (THIRD QUARTER 2014:]

(A)                               As of the Report Date, the aggregate amount of Indebtedness incurred by the Borrower and its Subsidiaries in respect of capital leases and secured by Purchase Money Security Interests totals $                    , which amount does not exceed the permitted amount, at any time outstanding, of $250,000,000, as set forth in item (x) of Section 8.2.1 of the Agreement.

(B)                               As of the Report Date, the aggregate amount of Indebtedness of Non-Guarantor Subsidiaries is $                          , which amount, when combined with the aggregate amount of Investments permitted under Section 8.2.14(xxi) of the Agreement (as set forth in Item (9)(B) hereof), does not exceed the permitted amount of $75,000,000 at any one time, as set forth in item (xviii) of Section 8.2.1 of the Agreement.

(11)                          Permitted Dispositions, Etc.(17).

1.                                      [INSERT FOR REPORTING DATES DURING THE PERIOD COMMENCING ON THE FIRST AMENDMENT EFFECTIVE DATE UNTIL THE COMPLIANCE CERTIFICATE DELIVERY DATE (THIRD QUARTER, 2014):]

(A)                               The total consideration received in connection with the sale, transfer and/or lease of assets during the period ending as of the Report Date was entirely paid in cash in the amount of $                                  , which amount plus all consideration received for all sales, transfers and/or leases of assets in the aggregate for all periods prior to the period ending as of the Report Date total $                            ,

(17)  See § 8.2.4 of the Agreement.

16

which total amount is not greater than $1,000,000,000, as set forth in Section 8.2.4(v) of the Agreement.

(B)                               On a pro forma basis immediately prior to and after giving effect to each sale, transfer and/or lease of assets during the period ending as of the Report Date (i) the Senior Secured Leverage Ratio is        to 1.00, which does not exceed the permitted ratio of        to 1.00 (insert permitted ratio from Item (3) above), and (ii)  the Interest Coverage Ratio is        to 1.00, which is not less than the permitted ratio of        to 1.00 (insert permitted ratio from Item (4) above), and (iii) EBITDA is $                          , which is not less than the permitted amount of $                             (insert permitted amount from Item (5) above).

(C)                               [INSERT AS APPLICABLE: Since the consideration received by the Loan Parties for the                            sale, transfer and/or lease of assets transaction exceeded $50,000,000, the Borrower has previously delivered to each Administrative Agent, a compliance certificate demonstrating such pro-forma compliance as set forth in Item (B) above (such certificate in form and substance reasonably acceptable to each Administrative Agent) prior to consummating such sale, transfer and/or lease of assets as required pursuant to Section 8.2.4(v) of the Agreement.  Since the Net Cash Proceeds received by the Loan Parties for the                            sale, transfer and/or lease of assets transaction were $                            , which amount exceeds $500,000,000, the Borrower has previously applied such excess Net Cash Proceeds as a mandatory prepayment of Loans and reductions of the Revolving Credit Commitments as required pursuant to Section 8.2.4(v) of the Agreement.]

2.                                      [INSERT FOR REPORTING DATES AFTER THE COMPLIANCE CERTIFICATE DELIVERY DATE (THIRD QUARTER, 2014):]

(A)                               The total consideration received in connection with the sale, transfer and/or lease of assets during the period ending as of the Report Date was entirely paid in cash in the amount of $                                  , which amount plus all consideration received for all sales, transfers and/or leases of assets in the aggregate for all periods prior to the period ending as of the Report Date total $                            , which total amount is not greater than $1,000,000,000, as set forth in Section 8.2.4(v) of the Agreement.

(B)                               On a pro forma basis immediately prior to and after giving effect to each sale, transfer and/or lease of assets during the period ending as of the Report Date (i)

17

the Senior Secured Leverage Ratio is        to 1.00, which does not exceed the permitted ratio of        to 1.00 (insert permitted ratio from Item (3) above), and (ii)  the Interest Coverage Ratio is        to 1.00, which is not less than the permitted ratio of        to 1.00 (insert permitted ratio from Item (4) above), and (iii) EBITDA is $                          , which is not less than the permitted amount of $                             (insert permitted amount from Item (5) above), and (iv) the Leverage Ratio is        to 1.00, which does not exceed the permitted ratio of        to 1.00 (insert permitted ratio from Item (2) above).

(C)                               [INSERT AS APPLICABLE: Since the consideration received by the Loan Parties for the                            sale, transfer and/or lease of assets transaction exceeded $50,000,000, the Borrower has previously delivered to each Administrative Agent (i) a compliance certificate demonstrating such pro-forma compliance as set forth in Item (B) above (such certificate in form and substance reasonably acceptable to each Administrative Agent) prior to consummating such sale, transfer and/or lease of assets as required pursuant to Section 8.2.4(v) of the Agreement, and (ii) a Replacement Sales Certificate required pursuant to Section 8.2.4(iii) of the Agreement.]

(12)                          Restricted Payments.(18)

1.                                      [INSERT AS APPLICABLE FOR REPORTING DATES DURING THE PERIOD COMMENCING ON THE FIRST AMENDMENT EFFECTIVE DATE UNTIL THE COMPLIANCE CERTIFICATE DELIVERY DATE (THIRD QUARTER, 2014):]

(A)                               The Borrower paid cash dividends on its common stock during the fiscal year ending as of the Report Date in the total amount of $                              , which amount is not in not greater than $30,000,000, as permitted by Section 8.2.9(i) of the Agreement.

(B)                               On the date of declaration thereof and after giving effect to all such cash dividends declared by the Borrower during the fiscal year ending as of the Report Date (i) the Senior Secured Leverage Ratio is          to 1.00, which ratio is 0.25 to 1.00 less than the permitted ratio of        to 1.00 (insert permitted ratio from Item (3) above), and (ii)  the Interest Coverage Ratio is          to 1.00, which ratio is

(18)  See § 8.2.9 of the Agreement

18

0.25 to 1.00 greater than the permitted ratio of        to 1.00 (insert permitted ratio from Item (4) above.

2.                                      [INSERT AS APPLICABLE FOR REPORTING DATES AFTER THE COMPLIANCE CERTIFICATE DELIVERY DATE (THIRD QUARTER, 2014):]

(A)                               The Borrower purchased, redeemed, retired and/or otherwise acquired                        [DESCIRBE NUMBER AND CLASSES OF CAPITAL STOCK] of the Borrower, as permitted by Section 8.2.9(ii) of the Agreement.

(B)                               On the date of thereof and after giving effect to all such purchases, redemptions, retirement and/or other acquisitions of such capital stock of the Borrower during the fiscal year ending as of the Report Date (i) ) the Leverage Ratio is          to 1.00, which ratio is  0.25 to 1.00 less than the permitted ratio of        to 1.00 (insert permitted ratio from Item (2) above), (ii)  the Senior Secured Leverage Ratio is         to 1.00, which ratio is 0.25 to 1.00 less than the permitted ratio of        to 1.00 (insert permitted ratio from Item (3) above), and (iii)  the Interest Coverage Ratio is          to 1.00, which ratio is 0.25 to 1.00 greater than the permitted ratio of        to 1.00 (insert permitted ratio from Item (4) above.

(13)                          [INSERT AS APPLICABLE:  Permitted Distributions, Etc. by Arch Western.(19)  Arch Western (a) made distributions to the ARCO Member during the fiscal year ending as of the Report Date in the total amount of $                        , which amount is equal to the Hypothetical Income Tax Amount (as defined in the Arch Western LLC Agreement) pursuant to Section 4.3 of the Arch Western LLC Agreement, as permitted by Section 8.2.9(iv) of the Agreement, and (b) paid dividends in respect of preferred equity interests held by the ARCO Member during the fiscal year ending as of the Report Date in the total amount of $                    , which amount does not to exceed $1,000,000, as permitted by Section 8.2.9(iv) of the Agreement.]

(14)                          Covenants, Conditions, Representations, Warranties, Event of Default or Potential Default.  As of the date hereof, the Loan Parties have performed and complied with all covenants and conditions of the Agreement; all of the representations and warranties of the Borrower contained in Section 6 of the Agreement and in the other Loan Documents are true on and as of the date hereof with the same effect

(19)   See § 8.2.9 of the Agreement

19

as though such representations and warranties had been made on and as of the date hereof (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); and no Event of Default or Potential Default exists and is continuing.

(15)                          Subsidiary Listing.  Attached hereto is a list of each Significant Subsidiary, each Excluded Subsidiary, each Bonding Subsidiary, each Securitization Subsidiary, each Inactive Subsidiary, each Subsidiary of Arch Western, and each Special Subsidiary, other than those set forth on Schedule 6.1.2 of the Agreement.

(16)                          Significant Subsidiary Joined the Loan Documents.  Each Significant Subsidiary has joined the Loan Documents in accordance with the requirements of Section 11.15 of the Agreement.

[INSERT AS APPLICABLE:

(17)                          Schedule 6.1.2 Updates.  Attached hereto is an update to Schedule 6.1.2 of the Agreement to indicate the acquisitions, dispositions and transfers of owned and leased real property of each Loan Party and each Subsidiary of a Loan Party which acquisitions, dispositions and transfers were permitted by the Agreement.]

[SIGNATURE PAGE FOLLOWS]

20

[SIGNATURE PAGE TO QUARTERLY COMPLIANCE CERTIFICATE]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this            day of                         , 201    .

ARCH COAL, INC.

By:

Name:
	Title:	[Chief Executive Officer/ President/Treasurer/Chief Financial Officer]